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TABLE OF CONTENTS 4

Exhibit 99(a)-(1)

E-House (China) Holdings Limited

            , 2016

Shareholders of E-House (China) Holdings Limited

Re: Notice of Extraordinary General Meeting of Shareholders

Dear Shareholder:

        You are cordially invited to attend an extraordinary general meeting of shareholders of E-House (China) Holdings Limited (the "Company") to be held on            , 2016 at 10:00 a.m. (Beijing Time). The meeting will be held at            . The attached notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be considered and voted on at the extraordinary general meeting, including at any adjournment thereof.

        On April 15, 2016, the Company entered into an agreement and plan of merger (the "Merger Agreement") with E-House Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Parent") and E-House Merger Sub Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger") and cease to exist, with the Company continuing as the surviving company (the "Surviving Company") and becoming a wholly-owned subsidiary of Parent. At the extraordinary general meeting you will be asked to consider and vote upon a proposal to authorize and approve the Merger Agreement, the Plan of Merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the Merger (the "Plan of Merger"), and the transactions contemplated by the Merger Agreement (the "Transactions"), including the Merger. Copies of the Merger Agreement and the Plan of Merger are attached as Annex A to the accompanying proxy statement.

        Each of Parent and Merger Sub is a Cayman Islands exempted company formed solely for purposes of the Merger. Parent, at the effective time of the Merger, will be beneficially owned by (i) Mr. Xin Zhou, the co-chairman of the board of directors of the Company (the "Board") and chief executive officer of the Company ("Mr. Zhou"), together with Kanrich Holdings Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands, On Chance, Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands, and Jun Heng Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands, each controlled by Mr. Zhou, (ii) Mr. Neil Nanpeng Shen, a member of the Board ("Mr. Shen"), together with Smart Create Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands and Smart Master International Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands, each controlled by Mr. Shen, and (iii) SINA Corporation ("SINA," and together with Mr. Zhou, Kanrich Holdings Limited, On Chance, Inc., Jun Heng Investment Limited, Mr. Shen, Smart Create Group Limited and Smart Master International Limited, the "Rollover Shareholders," and together with Parent and Merger Sub, the "Buyer Group").

        As of the date of this proxy statement, the Buyer Group collectively beneficially owns, in the aggregate, 44.9% of the total issued and outstanding ordinary shares of the Company, par value $0.001 per share (each, a "Share"), including Shares represented by American depositary shares (the "ADSs"), each of which represents one Share (collectively, the "Rollover Shares"). If the Merger is completed, the Company will continue its operations as a privately held company and will be beneficially owned by the Buyer Group and, as a result of the Merger, the ADSs will no longer be listed on The New York Stock Exchange (the "NYSE") and the American depositary shares program for the ADSs will terminate.

        If the Merger is completed, at the effective time of the Merger (the "Effective Time"), each Share (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective

Time, other than (i) the Shares (including ADSs corresponding to such Shares) and Company Share Awards (as defined herein) beneficially owned by the Buyer Group, (ii) Shares held by the Company or any of its subsidiaries, (iii) Shares (including ADSs corresponding to such Shares) held by the ADS depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan (as defined herein) and (iv) Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Islands Companies Law (the "Dissenting Shares") (Shares described under (i) through (iv) above are collectively referred to herein as the "Excluded Shares"), shall be cancelled in exchange for the right to receive $6.85 in cash per Share without interest and net of any applicable withholding taxes or $6.85 per ADS without interest and net of any applicable withholding taxes (less up to $0.05 per ADS cancellation fees pursuant to the terms and conditions of the deposit agreement, dated May 14, 2012, by and among the Company, JPMorgan Chase Bank, N.A., (the "ADS depositary") and the holders and beneficial owners from time to time of ADSs issued thereunder, as may be amended from time to time (the "Deposit Agreement")). The Excluded Shares (other than the Dissenting Shares) will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the Cayman Islands Companies Law.

        In addition, at the Effective Time, the Company will terminate the 2008 Share Incentive Plan of the Company and all amendments and modifications thereto (the "Share Incentive Plan"), terminate all relevant award agreements applicable to the Share Incentive Plan, cancel all options to purchase Shares or ADSs (the "Company Options") and all restricted Shares (the "Company Restricted Shares", and together with the Company Options, the "Company Share Awards") granted under the Share Incentive Plan that are then outstanding and unexercised, whether or not vested or exercisable.

        Each former holder of a Company Option (other than a former holder of any Company Options that are Excluded Shares), whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of $6.85 over the exercise price of such Company Option and (ii) the number of Shares underlying such Company Option; provided that if the Exercise Price of any such Company Option is equal to or greater than $6.85, such Company Option shall be cancelled without any payment therefor.

        Each former holder of a Company Restricted Share (other than a former holder of any Company Restricted Shares that are Excluded Shares) that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) $6.85 and (ii) the number of Company Restricted Shares held by such former holder.

        At the Effective Time, each Company Option and each Company Restricted Share that is an Excluded Share (whether vested or unvested) will be cancelled for no consideration.

        If the Merger is completed, each holder of the Company's 2018 convertible notes (the "Notes") will have the option to require the Surviving Company to repurchase such holder's Notes for a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, through but excluding, the applicable fundamental change repurchase date as defined under the indenture agreement. Furthermore, after the Effective Time but prior to and including the second business day prior to the fundamental change repurchase date, each holder of the Notes will be entitled, subject to the terms and conditions of the indenture agreement, to convert such holder's Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (i) the per ADS merger consideration and (ii) the increased conversion rate as determined pursuant to the indenture agreement; provided that such holder of the Notes has not delivered or has validly withdrawn a notice to require the Surviving Company to repurchase such holder's Notes. After the second business day prior to the applicable fundamental change repurchase date, each holder of the Notes, to the extent such holder has not exercised its right to require the Surviving Company to repurchase such holder's Notes, will be entitled to convert such Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (i) the per ADS merger consideration and (ii) the conversion rate as defined in the indenture agreement.

        The Buyer Group intends to fund the merger consideration through a combination of (i) the proceeds from a committed term facility in an amount up to $350 million pursuant to an executed debt commitment letter dated April 15, 2016 (the "Debt Commitment Letter") provided by Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch (the "Lender") and (ii) cash contribution provided by Mr. Zhou, Mr. Shen and SINA (collectively, the "Sponsors") pursuant to equity commitment letters dated April 15, 2016 (the "Equity Commitment Letters") issued by the Sponsors. As of the date of this proxy statement, there are no alternative financing arrangements or plans in place to obtain the funds necessary for the consummation of the Merger and the other Transactions.

        The special committee of the Board, consisting of four independent directors, Mr. Jin Li, Mr. Bing Xiang, Mr. Hongchao Zhou and Mr. Jeffrey Zeng (the "Special Committee") reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. On April 14, 2016, the Special Committee unanimously (i) determined that the Merger Agreement and the Plan of Merger are fair to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, (ii) declared it advisable to enter into the Merger Agreement, (iii) recommended that the Board approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (iv) recommended that the Board submit the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a special resolution the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        On April 14, 2016, the Board, after carefully considering all relevant factors, including the unanimous determination and recommendation of the Special Committee, (i) determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, and declared it advisable, to enter into the Merger Agreement and the transaction agreements contemplated by the Merger Agreement, (ii) authorized and approved the execution, delivery and performance of the Merger Agreement and the transaction agreements contemplated by the Merger Agreement and the consummation of the contemplated Transactions, including the Merger, and (iii) resolved to direct that the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        After careful consideration and upon the unanimous recommendation of the Special Committee composed solely of directors unrelated to any of the management members of the Company or any member of the Buyer Group, the Board authorized and approved the Merger Agreement and recommends that you vote FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

        The accompanying proxy statement provides detailed information about the Merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the United States Securities and Exchange Commission (referred to herein as the "SEC"), which are available for free at the SEC's website www.sec.gov.

        Regardless of the number of Shares you own, your vote is very important. In order for the Merger to be completed, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. In considering the recommendation of the Special Committee and the Board, you should be aware that some of the Company's directors or executive officers have interests in the Merger that are different from, or in addition to, the interests of the shareholders generally. As of the date of this proxy statement, the Buyer Group collectively beneficially owns approximately 44.9% of the total issued and outstanding Shares of the Company entitled to vote. Whether or not you plan to attend the extraordinary general meeting, please complete the enclosed proxy card, in accordance with the instructions set forth on your proxy card, as promptly as possible. The deadline to lodge your proxy card is            , 2016 at            (Beijing Time). Each shareholder has one vote for each Share held as of the close of business in the Cayman Islands on            , 2016.

        Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Board has undertaken to demand poll voting at the meeting.

        As the registered holder of the Shares represented by ADSs, the ADS depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions, the form of which is attached as Annex F to the accompanying proxy statement, timely received from holders of ADSs at the close of business in New York City on            , 2016, the ADS record date. The ADS depositary must receive such instructions no later than [12:00 p.m.] (New York City Time) on            , 2016. The ADS depositary has advised us that, pursuant to Section 12 of the American depositary receipt evidencing your ADSs, the form of which was attached to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Accordingly, Shares represented by ADSs, for which voting instructions fail to specify the manner in which the ADS depositary is to vote or no timely voting instructions are received by the ADS depositary, will not be voted. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

        Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become registered in the Company's register of members as the holders of Shares prior to the close of business in the Cayman Islands on            , 2016, the Share record date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS depositary for cancellation before             p.m. (New York City Time) on            , 2016 together with (a) delivery instructions for the corresponding Shares (name and address of the person who will be the registered holder of the Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled pursuant to the terms of the Deposit Agreement), and any applicable taxes, and (c) a certification that the ADS holder either (i) held the ADSs as of the applicable ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not hold the ADSs as of the applicable ADS record date for the extraordinary general meeting and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for the             , the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If, after the registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the Cayman registrar of the Shares, to issue and mail a certificate to your attention. If the Merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the NYSE. The Company's Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the Deposit Agreement.

        Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are held of record by a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the registered holder a proxy issued in your name. If you submit a signed proxy card without indicating how you wish to vote, the Shares represented by your proxy card will be voted FOR the resolution to authorize and approve the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, FOR the resolution to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, and FOR the resolution to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies, in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares in accordance with Section 238 of the Cayman Islands Companies Law if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenter rights, a copy of which is attached as Annex C to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY'S FEES

v

REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE [5:00 P. M.] (NEW YORK CITY TIME) ON            , 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN            , 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations Department, E-House (China) Holdings Limited, at +86(21) 6133-0809 or at ir@ehousechina.com.

        Thank you for your cooperation and continued support.

Sincerely,	Sincerely,
Jin Li Chairman of the Special Committee	Xin Zhou Chairman of the Board

        The accompanying proxy statement is dated            , 2016, and is first being mailed to the Company's shareholders and ADS holders on or about            , 2016.

E-HOUSE (CHINA) HOLDINGS LIMITED
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON            , 2016

Dear Shareholder:

        Notice is hereby given that an extraordinary general meeting of shareholders of E-House (China) Holdings Limited (the "Company") will be held on            , 2016 at              a.m. (Beijing Time) at            .

        Only registered holders of ordinary shares of the Company, par value $0.001 per share, (each, a "Share"), at the close of business in the Cayman Islands on            , 2016 or their proxy holders are entitled to attend or to vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:

  •
  as special resolutions:

        THAT the agreement and Plan of Merger, dated as of April 15, 2016 (the "Merger Agreement"), among the Company, E-House Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Parent") and E-House Merger Sub Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Merger Sub") (such Merger Agreement being in the form attached to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the Plan of Merger between the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the Merger (the "Plan of Merger") (such Plan of Merger being substantially in the form attached to the Merger Agreement and which will be produced and made available for inspection at the extraordinary general meeting), and any and all transactions contemplated by the Merger Agreement (the "Transactions"), including the Merger and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the Merger, a copy of which is attached as Appendix II to the Plan of Merger, be authorized and approved;

        THAT each of the members of the Special Committee (as defined below) be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

  •
  if necessary, as an ordinary resolution:

        THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

        Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. A list of the Company's shareholders will be available at its principal executive offices at 11/F, Qiushi Building, 383 Guangyan Road, Shanghai 200072, People's Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

        If you own American depositary shares, each of which represents one Share (the "ADSs"), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than              a.m. (New York City Time) on            , 2016 in order to vote the underlying Shares at the extraordinary general meeting. Alternatively, you may vote directly at the extraordinary general meeting if you surrender your ADSs to the ADS depositary, pay the ADS depositary's fees required for the cancellation of the ADSs ($0.05 per ADS to be cancelled pursuant to the terms of the ADS deposit agreement) and any applicable taxes, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or alternatively, you will not vote the Shares) before [5:00] p.m. (New York City Time) on            , 2016, and become a registered holder of Shares by the close of business in the Cayman Islands no later than the Share record date. In addition, if you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote at the extraordinary general meeting. The ADS depositary has advised us that, pursuant to Section 12 of the American depositary receipt evidencing your ADSs, the form of which was attached to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Accordingly, Shares represented by ADSs, for which voting instructions fail to specify the manner in which the ADS depositary is to vote or no timely voting instructions are received by the ADS depositary, will not be voted. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

        After careful consideration and upon the unanimous recommendation of the Special Committee of the Board consisting of four independent directors Mr. Jin Li, Mr. Bing Xiang, Mr. Hongchao Zhu and Mr. Jeffrey Zeng (the "Special Committee"), the Board authorized and approved the Merger Agreement and recommends that you vote FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting.

        In order for the Merger to be completed, the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

        As of the date of this proxy statement, the Buyer Group collectively beneficially owns approximately 44.9% of the total issued and outstanding Shares of the Company entitled to vote.

        Regardless of the number of Shares that you own, your vote is very important. Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card, which is attached as Annex F to the accompanying proxy statement, as promptly as possible. To be valid, your proxy card must be completed, signed and returned to the Company's offices at 11/F, Qiushi Building, 383 Guangyan Road, Shanghai 200072, People's Republic of China, attention: Investor Relations Department so that the proxy card is received by the Company no later than            , 2016 at [10:00 a.m.] (Beijing Time) (being not less than forty-eight (48) hours before the time appointed for holding the meeting). The proxy card is the "instrument of proxy" as referred to in the Company's articles of association. Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Board has undertaken to demand poll voting at the meeting. Each holder has one vote for each Share, in each case held as of the close of business in the Cayman Islands on            , 2016. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your

Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card.

        Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the registered holder a proxy issued in your name.

        If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

        When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of the shareholders. If no specific instructions are given by such shareholders, such Shares will be voted FOR the proposals as described above, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares in accordance with Section 238 of the Cayman Islands Companies Law if the Merger is consummated, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenter rights, a copy of which is attached as Annex C to the accompanying proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenter rights with respect to their Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE [5:00 P. M.] (NEW YORK CITY TIME) ON            , 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN             , 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO

DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

        PLEASE DO NOT SEND YOUR SHARE CERTIFICATES OR CERTIFICATES EVIDENCING YOUR ADSs ("ADRs") AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES or ADRs.

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations Department, E-House (China) Holdings Limited, at +86 (21) 6133-0809 or at ir@ehousechina.com.

        The Merger Agreement, the Plan of Merger and the transactions, including the Merger are described in the accompanying proxy statement. A copy of the Merger Agreement and a copy of the Plan of Merger are included as Annex A to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.

        Notes:

          1.     Where there are joint holders of any Share any one of such joint holders may vote, either in person or by proxy, in respect of such Share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

          2.     The instrument appointing a proxy must be in writing under the hand of the appointer or of his attorney duly authorized in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney or other person duly authorized to sign the same.

          3.     A proxy need not be a member (registered shareholder) of the Company.

          4.     The chairman of the extraordinary general meeting may at his or her discretion direct that a proxy card shall be deemed to have been duly deposited where sent by telefax upon receipt of telefax confirmation that the signed original thereof has been sent. A proxy card that is not deposited in the manner permitted shall be invalid.

          5.     Votes given in accordance with the terms of a proxy card shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share or Shares in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer was received by the Company at the Company's offices at 11/F, Qiushi Building, 383 Guangyan Road, Shanghai 200072, People's Republic of China, attention: Investor Relations Department, no later

x

    than the commencement of the extraordinary general meeting, or adjourned meeting at which such proxy is used.

BY ORDER OF THE BOARD,
Xin Zhou Chairman of the Board

PROXY STATEMENT
Dated            , 2016

SUMMARY VOTING INSTRUCTIONS

        Ensure that your Shares or ADSs of E-House (China) Holdings Limited can be voted at the extraordinary general meeting by submitting your proxy card or ADS voting instructions card, or by contacting your broker, bank or other nominee.

        If your Shares are registered in the name of a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your Shares are voted at the extraordinary general meeting.

        If your Shares are registered in your name: submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your Shares can be voted at the extraordinary general meeting.

        If you submit your signed proxy card without indicating how you wish to vote, the Shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting.

        If your ADSs are registered in the name of a broker, bank or other nominee:    check the ADS voting instructions card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that the Shares represented by your ADSs are voted at the extraordinary general meeting.

        If your ADSs are registered in your name:    submit your ADS voting instructions card as soon as possible by signing, dating and returning the enclosed ADS voting instructions card in the enclosed postage-paid envelope, so that the Shares represented by your ADSs can be voted at the extraordinary general meeting on behalf of the ADS depositary, as the registered holder of the Shares represented by your ADSs.

        If you submit your ADS voting instructions card without indicating how you wish to vote, the Shares represented by your ADSs will be voted in favor of the resolutions to be proposed at the extraordinary general meeting.

        If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact Investor Relations Department, E-House (China) Holdings Limited, at +86 (21) 6133-0809 or at ir@ehousechina.com.

SUMMARY TERM SHEET

        This "Summary Term Sheet," together with the "Questions and Answers about the Extraordinary General Meeting and the Merger," highlights selected information contained in this proxy statement regarding the Merger and may not contain all of the information that may be important to your consideration of the Merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in "Where You Can Find More Information" beginning on page [131]. In this proxy statement, the terms "we," "us," "our," and the "Company" refer to E-House (China) Holdings Limited and its subsidiaries. All references to "dollars", "US$" and "$" in this proxy statement are to U.S. dollars and all references to "RMB" in this proxy statement are to Renminbi, the lawful currency of the People's Republic of China ("PRC" or "China").

The Parties Involved in the Merger

  The Company

        The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands and China's leading real estate services company with a nationwide network covering more than 260 cities. The Company offers a wide range of services to the real estate industry, including real estate online services through our 70%-owned subsidiary, Leju Holdings Limited (NYSE: LEJU) ("Leju"), primary sales agency, secondary brokerage, information and consulting, offline advertising and promotion, real estate investment management and financial services, and mobile community value-added services.

        Our principal executive offices are located at11/F, Qiushi Building, 383 Guangyan Road, Shanghai 200072, People's Republic of China.The Company's telephone number at this address is +86 21 6133 0808 and fax number is +86 21 6133 0707.

        For a description of the Company's history, development, business and organizational structure, see the Company's Annual Report on Form 20-F for the year ended December 31, 2015 filed on April 22, 2016, which is incorporated herein by reference. Please see "Where You Can Find More Information" beginning on page [131] for a description of how to obtain a copy of the Company's Annual Report.

  Parent

        E-House Holdings Ltd. ("Parent") is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Parent was formed solely for the purpose of entering into the Merger Agreement and the related financing agreements and consummating the transactions contemplated by such agreements. The business address of Parent is located at the offices of International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, and its telephone number is +86 21 6133 0707.

  Merger Sub

        E-House Merger Sub Ltd. ("Merger Sub") is an exempted company with limited liability under the laws of the Cayman Islands. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by such agreements. The business address of Merger Sub is located at the offices of International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, and its telephone number is +86 21 6133 0707.

  Mr. Xin Zhou

        Mr. Xin Zhou ("Mr. Zhou") is one of the Company's co-founders and is the co-chairman of the the board of directors of the Company (the "Board"). Mr. Zhou served as the Company's chief executive officer from 2003 to 2009, and has been serving as the Company's chief executive officer again since April 2012. Mr. Zhou is a permanent resident of the People's Republic of China. The business address of Mr. Zhou is c/o 11/F Qiushi Building, No. 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China.

  Kanrich Holdings Limited

        Kanrich Holdings Limited is a business company with limited liability incorporated under the laws of the British Virgin Islands and is controlled by Mr. Zhou. The business address of Kanrich Holdings Limited is c/o 11/F Qiushi Building, No. 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China.

  On Chance Inc.

        On Chance Inc. is a business company with limited liability incorporated under the laws of the British Virgin Islands and is controlled by Mr. Zhou. The business address of On Chance Inc. is c/o 11/F Qiushi Building, No. 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China.

  Jun Heng Investment Limited

        Jun Heng Investment Limited is a business company with limited liability incorporated under the laws of the British Virgin Islands and is controlled by Mr. Zhou. The business address of Jun Heng Investment Limited is c/o 11/F Qiushi Building, No. 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China.

  Mr. Neil Nanpeng Shen

        Mr. Neil Nanpeng Shen ("Mr. Shen") is a member of the Board. Mr. Shen has been a director of the Company since January 2005 and an independent director March 2012. Mr. Shen is a permanent resident of the Hong Kong Special Administrative Region. The business address of Mr. Shen is c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong.

  Smart Create Group Limited

        Smart Create Group Limited is a business company with limited liability incorporated under the laws of the British Virgin Islands and is controlled by Mr. Shen. The business address of Smart Create Group Limited is c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong.

  Smart Master International Limited

        Smart Master International Limited is a business company with limited liability incorporated under the laws of the British Virgin Islands and is controlled by Mr. Shen. The business address of Smart Master International Limited is c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong.

  SINA Corporation

        SINA Corporation ("SINA") is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The business address of SINA is 20/F Ideal International Plaza, No. 58 North 4th Ring Road West, Haidian District, Beijing, People's Republic of China.

The Merger

        You are being asked to vote to authorize and approve the Agreement and Plan of Merger, dated as of April 15, 2016 (the "Merger Agreement"), among the Company, Parent and Merger Sub, the Plan of Merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form attached as Exhibit A to the Merger Agreement (the "Plan of Merger"), and the transactions contemplated in the Merger Agreement, including the merger (the "Merger"). Once the Merger Agreement and Plan of Merger are authorized and approved by the requisite vote of the shareholders of the Company and the other conditions to the consummation of the Transactions are satisfied or waived in accordance with the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company of the Merger ("Surviving Company") under the laws of the Cayman Islands as a wholly-owned subsidiary of Parent. The Company, as the Surviving Company, will continue to do business under the name "E-House (China) Holdings Limited" following the Merger. If the Merger is completed, the Company will cease to be a publicly traded company. Copies of the Merger Agreement and the Plan of Merger are attached as Annex A to this proxy statement. You should read the Merger Agreement and the Plan of Merger in their entirety because they, and not this proxy statement, are the legal documents that govern the Merger.

Merger Consideration (Page [101])

        Under the terms of the Merger Agreement, if the Merger is completed, at the effective time of the Merger (the "Effective Time"), each Share (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time, other than (i) the Shares (including ADSs corresponding to such Shares) and Company Share Awards (as defined herein) beneficially owned by the Buyer Group, (ii) Shares held by the Company or any of its subsidiaries, (iii) Shares (including ADSs corresponding to such Shares) held by the ADS depositary (as defined herein) and reserved for issuance and allocation pursuant to the Share Incentive Plan (as defined herein), and (iv) Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Islands Companies Law (the "Dissenting Shares") (Shares described under (i) through (iv) above are collectively referred to herein as the "Excluded Shares"), shall be cancelled in exchange for the right to receive $6.85 in cash per Share without interest and net of any applicable withholding taxes or $6.85 per ADS without interest and net of any applicable withholding taxes (less up to $0.05 per ADS cancellation fees pursuant to the terms and conditions of the deposit agreement, dated May 14, 2012, by and among the Company, JPMorgan Chase Bank, N.A., (the "ADS depositary") and the holders and beneficial owners from time to time of ADSs issued thereunder, as may be amended from time to time (the "Deposit Agreement")). The Excluded Shares (other than the Dissenting Shares) will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the Cayman Islands Companies Law. Please see "Dissenter Rights" beginning on page [119] for additional information.

Treatment of Company Options and Company Restricted Shares (Page [102])

        At the Effective Time, the Company will terminate the 2008 Share Incentive Plan of the Company and all amendments and modifications thereto (the "Share Incentive Plan"), terminate all relevant award agreements applicable to the Share Incentive Plan, cancel all options to purchase Shares or ADSs (the "Company Options") and all restricted Shares (the "Company Restricted Shares", and together with the Company Options, the "Company Share Awards") granted under the Share Incentive Plan that are then outstanding and unexercised, whether or not vested or exercisable.

        Each former holder of a Company Option (other than a former holder of any Company Options that are Excluded Shares), whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of $6.85 over the exercise price of such Company Option and (ii) the number of Shares underlying such

Company Option; provided that if the Exercise Price of any such Company Option is equal to or greater than $6.85, such Company Option shall be cancelled without any payment therefor.

        Each former holder of a Company Restricted Share (other than a former holder of any Company Restricted Shares that are Excluded Shares) that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) $6.85 and (ii) the number of Company Restricted Shares held by such former holder.

        At the Effective Time, each Company Option and each Company Restricted Share that is an Excluded Share (whether vested or unvested) will be cancelled for no consideration.

Treatment of Notes (Page [102])

        If the Merger is completed, each holder of the Company's 2018 convertible notes (the "Notes") will have the option to require the Surviving Company to repurchase such holder's Notes for a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, through but excluding, the applicable fundamental change repurchase date as defined under the indenture agreement.

        Furthermore, after the Effective Time but prior to and including the second business day prior to the fundamental change repurchase date, each holder of the Notes will be entitled, subject to the terms and conditions of the indenture agreement, to convert such holder's Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (a) the per ADS merger consideration and (b) the increased conversion rate as determined pursuant to the indenture agreement; provided that such holder of the Notes has not delivered or has validly withdrawn a notice to require the Surviving Company to repurchase such holder's Notes. After the second business day prior to the applicable fundamental change repurchase date, each holder of the Notes, to the extent such holder has not exercised its right to require the Surviving Company to repurchase such holder's Notes, will be entitled to convert such Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (i) the per ADS merger consideration and (ii) the conversion rate as defined in the indenture agreement.

Rollover Agreement (Page [81])

        Concurrently with the execution and delivery of the Merger Agreement, the Rollover Shareholders entered into a rollover agreement (the "Rollover Agreement") dated April 15, 2016 with Parent. Pursuant to the Rollover Agreement, at the closing of the Merger (the "Closing"), the Shares, including Shares represented by the ADSs (collectively, the "Owned Shares") and the Shares issuable upon vesting and acceleration of the Company Share Awards (as defined in the Merger Agreement) which are beneficially held by each of the Rollover Shareholders (collectively, the "Rollover Shares") will be cancelled for nil consideration. Immediately prior to the Closing, Parent shall issue to each Rollover Shareholder, and such Rollover Shareholder (or, if designated by such Rollover Shareholder in writing, an affiliate of such Rollover Shareholder) shall subscribe for, newly issued ordinary shares of Parent.

        Pursuant to the terms of the Rollover Agreement, each Rollover Shareholder agrees that such Rollover Shareholder shall have no right to any merger consideration in respect of its or his Rollover Shares and no right to any consideration in respect of the cancellation of its or his Company Share Awards of the Merger Agreement.

Voting Agreement (Page [81])

        Concurrently with the execution and delivery of the Merger Agreement, the Rollover Shareholders entered into a voting agreement (the "Voting Agreement") dated April 15, 2016 with Parent. Pursuant to the Voting Agreement, each Rollover Shareholder agrees, to cause its or his representative(s) to appear at the shareholders' meeting or other annual or special meeting of the shareholders or otherwise cause its or his Shares to be counted as present thereat for purposes of determining whether a quorum is present and vote or cause to be voted all of the Shares of such Rollover Shareholder (i) for the authorization and approval of the Merger Agreement and the transactions contemplated thereby and any other matter necessary to effect the transactions contemplated by the Merger Agreement, (ii) against any competing transaction or any other transaction, proposal, agreement or action made in opposition to approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Rollover Shareholder contained in the Voting Agreement, and (iv) in favor of any adjournment or postponement of the shareholders' meeting as may be reasonably requested by Parent.

Record Date and Voting (Page [96])

        You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name in the Company's register of members at the close of business in the Cayman Islands on            , 2016, the Share record date for voting at the extraordinary general meeting. If you own ADSs as of the close of business in New York City on            , 2016, the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than             (New York City Time) on            , 2016 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting by cancelling your ADSs (and certifying you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before [5:00 p.m.] (New York City Time) on            , 2016 and becoming a registered holder of Shares prior to the close of business in the Cayman Islands not later than            , 2016, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote for each Share on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 144,069,568 Shares issued and outstanding and entitled to vote at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is            , 2016 at            (Beijing Time). Please see "Summary Term Sheet—Voting Information" below.

Shareholder Vote Required to Authorize and Approve the Merger Agreement and Plan of Merger (Page [97])

        In order for the Merger to be completed, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, must be authorized and approved by the affirmative vote of holders of Shares representing at least two-thirds of the voting rights of the Shares present and voting in person or by proxy as a single class at an extraordinary general meeting of shareholders (the "Requisite Company Vote") in accordance with Section 233(6) of the CICL.

        As of the date of this proxy statement, the Buyer Group collectively beneficially own approximately 44.9% of the total issued and outstanding Shares of the Company entitled to vote. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page [126] for additional information. Pursuant to the terms of the Voting Agreement, all of Shares beneficially owned by the Buyer Group will be voted in favor of the authorization and approval of the Merger

Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting of shareholders of the Company.

        If your Shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not vote your Shares in the absence of specific instructions from you. These non-voted Shares are referred to as "broker non-votes."

Voting Information (Page [95])

        Before voting your Shares, we encourage you to read this proxy statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the Merger will affect you. To ensure that your Shares can be voted at the extraordinary general meeting even in the event that you are unable to attend, please complete the enclosed proxy card in accordance with the instructions set forth on the proxy card as soon as possible. The deadline for you to lodge your proxy card is            , 2016 at            (Beijing Time). The ADS depositary has advised us that, pursuant to Section 12 of the American depositary receipt evidencing your ADSs, the form of which was attached to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Accordingly, Shares represented by ADSs, for which voting instructions fail to specify the manner in which the ADS depositary is to vote or no timely voting instructions are received by the ADS depositary, will not be voted. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

        If you own ADSs as of the close of business in New York City on            , 2016, the ADSs record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than [10:00 a.m.] (New York City Time) on            , 2016 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs and become a holder of Shares prior to the close of business in the Cayman Islands not later than            , 2016. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before [5:00 p.m.] (New York City Time) on            , 2016 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that you held the ADS as of the ADS record date and you have not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled or have given voting instructions to the ADS depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for the            , the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Dissenter Rights (Page [119])

        Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote on the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the CICL for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE [5:00 P.M.] (NEW YORK CITY TIME) ON            , 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN             , 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NEW YORK STOCK EXCHANGE ("NYSE"). THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

        We encourage you to read the section of this proxy statement entitled "Dissenter Rights" as well as Annex C to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenter rights.

Purposes and Effects of the Merger (Page [71])

        The purpose of the Merger is to enable Parent to acquire 100% control of the Company in a transaction in which the Company's shareholders other than the holders of Excluded Shares will be cashed out in exchange for $6.85 in cash per Share or ADS, so that Parent will bear the rewards and risks of the sole ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company's operations or acquisitions of other businesses. Please see "Special Factors—Buyer Group's Purpose and Reasons for the Merger" beginning on page [70] for additional information.

        ADSs representing Shares of the Company are currently listed on The New York Stock Exchange ("NYSE") under the symbol "EJ." It is expected that, immediately following the completion of the Merger, the Company will cease to be a publicly traded company and will instead become a privately-held company beneficially owned by the Buyer Group. Following the completion of the Merger, the ADSs will cease to be listed on the NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company's application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 registered holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley Act, applicable to public companies. After the completion of the Merger, the Company's shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company. Furthermore, following the completion of the Merger, the ADS program of Shares will terminate. Please see "Special Factors—Effect of the Merger on the Company" beginning on page [71] for additional information.

Plans for the Company after the Merger (Page [76])

        After the Effective Time, the Buyer Group anticipates that the Company's operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent. Please see "Special Factors—Plans for the Company after the Merger" beginning on page [76] for additional information.

Recommendations of the Special Committee and the Board (Page [36])

        The Special Committee unanimously (i) determined that the Merger Agreement and the Plan of Merger are fair to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, (ii) declared it advisable to enter into the Merger Agreement, (iii) recommended that the Board approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (iv) recommended that the Board submit the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a special resolution the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        The Board, acting upon the unanimous recommendation of the Special Committee, (i) determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, and declared it advisable, to enter into the Merger Agreement and the transaction agreements contemplated by the Merger Agreement, (ii) authorized and approved the execution, delivery and performance of the Merger Agreement and the transaction agreements contemplated by the Merger Agreement and the consummation of the contemplated transactions, including the Merger, and (iii) resolved to direct that the authorization and approval of the Merger Agreement, the Plan of Merger and the Merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger.

        ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, FOR THE PROPOSAL TO AUTHORIZE EACH OF THE MEMBERS OF THE SPECIAL COMMITTEE TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO MERGER AGREEMENT,

THE PLAN OF MERGER, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO INSTRUCT THE CHAIRMAN OF THE EXTRAORDINARY GENERAL MEETING TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.

        For a detailed discussion of the material factors considered by the Special Committee and the Board in determining to recommend the approval of the Merger Agreement and the approval of the transactions, including the Merger, and in determining that the Merger is fair to and in the best interest of security holders who are not affiliated to the Company, see "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board" beginning on page [36] and "Special Factors—Effect of the Merger on the Company—Primary Benefits and Detriments of the Merger" beginning on page [73]. The foregoing summary is qualified in its entirety by reference to these sections.

Position of Buyer Group as to the Fairness of the Merger (Page [44])

        Each member of the Buyer Group believes that the Merger is substantively and procedurally fair to the security holders who are not affiliated to the Company. Their belief is based upon the factors discussed under the caption "Special Factors—Position of the Buyer Group as to the Fairness of the Merger" beginning on page [44].

        Each member of the Buyer Group is making the statements included in this paragraph solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each member of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company as to how that shareholder should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

Financing of the Merger (Page [78])

        The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and the related transactions is approximately $            (assuming no exercise of dissenter rights by shareholders of the Company). In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the Merger Agreement. This amount includes (i) the cash to be paid to the Company's security holders who are not affiliated to the Buyer Group, (ii) the related fees and expenses, in connection with the Merger and the other Transactions and (iii) the repayment of part of the $135 million 2.75% convertible senior notes due 2018 issued by the Company.

        The Buyer Group intends to fund the merger consideration through a combination of (i) the proceeds from a committed term facility in an amount up to $350 million pursuant to an executed debt commitment letter dated April 15, 2016 (the "Debt Commitment Letter") provided by Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch (the "Lender") and (ii) cash contribution provided by Mr. Zhou, Mr. Shen and SINA (collectively, the "Sponsors") pursuant to equity commitment letters dated April 15, 2016 (the "Equity Commitment Letters") issued by the Sponsors. As of the date of this proxy statement, there are no alternative financing arrangements or plans in place to obtain the funds necessary for the consummation of the Merger and the other Transactions.

Limited Guarantee (Page [80])

        Concurrently with the execution of the Merger Agreement, Mr. Zhou, Mr. Shen and SINA (collectively, the "Guarantors") entered into a limited guarantee dated April 15, 2016 (the "Limited Guarantee"). Under the Limited Guarantee, the Guarantors have collectively guaranteed in favor of the Company the due and punctual payment and discharge as and when due of its respective percentage as set forth opposite to its name in Annex I to the Limited Guarantee of (i) the payment obligations of Parent with respect to the payment of the Parent termination fee pursuant to Section 8.06(b) of the Merger Agreement, (ii) the reimbursement and interest obligations of Parent pursuant to Section 8.06(c) of the Merger Agreement, and (iii) the indemnification, reimbursement and expense obligations of Parent under Section 6.17 of the Merger Agreement.

Consortium Agreement (Page [82])

        On April 15, 2016, Mr. Zhou, Mr. Shen and SINA (each a "Consortium Member", collectively, the "Consortium Members") entered into a second amended and restated consortium agreement (the "Second Amended Consortium Agreement"), replacing the amended and restated consortium agreement dated November 2, 2015 by and among the Consortium Members, which replaced the consortium agreement dated June 19, 2015 by and among the Consortium Members. Under the Second Amended Consortium Agreement, the Consortium Members have agreed to, among other things, form a consortium to work exclusively with one another to undertake a transaction to acquire the Company which would result in a delisting of the Company from the NYSE and deregistering the Company under the Exchange Act (the "Proposed Transaction"). In addition, the Consortium Members have agreed not to (a) make a competing proposal for the acquisition of control of the Company; or (b) acquire or dispose of any (i) ADSs, (ii) Shares of the Company or (iii) warrants, options or any other securities that are convertible into ADSs or Shares of the Company, other than pursuant to share incentive plans of the Company. Further, the Consortium Members have agreed to incorporate Parent and cause Parent to incorporate a wholly-owned subsidiary of Parent to be merged with and into the Company upon consummation of the Proposed Transaction. Each Consortium Member has agreed to enter into a rollover agreement in customary form pursuant to which such Consortium Member will contribute Shares owned by him/it or his/its affiliates to Parent. Further, the Consortium Members agreed to conduct due diligence with respect to the Company and its business as each Consortium Member deems necessary; engage in discussions with the Company regarding the proposal to the Company's Board of Directors in connection with the Proposed Transaction (the "Proposal"); negotiate in good faith any amendments to the terms of the Proposal, if applicable; negotiate in good faith the terms of the documentation required to implement the Proposed Transaction, including but not limited to a merger agreement, debt financing documents, if any, shareholders' agreement of Parent and certain other agreements that would include provisions in relation to certain special obligations and right of SINA; and if the Proposed Transaction is consummated, be reimbursed by the Surviving Company for certain costs and expenses related to the Proposed Transaction.

Share Ownership of the Company Directors and Officers and Voting Commitments (Page [126])

        As of the Share record date, we expect that the Buyer Group will beneficially own, in the aggregate, approximately 44.9% of the issued and outstanding Shares. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page [126] for additional information.

        Pursuant to the Voting Agreement, the Rollover Shareholders have agreed to vote all of the Shares they beneficially own in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

Opinion of the Special Committee's Financial Advisor (Page [54])

        Pursuant to an engagement letter dated June 25, 2015, the Special Committee retained Duff & Phelps, LLC and Duff & Phelps Securities, LLC (together, "Duff & Phelps") to act as its financial advisor to provide financial advice and related assistance to the Special Committee in connection with the Merger. Duff & Phelps is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and private placements of securities, and other investment banking services.

        On April 14, 2016, at a meeting of the Special Committee to evaluate the Merger, Duff & Phelps rendered its oral opinion to the Special Committee, subsequently confirmed in writing on April 15, 2016, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Duff & Phelps' written opinion, the merger consideration to be paid to the holders of Shares (other than holders of Excluded Shares) and the holders of ADSs (other than holders of ADSs representing Excluded Shares) in the Merger was fair, from a financial point of view, to those holders.

        The full text of Duff & Phelps' written opinion, dated as of April 15, 2016, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The full text of Duff & Phelp's opinion set forth in this proxy statement is incorporated by reference. Shareholders are urged to read the Duff & Phelps opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps in connection with the opinion.

        Duff & Phelps' engagement and opinion were for the benefit of the Special Committee, in its capacity as such, and its opinion was rendered to the Special Committee in connection with its consideration of the Merger. Duff & Phelps' opinion was not intended to and does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the Merger or any matter relating thereto.

        See "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page [54] for additional information.

Interests of the Company's Executive Officers and Directors in the Merger (Page [83])

        In considering the recommendations of the Board with respect to the Merger, the Company's shareholders should be aware that certain of the Company's directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of the Company's shareholders and ADS holders generally. These interests include, among others:

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  the beneficial ownership of equity interests in Parent by Mr. Zhou and Mr. Shen;

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  the potential enhancement or decline of share value of Parent's shares directly or indirectly held by the Mr. Zhou and Mr. Shen as a result of the Merger and future performance of the Surviving Company;

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  cash-out of Company Options and Company Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than Mr. Zhou and Mr. Shen);

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  continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company;

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  the monthly compensation of $15,000 for each member of the Special Committee in exchange for their services in such capacity (or, in the case of the chairman of the Special Committee, monthly compensation of $25,000) (the payment of which is not contingent upon the completion of the Merger or the Special Committee's or the Board's recommendation of the Merger); and

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  the expected continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements, including equity compensation, with the Surviving Company.

        As of the date of this proxy statement, Mr. Zhou and Mr. Shen, being members of the Buyer Group, beneficially own 31,869,925 and 3,498,813 issued and outstanding Shares entitled to vote, respectively. All such Shares beneficially owned by Mr. Zhou and Mr. Shen will be cancelled in the Merger and not be converted into the right to receive the merger consideration at the Effective Time. Instead, Mr. Zhou and Mr. Shen will directly and/or indirectly receive newly issued ordinary shares of Parent.

        As of the date of this proxy statement, the directors and executive officers of the Company (as set forth in "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page [126]), as a group and other than the members of the Buyer Group, beneficially own an aggregate of 2,870,163 Shares. These consist of (i) 965,300 issued and outstanding Shares, (ii) outstanding Company Options to purchase 1,464,852 Shares issued pursuant to the Share Incentive Plan, and (iii) 440,011 Company Restricted Shares. The options to purchase Shares issued pursuant to the Company Share Incentive Plan and held by each of our directors and executive officers have a weighted average exercise price of $5.12 per Share. After the completion of the Merger, the maximum amount of cash payments our directors and executive officers (other than Mr. Zhou and Mr. Shen being members of the Buyer Group) may receive in respect of their Shares, Company Options and Company Restricted Shares is approximately $12,158,131, including approximately $6,612,305 in respect of Shares and approximately $5,545,826 in respect of Company Options and Company Restricted Shares.

        The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page [83] for additional information.

Conditions to the Merger (Page [113])

        The obligations of the Company, Parent, and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

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  the Merger Agreement, the Plan of Merger and the Transactions being approved by a special resolution by holders of Shares constituting the Requisite Company Vote at the shareholders' meeting; and

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  no governmental entity or court of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or order that has the effect of prohibiting or making the Merger illegal or otherwise prohibiting the consummation of the Transactions.

        The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

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  (i) other than those regarding capitalization, Company Share Awards and corporate authority and fairness, the representations and warranties of the Company contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), in each case, disregarding for this purpose any limitation or qualification by materiality or Material Adverse Effect, except to the extent such failures to be true and correct would not have a Material Adverse Effect; and (ii) the representations and warranties regarding capitalization, Company Share Awards and corporate authority and fairness being true and correct in all respects (except for de minimus inaccuracies) as of the date of the Merger Agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date);

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  the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

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  the Company having delivered to Parent a certificate of an executive officer of the Company confirming the above conditions have been satisfied;

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  since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect;

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  the amount of Dissenting Shares being less than 10% of the total outstanding Shares immediately prior to the Effective time; and

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  the Company having an aggregate amount standing to the credit of all of the accounts of the Company and its subsidiaries denominated in United States dollars and available for use of not less than $93 million.

        The obligations of the Company to consummate the Merger are also subject to the satisfaction or waiver at the Closing of the following conditions:

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  the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), disregarding for this purpose any limitation or qualification by materiality, except to the extent such failures to be true and correct would not prevent the consummation of any transactions contemplated under the Merger Agreement by Parent and Merger Sub;

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  Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the Closing; and

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  the Company having received a certificate of an executive officer of Parent confirming the above conditions have been satisfied.

No Solicitation (Page [109])

        From the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement, the Company will not, will instruct its subsidiaries and their respective representatives or employees not to:

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  solicit, initiate or encourage (including by way of furnishing nonpublic information with respect to any Group Company), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, any competing transaction,;

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  enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information with respect to any Group Company to, any person in furtherance of such inquiries or to obtain a proposal or offer for a competing transaction;

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  agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any competing transaction (other than certain acceptable confidentiality agreement); or

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  authorize or permit any of the Company or any of its subsidiaries, or any representative retained by or acting directly or indirectly under the direction of the Company or any of its subsidiaries, to take any action set forth above actions.

        The Company will immediately cease and cause to be terminated all discussion with any third parties existing as of the date of the Merger Agreement regarding any competing transaction.

        Prior to obtaining the Requisite Company Vote, if the Company receives an unsolicited, written and bona fide proposal or offer regarding a competing transaction from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, (i) the Special Committee may directly or indirectly through the Company and its representatives contact such person to clarify the terms and conditions of the proposal so as to determine whether such proposal constitutes or is reasonably expected to result in a superior proposal, and (ii) if the Special Committee determines in good faith, after consultation with and based upon the advice of its financial advisor and outside legal counsel, that such proposal or offer constitutes or is reasonably likely to result in a superior proposal, and in light of such superior proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable law, then the Special Committee may directly or indirectly through the Company and its representatives, pursuant to an executed confidentiality agreement on terms no less favorable to the Company in the aggregate than those contained in the confidentiality agreements between the Company, Mr. Zhou, Mr. Shen and SINA, furnish information to the person who has made such proposal, provided that the Company will concurrently make available to Parent any material information provided to such person that was not previously made available to Parent.

        Prior to obtaining the Requisite Company Vote, (a) if the Company has received a written bona fide proposal or offer regarding a competing transaction that did not arise or result from a breach of the Company's "no solicitation" obligations described above that is not withdrawn and that the Board determines, upon the recommendation of the Special Committee and in its good faith judgment, that (i) such constitutes a superior proposal, and (ii) the failure to change its recommendation to the Company's shareholders would violate its fiduciary duties to the Company and its shareholders under applicable law (after consultation with its financial advisor and outside legal counsel), or (b) an intervening event has occurred and the failure to change its recommendation to the Company's shareholders would violate its fiduciary duties to the Company and its shareholders under applicable law (after consultation with its financial advisor and outside legal counsel), the Board may change its recommendation and/or authorize the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to any such superior proposal. However, prior to taking any such action, the Board must give Parent at least five business days' prior written notice of its intention to take such action and a description of the material terms and conditions of the superior proposal and identifying the person making such proposal or a reasonably detailed description of the intervening event and all material information related thereto. Further, the Company must provide to Parent any confidential information disclosed to the person making the superior proposal but not previously disclosed to Parent, negotiate in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of the Merger Agreement, so that the proposal would cease to constitute a superior proposal, and permit Parent to make a presentation of any amendments to the Board and the Special Committee (to the extent Parent wishes to make such presentation).

Termination of the Merger Agreement (Page [114])

        The Merger Agreement may be terminated at any time prior to the Effective Time:

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  by mutual written consent of Parent and the Company;

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  by either Company or Parent, if:

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  the Merger is not consummated by March 31, 2017, provided that this termination right is not available to a party if the failure to consummate the Merger by such date was due to such party's material breach of the Merger Agreement;

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  any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any non-appealable order that has or would have the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting the consummation of the Transactions, provided that this termination right is not be available to a party if the circumstances described in the foregoing were primarily due to such party's breach of the Merger Agreement; or

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  the Merger Agreement is not approved by Requisite Company Vote at the extraordinary general meeting or any adjournment thereof.

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  by the Company, if:

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  (i) the Board, acting upon the recommendation of the Special Committee, has effected a change in recommendation or authorizes (upon the recommendation of the Special Committee) the Company to enter into an alternative acquisition agreement and (ii) the Company pays in full a termination fee to Parent concurrently with or immediately after such termination; or

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  Parent or Merger Sub has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured (i) within 15 business days following receipt of written notice by Parent or Merger Sub of such breach from the Company or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and March 31, 2017, provided that, the Company will not have this termination right if it is then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the failure to satisfy the corresponding condition to Closing;

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  (i) all of the conditions to the Merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the date Closing should have occurred in accordance with the Merger Agreement.

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  by Parent, if:

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  the Company has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured (i) within 15 business days following receipt of written notice by Parent or Merger Sub of such breach from the Company or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and March 31, 2017, provided that, Parent will not have this termination right if it is then in breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the failure to satisfy the corresponding condition to Closing;

    •
    the Board has changed its recommendation to the shareholders of the Company relating to the approval of the Merger in a manner adverse to Parent or Merger Sub or resolved to do so;

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    the Board shall have recommended to the shareholders of the Company a competing transaction or shall have resolved to do so or shall have entered into any alternative acquisition agreement;

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    the Board has failed to include the recommendation to the shareholders of the Company to approve the Merger Agreement, the Plan of Merger and the transaction contemplated under the Merger Agreement in this proxy statement;

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    the Board has publicly announced its intention to do any of the foregoing; or

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    a tender offer or exchange offer for 20% or more of the outstanding Shares has been commenced, and within ten business days the Board has failed to recommend against acceptance of such tender offer or exchange offer by the Company's shareholders.

Termination Fee (Page [116])

        The Company will pay to Parent or its designees a termination fee of $10.0 million, if the Merger Agreement is terminated:

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  by Parent where (i) the Company has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period, or (ii) (a) the Board has changed its recommendation to the shareholders of the Company relating to the approval of the Merger in a manner adverse to Parent or Merger Sub or resolved to do so, (b) the Board shall have recommended to the shareholders of the Company a competing transaction or shall have resolved to do so or shall have entered into any alternative acquisition agreement, (c) the Board has failed to include the recommendation to the shareholders of the Company to approve the Merger Agreement, the Plan of Merger and the transaction contemplated under the Merger Agreement in this proxy statement; (d) the Board has publicly announced its intention to do any of the foregoing; or (e) a tender offer or exchange offer for 20% or more of the outstanding Shares has been commenced, and within ten business days the Board has failed to recommend against acceptance of such tender offer or exchange offer by the Company's shareholders;

  •
  by the Company where the Board, acting upon the recommendation of the Special Committee, has effected a change in recommendation or authorizes (upon the recommendation of the Special Committee) the Company to enter into an alternative acquisition agreement;

  •
  by the Company or Parent where either (i) the Merger is not consummated by 11:59 p.m. on March 31, 2017 (Hong Kong Time), or (ii) the Requisite Company Vote is not obtained, and where (a) neither Parent nor Merger Sub has breached any representation, warranty or covenant under the Merger Agreement in any material respect, and (b) at or prior to the time of such termination, the Company has received a bona fide proposal or offer regarding a competing transaction from a third party that is not withdrawn and enters into a definitive agreement with respect to such acquisition proposal within 12 months following such termination; or

        Parent will pay to the Company a termination fee of $20.0 million, if the Merger Agreement is terminated:

  •
  by the Company where Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period; or

        by the Company where (i) all of the conditions to the Merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the delivery of such notice.

Material U.S. Federal Income Tax Consequences (Page [88])

        For a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences), the receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. Please see "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page [88] for additional information. The U.S. federal income tax consequences of the Merger to you will depend upon your personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the Merger to you.

Material PRC Income Tax Consequences (Page [90])

        The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the "EIT Law") or that the gain recognized on the receipt of cash for the Company's Shares or ADSs should otherwise be subject to PRC tax to holders of such Shares or ADSs that are not PRC tax residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise or that PRC tax would otherwise apply. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise then the gain recognized on the receipt of cash for the Company's Shares or ADSs by the holders of such ADSs or Shares that are not PRC tax residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any). Furthermore, even in the event that the Company is not considered a resident enterprise, gain recognized on the receipt of cash for Shares or ADSs is subject to PRC tax if the holders of such Shares or ADSs are PRC resident individuals. However, neither Parent nor Merger Sub intends to withhold any PRC taxes on the consideration provided to non-PRC resident shareholders of the Company in connection with the Merger. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences. Please see "Special Factors—Material PRC Income Tax Consequences" beginning on page [90] for additional information.

Material Cayman Islands Tax Consequences (Page [92])

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for Shares and ADSs under the terms of the Merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought into or executed or produced before a court in the Cayman Islands (for example, for enforcement), (ii) registration fees will be payable to the Registrar of Companies of the Cayman Islands to register the Plan of Merger and (iii) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette. Please see "Special Factors—Material Cayman Islands Tax Consequences" beginning on page [92] for additional information.

Regulatory Matters (Page [87])

        The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than (i) the approvals, filings or notices required under the federal securities laws, and (ii) the registration of the Plan of Merger (and supporting documentation as specified in the CICL) with the Registrar of Companies of the Cayman Islands and, in the event the Merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub at the time of the filing of the Plan of Merger, and notification of the Merger being published in the Cayman Islands Government Gazette.

Accounting Treatment of the Merger (Page [87])

        The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, "Business Combinations—Related Issues."

Market Price of the Shares (Page [93])

        The closing price of the ADSs on the NYSE on June 8, 2015, the last trading date immediately prior to the Company's announcement on June 9, 2015 that it had received a going-private proposal, was $6.71 per ADS. The merger consideration of approximately $6.85 per Share or per ADS, to be paid in the Merger represents a premium of approximately 2.1% to that closing price.

Fees and Expenses (Page [70])

        Except for the circumstances where either the Company or Parent is required to pay a termination fee as appropriate under the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Merger is consummated.

Remedies (Page [82])

        The parties to the Merger Agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. Specifically, the Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to enforce Parent's and Merger Sub's obligation to cause the equity financing for the Merger to be funded at the Effective Time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent's and Merger Sub's obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to the Merger Agreement, (iii) the debt financing has been funded or will be funded at the Closing if the equity financing is funded at the

Closing, and (iv) the Company has irrevocably confirmed in writing that all conditions to the Company's obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived and if the equity and debt financing is funded, the Company is ready, willing and able to consummate the Transactions.

        While the parties may pursue both a grant of specific performance (including an injunction and injunctions) and monetary damages until such time as the other party pays a termination fee (as applicable under the Merger Agreement), none of them will be permitted or entitled to receive both a grant of specific performance (including an injunction and injunctions) that results in the Closing and monetary damages.

        Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the Merger Agreement are limited to the Parent termination fee of $20 million and the Company termination fee of $10 million, respectively, and reimbursement of certain expenses accrued in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the Merger Agreement, as the case may be.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING
AND THE MERGER

        The following questions and answers briefly address some questions you may have regarding the extraordinary general meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
Why am I receiving this proxy statement?

A:
On April 15, 2016, we entered into the Merger Agreement with Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the transactions, including the Merger, at an extraordinary general meeting or at any adjournment of such extraordinary general meeting.

Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on            , 2016, at            (Beijing Time) at            .

Q:
What am I being asked to vote on?

A:
You will be asked to consider and vote on the following proposals: (i) as a special resolution, to authorize and approve the Merger Agreement, the Plan of Merger and the transactions, including the Merger; (ii) as a special resolution, to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the transactions, including the Merger; and (iv) if necessary, as an ordinary resolution, to approve that the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:
What is the Merger?

A:
The merger is a going-private transaction pursuant to which Merger Sub will merge with and into the Company. Once the Merger Agreement is authorized and approved by the shareholders of the Company and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company after the Merger. If the Merger is completed, the Company will be a privately held company beneficially owned by the Buyer Group, and as a result of the Merger, the ADSs will no longer be listed on the NYSE, and the Company will cease to be a publicly traded company.

Q:
What will I receive in the Merger?

A:
If you own Shares and the Merger is completed, you will be entitled to receive $6.85 per Share in cash, without interest, for each Share (other than the Excluded Shares) you own as of immediately prior to the Effective Time (unless you validly exercise and have not effectively withdrawn or lost your dissenter rights under Section 238 of the Cayman Islands Companies Law with respect to the Merger, in which event you will be entitled to the fair value of each Share pursuant to the Cayman Islands Companies Law).

  If you own ADSs (other than ADSs which represent Exchanged Shares) and the Merger is completed, you will be entitled to receive $6.85 per ADS in cash, without interest (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), for each ADS you own as of immediately prior to the Effective Time unless you (i) surrender your ADS to the ADS depositary, pay the ADS depositary's fees required for the cancellation of ADSs, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, you will not vote the Shares) before             p.m. (New York City Time) on            , 2016 and become a registered holder of Shares before            , 2016 and (ii) comply with the procedures and requirements for exercising dissenter rights for the Shares under Section 238 of the Cayman Islands Companies Law.

  Please see "Special Factors—Material U.S. Federal Income Tax Consequences," "Special Factors—Material PRC Income Tax Consequences" and "Special Factors—Material Cayman Islands Tax Consequences" beginning on page [92] for a more detailed description of the tax consequences of the Merger. You should consult with your own tax advisor for a full understanding of how the Merger will affect your U.S. federal, state, local, non-U.S. and other taxes.

Q:
After the Merger is completed, how will I receive the merger consideration for my Shares?

A:
If you are a registered holder of Shares, promptly after the effective time of the Merger (in any event within five business days after the Effective Time), a paying agent appointed by Parent will mail you (a) a letter of transmittal specifying how the delivery of the merger consideration to you will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable merger consideration. You will receive cash for your Shares from the paying agent after you comply with these instructions. Upon surrender of your share certificates or a declaration of loss or non-receipt, you will receive an amount equal to the number of your Shares multiplied by $6.85 in cash, without interest and net of any applicable withholding tax, in exchange for the cancellation of your Shares.

  If your Shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Shares and receive the merger consideration for those Shares.

Q:
After the Merger is completed, how will I receive the merger consideration for my ADSs?

A:
If your ADSs are evidenced by certificates, also referred to as American depositary receipts (the "ADRs"), unless you have surrendered your ADRs to the ADS depositary for cancellation prior to the effective time of the Merger, upon your surrender of the ADRs (or an affidavit and indemnity of loss in lieu of the ADRs) together with a duly completed letter of transmittal (which will be supplied to you by the ADS depositary after the Effective Time), the ADS depositary will send you a check for the per ADS merger consideration of $6.85 (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), without interest, for each ADS evidenced by the ADRs, in exchange for the cancellation of your ADRs after the completion of the Merger. If you hold your ADSs in uncertificated form, that is, without an ADR, unless you have surrendered your ADSs to the ADS depositary for cancellation prior to the Effective Time, the ADS depositary will automatically send you a check for the per ADS merger consideration of $6.85 (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), without interest and net of any applicable withholding taxes, in exchange for the cancellation of each of your ADSs after the completion of the Merger.

  In the event of a transfer of ownership of ADSs that is not registered in the register of ADS holders maintained by the ADS depositary, the check for any cash to be exchanged upon cancellation of the ADSs will be issued to such transferee only if the ADRs, if applicable, are presented to the ADS depositary, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable ADS transfer taxes have been paid or are not applicable.

  If your ADSs are held in "street name" by your broker, bank or other nominee, you will not be required to take any action to receive the net merger consideration for your ADSs as the ADS depositary will arrange for the surrender of the ADSs and the remittance of the per ADS merger consideration with The Depository Trust Company (the clearance and settlement system for the ADSs) for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the per ADS merger consideration, please contact your broker, bank or nominee.

Q:
What vote of our shareholders is required to authorize and approve the Merger Agreement and the Plan of Merger?

A:
In order for the Merger to be completed, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. At the close of business in the Cayman Islands on            , 2016, the Share record date for the extraordinary general meeting, we expect that there will be 144,069,568 Shares issued and outstanding and entitled to vote at the extraordinary general meeting. Pursuant to the Voting Agreement, the Rollover Shareholders have agreed to vote all of the Shares beneficially owned by them in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. As of the date of this proxy statement, the Buyer Group collectively beneficially owns approximately 44.9% of the total issued and outstanding Shares of the Company entitled to vote.

Q:
What vote of our shareholders is required to approve the proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
The authorization and approval of the Merger Agreement, the Plan of Merger and the Merger must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. If there are insufficient votes at the time of the extraordinary general meeting to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, you will also be asked to vote on the proposal to adjourn the extraordinary general meeting to allow us to solicit additional proxies.

  The proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies must be authorized and approved by an affirmative vote of the majority of such shareholders of the Company as, being entitled to do so, vote in person or by proxy as a single class at the extraordinary general meeting.

Q:
How does the Board recommend that I vote on the proposals?

A:
After careful consideration and upon the unanimous recommendation of the Special Committee, our Board recommends that you vote:

•
FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

  •
  FOR the proposal to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger; and

  •
  FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:
Who is entitled to vote at the extraordinary general meeting?

A:
The Share record date is            , 2016. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share record date or their proxy holders are entitled to vote at the extraordinary general meeting or any adjournment thereof. The record date for ADS holders entitled to instruct the ADS depositary to vote at the extraordinary general meeting is            , 2016. Only ADS holders of the Company at the close of business in New York City on the ADS record date are entitled to instruct the ADS depositary to vote at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs before [5:00 p.m.] (New York City Time) on            , 2016 and become a holder of Shares by the close of business in the Cayman Islands on the Share record date.

Q:
What constitutes a quorum for the extraordinary general meeting?

A:
The presence, in person or by proxy, of two or more shareholders holding not less than one-third in nominal value of the total issued and outstanding Shares on the Share record date will constitute a quorum for the extraordinary general meeting.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect the Merger to close in the second half of 2016. In order to complete the Merger, we must obtain the Requisite Company Vote of the Merger at the extraordinary general meeting and the other closing conditions under the Merger Agreement must be satisfied or waived in accordance with the Merger Agreement.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the Merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name (that is, you do not hold ADSs) as of the Share record date, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible but in any event at least 48 hours before the time of the extraordinary general meeting so that your Shares will be represented and may be voted at the extraordinary general meeting.

  Alternatively, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, the Shares represented by your proxy will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and Transactions, including the Merger, FOR the proposal to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:
How do I vote if I own ADSs?

A:
If you own ADSs as of the close of business in New York City on            , 2016, the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instructions card and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the ADS depositary no later than             a.m. (New York City Time) on            , 2016. The ADS depositary will endeavor, in so far as practicable, to vote or cause to be voted the number of Shares represented by your ADSs in accordance with your voting instructions. The ADS depositary has advised us that, pursuant to Section 12 of the American depositary receipt evidencing your ADSs, the form of which was attached to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Accordingly, Shares represented by ADSs, for which voting instructions fail to specify the manner in which the ADS depositary is to vote or no timely voting instructions are received by the ADS depositary, will not be voted. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

  Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs before [5:00 p.m.] (New York City Time) on            , 2016 and become a registered holder of Shares by the close of business in the Cayman Islands on            , 2016, the share record date. If you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote. If your ADSs are held by your broker, bank or other nominee, see below.

  If you wish to cancel your ADSs for the purpose of voting the corresponding Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before              p.m. (New York City Time) on            , 2016 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that the ADS holder held the ADSs as of the ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for the            , the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder. If after registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Q:
If my Shares or ADSs are held in a brokerage or other nominee account, will my broker vote my Shares on my behalf?

A:
Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or nominee regarding how to instruct it to vote your Shares. If you do not instruct your broker, bank or other nominee how to vote your Shares that it holds, those Shares may not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement and the Plan of Merger?

A:
If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

  The ADS depositary has advised us that, pursuant to Section 12 of the American depositary receipt evidencing your ADSs, the form of which was attached to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Accordingly, Shares represented by ADSs, for which voting instructions fail to specify the manner in which the ADS depositary is to vote or no timely voting instructions are received by the ADS depositary, will not be voted.

Q:
May I change my vote?

A:
Yes, you may change your vote in one of three ways:

•
first, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to 11/F, Qiushi Building, 383 Guangyan Road, Shanghai 200072, People's Republic of China;

•
second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

•
third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

  If you hold Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

  Holders of our ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to             a.m. (New York City Time) on             , 2016. A holder of ADSs can do this in one of two ways:

  •
  first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; and

  •
  second, a holder of ADSs can complete, date and submit a new ADS voting instructions card to the ADS depositary bearing a later date than the ADS voting instructions card sought to be revoked.

  If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Shares or ADSs in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Shares or ADSs. If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card that you receive.

Q:
If I am a holder of certificated Shares or ADRs, should I send in my share certificates or my ADRs now?

A:
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your share certificates for the merger consideration. Please do not send in your certificates now. Similarly, you should not send in the ADRs that evidence your ADSs at this time. Promptly after the Merger is completed, the ADS depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS depositary relating to the foregoing.

  All holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book entry) will automatically receive their cash consideration shortly after the Merger is completed without any further action required on the part of such holders. If your Shares or your ADSs are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates or ADRs in exchange for the merger consideration.

Q:
What happens if I sell my Shares or ADSs before the extraordinary general meeting?

A:
The share record date for determining shareholders entitled to vote at the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the Merger is expected to be consummated. If you transfer your Shares after the share record date but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting unless you have given, and not revoked, a valid proxy to the person to whom you transfer your Shares, but will transfer the right to receive the merger consideration in cash without interest to such person, so long as such person is registered as the owner of such Shares when the Merger is consummated. In such case, your vote is still very important and you are encouraged to vote.

  The ADS record date is the close of business in New York City on            , 2016. If you transfer your ADSs after the ADS record date but before the extraordinary general meeting, you will retain your right to instruct the ADS depositary to vote at the extraordinary general meeting, but will transfer the right to receive the merger consideration in cash without interest to the person to whom you transfer your ADSs, so long as such person owns such ADSs when the Merger is consummated.

Q:
Am I entitled to dissenter rights?

A:
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote on the Merger is taken at the extraordinary general meeting, a written objection to the Merger and they subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenter rights. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the Merger Agreement if you do not exercise dissenter rights with respect to their Shares.

  ADS holders will not have the right to dissent from the Merger and receive payment of the fair value of the Shares underlying their ADSs. The ADS depositary will not attempt to exercise any dissenter rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS depositary to do so. ADS holders wishing to exercise dissenter rights must surrender their ADSs to the ADS depositary, pay the ADS depositary's fees required for such surrender and any applicable taxes, provide instructions for the registration of the corresponding Shares, and certify that they have not given, and will not give, voting instructions as to the ADSs (or alternatively, they will not vote the Shares) before [            ] p.m. New York City on [            ], 2016, and become registered holders of Shares by the close of business in the Cayman Islands before  [            ], 2016. Thereafter, such former ADS holders must also comply with the procedures and requirements for exercising dissenter rights with respect to the Shares under Section 238 of the Cayman Islands Companies Law.

Q:
If I own ADSs and seek to exercise dissenter rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:
If you own ADSs and wish to exercise dissenter rights, you must surrender your ADSs to the ADS depositary (in the case of a certificated ADS by delivering the certificate to JPMorgan Chase Bank, N.A. at            , United States of America). Upon your payment of its fees, including the applicable ADS cancellation fee ($0.05 per ADS) and any applicable taxes, and a certification that you have not given, and will not give, voting instructions to the ADS depositary in respect of the ADSs being cancelled (or, alternatively, that you will not vote the Shares), the ADS depositary will transfer the Shares and any other deposited securities underlying the ADSs to such ADS holder or a person designated by such ADS holder. The deadline for surrendering ADSs to the ADS depositary for these purposes is the close of business in New York City on            , 2016.

  You must become a registered holder of your Shares and lodge a written notice of objection to the Merger prior to the vote on the Merger being taken at the extraordinary general meeting.

  We encourage you to read the information set forth in this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenter rights. Please see "Dissenter Rights" beginning on page  [119] as well as "Annex C—Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238" to this proxy statement for additional information.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
No. The Company does not plan to engage a proxy solicitor to assist in the solicitation of proxies.

Q:
Who can help answer my questions?

A:
If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations Department, E-House (China) Holdings Limited, at +86(21) 6133-0809 or at ir@ehousechina.com.

SPECIAL FACTORS

Background of the Merger

        Events leading to the execution of the merger agreement described in this Background of the Merger occurred in China and Hong Kong. As a result, China Standard Time is used for all dates and times given.

        The Board and the Company's senior management have been reviewing periodically the Company's long-term strategic plan with the goal of maximizing shareholder value. As part of this ongoing process, the Board and senior management have periodically reviewed strategic alternatives which may be available to the Company and members of the Board have been approached from time to time by third parties regarding possible strategic transactions involving the Company.

        Beginning in May 2015, Mr. Zhou, co-chairman of the Board and chief executive officer of the Company, and Mr. Shen, a member of the Board, had discussions on the possibility of a "going-private" transaction involving the Company. The discussions concerned, among other things, recent market trends, recent activities of other U.S. public companies with primary operations in the PRC, the Company's long term strategic plans, and the structure, timetable, pros and cons of a potential acquisition of the Company.

        On June 9, 2015, the Company received a non-binding proposal letter, dated June 9, 2015 (the "Proposal Letter") from Mr. Zhou and Mr. Shen proposing a "going-private" transaction to acquire all of the outstanding Shares (including Shares represented by ADSs) not already owned by Mr. Zhou, Mr. Shen or their respective affiliates for $7.38 in cash per ADS (the "Proposed Transaction") each represents one Share. On the same day, the Company issued a press release announcing its receipt of the Proposal Letter, and included the press release as an exhibit to its Current Report on Form 6-K that was furnished to the SEC on the same day.

        On June 9, 2015, the Board met via conference call to discuss, among other things, the Proposed Transaction. During the meeting, the Board determined it was in the best interests of the Company and its unaffiliated security holders to form a special committee to consider and review the Proposed Transaction. After discussing the various qualifications of the members of the Board to serve on the Special Committee, including whether certain directors were sufficiently independent for purposes of serving on the Special Committee, the Board adopted resolutions to form the Special Committee, comprised of the following five independent directors, whom the Board determined were sufficiently independent for purposes of serving on the Special Committee: Mr. Winston Li (as chairman), Mr. Bing Xiang, Mr. Hongchao Zhu, Mr. Jeffrey Zhijie Zeng and Mr. David Jian Sun.

        On June 9, 2015, Mr. Zhou filed a Schedule 13D/A with the SEC in connection with the Proposed Transaction.

        On June 12, 2015, Mr. David Jian Sun resigned from the Special Committee due to a potential perceived conflict of interest as the result of Mr. Sun becoming a member of the same buyer consortium as Mr. Shen in connection with a going-private acquisition proposal for another company which was announced on June 11, 2015.

        Following the submission of the Proposal Letter on June 9, 2015, Mr. Zhou and Mr. Shen had discussions with Mr. Charles Chao, the chairman of board of directors and chief executive officer of SINA, an exempted company with limited liability incorporated under the laws of the Cayman Islands whose ordinary shares are listed on the NASDAQ Global Select Market, on the possibility of forming a consortium among Mr. Zhou, Mr. Shen and SINA in connection with the Proposed Transaction.

        On June 19, 2015, SINA, Mr. Zhou and Mr. Shen entered into a consortium agreement, pursuant to which they agreed to, among other things, form a consortium to work exclusively with one another to undertake the Proposed Transaction. On the same day, the Company issued a press release regarding the addition of SINA to the Buyer Group, and the Company included the press release as an exhibit to its Current Report on Form 6-K furnished with the SEC on June 22, 2015.

        Between June 13, 2015 and June 25, 2015, the Special Committee carefully considered proposals from eight qualified U.S. law firms and two investment banks experienced with going-private transactions. After conducting interviews with these law firms and investment banks and evaluating the presentations made by each, including information about each firm's respective experience in similar transactions, qualifications, reputation and independence, on June 17, 2015, the Special Committee engaged Davis Polk & Wardwell ("Davis Polk") as its U.S. legal counsel, and, on June 25, 2015, the Special Committee engaged Duff & Phelps, LLC as its financial advisor. As part of the engagement, the Special Committee also retained Duff & Phelps Securities, LLC, an affiliate of Duff & Phelps, LLC, to act as financial advisor to the special committee to provide financial and market related advice and services, including assistance to the Special Committee in initiating, soliciting and encouraging any alternative transaction proposals from third parties prior to signing of a merger agreement if the Special Committee determines to perform a pre-signing market check. On June 29, 2015, the Special Committee engaged Walkers as its Cayman Islands legal counsel.

        On June 30, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps, Davis Polk and Walkers. At the meeting, among other things, (i) Davis Polk provided the Special Committee with an overview of the customary roles and obligations of the Special Committee with respect to its evaluation of the Proposed Transaction and any strategic alternatives, (ii) Walkers provided the Special Committee with an overview regarding the process of and the key issues in a Cayman Islands statutory merger and the directors' fiduciary duties under Cayman Islands law, and (iii) Duff & Phelps provided the Special Committee with an overview of the process and timeline for a typical "going private" transaction.

        On July 3, 2015, the Company issued a press release announcing that the Special Committee had retained Duff & Phelps as its financial advisor and Davis Polk as its U.S. legal counsel to assist it in reviewing and evaluating the Proposed Transaction, and included the press release as an exhibit to its Current Report on Form 6-K that was furnished with the SEC on July 6, 2015.

        On July 8, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, Duff & Phelps provided the Special Committee with a general overview of the process and timeline of a typical market check process in similar transactions.

        On July 13, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, the Special Committee determined that it would discuss whether to conduct a pre-signing market check at a later stage given the recent fluctuations in the Chinese stock markets.

        On July 16, Duff & Phelps communicated with the Buyer Group on behalf of the Special Committee with respect to the Buyer Group's plan of financing for the Proposed Transaction, and the Buyer Group confirmed that debt financing would be the main source of funding.

        On July 22, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, (i) Duff & Phelps reported to the Special Committee that it had commenced preparing its financial analysis with respect to the Proposed Transaction, and (ii) Davis Polk provided the Special Committee with a general overview regarding the process of negotiating a merger agreement for a "going private" transaction.

        On July 27, 2015, the Board met via conference call and adopted resolutions delegating to the Special Committee the appropriate power and authority of the Board to, among other things: determine whether the Proposed Transaction and any alternative transaction were in the best interests of the Company and its shareholders as a whole; determine whether to solicit indications of interest from other parties for acquisition transactions involving the Company; investigate, review, evaluate, pursue and negotiate the terms of the Proposed Transaction and any alternative transaction; investigate the Company, the Buyer Group and any other prospective acquirers and matters related to the Proposed Transaction and any alternative transaction; respond to any communications, inquiries or proposals regarding the Proposed Transaction and any alternative transaction; engage in discussions and negotiations with management of the Company and other interested parties with respect to the Proposed Transaction and any alternative transaction; engage in discussions and negotiations with management of the Company and other interested parties with respect to the Proposed Transaction and any alternative transaction; establish, approve, modify, monitor and direct the process and procedures related to, and establish, adopt and issue guidelines and instructions for members of the Company's senior management with respect to, the review, evaluation and any discussions or negotiations concerning the Proposed Transaction and any alternative transaction; determine whether the Transaction or any alternative transaction is advisable and in the best interest of the Company and whether it is fair and equitable to the shareholders as a whole; recommend to the Board whether it should approve or reject the Proposed Transaction and any alternative transaction; review and comment on any documents used in connection with the Proposed Transaction and any alternative transaction; retain its own independent legal and financial advisors and other agents relating to the Proposed Transaction and any alternative transaction and enter into contracts providing for the retention and compensation of such advisors or other agents; receive any information, assistance or documents from the officers, advisors and employees of the Company that would be helpful in discharging the duties of the Special Committee; and take such other actions as the Special Committee may deem to be necessary or appropriate for the Special Committee to discharge its duties. In addition, the Board resolved that each member of the Special Committee be indemnified by the Company to the fullest extent permitted by applicable law or the Company's memorandum and articles of association.

        On July 29, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, the Special Committee approved the preliminary draft of a confidentiality agreement between the Company and the Buyer Group prepared by Davis Polk.

        On July 30, 2015, Davis Polk sent the draft confidentiality agreement to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), the Buyer Group's U.S. legal counsel in connection with the Proposed Transaction.

        Between August 3 and August 23, 2015, representatives of Davis Polk and Skadden negotiated the terms of the confidentiality agreement.

        On August 3, 2015 and August 13, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At these meetings, among other things, Davis Polk discussed with the Special Committee the outstanding issues between the Special Committee and the Buyer Group in connection with the draft confidentiality agreement.

        On August 25, 2015, each of Mr. Zhou, Mr. Shen and SINA entered into a confidentiality agreement with the Company, respectively.

        Beginning in late August 2015, representatives of the Buyer Group had various discussions with the management of the Company regarding the business, operations and financial performance of the Company and conducted preliminary legal, business, financial and accounting due diligence on the Company. Around the same time, representatives of the Buyer Group had preliminary discussions with certain potential lenders regarding potential debt financing for the Proposed Transaction.

        On August 26, 2015 and September 8, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At these meetings, among other things, Duff &

Phelps provided the Special Committee with an update of the recent changes to the Company's stock price.

        On October 16, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At this meeting, among other things, Duff & Phelps provided the Special Committee with an update on the status of its financial analysis and due diligence process.

        On October 29, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, the Special Committee directed Duff & Phelps to send the Buyer Group a written inquiry on its current position with respect to the Proposed Transaction and the status of its financing.

        On November 2, 2015, the Company received a revised non-binding proposal, from the Buyer Group, reaffirming its interest in the Proposed Transaction for a revised offer price of $6.64 per ADS. On the same day, the Company issued a press release regarding its receipt of the revised proposal, and included the press release as an exhibit to its Current Report on Form 6-K that was furnished to the SEC on November 4, 2015.

        On November 5, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, (i) Davis Polk provided the Special Committee with an update on a recent judgment by the Cayman Islands courts in connection with fair value in a merger transaction, and reviewed the Special Committee's fiduciary duties in respect of the evaluation of the Proposed Transaction, and (ii) Duff & Phelps advised the Special Committee to consider whether to conduct a market check.

        On November 12, 2015, the members of the Buyer Group filed a Schedule 13D/A with the SEC in connection with the revised non-binding proposal dated November 2, 2015 and the amended and restated consortium agreement between Mr. Zhou, Mr. Shen and SINA.

        On November 12, 2015, Skadden provided Davis Polk with an initial draft of the merger agreement, which Davis Polk reported to the Special Committee.

        On November 19, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, Duff & Phelps presented to the Special Committee a proposed list of potentially interested parties to contact in any market check process. After further discussion with its advisers, the Special Committee determined that it would be advisable and in the best interests of the Company and its unaffiliated security holders for the Special Committee to conduct a market check by initiating a process to solicit interest from, and engage in discussions with, any other potential qualified interested parties regarding a possible transaction involving the Company, and to evaluate any proposals received, before the Special Committee commenced engaging in substantive negotiations with the Buyer Group with respect to the Proposed Transaction. The Special Committee directed Duff & Phelps to (i) to prepare for the Special Committee's review and discussion a list of potential strategic and financial buyers that Duff & Phelps proposed to contact during the market check process and to commence preparing the information to be provided to potentially interested parties and (ii) contact the Buyer Group and request that the Buyer Group increase its offer price.

        On November 24, 2015, at the direction of the Special Committee, which had been deliberated and commented on the final list of twenty-nine (29) potentially interested parties proposed by Duff & Phelps to be contacted in the market check process, consisting of twenty-one (21) potential strategic buyers and eight (8) potential financial buyers, representatives of Duff & Phelps commenced contacting such potentially interested parties to evaluate their interest in an alternative transaction involving the Company. Duff & Phelps had compiled the list based on a review of, among other things, key competitors of the Company, financial investors with previous investments in similar industry, and other strategic investors with operations in the Company's industry in China and worldwide.

        On November 27, 2015, Davis Polk provided to and discussed by teleconference with the Special Committee a summary of certain key issues in respect of the draft merger agreement, including, among others, the absence of a requirement that the Proposed Transaction be approved by a majority of shareholders not affiliated with the Buyer Group (the "majority of the minority"), the absence of any "go shop" provision, the ability of the Board, under the circumstances set forth in the draft merger agreement, to change any recommendation in favor of the Proposed Transaction and/or terminate the merger agreement for fiduciary duty reasons in connection with a superior proposal and otherwise, the need for further clarity from the Buyer Group on its financing for the Proposed Transaction, treatment of the Company Options, Company Restricted Shares and Notes, qualification of the representations and warranties of the Company by the Buyer Group's knowledge, protection against the risk of frustrating actions by the Buyer Group, closing conditions relating to maximum exercise of dissenters' rights and minimum cash, termination fees, the ability of Company to obtain specific performance and the choice of dispute forum. Davis Polk also discussed the merits of a pre-signing market check as compared to a "go-shop" provision in light of the Buyer Group's equity stake in the Company and its position that it would not sell its stake to any third party. Given that under Cayman Islands law a post-signing "go-shop" period is not required in order to carry out their fiduciary duties and the Special Committee had decided to conduct a pre-signing market check, the Special Committee decided that a post-signing "go-shop" provision was unlikely to result in any benefits to the Company or its shareholders.

        Between early July and late November 2015, Duff & Phelps had various discussions and meetings with the senior management and finance team of the Company regarding the business, operations and financial performance of the Company. These due diligence meetings focused on, among other things, understanding the nature of the Company's business and prospects, its historical performance, the Company management's view on industry outlook, market competition and the risks and challenges facing the Company.

        On December 16, 2015, at the direction of the Special Committee, Davis Polk sent a revised draft merger agreement to Skadden.

        On December 24, 2015, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, (i) Duff & Phelps reported on status of its financial analysis and due diligence process and that it had contacted twenty-nine (29) potentially interested parties in the market check and none of these had expressed an interest in evaluating a potential transaction involving the Company, and (ii) the Special Committee directed Duff & Phelps to contact the Buyer Group and request that the Buyer Group increase its offer price.

        On January 14, 2016, Skadden provided Davis Polk with a revised draft merger agreement, which Davis Polk reported to the Special Committee. In addition, at the direction of the Special Committee, Duff & Phelps contacted the Buyer Group and urged it to increase its offer price. On the same day, the Buyer Group responded to Duff & Phelps that it believed the offer price of $6.64 per ADS was attractive to the Company's shareholders.

        On January 18, 2016, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, (i) Duff & Phelps informed the Special Committee that it expected to receive the Company's updated financial information prepared by the Company's management which would facilitate finalization of its valuation analyses, (ii) Davis Polk summarized for the Special Committee the key issues contained in the revised draft of the merger agreement, including, among other things, the absence of a "majority of the minority" shareholder approval condition, the ability of the Board to change any recommendation in favor of the Proposed Transaction and/or terminate the merger agreement for fiduciary duty reasons in the absence of a superior proposal, qualification of the representations and warranties by the Buyer Group's knowledge, protection against the risk of frustrating actions by the Buyer Group and amount of the termination fees, and (iii) after discussion with its advisors, the Special Committee determined to counter propose an offer price of $6.90 per ADS to the Buyer Group, on the condition that the Proposed Transaction would require the approval of a "majority of the minority" of the Company's shareholders.

        On January 19, 2016, at the direction of the Special Committee, Duff & Phelps delivered the Special Committee's proposal to the Buyer Group.

        On January 21, 2016, the Buyer Group responded to Duff & Phelps that, as a result of the recent depreciation in the Chinese Yuan, the recent decline in global stock markets and the share prices of the Company, its subsidiary Leju, as well as their respective comparable companies, the offer price of $6.64 per ADS was attractive to the Company's shareholders and asked the Special Committee to accept an offer at or close to $6.64 per ADS. Duff & Phelps reported this to the Special Committee.

        On January 26, 2016, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, the Special Committee discussed the response from the Buyer Group with its advisors.

        On February 4, 2016, at the direction of the Special Committee, Duff & Phelps contacted the Buyer Group and urged it to reconsider its response to the Special Committee's counter proposal.

        On February 18, 2016, the Buyer Group responded to Duff & Phelps that Leju, which contributes approximately 55% of the Company's total revenues, had announced on January 21, 2016 that its total revenues for full year 2015 were estimated to be between $570 million and $580 million, as compared to Leju's previous 2015 revenue guidance of between $600 million $620 million, which was last confirmed in November 2015 when Leju had released its results for the third quarter. The Buyer Group stated that this would most likely lead to lower revenue and profit forecast for 2016 and future years, which in turn would negatively impact the value of both Leju and the Company. In addition, the Buyer Group stated that it did not accept the Special Committee's counter offer price of $6.90 per ADS but indicated that it was open to discuss a price that would be mutually acceptable to both the Special Committee and the Buyer Group, provided that there is no "majority of the minority" condition. Duff & Phelps reported this to the Special Committee.

        On February 22, the Buyer Group contacted the Special Committee with a revised offer price of $6.70 per ADS. On February 25, 2016, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, the Special Committee discussed with its advisors how to respond to the Buyer Group's revised offer price of $6.70 per ADS.

        On February 26, 2016, at the direction of the Special Committee, Davis Polk sent a revised draft merger agreement to Skadden which included, among other things, a "majority of the minority" condition, and requested an update on the Buyer Group's debt financing plans and drafts of the debt commitment letter, equity commitment letter, rollover agreement and voting agreement.

        On March 2, 2016, at the direction of the Special Committee, Duff & Phelps contacted the Buyer Group and rejected its revised offer price of $6.70 per ADS.

        On March 3, 2016, a representative of the Buyer Group contacted a representative of the Special Committee and stated that the Buyer Group would be willing to increase its offer price to $6.80 per ADS, on the condition that the Proposed Transaction would not require the approval of a "majority of the minority" of the Company's shareholders and requested that the Special Committee respond to the Buyer Group's offer within twenty four (24) hours.

        Later on March 3, 2016, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, among other things, the Special Committee discussed with Duff & Phelps the Buyer Group's revised offer price of $6.80 per ADS in relation to Duff & Phelp's preliminary valuation range and the other alternatives available to the Company. Then the

Special Committee discussed with Davis Polk the remaining outstanding issues contained in the draft merger agreement, including, among other things, the Buyer Group's continued rejection of a "majority of the minority" condition, and the Special Committee's proposed responses. Given that (i) under the Cayman Islands law the "majority of the minority" condition was not a mandatory requirement in order to carry out their fiduciary duties, (ii) Duff & Phelps had conducted a pre-signing market check but had not received any indications of interest and (iii) the revised offer price by the Buyer Group was above the preliminary valuation range, the Special Committee decided not to insist on the "majority of minority" vote condition.

        On March 4, 2016, representatives of the Special Committee and the Buyer Group held a telephonic meeting. At the meeting, the Special Committee and the Buyer Group preliminarily agreed on an offer price of $6.85 per ADS, subject to the Buyer Group providing the Special Committee with satisfactory evidence of the availability of sufficient financing or satisfactory financing arrangements for the Proposed Transaction, and the representative of the Special Committee stated that any agreement by the Special Committee to remove the "majority of the minority" condition would be subject to negotiation of the remaining outstanding issues in the draft merger agreement.

        On March 5, 2016, Davis Polk contacted Skadden and requested an update on the Buyer Group's debt financing plans and drafts of the debt commitment letter, equity commitment letter, limited guarantee, rollover agreement and voting agreement.

        On March 9, 2016, Davis Polk and Skadden discussed by teleconference the key outstanding issues in the revised draft merger agreement, and Skadden also informed Davis Polk that the Buyer Group was in discussions with two PRC banks for the provision of debt financing for the Proposed Transaction. Davis Polk reported this discussion to the Special Committee.

        On March 17, 2016, Skadden provided Davis Polk with drafts of the equity commitment letter, limited guarantee, rollover agreement and voting agreement, which Davis Polk reported to the Special Committee.

        Between March and April 2016, representatives of the Buyer Group continued to negotiate a debt commitment letter with Shanghai Pudong Development Bank Co., Ltd.

        On April 5, 2016, Skadden provided Davis Polk with a revised draft merger agreement and a draft debt commitment letter and term sheet from Shanghai Pudong Development Bank Co., Ltd., which Davis Polk reported to the Special Committee.

        Between April 5 and April 10, 2016, Davis Polk and Skadden, through exchange of multiple drafts, continued to negotiate the outstanding issues in the draft merger agreement, debt commitment letter and term sheet, equity commitment letter, limited guarantee, rollover agreement and voting agreement.

        On April 11, 2016, Davis Polk provided to, and discussed by teleconference with, the Special Committee a summary of outstanding key issues in respect of the draft merger agreement, including, among others, the ability of the Board, under the circumstances set forth in the draft merger agreement, to change its recommendation in favor of the Proposed Transaction and/or terminate the merger agreement for fiduciary duty reasons in connection with an intervening event other than a superior proposal, the definition of a superior proposal which would also allow the Board, under the circumstances set forth in the draft merger agreement, to change its recommendation in favor of the Proposed Transaction and/or terminate the merger agreement, the qualification of the representations and warranties of the Company by the Buyer Group's knowledge, protection against the risk of frustrating actions by the Buyer Group, closing conditions relating to maximum exercise of dissenters' rights and minimum cash and the amount of the termination fees.

        On April 12, 2016, Davis Polk and Skadden discussed by teleconference the remaining outstanding issues under the revised drafts of the merger agreement, equity commitment letter, limited guarantee, rollover agreement and voting agreement. Davis Polk provided an updated summary of outstanding key issues in respect of the draft merger agreement to the Special Committee based on this call.

        On April 13, 2016, at the direction of the Special Committee, Davis Polk provided Skadden with a revised draft merger agreement, a draft disclosure schedule, which had been prepared by the management of the Company, and revised drafts of the limited guarantee and the equity commitment letter. On the same day, Davis Polk and Skadden discussed by teleconference the remaining outstanding issues under the revised draft merger agreement and ancillary documents.

        On April 14, 2016, Davis Polk and Skadden exchanged multiple drafts of, and discussed by teleconference the outstanding issues in, the draft merger agreement and resolved, among other things, the definition of an intervening event and a superior proposal which would allow the Board, under the circumstances set forth in the draft merger agreement, to change its recommendation in favor of the Proposed Transaction and/or terminate the merger agreement for fiduciary duty reasons, qualification of the representations and warranties of the Company by the Buyer Group's knowledge, protection against the risk of frustrating actions taken at the direction of the Board or any officer of the Company who was connected to the Buyer Group within the scope of his or her customary authority, in each case, without the approval of the members of the Special Committee, or actions taken at the direction of Parent or Merger Sub, a closing condition relating to exercise of dissenters' rights by holders of more than of 10% of the outstanding Shares, a minimum cash condition of $93.0 million in U.S. dollars and a Company termination fee in the amount of $10.0 million and a Parent termination fee in the amount of $20.0 million.

        On April 14, 2016, the Special Committee held a telephonic meeting with representatives of Duff & Phelps, Davis Polk and Walkers. At the meeting, among other things, Davis Polk summarized for the Special Committee the key terms of the draft merger agreement. Walkers then reviewed the fiduciary duties of the members of the Special Committee under Cayman Islands law. Duff & Phelps then presented to the Special Committee its financial analyses of the Proposed Transaction and, following such presentation, orally rendered its opinion, which was subsequently confirmed by it in writing and is attached to this proxy statement as Annex B, to the Special Committee to the effect that the consideration to be paid to holders of the Shares and ADSs in the Merger, as of the date of its opinion, based upon, and subject to, the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Duff & Phelps in preparing its opinion, was fair, from a financial point of view, to such holders.

        After full discussion and taking into account the factors described below under the heading titled "Special Factors—Reasons for the Merger and Recommendation of the Special committee and the Board," the Special Committee unanimously (i) determined that the Merger Agreement and the Plan of Merger are fair to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, (ii) declared it advisable to enter into the Merger Agreement, (iii) recommended that the Board approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (iv) recommended that the Board submit the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a special resolution the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        Following the meeting of the Special Committee, the Board held a telephonic meeting on April 14, 2016, with representatives of Duff & Phelps and Davis Polk. Mr. Zhou, Mr. Shen and Mr. Charles Chao recused themselves from the meeting. The Board, after carefully considering all relevant factors, including the unanimous determination and recommendation of the Special Committee, (i) determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, and declared it advisable, to enter into the Merger Agreement and the transaction agreements contemplated by the Merger Agreement, (ii) authorized and approved the execution, delivery and performance of the Merger Agreement and the transaction agreements contemplated by the Merger Agreement and the consummation of the contemplated transactions, including the Merger, and (iii) resolved to direct that the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger.

        On April 15, 2016, the Company, Parent and Merger Sub executed and delivered the Merger Agreement. The other transaction documents, including the Debt Commitment Letter, the Equity Commitment Letters, the Limited Guarantee, the Rollover Agreement and the Voting Agreement were also executed and delivered on April 15, 2016. The Company then issued a press release announcing the execution of the Merger Agreement, and included the press release as an exhibit to its Current Report on Form 6-K that was furnished to the SEC on the same day.

Reasons for the Merger and Recommendation of the Special Committee and the Board

        The Special Committee and the Board believe that, as a privately-held entity, the Company's management may have greater flexibility to focus on improving the Company's long term financial performance without the pressures caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance.

        Additionally, as an SEC-reporting company, the Company's management and accounting staff, which comprises a handful of individuals, must devote significant time to SEC reporting and compliance. The Company is also required to disclose a considerable amount of business information to the public, some of which would otherwise be considered proprietary and competitively sensitive and would not be disclosed by a non-reporting company. As a result, the Company's actual or potential competitors, customers, suppliers, lenders and vendors all have access to this information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.

        Subsequent to the completion of the Merger, the Company will no longer be subject to the Exchange Act and NYSE compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses. The Company estimates that such costs and expenses would be between $2.2 million to $2.7 million per year, including legal and compliance expenses, audit fees, investor relations and other expenses.

        Our Board, acting upon the unanimous recommendation of the Special Committee, which the Special Committee acted with the advice and assistance of our management (other than Mr. Zhou and Mr. Shen, who are members of the Buyer Group, owing to their respective interests in the Proposed Transaction) and its financial and legal advisors, evaluated the Merger, including the terms and conditions of the Merger Agreement.

        At a meeting on April 14, 2016, the Special Committee unanimously recommended that the Board adopt resolutions that:

  •
  determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, and declared it advisable, to enter into the Merger Agreement;

  •
  authorized and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by Merger Agreement, including the Merger; and

  •
  resolved to recommend that the authorization and approval of the Merger Agreement, the Plan of Merger and the Merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger.

        On April 14, 2016, the Board approved and adopted the resolutions recommended by the Special Committee.

        In the course of reaching their respective determinations, the Special Committee and the Board considered the following substantive factors and potential benefits of the Merger, each of which the Special Committee and the Board believed supported their respective decisions, but which are not listed in any relative order of importance:

  •
  the per Share and per ADS merger consideration of $6.85 represented a premium of 9.08% over the Company's closing price of $6.28 per ADS on April 14, 2016, the last trading day prior to April 15, 2016, the date that the Company announced that it had entered into the Merger Agreement, and a premium of 15.13% over the 60 trading day volume-weighted average trading price of $5.95 prior to April 15, 2016;

  •
  the ADSs traded as low as $4.86 per ADS during the 52-week period prior to April 15, 2016, the date that it announced that it had entered into the Merger Agreement;

  •
  the possibility that it could take a considerable period of time before the trading price of the ADSs would reach and sustain a per ADS price equal to or greater than the per ADS merger consideration of $6.85, as adjusted for present value, particularly in light of (i) the trading price of the ADSs prior to announcing the receipt of the going-private proposal, and (ii) the Board's recognition of the challenges involved in increasing shareholder value as an independent publicly traded company;

  •
  the all-cash merger consideration, which will allow unaffiliated security holders to immediately realize liquidity for their investment and provide them with a specific amount of cash consideration for their Shares or ADSs;

  •
  the Buyer Group had obtained (1) a debt financing commitment in an amount up to $350 million pursuant to an executed debt commitment letter dated April 15, 2016 provided by Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch, as well as the limited number and nature of condition to the debt financing; and (2) equity financing commitments provided by Mr. Zhou, Mr. Shen and SINA (collectively, the "Sponsors") pursuant to equity commitment letters dated April 15, 2016 issued by the Sponsors;

  •
  the negotiations with respect to the merger consideration and the Special Committee's determination that, following negotiations with the Buyer Group, $6.85 per Share or ADS was the highest price that the Buyer Group would agree to pay, with the Special Committee basing its belief on a number of factors, including the process of negotiations and the experience of the Special Committee's advisors;

  •
  the fact that the members of the Buyer Group, who collectively own approximately 44.9% of the outstanding Shares, have entered into the Consortium Agreement and the Voting Agreement; pursuant to which, the parties agreed, (i) to participate in the Proposed Transaction, (ii) to vote for the Proposed Transaction and vote against any competing proposal, and (iii) not to sell their respective Shares or ADSs;

  •
  the fact that the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, is subject to the affirmative vote of the holders of Shares representing at least two-thirds of the voting rights of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting; and given the Buyer Group's ownership of the Company and assuming the members of the Buyer Group complies with its voting undertakings under the Voting Agreement, based on the number of Shares expected to be issued and outstanding on the Share record date, an amount of Shares representing approximately 21.8% of the voting rights of the entire issued and outstanding Shares as of the Share record date owned by shareholders and on behalf of ADS holders other than the members of the Buyer Group must also be voted in favor of the special resolutions to be proposed at the extraordinary general meeting for the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to be approved, assuming all shareholders will be present and voting in person or by proxy at the extraordinary general meeting;

  •
  the financial analysis reviewed and discussed with the Special Committee by representatives of Duff & Phelps, as well as the oral opinion of Duff & Phelps to the Special Committee on April 14, 2016 (which was subsequently confirmed by delivery of a written opinion of Duff & Phelps dated as of April 15, 2016) with respect to the fairness, from a financial point of view, the $6.85 per Share or ADS cash merger consideration to be received by the holders of Shares and ADSs, respectively (other than holders of Excluded Shares), which includes the security holders unaffiliated to the Company, pursuant to the Merger Agreement, as of April 15, 2016, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Duff & Phelps in preparing their opinion. Please see "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page [54] for additional information;

  •
  potential adverse effects on the Company's business, financial condition and results of operations caused by recent economic conditions in the PRC, which have resulted in reduced liquidity, greater volatility, widening of credit spreads, lack of price transparency in credit markets, a reduction in available financing and reduced market confidence;

  •
  estimated forecasts of the Company's future financial performance prepared by the Company's management, together with the Company's management's view of the Company's financial condition, results of operations, business and prospects, indicating that the Company may face uncertain business conditions in China, which made the transaction desirable at this time;

  •
  the increased costs of regulatory compliance for public companies;

  •
  the trends in the Company's industry, including competition;

  •
  the recognition that, as a privately-held entity, the Company's management may have greater flexibility to focus on improving the Company's long term financial performance without the pressures caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance;

  •
  the recognition that, as an SEC-reporting company, the Company's management and accounting staff, which comprises a handful of individuals, must devote significant time to SEC reporting and compliance;

  •
  the recognition that, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would otherwise be considered proprietary and competitively sensitive and would not be disclosed by a non-reporting company and which potentially may help our actual or potential competitors, customers, lenders and vendors compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be;

  •
  the belief of the Special Committee that the terms of the Merger Agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable;

  •
  the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):

  •
  the absence of a financing condition in the Merger Agreement;

  •
  the likelihood and anticipated timing of completing the Merger in light of the scope of the conditions to completion; and

  •
  the fact the Merger Agreement provides that, in the event of a failure of the Merger to be completed under certain circumstances, Parent will pay the Company a $20 million termination fee and the guarantee of such payment obligation by the Guarantors pursuant to the Limited Guarantee;

  •
  since the announcement of the Proposed Transaction on June 9, 2015 and prior to the entry into the Merger Agreement, no party other than the members of the Buyer Group, including any of the twenty nine (29) potentially interested parties contacted by Duff & Phelps on behalf of the Special Committee in the pre-signing market check, had expressed an interest in exploring an alternative transaction with the Company; and

  •
  the consideration and negotiation of the Merger Agreement was conducted entirely under the control and supervision of the Special Committee, which consists of four independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the Special Committee's authority.

        In addition, the Special Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to the security holders who are unaffiliated to the Company and to permit the Special Committee and the Board to represent effectively the interests of such unaffiliated security holders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

  •
  in considering the Merger with the Buyer Group, the Special Committee, which consists of four independent directors, acted solely to represent the interests of the unaffiliated security holders, and the Special Committee had independent control of the negotiations with the Buyer Group and its legal advisor on behalf of such security holders;

  •
  all of the directors serving on the Special Committee during the entire process were and are independent directors and free from any affiliation with the Buyer Group. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the unaffiliated security holders other than (i) the director's receipt of board compensation in the ordinary course, (ii) Special Committee members' compensation in connection with its evaluation of the Merger (which is not contingent upon the completion of the Merger or the Special Committee's or Board's recommendation of the Merger), and (iii) the director's indemnification and liability insurance rights under the Merger Agreement;

  •
  following its formation, the Special Committee's independent control the sale process with the advice and assistance of Duff & Phelps as its financial advisor, and Davis Polk and Walkers, as its legal advisors, each reporting solely to the Special Committee;

  •
  the Special Committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the Buyer Group and the transactions contemplated thereby from the date the Special Committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by the Board for authorization and approval unless the Special Committee had recommended such action to the Board;

  •
  there are no limitations placed on the Special Committee's authority, including the authority to reject the terms of any strategic transaction, including the Merger;

  •
  the Special Committee held telephonic meetings to consider and review the terms of the Merger Agreement and the Merger;

  •
  the recognition by the Special Committee and the Board that it had no obligation to recommend the authorization and approval of the proposal from the Buyer Group or any other transaction;

  •
  the recognition by the Special Committee and the Board that, under the terms of the Merger Agreement, it has the ability to consider any proposal regarding a competing transaction that is reasonably likely to lead to a "superior proposal" (as defined in the Merger Agreement and further explained under the caption "The Merger Agreement and Plan of Merger—No Solicitation" beginning on page [109]) until the date the Company's shareholders vote upon and authorize and approve the Merger Agreement;

  •
  the ability of the Company to change its recommendation in favor of the Merger and terminate the Merger Agreement in connection with a "superior proposal" or "intervening event" (as defined in the Merger agreement and further explained under the caption "The Merger Agreement and Plan of Merger—No Solicitation" beginning on page [109]) subject to compliance with the terms and conditions of the Merger Agreement;

  •
  the availability of dissenter rights to the shareholders, other than the Buyer Group, who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenter rights, which allow such holders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands; and

  •
  in considering this factor, the Special Committee and the Board recognized that although only a registered holder of Shares may exercise dissenter rights in respect of such Shares and the ADS depositary will not exercise dissenter rights on behalf of a holder of ADSs, a holder of ADSs who wishes to dissent has the right to surrender his or her ADSs to the ADS depositary and pay the fee of ADS depositary to withdraw his or her Shares and then become a registered holder of such Shares in order to exercise the dissenter rights with respect to such Shares prior to the extraordinary general meeting. See "Dissenter Right" beginning on page [119] of the Revised Proxy Statement for additional information.

        In its consideration of the procedural fairness of the Merger, the Special Committee and the Board noted that the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, is not subject to the "majority of the minority" voting requirement. Nevertheless, the Special Committee and the Board believe the Merger is procedurally fair to the security holders who are unaffiliated to the Company because (i) the Cayman Islands laws do not require a merger to be conditioned upon the "majority of the minority" voting requirement and this condition is not customary in going-private transactions involving Cayman Islands companies and (ii) various safeguards and protective steps have been adopted to ensure the procedural fairness of the Transactions (as summarized above.

        The Special Committee and the Board also considered a variety of potentially negative factors discussed below concerning the Merger Agreement and the Merger, which are not listed in any relative order of importance:

  •
  the fact that authorization and approval of the Merger Agreement are not subject to the authorization and approval of holders of a majority of the Company's outstanding Shares and ADSs unaffiliated with the Buyer Group;

  •
  the fact that the Company's shareholders, other than the Buyer Group, will have no ongoing equity participation in the Company following the Merger, and that they will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company which could include a dividend to shareholders;

  •
  the restrictions on the conduct of the Company's business prior to the completion of the Merger. See "The Merger Agreement and Plan of Merger—Conduct of Business Pending the Merger" beginning on page [107] for additional information;

  •
  the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

  •
  the Company will be required to, under certain circumstances, pay Parent a termination fee of $10 million in connection with the termination of the Merger Agreement;

  •
  the fact that Parent and Merger Sub are newly formed corporations with essentially no assets, and that the Company's legal remedy in the event of breach of the Merger Agreement by Parent or Merger Sub is limited to receipt of a termination fee of $20 million, and that the Company may not be entitled to a termination fee at all if, among other things, the Company's shareholders do not approve the Merger Agreement at the extraordinary general meeting. See "The Merger Agreement and Plan of Merger—Termination of the Merger Agreement" beginning on page [114] and "The Merger Agreement and Plan of Merger—Termination Fee" beginning on page [116] for additional information;

  •
  the Merger Agreement precludes the Company from actively soliciting alternative transaction proposals;

  •
  the fact that Mr. Zhou and Mr. Shen may have interests in the transaction that are different from, or in addition to, those of the unaffiliated security holders, as well as the other interests of the Company's directors and officers in the Merger. Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page [83] for additional information;

  •
  the rights of Parent under the Merger Agreement not to consummate the Merger and/or to terminate the Merger Agreement if certain events that are not within the Company's control take place, including, among other events, the occurrence of any material adverse effect, the holders of more than 10% of the outstanding Shares having validly served notice of objection prior to the vote on the Merger at the extraordinary general meeting or the Company failing to have at least $93.0 million in U.S. dollars in available cash at the Closing;

  •
  the fact that there can be no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied and, as a result, it is possible that the Merger may not be completed even if Company shareholders approve it;

  •
  the possibility that the Buyer Group fails to find alternative debt financing if the Lender does not provide the debt financing in an amount up to $350 million pursuant to an executed debt commitment letter dated April 15, 2016 provided by Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch;

  •
  the possibility that Sponsors fail to fund their respective equity commitments pursuant to the executed equity commitment letters dated April 15, 2016;

  •
  the possibility that the Merger might not be completed and the negative impact of a public announcement of the Merger on the Company's sales and operating results and the Company's ability to attract and retain key management, marketing and technical personnel; and

  •
  the taxability of an all-cash transaction to the unaffiliated security holders.

        The forgoing information and factors considered by the Special Committee and the Board are not intended to be exhaustive, but include the material factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee recommended that the Board authorize and approve, and the Board authorized and approved, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, based upon the totality of the information presented to and considered by it.

        In the course of reaching its conclusion regarding the fairness of the Merger to the security holders who are unaffiliated to the Buyer Group, which includes all security holders who are unaffiliated to the Company, and its decision to recommend the authorization and approval of the Merger Agreement, the plan of merger and the transactions contemplated by the Merger Agreement, including the Merger, the Special Committee considered financial analyses presented by Duff & Phelps as an indication of the going concern value of the Company. These analyses included, among others, selected public companies analysis, selected transactions analysis and discounted cash flow analysis. All of the material analyses as presented to the Special Committee on April 14, 2016 are summarized below under the caption "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page [54]. The Special Committee expressly adopted these analyses and the opinion of Duff & Phelps, among other factors considered, in reaching its determination as to the fairness of the Transactions, including the Merger.

        Neither the Special Committee nor the Board considered the liquidation value of Company's assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the Special Committee and the Board believe that the value of the Company's assets that might be realized in a liquidation would be significantly less than its going concern value on the following grounds: (i) the realization of value in a liquidation would involve selling many distinct operating entities and such a process would likely be complex and time consuming, as buyers for each asset would need to be found, agreements negotiated and various regulatory approvals would be required, which might delay or impede such a process, (ii) a liquidation of some (but not all) assets would risk leaving unattractive, orphaned assets that would be difficult to monetize, (iii) the tax implications in a liquidation are difficult to quantify, and could be significant relative to a sale of the Company as a going concern, (iv) neither the Special Committee nor the Board were aware of any precedents of U.S.-listed PRC companies liquidating their entire business and returning the proceeds to shareholders and (v) liquidation value analysis does not take into account any value that may be attributed to the Company's ability to build and attract new business.

        Each of the Special Committee and the Board believes the analyses and additional factors it reviewed provided an indication of the Company's going concern value. The Board and management of the Company have been dedicated to maximizing shareholder value. Taking into account the historical trading prices of ADSs and the current condition of the U.S. stock market, each of the Special Committee and the Board believes that the per Share and the per ADS merger consideration offered by the Buyer Group appropriately reflects the intrinsic present value of Shares and ADSs, while allowing sufficient potential for future growth to attract the Buyer Group to enter into the Merger Agreement and complete the Merger. Each of the Special Committee and the Board also considered the purchase prices paid in previous purchases as described under the caption "Transactions in the Shares and ADSs" beginning on page [125]. Neither the Special Committee nor the Board considered the Company's net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company, as a factor. The Special Committee and the Board believe that net book value is not a material indicator of the value of the Company as a going concern. The Company's net book value per Share as of December 31, 2015 was $6.31, based on the 143,924,959 issued and outstanding Shares as of December 31, 2015. Net book value does not take into account the future prospects of the Company, market conditions, trends in the industry related to film or the business risks inherent in competing with other companies in that industry. The Company is not aware of any firm offers made by any unaffiliated person, other than the filing persons, during the past two years for (i) the Merger or consolidation of the Company with or into another company, or vice-versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company's securities that would enable the holder to exercise control of the Company.

        In reaching its determination that the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and the security holders who are unaffiliated to the Buyer Group, which includes all security holders who are unaffiliated to the Company, and its decision to authorize and approve the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, and recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, by the Company's shareholders, the Board, on behalf of the Company, considered the analysis and recommendation of the Special Committee and the factors examined by the Special Committee as described above under this section and under "Special Factors—Background of the Merger," and adopted such recommendations and analysis. During its consideration of the Merger Agreement, the Plan of Merger and the consummation of the transactions, including the Merger, the Board was also aware that some of the Company's directors and shareholders, including Mr. Zhou and Mr. Shen, have interests with respect to the Merger that are, or may be, different from, or in addition to those of the unaffiliated security holders generally, as described under the section entitled "Special Factors —Interests of Certain Persons in the Merger" beginning on page [83]. Except as discussed in "Special Factors—Background of the Merger," "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board," and "Special Factors—Opinion of the Special Committee's Financial Advisor," no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of the unaffiliated security holders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

        For the foregoing reasons, each of the Special Committee and the Board believes that the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, are substantively and procedurally fair to and in the best interests of the Company and security holders who are unaffiliated to the Company.

Position of the Buyer Group as to the Fairness of the Merger

        Under SEC rules governing going-private transactions, each member of the Buyer Group is deemed to be an affiliate of the Company, and therefore, is required to express its belief as to the fairness of the Merger to the security holders who are unaffiliated to the Company. The Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any holder of Shares or ADSs as to how such holder of Shares or ADSs should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Buyer Group has interests in the Merger that are different from, and in addition to, those of the unaffiliated security holders by virtue of their continuing interests in the Surviving Corporation after the consummation of the Merger. These interests are described under "Special Factors—Interests of Certain Persons in the Merger—Interests of the Buyer Group" beginning on page [83].

        The Buyer Group believes that the interests of the security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, rather than to the unaffiliated security holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively or procedurally fair to the unaffiliated security holders. No member of the Buyer Group participated in the deliberations of the Special Committee regarding, or receive any advice from the Special Committee's independent legal or financial advisors as to, the fairness of the Merger to the unaffiliated security holders. Furthermore, the members of the Buyer Group did not engage a financial advisor for the purpose of performing any independent valuation or other analysis to assist them in assessing the fairness of the per Share merger consideration or per ADS merger consideration, as applicable, to the Company's unaffiliated security holders.

        Based on their knowledge and analysis of available information regarding the Company, as well as the factors considered by, and the analysis and conclusions of, the Special Committee and the Board discussed in "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board" beginning on page [36], the Buyer Group believes the Merger is substantively and procedurally fair to the security holders who are unaffiliated to the Company. In particular, the Buyer Group's belief is based on the consideration of the following factors, which are not listed in any relative order of importance:

  •
  the Per ADS Merger Consideration of $6.85 represents a 10.5% premium over the Company's closing price of $6.20 per ADS as quoted by the NYSE on October 30, 2015, the last trading day prior to the Company's announcement on November 2, 2015 that it had received a revised non-binding going-private proposal, a 2.1% premium over the Company's closing price of $6.71 per ADS as quoted by the NYSE on June 8, 2015, the last trading day prior to the Company's initial announcement on June 9, 2015 that it had received a non-binding going-private proposal, and a 17.7% premium over the Company's closing price of $5.82 per ADS on June 2, 2015, one week prior to the Company's initial announcement;

  •
  the Company's ADSs traded as low as $4.86 per ADS during the 52-week period prior to the announcement of the execution of the Merger Agreement;

  •
  as an SEC-reporting public company, the Company would continue to be subject to the increased costs of regulatory compliance, and the requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company and which potentially may help the Company's actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be. These factors may adversely affect the Company's financial condition and results of operation as well as the Company's ability to generate greater value for the unaffiliated security shareholders than the Merger;

  •
  the Special Committee consists solely of directors who are unaffiliated with any member of the Buyer Group or any officer or employee of the Company and do not have any interests in the Merger different from, or in addition to, those of the unaffiliated security holders, other than (i) the directors' receipt of Board compensation in the ordinary course, (ii) Special Committee members' compensation in connection with its evaluation of the Merger (which is not contingent upon the completion of the Merger or the Special Committee's or Board's recommendation of the Merger) and (iii) the directors' indemnification and liability insurance rights under the Merger Agreement;

  •
  the Special Committee was established and given authority to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the Transactions, including the Merger;

  •
  the Special Committee and, acting upon the unanimous recommendation of the Special Committee, the Board (other than Mr. Zhou, Mr. Shen and Mr. Charles Chao, who recused themselves from the meeting) unanimously determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are in the best interests of the security holders who are unaffiliated to the Buyer Group, which includes all security holders who are unaffiliated to the Company;

  •
  the Buyer Group did not participate in or seek to influence the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

  •
  the Special Committee and the Board had no obligation to recommend the authorization and the approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

  •
  the Special Committee retained and was advised by independent legal counsel and an independent financial advisor, all of whom are experienced in advising committees such as the Special Committee in similar transactions;

  •
  the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, is subject to the affirmative vote of the holders of Shares representing at least two-thirds of the voting rights of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting; and given the Buyer Group's ownership of the Company and assuming the members of the Buyer Group complies with its voting undertakings under the Voting Agreement, based on the number of Shares expected to be issued and outstanding on the Share record date, an amount of Shares representing approximately 21.8% of the voting rights of the entire issued and outstanding Shares as of the Share record date owned by shareholders and on behalf of ADS holders other than the members of the Buyer Group must also be voted in favor of the special resolutions to be proposed at the extraordinary general meeting for the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to be approved, assuming all shareholders will be present and voting in person or by proxy at the extraordinary general meeting;

  •
  the merger consideration and other terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions were the result of robust negotiations between the Buyer Group and the Special Committee and their respective legal and financial advisors;

  •
  under the terms of the Merger Agreement, in certain circumstances relating to an unsolicited bona fide written Competing Transaction, prior to obtaining the Company Shareholder Approval of the Merger, the Company is permitted (subject to certain limitations and restrictions set forth in the Merger Agreement) to furnish information to and enter into discussions or negotiations with persons making proposals of such Competing Transaction and the Board is permitted to change, withhold, withdraw, qualify or modify its recommendation of the Merger Agreement if the failure to make a change in the Company's recommendation would reasonably be expected to be inconsistent with the directors' fiduciary duties (subject to certain other conditions, limitations and restrictions set forth in the Merger Agreement);

  •
  the ability of the Company to terminate the Merger Agreement under the terms of the Merger Agreement to enter into a superior proposal (as defined in the section entitled "The Merger Agreement—No Solicitation") or upon a Change in the Company Recommendation (as defined in the section entitled "The Merger Agreement—No Change of Recommendation"), subject to compliance with the terms and conditions of the Merger Agreement;

  •
  the Merger Agreement requires Parent to pay a $20 million termination fee to the Company if the merger agreement is terminated under certain circumstance, which is twice the amount of the termination fee payable by the Company to the Parent if the Merger Agreement is terminated under certain circumstances;

  •
  Mr. Zhou, Mr. Shen and SINA have agreed to guarantee the obligations of Parent under the Merger Agreement to pay the termination fee to the Company and reimburse certain costs and expenses of the Company if the Merger Agreement is terminated under certain circumstances;

  •
  the Company has the ability to specifically enforce the terms of the Merger Agreement and the Equity Commitment Letters under certain circumstances;

  •
  the availability of dissenters' rights to the unaffiliated security holders (and any ADS holder who elects to first convert his or her ADSs for the Shares) who comply with the required procedures under Section 238 of the Cayman Islands Companies Law for exercising dissenters' rights, which allow such holders to seek appraisal of the fair value of their Shares as determined by the Grand Court of the Cayman Islands;

  •
  although only a registered holder of Shares may exercise dissenter rights in respect of such Shares and the ADS depositary will not exercise dissenter rights on behalf of a holder of ADSs, a holder of ADSs who wishes to dissent has the right to surrender his or her ADSs to the ADS depositary and pay the fee of ADS depositary to withdraw his or her Shares and then become a registered holder of such Shares in order to exercise the dissenter rights with respect to such Shares prior to the extraordinary general meeting. See "Dissenter Right" beginning on page [119] of the Revised Proxy Statement for additional information;

  •
  the consideration to be paid to the unaffiliated security holders in the Merger is all cash, allowing the unaffiliated security holders to immediately realize certainty of value and liquidity for all of their Shares or ADSs;

  •
  the Buyer Group had obtained (1) a debt financing commitment in an amount up to $350 million pursuant to an executed debt commitment letter dated April 15, 2016 provided by Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch, as well as the limited number and nature of condition to the debt financing; and (2) equity financing commitments provided by Mr. Zhou, Mr. Shen and SINA (collectively, the "Sponsors") pursuant to equity commitment letters dated April 15, 2016 issued by the Sponsors; and

  •
  the Board was fully informed about the extent to which the interests of the Buyer Group in the Merger differed from those of the unaffiliated security holders.

        In its consideration of the procedural fairness of the Merger, the Buyer Group noted that the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, is not subject to the "majority of the minority" voting requirement. Nevertheless, the Buyer Group believes the Merger is procedurally fair to the security holders who are unaffiliated to the Company because (i) the Cayman Islands laws do not require a merger to be conditioned upon the "majority of the minority" voting requirement and this condition is not customary in going-private transactions involving Cayman Islands companies and (ii) various safeguards and protective steps have been adopted to ensure the procedural fairness of the Transactions, including without limitation (a) the formation of and the broad authorities granted to the Special Committee in reviewing, evaluating and negotiating (and ultimately authorizing and approving) the terms of the Merger Agreement, (b) the Special Committee, which consists directors of the Company who are not employees of the Company, retained competent and experienced independent legal counsels and an independent financial advisor to act solely on behalf of the unaffiliated security holders for purposes of negotiating the terms of the Merger and preparing a report concerning the fairness of the Merger, (c) the Special Committee, which consists of directors of the Company who are not employees of the Company, unanimously approved the Merger after consultation with its independent financial advisor and legal counsels, (d) the rights of the Company with regard to a bona fide written Competing Transaction and Superior Proposal and (e) the availability of dissenters' rights to the unaffiliated security holders.

        The Buyer Group did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger.

        In its consideration of the fairness of the Merger, the Buyer Group did not undertake an appraisal of the assets of the Company to determine the Company's liquidation value for the unaffiliated security holders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup. In addition, the Buyer Group did not consider the Company's liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the Merger.

        The Buyer Group did not seek to establish a pre-Merger going concern value for the Company's Shares and ADSs to determine the fairness of the merger consideration to the unaffiliated security holders because following the Merger the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the ADSs, the merger consideration represented a premium to the going concern value of the Company.

        Members of the Buyer Group did not purchase any Shares during the past two years except for purchases in connection with exercise of Company Options disclosed in "Transactions in the Shares and ADS—Purchases by the Buyer Group" on page [125], and thus did not consider in their fairness determination, the purchase prices paid in previous purchase of Shares.

        The Buyer Group did not perform or receive any independent reports, opinions or appraisals from any third party related to the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the unaffiliated security holders.

        Members of the Buyer Group were not aware of, and thus did not consider in their fairness determination, any offers or proposals made by any unaffiliated third parties with respect to (i) a merger or consolidation of the Company with or into another company, or vice versa, (ii) an acquisition of the Company, (iii) a tender offer or other acquisition of any of the Company's securities, (iv) a sale of all or a substantial part of the Company's assets or (e) a purchase of the Company's voting securities that would enable the holder to exercise control over the Company.

        The foregoing is a summary of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the substantive and procedural fairness of the Merger to the security holders who are unaffiliated to the Company, which is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered. The Buyer Group did not find it practicable to assign, and did not assign, relative weights to the foregoing factors considered in reaching its conclusion as to the substantive and procedural fairness of the Merger to the unaffiliated security holders. Rather, the Buyer Group made the fairness determinations after considering all of the foregoing factors as a whole.

        The Buyer Group believes these factors provide a reasonable basis for its belief that the Merger is both substantively and procedurally fair to the security holders who are unaffiliated to the Company. This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any shareholder or ADS holder of the Company as to how such shareholder or ADS holder should vote with respect to the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting.

Certain Financial Projections

        The Company's management does not, as a matter of course, make available to the public future financial projections. However, the Company's management prepared certain financial projections for the Special Committee and its financial advisor in connection with the financial analysis of the Merger. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of the Company.

        The financial projections are not a guarantee of performance. In compiling the projections, the Company's management took into account historical performance, combined with estimates regarding revenues, gross profit, income from operations and net income. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the projections were prepared. Please refer to the more detailed discussion of assumptions and estimates about future financial factors made by our management on page [53]. This information is not, however, fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new services, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to the Merger or any changes to our operations or strategy that may be implemented after the time the projections were prepared. We cannot assure you that the projections will be realized or that actual results will not be significantly different from those contained in the projections.

        Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility and disclaim any association with, the prospective financial information. Deloitte's report accompanying our audited consolidated financial statements included in the Company's Annual Report on Form 20-F for the year ended December 31, 2015 incorporated by reference in this proxy statement refers exclusively to the Company's historical information and does not cover any other information in this proxy statement and should not be read to do so. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the Special Committee's financial advisor and are not included for the purpose of influencing any shareholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal for his, her or its Shares pursuant to Section 238 of the Cayman Islands Companies Law.

        The following table summarizes the consolidated financial projections for Leju, also known as the real estate online services segment of the Company, and EJ Core (for purposes of this proxy statement, "EJ Core" shall mean the combination of the Company's real estate brokerage services, real estate information and consulting services, real estate advertising and promotional event services, and headquarter function. The descriptions for various businesses of the Company are more fully set forth in the Company's Form 20-F filed with SEC for the year ended December 31, 2015) prepared by our management in November 2015 (the "2015 Management Projections"), and the updated consolidated financial projections for Leju and EJ Core prepared by our management in January 2016. These projections have been considered by the special committee in connection with their analysis of the Merger and Duff & Phelps in connection with their delivery of the fairness opinion (the "2016 Management Projections" or the "Management Projections"). The changes from the 2015 Management Projections to the 2016 Management Projections were made by our management with consideration of following factors: (i) the depreciation of Renminbi against U.S. dollar in terms of both the spot and the forward exchange rate from December 2015 to early 2016; (ii) the estimated performance of Leju for the whole 2015 (as well as the performance for the 4th quarter of 2015 as implied by the earning guidance) fall short of the earning guidance last confirmed in November, when the 2015 Management Projections were prepared; and (iii) the fact that Leju failed to renew the corporation agreement with Baidu, which accounts for 10% of total revenue from online advertising services for Leju in 2015.

2015 Management Projections

	2015 Management Projections
	Fiscal Year Ending December 31,
Lejuc 2015E	2016E	2017E	2018E	2019E	2020E
	(in USD million except percentage)
Net Revenue
E-Commerce Revenues	438	517	601	681	751	814
% Growth	34.0%	18.2%	16.2%	13.3%	10.3%	8.4%
Online Advertising Revenues	142	146	151	156	161	167
% Growth	–8.2%	2.5%	3.4%	3.4%	3.4%	3.5%
Listing Revenues	20	25	29	34	39	43
% Growth	42.5%	22.1%	18.2%	16.2%	13.3%	10.4%
Others Revenues	1	6	16	31	46	59
% Growth	NA	516.1%	146.2%	97.0%	47.8%	28.1%
Net Revenues	602	695	797	902	998	1,083
% Growth	21.3%	15.5%	14.8%	13.2%	10.5%	8.6%
Gross Profit*	539	631	732	835	929	1,012
% Margin	89.6%	90.8%	91.8%	92.6%	93.1%	93.4%
Operating Expenses*	492	589	673	752	821	882
% Net Revenue	81.7%	84.8%	84.3%	83.3%	82.3%	81.5%
Income from Operations	48	42	59	84	107	130
% Margin	7.9%	6.0%	7.4%	9.3%	10.8%	12.0%
Net Income	37	34	48	67	84	101
% Margin	6.2%	4.9%	6.0%	7.4%	8.5%	9.4%
Depreciation & Amortization	30	29	30	29	30	30
% Net Revenue	5.0%	4.2%	3.7%	3.3%	3.0%	2.8%
Capital Expenditures	17	17	18	18	19	20
% Net Revenue	2.9%	2.5%	2.2%	2.0%	1.9%	1.8%
Net Working Capital	(40)	(49)	(55)	(60)	(64)	(67)
% Net Revenue	–6.7%	–7.0%	–6.9%	–6.6%	–6.4%	–6.2%

*
Management projected gross profit and operating expenses include depreciation and amortization.

	2015 Management Projections
	Fiscal Year Ending December 31,
EJ Core	2015E	2016E	2017E	2018E	2019E	2020E
	(in USD million except percentage)
Net Revenue
Real Estate Brokerage	345	361	380	394	408	424
% Growth	21.7%	4.5%	5.2%	3.8%	3.7%	3.8%
Real Estate Information & Consulting	60	80	90	107	127	142
% Growth	–26.9%	32.1%	12.5%	18.8%	18.8%	12.4%
Real Estate Promotional Events	23	27	31	34	38	41
% Growth	–23.2%	15.0%	15.0%	12.0%	10.0%	10.0%
Net Revenues	428	467	500	535	573	608
% Growth	8.2%	9.0%	7.0%	7.0%	7.1%	6.1%
Gross Profit*	163	175	188	206	225	242
% Margin	38.1%	37.4%	37.7%	38.4%	39.3%	39.9%
Operating Expenses*	167	166	169	174	179	184
% Net Revenue	39.1%	35.5%	33.9%	32.6%	31.2%	30.2%
Income from Operations	(4)	9	19	31	46	59
% Margin	–0.9%	1.9%	3.8%	5.9%	8.1%	9.6%
Net Income	(3)	(7)	8	18	29	39
% Margin	–0.6%	–1.5%	1.5%	3.3%	5.1%	6.4%
Depreciation & Amortization	10	12	14	14	14	15
% Net Revenue	2.2%	2.6%	2.7%	2.6%	2.5%	2.4%
Capital Expenditures	43	8	8	8	9	9
% Net Revenue	10.0%	1.6%	1.6%	1.6%	1.5%	1.5%
Net Working Capital	295	290	294	297	310	324
% Net Revenue	68.9%	62.1%	58.9%	55.5%	54.2%	53.3%

*
Management projected gross profit and operating expenses include depreciation and amortization.

	2016 Management Projections
	Fiscal Year Ending December 31,
Leju	2016E	2017E	2018E	2019E	2020E
	(in USD million except percentage)
Net Revenue
E-Commerce Revenues	472	536	581	626	668
% Growth	13.5%	13.5%	8.5%	7.7%	6.8%
Online Advertising Revenues	140	142	144	148	152
% Growth	0.2%	1.9%	1.3%	2.8%	2.8%
Listing Revenues	25	29	33	37	41
% Growth	19.3%	18.4%	13.8%	12.6%	9.7%
Others Revenues	6	15	30	43	55
% Growth	NA	142.6%	92.9%	46.9%	27.3%
Net Revenues	643	723	788	855	917
% Growth	11.6%	12.5%	9.1%	8.5%	7.3%
Gross Profit*	567	646	711	776	836
% Margin	88.2%	89.3%	90.2%	90.8%	91.2%
Operating Expenses*	529	599	640	689	736
% Net Revenue	82.3%	82.8%	81.3%	80.6%	80.3%
Income from Operations	38	47	71	87	100
% Margin	5.8%	6.5%	9.0%	10.2%	10.9%
Net Income	31	38	56	68	78
% Margin	4.8%	5.3%	7.1%	8.0%	8.5%
Depreciation & Amortization	16	16	15	15	15
% Net Revenue	2.4%	2.2%	1.9%	1.7%	1.6%
Capital Expenditures	4	4	4	4	5
% Net Revenue	0.6%	0.5%	0.5%	0.5%	0.5%
Net Working Capital	(47)	(53)	(54)	(57)	(61)
% Net Revenue	–7.4%	–7.3%	–6.9%	–6.7%	–6.6%

*
Management projected gross profit and operating expenses include depreciation and amortization.

2016 Management Projections

	2016 Management Projections
	Fiscal Year Ending December 31,
EJ Core	2016E	2017E	2018E	2019E	2020E
	(in USD million except percentage)
Net Revenue
Real Estate Brokerage	352	365	371	383	395
% Growth	–4.3%	3.7%	1.6%	3.1%	3.1%
Real Estate Information & Consulting	78	86	101	119	133
% Growth	33.6%	10.9%	16.3%	18.1%	11.8%
Real Estate Promotional Events	26	29	32	35	39
% Growth	21.6%	13.3%	9.7%	9.3%	9.3%
Net Revenues	456	481	504	537	566
% Growth	1.9%	5.5%	4.7%	6.5%	5.5%
Gross Profit*	171	181	194	211	226
% Margin	37.4%	37.7%	38.4%	39.3%	39.9%
Operating Expenses*	162	164	165	168	172
% Net Revenue	35.6%	34.0%	32.7%	31.3%	30.3%
Income from Operations	8	18	29	43	54
% Margin	1.8%	3.7%	5.8%	8.0%	9.6%
Net Income	(7)	7	16	27	36
% Margin	–1.6%	1.4%	3.2%	5.0%	6.3%
Depreciation & Amortization	12	13	13	13	14
% Net Revenue	2.6%	2.7%	2.6%	2.5%	2.4%
Capital Expenditures	7	8	8	8	9
% Net Revenue	1.6%	1.6%	1.6%	1.5%	1.5%
Net Working Capital	283	284	280	291	302
% Net Revenue	62.1%	58.9%	55.6%	54.2%	53.3%

*
Management projected gross profit and operating expenses include depreciation and amortization.

        In preparing these projections, the Company's management necessarily made certain assumptions about future financial factors affecting our business, including, primarily, that (i) the real estate market of China would not experience material fluctuations that may adversely affect our business, (ii) the Company would be able to successfully execute its strategy of expanding into new geographical markets in China, (iii) the Company would be able to successfully execute the business plan for its strategic alliances and other new business initiatives, (iv) the Company would be able to continue to apply the e-commerce business model to the real estate industry, (v) the Company would be able to continue to obtain and maintain accurate, comprehensive and reliable data in its real estate information database and analysis system, and (vi) material costs and expenses would increase in connection with the Company's revenue increase. The Company's management also assumed that the overall economy in China will remain stable, and that there will be no material change in competition affecting the Company.

        NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

        BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

        The financial projections are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see "Cautionary Note Regarding Forward-Looking Statements" beginning on page [129] and "Item 3. Key Information—D. Risk Factors" included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, incorporated by reference into this proxy statement.

Accounting Treatment of the Merger

        The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, "Business Combinations—Related Issues."

Opinion of the Special Committee's Financial Advisor

        Pursuant to an engagement letter dated June 25, 2015, the Special Committee retained Duff & Phelps as its financial advisor to deliver a fairness opinion in connection with the Merger. Duff & Phelps is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and private placements of securities, and other investment banking services.

        At the meeting of the special committee on April 14, 2016, Duff & Phelps rendered its oral opinion (which was confirmed in writing on April 15, 2016) to the special committee that, as of April 15 and based upon and subject to the factors, assumptions, and limitations set forth in its opinion, the per Share merger consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and the per ADS merger consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger were fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs). No limitations were imposed by the Special Committee upon Duff & Phelps with respect to the investigations made or procedures followed by it in rendering its opinion.

        The full text of the written opinion of Duff & Phelps dated April 15, 2016, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The full text of Duff & Phelp's opinion set forth in this proxy statement is incorporated by reference. The shareholders of the Company are urged to read the opinion in its entirety. Duff & Phelps' written opinion and the presentation materials are addressed to the Special Committee (in its capacity as such), are directed only to the per Share merger consideration and the per ADS merger consideration to be paid in the Merger and do not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger or any other matter.

        In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps' procedures, investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

  •
  reviewed the Company's annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2013 and December 31, 2014;

  •
  reviewed Leju's, also known as the real estate online services segment of the Company, annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2013 and December 31, 2014;

  •
  reviewed prospectuses for the initial public offerings of Leju and Jupai Holdings Limited ("JP") respectively filed with the SEC;

  •
  reviewed unaudited financial statements of the Company and unaudited financial statements of Leju, each for the year ended December 31, 2015;

  •
  reviewed unaudited financial statements of the community value-added services segment of the Company ("Shi Hui") and unaudited financial statements of the real estate financial services segment of the Company ("Fang Jin Suo"), each for the year ended December 31, 2014 and December 31, 2015;

  •
  reviewed a detailed financial projection model for Leju and EJ Core (for purposes of Duff & Phelps' fairness opinion, "EJ Core" shall mean the combination of the Company's real estate brokerage services, real estate information and consulting services, real estate advertising and promotional event services, and headquarter function for the years ending December 31, 2016 through December 31, 2020, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with the Special Committee's consent, in performing its analysis (collectively, the "Management Projections"). Please see "Special Factors—Certain Financial Projections" beginning on page [48] for additional information;

  •
  reviewed other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company as well as of its relevant business segments, provided to Duff & Phelps by management of the Company;

  •
  reviewed a letter dated April 13, 2016 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the "Management Representation Letter");

  •
  reviewed documents related to the Merger, including a draft of the Merger Agreement received on April 14, 2016;

  •
  discussed the information referred to above and the background and other elements of the Merger with the management of the Company;

  •
  discussed with Company management its plans and intentions with respect to the management and operation of the business;

  •
  reviewed the historical trading prices and trading volumes of the Company's ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

  •
  performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant; and

  •
  conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

        In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps:

  •
  relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management;

  •
  relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

  •
  assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

  •
  assumed that information supplied to Duff & Phelps and representations made by Company management are substantially accurate regarding the Company and the Merger, did not and does not omit to state a material fact in respect of the Company and the Merger necessary to make the information not misleading in light of the circumstances under which the information was provided;

  •
  assumed that the representations and warranties made by all parties in the Merger Agreement and in the Management Representation Letter are true and correct and that each party to the Merger Agreement will fully and timely perform all covenants and agreements required to be performed by such party;

  •
  assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed;

  •
  assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

  •
  assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and

  •
  assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Merger.

        Duff & Phelps did not independently verify any such information or its accuracy or completeness, and pursuant to its engagement letter with the Special Committee, did not assume any obligation to undertake any such independent verification. To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps' opinion was based prove to be untrue in any material respect, Duff & Phelps' opinion cannot and should not be relied upon for any purpose. In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger and as to which Duff & Phelps does not express any view or opinion in its opinion, including as to the reasonableness of such assumptions.

        Some of the assumptions made include, inter alias, the following:

  •
  No adverse changes in economic and political policies of the PRC government that could have a material adverse effect on overall economic growth in China and the business of the Company;

  •
  No significant fluctuations of supply and demand in China's real estate market;

  •
  The Company's ability to obtain or maintain licenses, permits or approvals applicable to the various online real estate services it provides;

  •
  No unexpected government administrative measures to restrain or stimulate growth in the real estate market;

  •
  The Company's ability to maintain its cooperation and relationship with key business partners, including SINA Corporation;

  •
  The future exchange rate between Chinese Yuan and United States Dollar not deviating much from forecasts;

  •
  The statutory corporate income tax rate remaining the same over the projection period.

        Duff & Phelps prepared its opinion effective as of the date thereof. Its opinion was necessarily based upon the information made available to Duff & Phelps as of the date thereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date thereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the date thereof. Duff & Phelps assumes no obligation to update, revise or reaffirm its opinion.

        Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets, properties or liabilities (contingent or otherwise) of the Company, nor was Duff & Phelps provided with any such appraisal or evaluation. Duff & Phelps did not estimate, and express no opinion regarding, the liquidation value of any entity or business. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        Duff & Phelps was not expressing any opinion as to the market price or value of the Shares or ADSs (or anything else) after the announcement or the consummation of the Merger (or any other time). Duff & Phelps' opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company's credit worthiness, tax advice, or accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The issuance of Duff & Phelps' opinion was approved by an authorized fairness opinion committee of Duff & Phelps.

        In rendering its opinion, Duff & Phelps was not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, relative to the merger consideration, or with respect to the fairness of any such compensation. In addition, Duff & Phelps' opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares (excluding the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and ADSs (excluding ADSs representing the Excluded Shares).

        Duff & Phelps' opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' prior written consent. Duff & Phelps has consented to the inclusion of its opinion in its entirety and the description thereof in this proxy statement and the inclusion of its opinion and its presentation to the Special Committee dated April 14, 2016 in any other filing the Company is required to make with the SEC in connection with the Merger if such inclusion is required by applicable law. A copy of its opinion and the presentation will also be available for any interested shareholder of the Company (or any representative of a shareholder who has been so designated in writing) to inspect and copy at the Company's principal executive offices during regular business hours. The opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address any transaction related to the Merger; (iii) is not a recommendation as to how the Special Committee, the Board of Directors, the Company or any other person including security holders of the Company should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction, and (iv) does not indicate that the merger consideration is the best possibly attainable under any circumstances; instead, it merely states whether the merger consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion is based. Duff & Phelps' opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

        Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the Special Committee. The full text of Duff & Phelp's opinion set forth in this proxy statement is incorporated by reference. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps' own experience and judgment.

        As the Company operates in more than one business, Duff & Phelps applied sum of the parts ("SOTP") technique in its financial analyses. SOTP analyses provide a range of values for the Company's equity by summing the value of major business segments or combinations of business segments that are combined due to similar business characteristics.

        The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps' financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps' financial analyses.

  •
  Analyses for Leju

  Discounted Cash Flow Analysis

        Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows attributable to Leju for the fiscal years ending December 31, 2016 through December 31, 2020, with "free cash flow" defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon the 2016 Management Projections, which are described in this proxy statement in the section entitled "Special Factors—Certain Financial Projections" beginning on page [48]. The costs associated with Leju being a publicly listed company were not excluded from the financial projections because the listing status of Leju will not change post the Merger. The following table sets forth the free cash flow projections based on the 2016 Management Projections used in Duff & Phelps' analysis:

	Fiscal Year Ending December 31,
Leju	2016E	2017E	2018E	2019E	2020E
	(in USD million except percentage)
Net Revenue	643	723	788	855	917
% Growth	11.6%	12.5%	9.1%	8.5%	7.3%
Adjusted Gross Profit(1)	575	654	719	783	843
% Margin	89.4%	90.4%	91.2%	91.6%	92.0%
Adjusted Operating Expenses(2)	521	591	633	681	729
% Net Revenue	81.1%	81.8%	80.3%	79.7%	79.5%
EBITDA(3)	53	63	86	102	115
% Margin	8.3%	8.7%	10.9%	11.9%	12.5%
EBIT(3)	38	47	71	87	100
% Margin	5.8%	6.5%	9.0%	10.2%	10.9%
Net Operating Profit After Tax(3)	27	34	52	65	74
% Margin	4.2%	4.7%	6.6%	7.6%	8.0%
Calculation of Free Cash Flow to Firm	2016	2017	2018	2019	2020

Net Operating Profit After Tax	27	34	52	65	74
Depreciation & Amortization	16	16	15	15	15
Capital Expenditures	–4	–4	–4	–4	–5
(Increase) / Decrease in Net Working Capital	11	5	2	3	3

Free Cash Flow to Firm(4)	50	51	65	78	87

Notes:

(1)
Adjusted gross profit excludes depreciation and amortization.

(2)
Adjusted operating expenses exclude depreciation and amortization.

(3)
EBITDA, EBIT and Net Operating Profit After Tax are not measures of performance calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). For the purpose of Duff & Phelps' discounted cash flow analysis:
EBITDA = Adjusted Gross Profit–Adjusted Operating Expenses
EBIT = EBITDA–Depreciation & Amortization
Net Operating Profit After Tax = EBIT–Corporate Income Tax

(4)
Prior to application of 10% dividend withholding tax calculated based on levered cash flows.

        Duff & Phelps estimated the net present value of all cash flows attributable to Leju after fiscal year 2020 (the "terminal value") using a perpetuity growth formula assuming a 3% terminal growth rate. The perpetual growth rate was selected based on a combination of macroeconomic factors, such as general industry trends and expected inflation rates, and the professional judgment of Duff & Phelps. Duff & Phelps used discount rates ranging from 14% to 17%, reflecting Duff & Phelps' estimate of Leju's weighted average cost of capital, to discount the projected free cash flows and terminal value. Duff & Phelps estimated Leju's weighted average cost of capital by weighting average Leju's cost of equity (derived using the capital asset pricing model) and Leju's after-tax cost of debt. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Leju's cost of capital was estimated by weighting the company's cost of equity (derived using the capital asset pricing model) and after-tax cost of debt. Duff & Phelps believes the estimated range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

        In March 2014, Leju and SINA entered into an advertising inventory agency agreement, an amended and restated domain name and content license agreement, an amended and restated trademark license agreement and an amended and restated software license and support services agreement. The objective is to replace the original agreements executed with SINA and to extend the terms of the original agreements from 2019 to 2024. Management expects the agreements could be renewed upon expiry but additional operating costs will be incurred for continuing the cooperation with SINA after 2024. Duff & Phelps estimated the present value of the additional operating costs after 2024 and subtract the present value in arriving at the enterprise value for Leju.

        Based on these assumptions, Duff & Phelps' discounted cash flow analysis resulted in an estimated enterprise value for Leju of $417.0 million to $560.6 million.

  Selected Public Companies and Merger and Acquisition Transactions Analyses

        Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of Leju. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

        The companies utilized for comparative purposes in the following analysis were not directly comparable to Leju, and the transactions utilized for comparative purposes in the following analysis were not directly comparable to the Merger. Duff & Phelps does not have access to non-public information of the companies used for comparative purposes. Accordingly, a complete valuation analysis of Leju and the Merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of Leju. Therefore, the selected public companies and selected merger and acquisition transactions analysis are subject to certain limitations.

        Selected Public Companies Analysis.    Duff & Phelps compared certain financial information of Leju to corresponding data and ratios from publicly traded companies in the real estate online service industry and the internet service industry that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus of equity analysts' estimates for selected publicly traded companies. This analysis produced valuation multiples of selected financial metrics which Duff & Phelps utilized to estimate the enterprise value of Leju. The seven companies included in the selected public company analysis in the real estate online service industry and the internet service industry were:

Real Estate Online Service Companies	• SouFun Holdings Ltd.
• Zillow Group, Inc.
• Rightmove plc
• Zoopla Property Group Plc
• REA Group Limited
China Specialty Portal Companies	• Bitauto Holdings Limited
• Autohome Inc.

        Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model and customers nature, to that of Leju.

        The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2016 and 2017 in the tables below with respect to the selected public companies were derived based on information for respective fiscal year ends for which information was available. Data related to Leju's earnings before interest, taxes, depreciation and amortization ("EBITDA") for purposes of this analysis included public company costs but were adjusted to eliminate non-recurring income (expenses).

	Revenue Growth			EBITDA Growth			EBITDA Margin
	2015	2016	2017	2015	2016	2017	2015	2016	2017
Real Estate Online Service Companies(1)
SouFun Holdings Ltd.	25.7%	29.0%	34.1%	–107.1%	NM	NM	–2.6%	–6.4%	8.6%
Zillow Group, Inc.	97.8%	25.7%	21.8%	NM	NM	66.1%	–0.7%	14.8%	20.2%
Rightmove plc	15.0%	11.3%	10.9%	12.4%	15.9%	11.2%	71.9%	74.9%	75.1%
Zoopla Property Group Plc	34.1%	59.0%	11.3%	19.2%	40.9%	18.6%	42.9%	38.0%	40.5%
REA Group Limited	19.5%	22.6%	16.7%	27.5%	36.0%	17.5%	50.9%	56.4%	56.8%
Group Median	25.7%	25.7%	16.7%	15.8%	36.0%	18.1%	42.9%	38.0%	40.5%
China Specialty Portal Companies
Bitauto Holdings Limited	63.1%	33.5%	22.8%	–124.6%	NM	35.0%	–3.6%	11.5%	12.6%
Autohome Inc.	62.4%	84.4%	35.3%	32.9%	15.6%	33.8%	36.3%	22.7%	22.5%
Group Median	62.8%	59.0%	29.0%	–45.9%	15.6%	34.4%	16.3%	17.1%	17.6%
Aggregate
Mean	45.4%	37.9%	21.8%	–23.3%	27.1%	30.4%	27.9%	30.3%	33.8%
Median	34.1%	29.0%	21.8%	15.8%	26.0%	26.2%	36.3%	22.7%	22.5%
Leju	16.1%	11.6%	12.5%	–31.5%	–27.6%	18.0%	12.8%	8.3%	8.7%

(1)
Source: Capital IQ, SEC filings and Duff & Phelps analysis.

Enterprise Value as a Multiple of
	2015 EBITDA	2016 EBITDA	2017 EBITDA	2015 Revenue	2016 Revenue	2017 Revenue
Real Estate Online Service Companies(1)
SouFun Holdings Ltd.	NM	NM	16.9x	2.52x	1.95x	1.46x
Zillow Group, Inc.	NM	29.8x	17.9x	5.54x	4.40x	3.62x
Rightmove plc	27.3x	23.6x	21.2x	19.64x	17.64x	15.91x
Zoopla Property Group Plc	31.2x	22.2x	18.7x	13.39x	8.42x	7.56x
REA Group Limited	24.2x	17.8x	15.1x	12.31x	10.04x	8.61x
Group Median	27.3x	22.9x	17.9x	12.31x	8.42x	7.56x
China Specialty Portal Companies
Bitauto Holdings Limited	NM	12.5x	9.3x	1.92x	1.43x	1.17x
Autohome Inc.	14.7x	12.7x	9.5x	5.34x	2.89x	2.14x
Group Median	14.7x	12.6x	9.4x	3.63x	2.16x	1.65x
Aggregate
Mean	24.4x	19.8x	15.5x	8.66x	6.68x	5.78x
Median	25.8x	20.0x	16.9x	5.54x	4.40x	3.62x

(1)
Source: Capital IQ, SEC filings and Duff & Phelps analysis.

        Selected M&A Transactions Analysis.    Duff & Phelps compared Leju to the target companies involved in the selected merger and acquisition transactions listed in the tables below. The selection of these transactions was based on, among other things, the target company's business characteristics, the target company's industry, the relative size of the transaction compared to the Merger and the availability of public information related to the transaction. The selected mobile application and portal transactions indicated enterprise value to last twelve months ("LTM") EBITDA multiples ranging from 9.2x to 31.9x, with a median of 23.9x, and enterprise value to LTM revenue multiples ranging from 1.26x to 14.82x, with a median of 6.81x.

        Due to certain characteristics of the transactions and the target companies in the Selected M&A Transactions Analysis, including business comparability, profitability, and lack of recent relevant transactions with information on enterprise value to EBITDA multiples, the fact that the information available for the Selected M&A Transactions is limited as most of these transactions involved are private transactions; and that the financial multiples as implied by these transactions vary too significantly from transaction to transaction to reveal any meaningful relationship between different parameters of the target companies in the transactions and the multiples as implied by the transactions, Duff & Phelps did not select valuation multiples for Leju based on the Selected M&A Transactions Analysis.

        Real Estate Online Services Transactions

Date Announced	Acquirer Name	Target Name
9/30/2014	News Corporation	Move, Inc.
6/9/2014	Zillow, Inc.	Trulia, Inc.
2/28/2014	CoStar Group Inc.	Apartments, LLC

        Chinese Specialty Portal Transactions

Date Announced	Acquirer Name	Target Name
12/7/2015	LoveWorld Inc.	Jiayuan.com International Ltd.
10/22/2015	Hunan TV & Broadcast Intermediary Co., Ltd.	Chengdu Guqiang Technology Co. Ltd.
12/31/2014	Chengdu Santai Electronic Industrial Co., Ltd.	Yantai Weian Information Technology Co., Ltd.
11/1/2012	Cox Automotive, Inc.	Bitauto Holdings Limited

  Summary of Selected Public Companies / M&A Transactions Analyses

        In order to estimate a range of enterprise values for Leju, Duff & Phelps applied valuation multiples to Leju's projected EBITDA and revenue for the fiscal year ending December 31, 2017, which are presented in this proxy statement in the prior section entitled "Discounted Cash Flow Analysis". The projected EBITDA were adjusted to exclude non-recurring income and expenses. Duff & Phelps' selected valuation multiples were as follows: projected fiscal 2017 EBITDA multiple ranged from 7.5x to 9.5x and projected fiscal 2017 revenue multiple ranged from 0.65x to 0.85x. Valuation multiples were selected taking into consideration historical and projected financial performance metrics of Leju relative to such metrics of the selected public companies. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect Leju's size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. Duff & Phelps noted that while it reviewed the selected M&A transactions, it did not select valuation multiples for Leju based on the Selected M&A Transactions Analysis for the reasons described in the section titled "Selected M&A Transactions Analysis" above. As a result of the analysis of the selected valuation multiples described above and adjustment for the present value of the additional operating cost for continuing cooperation with SINA after 2024 (described in the section titled "Discounted Cash Flow Analysis" above), the selected public companies analysis indicated an estimated enterprise value for Leju of $392.5 million to $536.4 million.

  Summary of Analyses for Leju

        The range of estimated enterprise values for Leju that Duff & Phelps derived from its discounted cash flow analysis was $417.0 million to $560.6 million, and the range of estimated enterprise values that Duff & Phelps derived from its selected public companies / M&A transactions analyses was $392.5 million to $536.4 million. Duff & Phelps concluded that Leju's enterprise value was within a range of $404.8 million to $548.5 million based on the analyses described above.

        Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of Leju to be $708.2 million to $853.9 million by:

  •
  adding excess cash of $248.3 million as of December 31, 2015;

  •
  adding the estimated cash proceeds from the exercise of in-the-money employee stock options issued by Leju of $25.8 million to $36.8 million based on the range of concluded equity values of Leju;

  •
  adding investment in affiliates of $0.7 million as of December 31, 2015;

  •
  adding excess working capital of $58.8 million as of December 31, 2015;

  •
  subtracting non-operating liabilities of $8.4 million as of December 31, 2015; and

  •
  subtracting the estimated value of non-controlling interest of $21.7 million to $30.8 million as of December 31, 2015.

        Based on the foregoing analysis, Duff & Phelps estimated the value of each share of Leju to approximately range from $5.01 to $5.96, representing premium of 13.3% to 34.7% over the 60 trading day volume-weighted average price of Leju prior to April 12, 2016 which is the latest practical date for Duff & Phelps' analyses. Based on approximately 93.7 million Leju shares held by the Company, Duff & Phelps estimated the value of the Company's equity stake in Leju to be $469.5 million to $558.3 million.

  •
  Analyses for EJ Core

  Discounted Cash Flow Analysis

        Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows attributable to EJ Core for the fiscal years ending December 31, 2016 through December 31, 2020, with "free cash flow" defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon the 2016 Management Projections, which are described in this proxy statement in the section entitled "Special Factors—Certain Financial Projections" beginning on page [48]. The costs associated with the Company being a publicly listed company were excluded from the financial projections because such costs would likely be eliminated as a result of the Merger. The following table sets forth the free cash flow projections based on the 2016 Management Projections used in Duff & Phelps' analysis:

	Fiscal Year Ending December 31,
EJ Core	2016E	2017E	2018E	2019E	2020E
	(in USD million except percentage)
Net Revenue	456	481	504	537	566
% Growth	1.9%	5.5%	4.7%	6.5%	5.5%
Adjusted Gross Profit(1)	174	185	197	214	230
% Margin	38.1%	38.4%	39.1%	40.0%	40.6%
Adjusted Operating Expenses(2)	152	152	153	156	159
% Net Revenue	33.3%	31.5%	30.3%	29.1%	28.2%
EBITDA(3)	22	33	45	59	70
% Margin	4.8%	6.8%	8.8%	10.9%	12.4%
EBIT(3)	10	20	31	45	57
% Margin	2.2%	4.1%	6.2%	8.4%	10.0%
Net Operating Profit After Tax(3)	2	8	17	28	38
% Margin	0.4%	1.7%	3.5%	5.3%	6.6%
Calculation of Free Cash Flow to Firm	2016	2017	2018	2019	2020

Net Operating Profit After Tax	2	8	17	28	38
Depreciation & Amortization	12	13	13	13	14
Capital Expenditures	–7	–8	–8	–8	–9
(Increase) / Decrease in Net Working Capital	–11	0	4	–11	–11

Free Cash Flow to Firm(4)	–5	13	26	23	32

Notes:

(1)
Adjusted gross profit excludes depreciation and amortization.

(2)
Adjusted operating expenses exclude depreciation and amortization, and public company costs.

(3)
EBITDA, EBIT and Net Operating Profit After Tax are not measures of performance calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). For the purpose of Duff & Phelps' discounted cash flow analysis:
EBITDA = Adjusted Gross Profit–Adjusted Operating Expenses
EBIT = EBITDA–Depreciation & Amortization
Net Operating Profit After Tax = EBIT–Corporate Income Tax

(4)
Prior to application of 10% dividend withholding tax calculated based on levered cash flows.

        Duff & Phelps estimated the net present value of all cash flows attributable to EJ Core after fiscal year 2020 (the "terminal value") using a perpetuity growth formula assuming a 3% terminal growth rate. The perpetual growth rate was selected based on a combination of macroeconomic factors, such as general industry trends and expected inflation rates, and the professional judgment of Duff & Phelps. Duff & Phelps used discount rates ranging from 12.75% to 14.75%, reflecting Duff & Phelps' estimate of EJ Core's weighted average cost of capital, to discount the projected free cash flows and terminal value. Duff& Phelps estimated EJ Core's weighted average cost of capital by weighting average EJ Core's cost of equity (derived using the capital asset pricing model) and EJ Core's after-tax cost of debt. Duff& Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. EJ Core's cost of capital was estimated by weighting the company's cost of equity (derived using the capital asset pricing model) and EJ Core's after-tax cost of debt. Duff & Phelps believes the estimated range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

        Based on these assumptions, Duff & Phelps' discounted cash flow analysis resulted in an estimated enterprise value for EJ Core of $205.5 million to $254.3 million.

  Selected Public Companies and Merger and Acquisition Transactions Analyses

        Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of EJ Core. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

        The companies utilized for comparative purposes in the following analysis were not directly comparable to EJ Core, and the transactions utilized for comparative purposes in the following analysis were not directly comparable to the Merger. Duff & Phelps does not have access to non-public information of the companies used for comparative purposes. Accordingly, a complete valuation analysis of EJ Core and the Merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of EJ Core. Therefore, the selected public companies and selected merger and acquisition transactions analysis are subject to certain limitations.

        Selected Public Companies Analysis.    Duff & Phelps compared certain financial information of EJ Core to corresponding data and ratios from publicly traded companies in the real estate brokerage and consulting industry that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus of equity analysts' estimates for selected publicly traded companies. This analysis produced valuation multiples of selected financial metrics which Duff & Phelps utilized to estimate the enterprise value of EJ Core. The nine companies included in the selected public company analysis in the real estate brokerage and consulting industry were:

China Real Estate Brokerage & Consulting Companies	• Midland Holdings Ltd. • Hopefluent Group Holdings Ltd. • Shenzhen Worldunion Properties Consultancy Incorporated
Global Real Estate Brokerage & Consulting Companies	• Realogy Holdings Corp. • CoStar Group Inc. • CBRE Group, Inc. • Kennedy-Wilson Holdings, Inc. • Jones Lang LaSalle Incorporated • Savills plc

        Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model and customers nature, to that of EJ Core.

        The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2016 and 2017 in the tables below with respect to the selected public companies were derived based on information for respective fiscal year ends for which information was available. Data related to EJ Core's earnings before interest, taxes, depreciation and amortization ("EBITDA") for purposes of this analysis excluded public company costs but were adjusted to eliminate non-recurring income (expenses).

	Revenue Growth			EBITDA Growth			EBITDA Margin
	2015	2016	2017	2015	2016	2017	2015	2016	2017
China Real Estate Brokerage & Consulting Companies(1)
Midland Holdings Ltd.	–5.2%	3.5%	–1.6%	–126.4%	NM	NM	–1.2%	–0.2%	1.2%
Hopefluent Group Holdings Ltd.	12.3%	6.7%	7.6%	2.2%	0.9%	9.1%	12.6%	12.0%	12.1%
Shenzhen Worldunion Properties Consultancy Incorporated	42.4%	23.4%	21.3%	47.2%	11.1%	20.1%	19.1%	17.2%	17.0%
Group Median	12.3%	6.7%	7.6%	2.2%	6.0%	14.6%	12.6%	12.0%	12.1%
Global Real Estate Brokerage & Consulting Companies
Realogy Holdings Corp.	7.1%	5.3%	5.0%	5.3%	15.3%	6.4%	13.2%	14.5%	14.6%
CoStar Group Inc.	23.6%	17.8%	14.1%	–40.8%	152.2%	42.8%	12.8%	27.5%	34.4%
CBRE Group, Inc.	20.0%	25.9%	4.5%	12.8%	39.3%	12.0%	10.5%	11.6%	12.5%
Kennedy-Wilson Holdings, Inc.	45.4%	12.8%	13.2%	67.1%	101.2%	–8.2%	34.4%	61.4%	49.8%
Jones Lang LaSalle Incorporated	9.9%	5.2%	3.1%	11.5%	8.4%	9.2%	11.3%	11.6%	12.3%
Savills plc	19.0%	3.9%	5.7%	20.6%	2.4%	9.3%	9.9%	9.7%	10.1%
Group Median	19.5%	9.1%	5.3%	12.2%	27.3%	9.3%	12.1%	13.0%	13.6%
Aggregate
Mean	19.4%	11.6%	8.1%	0.0%	41.4%	12.6%	13.6%	18.4%	18.2%
Median	19.0%	6.7%	5.7%	11.5%	13.2%	9.3%	12.6%	12.0%	12.5%
EJ Core	13.0%	1.9%	5.5%	NM	181.2%	49.0%	1.8%	4.8%	6.8%

(1)
Source: Capital IQ, SEC filings and Duff & Phelps analysis

Enterprise Value as a Multiple of
	2015 EBITDA	2016 EBITDA	2017 EBITDA	2015 Revenue	2016 Revenue	2017 Revenue
China Real Estate Brokerage & Consulting Companies(1)
Midland Holdings Ltd.	NM	NM	12.8x	0.16x	0.15x	0.15x
Hopefluent Group Holdings Ltd.	0.2x	0.2x	0.2x	0.03x	0.02x	0.02x
Shenzhen Worldunion Properties Consultancy Incorporated	20.5x	18.5x	15.4x	3.92x	3.17x	2.62x
Group Median	10.4x	9.3x	12.8x	0.16x	0.15x	0.15x
Global Real Estate Brokerage & Consulting Companies
Realogy Holdings Corp.	11.7x	10.1x	9.5x	1.54x	1.46x	1.39x
CoStar Group Inc.	63.5x	25.2x	17.6x	8.15x	6.92x	6.07x
CBRE Group, Inc.	11.7x	8.4x	7.5x	1.23x	0.98x	0.94x
Kennedy-Wilson Holdings, Inc.	35.1x	17.5x	19.0x	12.09x	10.72x	9.47x
Jones Lang LaSalle Incorporated	8.5x	7.8x	7.2x	0.95x	0.91x	0.88x
Savills plc	6.8x	6.6x	6.1x	0.67x	0.64x	0.61x
Group Median	11.7x	9.3x	8.5x	1.39x	1.22x	1.17x
Aggregate
Mean	19.8x	11.8x	10.6x	3.19x	2.78x	2.46x
Median	11.7x	9.3x	9.5x	1.23x	0.98x	0.94x

(1)
Source: Capital IQ, SEC filings and Duff & Phelps analysis

        Selected M&A Transactions Analysis.    Duff & Phelps compared EJ Core to the target companies involved in the selected merger and acquisition transactions listed in the tables below. The selection of these transactions was based on, among other things, the target company's business characteristics, the target company's industry, the relative size of the transaction compared to the Merger and the availability of public information related to the transaction. The selected transactions indicated enterprise value to LTM EBITDA multiples ranging from 2.8x to 14.1x, with a median of 8.3x, and enterprise value to LTM revenue multiples ranging from 0.31x to 4.73x, with a median of 0.62x.

        Due to certain characteristics of the transactions and the target companies in the Selected M&A Transactions Analysis, including business comparability, profitability, and lack of recent relevant transactions with information on enterprise value to EBITDA multiples, the fact that the information available for the Selected M&A Transactions is limited as most of these transactions involved are private transactions; and that the financial multiples as implied by these transactions vary too significantly from transaction to transaction to reveal any meaningful relationship between different parameters of the target companies in the transactions and the multiples as implied by the transactions, Duff & Phelps did not select valuation multiples for EJ Core based on the Selected M&A Transactions Analysis.

        Real Estate Brokerage & Consulting Services Transactions

Date Announced	Acquirer Name	Target Name
2/23/2016	Yamaichi Real Estate Co., Ltd.	Unitika Estate Co., Ltd.
1/5/2016	CoreLogic Solutions, LLC	RELS, LLC
7/7/2015	Capita plc	GL Hearn Limited
12/14/2014	Cushman & Wakefield, Inc., prior to merger with DTZ Holdings plc	Massey Knakal Realty Services, Inc.
5/29/2014	Management Buyout	AOS Studley SAS
5/1/2014	Savills plc	Studley, Inc.
10/15/2013	Kenedix, Inc.	Space Design, Inc.
5/10/2013	Tokyu Land Corporation	Tokyu Livable, Inc.
3/28/2013	Colliers International Property Consultants, Inc.	60% of Colliers Schauer & Schöll Gmbh and 60% of Colliers Brautigam & Kramer
9/7/2012	Management Buyout	Syswin Inc.
8/8/2012	Management Buyout	Hersing Corp. Ltd.
4/13/2012	Management Buyout	Able & Partners Inc.

  Summary of Selected Public Companies / M&A Transactions Analyses

        In order to estimate a range of enterprise values for EJ Core, Duff & Phelps applied valuation multiples to EJ Core's projected EBITDA and revenue for the fiscal year ending December 31, 2017, which are presented in this proxy statement in the prior section entitled "Discounted Cash Flow Analysis". The projected EBITDA were adjusted to exclude public company costs and non-recurring income and expenses. Duff & Phelps' selected valuation multiples were as follows: projected fiscal 2017 EBITDA multiple ranged from 7.5x to 9.5x and projected fiscal 2017 revenue multiple ranged from 0.45x to 0.65x. Valuation multiples were selected taking into consideration historical and projected financial performance metrics of EJ Core relative to such metrics of the selected public companies. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect EJ Core's size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. Duff & Phelps noted that while it reviewed the selected M&A transactions, it did not select valuation multiples for EJ Core based on the Selected M&A Transactions Analysis for the reasons described in the section titled "Selected M&A Transactions Analysis" above. As a result of the analysis of the selected valuation multiples described above, the selected public companies analysis indicated an estimated enterprise value for EJ Core of $231.8 million to $312.9 million.

  Summary of Analyses for EJ Core

        The range of estimated enterprise values for EJ Core that Duff & Phelps derived from its discounted cash flow analysis was $205.5 million to $254.3 million, and the range of estimated enterprise values that Duff & Phelps derived from its selected public companies / M&A transactions analyses was $231.8 million to $312.9 million. Duff & Phelps concluded that EJ Core's enterprise value was within a range of $218.7 million to $283.6 million based on the analyses described above.

        Based on the concluded enterprise value, Duff & Phelps estimated the EJ Core's value range of equity attributable to the Company's shareholders to be $268.3 million to $332.5 million by:

  •
  adding excess cash of $148.6 million as of December 31, 2015;

  •
  adding investment in affiliates of $38.5 million as of December 31, 2015;

  •
  adding non-operating assets of $110.4 million as of December 31, 2015;

  •
  subtracting loans and convertible note of $236.7 million as of December 31, 2015;

  •
  subtracting non-operating liabilities of $7.7 million as of December 31, 2015; and

  •
  subtracting the estimated value of non-controlling interest of $3.5 million to $4.3 million as of December 31, 2015.

  •
  Analyses for JP

        The Company held approximately 28.8% of outstanding shares of Jupai Holdings Limited, representing about 9.22 million ADS equivalents of JP. JP completed its initial public offering on July 15, 2015 at a price of $10.0 per ADS. During the period post its initial public offering through April 11, 2016, there were no significant fluctuations in the closing prices for JP's ADS, with a maximum closing price of $11.08 and minimum closing price of $7.72. Based on the 30 trading day volume-weighted average price of JP of $9.80 prior to April 12, 2016 which is the latest practical date for Duff & Phelps' analyses, Duff & Phelps estimated the value of the Company's equity stake in JP to be $90.4 million.

  •
  Analyses for Shi Hui

        Shi Hui is a new business venture of the Company started in July 2014. The business incurred significant losses of over USD 40 million, with immaterial amount of revenue in 2015 of less than $0.6 million, and was still in the process of exploring its revenue model. Accordingly, the management of the Company was not able to prepare a reliable forecast for analysis. Based on the Company's paid-in equity capital in Shi Hui as of December 31, 2015, Duff & Phelps estimated the value of the Company's equity stake in Shi Hui to be $73.4 million.

  •
  Summary of SOTP Analyses

        Duff & Phelps concluded the range of common equity value of the Company to be $965.2 million to $1,121.6 million by:

  •
  summing the values of the Company's equity stakes in Leju, EJ Core, JP and Shi Hui derived based on analyses described in the above sections;

  •
  adding the estimated cash proceeds from the exercise of in-the-money employee stock options issued by the Company of $41.9 million;

  •
  adding the expected cash settlement amount of the zero-strike call option held by the Company of $21.8 million to $25.3 million based on the range of concluded equity values of the Company.

        Based on the foregoing analyses, Duff & Phelps estimated the value of each Share and ADS of the Company to range from $6.26 to $7.27, representing premium of 5.6% to 22.6% over the 60 trading day volume-weighted average price of the Company prior to April 12, 2016 which is the latest practical date for Duff & Phelps' analyses. Duff & Phelps noted that the per Share merger consideration to be received by the holders of the Shares (other than the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and the per ADS merger consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares) in the Merger was within the range of the per Share and ADS value indicated by its analyses.

        Duff & Phelps' opinion was only one of the many factors considered by the special committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee.

Fees and Expenses

        As compensation for Duff & Phelps, LLC's services in connection with the rendering of its opinion to the Special Committee, the Company agreed to pay it a fee of $450,000, consisting of a nonrefundable retainer of $200,000 payable upon engagement, and $250,000 payable upon Duff & Phelps rendering the opinion. No portion of Duff & Phelps, LLC's fee is refundable or contingent upon the consummation of a transaction, including the Merger, or the conclusion reached in the opinion.

        The Special Committee also retained Duff & Phelps Securities, LLC ("DPS"), an affiliate of Duff & Phelps, LLC, to act as financial advisor to the Special Committee providing certain financial and market related advice and assistance as requested by the Special Committee in connection with the Merger, including a pre-signing market check and/or post-signing go-shop exercise. For that engagement, the Company paid DPS' a $100,000 nonrefundable upfront retainer at the time such market check and/or post-signing go-shop exercise was authorized by the Special Committee. In addition, if a transaction, which is not in the ordinary course of the Company's business and involves the transfer of more than 50% of the equity interests in the Company or more than 50% of the Company's assets, businesses, revenue or income to any party who is identified as a potential purchaser or participant in any such potential transaction by Duff & Phelps, or with whom the Special Committee had discussions regarding any such potential transaction, is consummated during the term of Duff & Phelps' engagement or at any time during the twelve (12) month period following the effective date of the Company's unilateral termination of Duff & Phelps' engagement (other than for a breach of the engagement by Duff & Phelps) with the Consortium, its affiliates or any third party solicited by DPS during the market check or go-shop process, the Company agrees to pay DPS an additional deal fee of $150,000 upon consummation of such transaction.

        The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement. In addition, the Company has agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses incurred in connection with the rendering of its opinion not to exceed $50,000.The terms of the fee arrangements with Duff & Phelps and DPS, which the Company believes are customary in transactions of this nature, were negotiated at arm's length, and the Special Committee and the Company's board of directors are aware of these fee arrangements. Other than the DPS engagement described above and Duff & Phelps, LLC's engagement to render its opinion to the Special Committee, during the two years preceding the date of its opinion, Duff & Phelps, LLC or any of its affiliates has not had any material relationship with any party to the Merger or any other affiliate of the Company for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Buyer Group's Purpose and Reasons for the Merger

        Under the SEC rules governing going-private transactions, each member of the Buyer Group is deemed to be engaged in a going-private transaction and, therefore, is required to express his or its reasons for the Merger to the Company's unaffiliated security holders. The Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Buyer Group, the purpose of the Merger is to enable the Buyer Group to acquire 100% control of the Company in a transaction in which the Company's unaffiliated security holders will be cashed out in exchange for $6.85 per Share and per ADS, so that the Buyer Group will benefit from the rewards and bear the risks of the sole ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company's operations or acquisitions of other businesses. In addition, the Merger will allow members of the Buyer Group which are currently shareholders of the Company to maintain a significant portion of their investment in the Company through their respective indirect ownership in Parent as described under "Special Factors—Interests of Certain Persons in the Merger—

Interests of the Buyer Group" below and at the same time enable members of the Buyer Group to maintain their leadership role with the Company.

        The Buyer Group believes that, as a privately held company, the Company will have greater flexibility to focus on addressing the challenges to the Company's long-term profitability without the constraints caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance. The Company faces a number of challenges in the marketplace, including, among others, the following:

  •
  fluctuations of supply and demand in China's real estate market caused by economic, social, political and other factors which could materially affect the Company's financial conditions and results of operations;

  •
  uncertainties created by the recently frequent changes in governmental policies and laws affecting real estate and real estate financing which could discourage investment in real estate; and

  •
  the recent economic slowdown in China and expected sustained macroeconomic challenges that place substantial pressure on the Company's revenue growth.

        These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company's earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company's business and a willingness to make business decisions focused on improving the Company's long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company's management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market's valuation of the Company and its emphasis on short-term period-to-period performance.

        Further, as a privately held company, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. In particular, the Buyer Group believes that as a privately held company, the Company would no longer be subject to (i) the increased costs of regulatory compliance as an SEC reporting company and (ii) the requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and may potentially help the Company's actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be.

        The Buyer Group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above and because Parent and Merger Sub were able to obtain debt financing in connection with the Merger. In the course of considering the going-private transaction, the Buyer Group did not consider alternative transaction structures, because the Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.

Effect of the Merger on the Company

  Private Ownership

        ADSs representing Shares of the Company are currently listed on the NYSE under the symbol "EJ." It is expected that, immediately following the completion of the Merger, the Company will cease to be a publicly traded company and will instead become a privately-held company beneficially owned by the Buyer Group. Following the completion of the Merger, the ADSs will cease to be listed on the

NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company's application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 registered holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley Act, applicable to public companies. After the completion of the Merger, the Company's shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company. Furthermore, following the completion of the Merger, the ADS program of Shares will terminate.

        If the Merger is completed, at the Effective Time, each Share (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time, other than (i) the Shares (including ADSs corresponding to such Shares) and Company Share Awards beneficially owned by the Buyer Group, (ii) Shares held by the Company or any of its subsidiaries, (iii) Shares (including ADSs corresponding to such Shares) held by the ADS depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan, and (iv) Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Islands Companies Law (the "Dissenting Shares") (Shares described under (i) through (iv) above are collectively referred to herein as the "Excluded Shares"), shall be cancelled in exchange for the right to receive $6.85 in cash per Share without interest and net of any applicable withholding taxes or $6.85 in cash per ADS without interest and net of any applicable withholding taxes (less up to $0.05 per ADS cancellation fees pursuant to the terms and conditions of the deposit agreement, dated May 14, 2012, by and among the Company, JPMorgan Chase Bank, N.A., (the "ADS depositary") and the holders and beneficial owners from time to time of ADSs issued thereunder, as may be amended from time to time (the "Deposit Agreement"). The Excluded Shares (other than Dissenting Shares) will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the Cayman Islands Companies Law.

        In addition, at the Effective Time, the Company will terminate the 2008 Share Incentive Plan of the Company and all amendments and modifications thereto ("Share Incentive Plan"), terminate all relevant award agreements applicable to the Share Incentive Plan, cancel all options to purchase Shares or ADSs (the "Company Options") and all restricted Shares (the "Company Restricted Shares", collectively with the Company Options, the "Company Share Awards") granted under the Share Incentive Plan that are then outstanding and unexercised, whether or not vested or exercisable.

        Each former holder of a Company Option (other than a former holder of any Company Options that are Excluded Shares), whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of $6.85 over the exercise price of such Company Option and (ii) the number of Shares underlying such Company Option; provided that if the Exercise Price of any such Company Option is equal to or greater than $6.85, such Company Option shall be cancelled without any payment therefor. Each former holder of a Company Restricted Share (other than a former holder of any Company Restricted Shares that are Excluded Shares) that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) $6.85 and (ii) the number of Company Restricted Shares held by such former holder.

        At the Effective Time, each Company Option and each Company Restricted Share that is an Excluded Share (whether vested or unvested) will be cancelled for no consideration.

        If the Merger is completed, each holder of the Company's Notes will have the option to require the Surviving Company to repurchase such holder's Notes for a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, through but excluding, the applicable fundamental change repurchase date as defined under the indenture agreement.

        Furthermore, after the Effective Time but prior to and including the second business day prior to the fundamental change repurchase date, each holder of the Notes will be entitled, subject to the terms and conditions of the indenture agreement, to convert such holder's Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (a) the per ADS merger consideration and (b) the increased conversion rate as determined pursuant to the indenture agreement; provided that such holder of the Notes has not delivered or has validly withdrawn a notice to require the Surviving Company to repurchase such holder's Notes. After the second business day prior to the applicable fundamental change repurchase date, each holder of the Notes, to the extent such holder has not exercised its right to require the Surviving Company to repurchase such holder's Notes, will be entitled to convert such Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (a) the per ADS merger consideration and (b) the conversion rate as defined in the indenture agreement.

  Memorandum and Articles of Association of the Surviving Corporation; Directors and Management of the Surviving Corporation

        If the Merger is completed, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger (which is substantially the form of the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the Merger, except that at the effective time of the Merger, the memorandum and articles of association shall refer to the name of the Surviving Company as "E-House (China) Holdings Limited.)" In addition, the directors of Merger Sub immediately prior to the effective time (identified below in "Annex D—Directors and Executive Officers of each Filing Person") will become the directors of the Surviving Company and the officers of the Company immediately prior to the effective time will become the officers of the Surviving Company.

  Primary Benefits and Detriments of the Merger

        The primary benefits of the Merger to the security holders who are unaffiliated to the Company include, without limitation, the following:

  •
  the receipt by such security holders of $6.85 per Share or per ADS in cash, representing a premium of 9.08% over the Company's closing price of $6.28 per ADS on April 14, 2016, the last trading day prior to April 15, 2016, the date that the Company announced that it had entered into the Merger Agreement, and a premium of 15.13% over the 60 trading day volume-weighted average trading price of $5.95 prior to April 15, 2016; and

  •
  the avoidance of the risk associated with any possible decrease in the Company's future revenues and free cash flow, growth or value, and the risks related to the Company's substantial leverage, following the Merger.

        The primary detriments of the Merger to the security holders who are unaffiliated to the Company include, without limitation, the following:

  •
  such security holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

  •
  in general, for a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences"), the receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. As a result, a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences") of the Shares or ADSs who receives cash in exchange for all of such U.S. Holder's Shares or ADSs in the Merger generally will be required to recognize gain or loss equal to the difference, if any, between the amount of cash received and such U.S. Holder's aggregate adjusted tax basis in such Shares.

        The primary benefits of the Merger to the Company's directors and executive officers (other than Mr. Zhou and Mr. Shen) include, without limitation, the following:

  •
  the cash-out of Company Options and Company Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than Mr. Zhou and Mr. Shen);

  •
  continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company provided under the Merger Agreement;

  •
  the monthly compensation of $15,000 for each member of the Special Committee in exchange for their services in such capacity (or, in the case of the chairman of the Special Committee, monthly compensation of $25,000) (the payment of which is not contingent upon the completion of the Merger or the Special Committee's or the board's recommendation of the Merger); and

  •
  the expected continuation of service of certain executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements, including equity compensation, with the Surviving Company.

        The primary detriments of the Merger to the Company's directors and executive officers (other than Mr. Zhou and Mr. Shen) include, without limitation, the following:

  •
  certain directors and officers, to the extent and in their capacity as shareholders of the Company, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

  •
  in general, the receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws.

        The primary benefits of the Merger to the Buyer Group include the following:

  •
  if the Company successfully executes its business strategies, the value of their equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent;

  •
  the Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces public shareholders and investment analyst pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

  •
  the Company will have more freedom to focus on long-term strategic planning in a highly competitive business;

  •
  the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts' quarterly expectations;

  •
  the Company will be able to introduce new products or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts; and

  •
  there will be a reduction of the costs and administrative burden associated with operating the Company as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements. In 2015, such costs that would be reduced as a result of the Company no longer being publicly listed totaled approximately $1.9 million and included, but were not limited to, (i) fees and expenses related to Sarbanes-Oxley compliance and valuation services, (ii) fees and expenses of U.S. securities counsel and investor relations firm, (iii) printing costs and (iv) and directors' and officers' liability insurance. Such cost savings will directly benefit the Buyer Group following the Closing, and will be recurring in nature if and for so long as the Company remains private.

        The primary detriments of the Merger to the Buyer Group include the following:

  •
  all of the risk of any possible decrease in the Company's revenues, free cash flow or value following the Merger will be borne by the Buyer Group;

  •
  risks associated with pending legal and regulatory proceedings against the Company will be borne by the Buyer Group;

  •
  the business risks facing the Company will be borne by the Buyer Group;

  •
  an equity investment in the Surviving Company by the Buyer Group following the Merger will involve substantial risk resulting from the limited liquidity of such an investment; and

  •
  following the Merger, there will be no trading market for the Surviving Company's equity securities.

Effect of the Merger on the Company's Net Book Value and Net Earnings

        Following consummation of the Merger, Parent will own 100% of the outstanding share capital of the Company and will have a corresponding interest in our net book value and net earnings.

        Our net loss attributable to our shareholders for the fiscal year ended December 31, 2015 was approximately $39,871,194 and our net tangible book value as of December 31, 2015 was approximately $736,037,543.

        The Table below sets out the direct or indirect interest in the Company's net earnings and net tangible book value for members of the Buyer Group before and immediately after the Merger, based on the historical net tangible book value and net earnings of the Company as of and for the year ended December 31, 2015.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Loss		Net Tangible Book Value		Loss		Net Tangible Book Value
Name	$'000%		$'000%		$'000%		$'000%
Mr. Zhou & Affiliates	9,100	22.8	167,989	22.8	20,576	51.6	379,839	51.6
Mr. Shen & Affiliates	951	2.4	17,553	2.4	2,150	5.4	39,689	5.4
SINA	7,583	19.0	139,981	19.0	17,145	43.0	316,510	43.0

(1)
Ownership percentages are based on 144,069,568 Shares issued and outstanding as of the date of this proxy statement and taking into consideration outstanding Company Options and Company Restricted Shares.

(2)
Ownership percentages are subject to adjustment pursuant to the terms and conditions of the Merger Agreement, the Equity Commitment Letters and the Rollover Agreement and are on a fully diluted basis.

Plans for the Company after the Merger

        After the Effective Time, Parent anticipates that the Company's operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.

        The Buyer Group has advised the Company that, other than as described in this proxy statement and transactions already under consideration by the Company, it does not have any present plans or proposals that relate to or would result in any of the following:

  •
  an extraordinary corporate transaction involving the Company's corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations;

  •
  sale or transfer of a material amount of assets; or

  •
  any other material changes in the Company's business.

        However, the Buyer Group will continue to evaluate the Company's entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another stock exchange.

Alternatives to the Merger

        The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on June 9, 2015, in response to the receipt of the going-private proposal letter from the Buyer Group (which at that time comprised of Mr. Zhou and Mr. Shen) on June 9, 2015. In light of (i) the Buyer Group's intention to work together exclusively in pursuit of any acquisition of the Company and its combined beneficial ownership of approximately 44.9% of the total issued and outstanding Shares (as of the dates of this proxy statement), (ii) Duff & Phelps, acting on behalf of the Special Committee, had contacted twenty-nine (29) third parties who might otherwise consider an acquisition of the Company, and (iii) since the Company's receipt of the proposal letter from the Buyer Group (which at that time comprised of Mr. Zhou and Mr. Shen) on June 9, 2015, the

Company has not received any actionable offer from any third party for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company's assets or the purchase of all or a substantial portion of the Shares that would enable such person to exercise control of or significant influence over the Company, the Special Committee determined that there was no viable alternative to the proposed sale of the Company to the Buyer Group.

        The Special Committee also took into account that, prior to the receipt of shareholder approval, the Company, subject to compliance with the terms and conditions of the Merger Agreement, can terminate the Merger Agreement in order to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee to the extent provided in the Merger Agreement. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a superior proposal, recommend such proposal to the Company's shareholders).

        In addition, the Special Committee also considered the alternative for the Company to remain as a public company. However, the Special Committee did not believe such options to be equally or more favorable in enhancing shareholder value, after considering factors such as the forecasts of future financial performance prepared by management, the increased costs of regulatory compliance for public companies, the challenges to the Company's efforts to increase shareholder value as an independent publicly-traded company, and the requirement, as an SEC-reporting company, to disclose a considerable amount of business information to the public which will limit the Company's ability to compete in the market. The Special Committee has concluded that it is more beneficial to the security holders who are unaffiliated to the Buyer Group, which includes all security holders who are unaffiliated to the Company, to enter into the Merger Agreement and pursue the consummation of the transactions, including the Merger, and become a private company rather than to remain a public company.

Effects on the Company if the Merger is not Completed

        If the Merger Agreement and the Plan of Merger are not authorized and approved by the Company's shareholders or if the Merger is not completed for any other reason, the Company's shareholders will not receive any payment for their Shares or ADSs in connection with the Merger and the holders of Company Options and Company Restricted Shares will not receive payment pursuant to the Merger Agreement. Instead, the Company will remain a publicly traded company, the ADSs will continue to be listed and traded on the NYSE, provided that the Company continues to meet the NYSE's listing requirements, and the Company will remain subject to SEC reporting obligations. Therefore, the Company's shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Shares or ADSs. Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares or ADSs, including the risk that the market price of the ADSs may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

        Under specified circumstances in which the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of $10 million, or Parent may be required to pay the Company a termination fee of either $20 million, in each case, as described under the caption "The Merger Agreement and Plan of Merger—Termination Fee" beginning on page [116].

        If the Merger is not completed, from time to time, the Board will evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not authorized and approved by the Company's shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing of the Merger

        The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and the related transactions is approximately $            (assuming no exercise of dissenter rights by shareholders of the Company). In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the Merger Agreement. This amount includes (i) the merger consideration of approximately $[562] million to be paid to the Company's security holders who are unaffiliated to the Buyer Group (assuming no exercise of dissenter rights by shareholders of the Company), (ii) the related fees and expenses of approximately $[        ], in connection with the Merger and other Transactions, and (iii) the repayment of part of the $135 million 2.75% convertible senior notes due 2018 issued by the Company.

        The Buyer Group intends to fund the merger consideration through a combination of (i) the proceeds from a committed term facility in an amount up to $350 million (the "Facility") pursuant to an executed debt commitment letter dated April 15, 2016 (the "Debt Commitment Letter") provided by Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch (the "Lender") and (ii) cash contribution provided by Mr. Zhou, Mr. Shen and SINA (collectively, the "Sponsors") pursuant to equity commitment letters dated April 15, 2016 (the "Equity Commitment Letters) issued by the Sponsors. Approximately $[238] million of the merger consideration will be paid for through the proceeds from the Facility and approximately $[324] million of the merger consideration will be paid for through the proceeds from the Equity Contribution (as defined below). As of the date of this proxy statement, there are no alternative financing arrangements or plans in place to obtain the funds necessary for the consummation of the Merger and the other Transactions.

  Equity Financing

        Concurrently with the execution of the Merger Agreement, each of the Sponsors entered into an Equity Commitment Letter with Parent, dated April 15, 2016.

        Pursuant to these Equity Commitment Letters, Mr. Zhou, Mr. Shen and SINA each has committed to make, or cause to be made, subject to the terms and conditions therein, an equity contribution to Parent prior to, at or immediately following the closing of the Merger (the "Closing"), in an amount of $167,693,494, $17,522,338 and $139,734,904, respectively (collectively, the "Equity Contribution"). The proceeds of the Equity Contribution are to be used to pay such portion of the amounts required to be paid pursuant to the Merger Agreement and related fees and expenses. Notwithstanding anything else to the contrary in the Equity Commitment Letters, the aggregate amount of liability of each Sponsor under his or its Equity Commitment Letter shall not, under any circumstances, exceed the aggregate amount of his or its Equity Contribution provided thereunder.

        Each of the Sponsor's Equity Contribution under his or its Equity Commitment Letter is conditioned upon (i) the execution and delivery of the Merger Agreement by the parties thereto and (ii) the satisfaction in full (or waiver, if permissible) at the Closing of each of the conditions to the obligations of Parent and Merger Sub to consummate the Transactions (other than those conditions that by their terms are to be satisfied at the Closing).

        The obligation of each of the Sponsors to fund the Equity Contribution under his or its Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (i) the Closing (subject to the full performance of such obligation at or prior to Closing), (ii) April 15, 2017, or (iii) the valid termination of the Merger Agreement in accordance with its terms; provided that in the event a claim by the Company or any of its affiliates or any claim seeking an injunction, specific performance or other equitable remedy against Parent or Merger Sub under the Merger Agreement is then pending, the Equity Commitment Letter shall only terminate upon the final, non-appealable resolution of such action and satisfaction by the Sponsor of any obligations finally determined by a court of competent jurisdiction or agreed to be owed by such Sponsor in connection with his or its Equity Commitment Letter.

        The Company may enforce each Equity Commitment Letter to seek specific performance of the Sponsor's obligations to fund the Equity Contribution, subject to certain conditions in the Merger Agreement. The Sponsor's obligation to fund the Contribution may not be assigned or delegated, in whole or in part, whether by operation of law or otherwise. Neither an Equity Commitment Letter nor any of the rights, interests or obligations thereunder shall be assignable by Parent without the Sponsor's and the Company's prior written consent, and the granting of such consent in any given instance shall be solely in the discretion of the Sponsor and the Company.

  Debt Financing

        Pursuant to the Debt Commitment Letter, the Lender has irrevocably committed to arrange, underwrite and provide the Facility of up to $350 million, subject to the conditions set forth therein for the purpose of financing, among other things, the payment of part of the merger consideration and fees, costs and expenses incurred in relation to the Merger and the repayment of part of the $135 million 2.75% convertible senior notes due 2018 issued by the Company.

        The Facility will be available from the signing of facility agreement ("Facility Agreement") governing the Facility until the earliest of (i) 31 March, 2017, (ii) the Closing and (iii) the date on which the Merger or the Merger Agreement is terminated or otherwise lapses in accordance with its terms.

        The availability of the Facility is subject to, among other things, (i) due execution of the Merger Agreement, (ii) all conditions precedent to the obligations of Parent and Merger Sub to consummate the Transactions under the Merger Agreement having been satisfied or waived in accordance with the terms of the Merger Agreement other than conditions that by their nature are to be satisfied at the Closing, (iii) execution of the Facility Agreement governing the Facility, the fee letters and the ancillary documents required under the Facility Agreement, (iv) signing of certain of the guarantee and security documents pursuant to the Facility Agreement, (v) evidence of injection of the Equity Contributions into Parent and (vi) certain other customary conditions set forth in the Debt Commitment Letter.

        The definitive documents governing the Facility, including the Facility Agreement, have not been executed as of the date hereof and, accordingly, the actual terms of the Facility may differ from those described in this proxy statement. Lender has undertaken to negotiate in good faith, to use all reasonable commercial efforts and to allocate sufficient resources and personnel for the purpose of such negotiations, to agree the terms of, and enter into the definitive agreements governing the Term Facility.

        The Facility will be borrowed in a single drawing on or prior to the closing date of the Transactions. The Facility will mature on the date that is seven years after the drawdown date.

Commencing with the 12th month after the drawdown date, the Facility is scheduled to be repaid in seven annual installments as follows:

Scheduled Payment Date	Percentage of the Aggregate Loan Drawn
12th month after the drawdown date	10%
24th month after the drawdown date	12%
36th month after the drawdown date	14%
48th month after the drawdown date	16%
60th month after the drawdown date	16%
72nd month after the drawdown date	16%
84th month after the drawdown date	16%

        The interest rate of the Facility for the first year after the drawdown date will initially be the rate which is the aggregate of the London interbank offered rate for U.S. dollar deposits for a six-month interest period plus 4.4% per annum and may vary based on the principal amount outstanding and activities of the Surviving Company.

        The obligations of the Surviving Company under the Facility will be guaranteed by Parent and each of the Sponsors, provided that Mr. Shen's and SINA's total liability under his or its guarantee will be no more than the percentage of the loan amount equal to the percentage of his or its ultimate beneficial ownership in the Surviving Company from time to time. After the Closing, the obligations of the Surviving Company under the Facility will also be guaranteed by certain Group Companies outside China. Subject to terms and conditions provided under the Debt Commitment Letter, the Facility will be secured by, among other things, a first ranking security of (i) debenture over all of the assets of Merger Sub prior to the Closing and all the assets of the Surviving Company and certain Group Companies outside China after the Closing, (ii) share charge over 100% of the equity interest in Merger Sub prior to the Closing and 100% of the equity interest in the Surviving Company after the Closing, (iii) share charge over all the equity interest beneficially owned by the Surviving Company and/or Mr. Zhou in JP, (iv) share charge over that amount of equity interest beneficially owned by the Surviving Company and/or Mr. Zhou in Leju, representing 40% of Leju's total equity interest, and (v) share charge over the equity interest of certain other Group Companies beneficially owned by the Surviving Company.

        The Surviving Company will be subject under the Facility to certain financial covenants, including a maximum leverage ratio, a maximum liabilities-to-assets ratio and a maximum payment term of accounts receivable, to be tested annually, beginning from December 31, 2016, and also certain other customary covenants. The Facility will contain certain customary events of default.

Limited Guarantee

        Concurrently with the execution of the Merger Agreement, Mr. Zhou, Mr. Shen and SINA (collectively, the "Guarantors") entered into a limited guarantee dated April 15, 2016 (the "Limited Guarantee"). Under the Limited Guarantee, the Guarantors have collectively guaranteed in favor of the Company the due and punctual payment and discharge as and when due of its respective percentage as set forth opposite to its name in Annex I to the Limited Guarantee of (i) the payment obligations of Parent with respect to the payment of the Parent termination fee pursuant to Section 8.06(b) of the Merger Agreement, (ii) the reimbursement and interest obligations of Parent pursuant to Section 8.06(c) of the Merger Agreement, and (iii) the indemnification, reimbursement and expense obligations of Parent under Section 6.17 of the Merger Agreement

        The Limited Guarantee will terminate on the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in a circumstance which does not result in any obligation on the part of Parent to pay the Company the Parent termination fee or pay any other amounts pursuant to

Section 8.06(c) or Section 6.17 of the Merger Agreement, and (iii) all amounts payable under the Limited Guarantee shall have been paid in full.

Rollover Agreement

        Concurrently with the execution and delivery of the Merger Agreement, the Rollover Shareholders entered into a rollover agreement (the "Rollover Agreement") dated April 15, 2016 with Parent. Pursuant to the Rollover Agreement, at the closing of the Merger (the "Closing"), the Shares, including Shares represented by the ADSs (collectively, the "Owned Shares") and the Shares issuable upon vesting and acceleration of the Company Share Awards (as defined in the Merger Agreement) which are beneficially held by each of the Rollover Shareholders (collectively, the "Rollover Shares") will be cancelled for nil consideration. Immediately prior to the Closing, Parent shall issue to each Rollover Shareholder, and such Rollover Shareholder (or, if designated by such Rollover Shareholder in writing, an affiliate of such Rollover Shareholder) shall subscribe for, newly issued ordinary shares of Parent.

        Pursuant to the terms of the Rollover Agreement, each Rollover Shareholder agrees that such Rollover Shareholder shall have no right to any merger consideration in respect of its or his Rollover Shares and no right to any consideration in respect of the cancellation of its or his Company Share Awards of the Merger Agreement.

        In addition, from the date of the Rollover Agreement until its termination, each member of the Buyer Group shall not, directly or indirectly, (i) tender any equity securities of the Company into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Owned Shares, Company Share Awards or other equity securities of the Company or any right, title or interest thereto or therein (including by operation of law) including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any equity securities of the Company and (x) has, or would reasonably be expected to have, the effect of reducing or limiting the economic interest of such member of the Buyer Group in such Owned Shares, Company Share Awards or other equity securities of the Company and/or (y) grants a third party the right to vote or direct the voting of such Owned Shares, Shares issuable upon vesting and acceleration of Company Share Awards or other equity securities of the Company, (iii) deposit Owned Shares or any equity securities of the Company into a voting trust or grant any proxy or power of attorney or enter into a voting agreement (other than that the Voting Agreement (as defined below)) with respect to any Owned Shares or other equity securities of the Company, (iv) knowingly take any action that would make any representation or warranty of such member of the Buyer Group set forth in the Rollover Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such member of the Buyer Group from performing any of his, her, or its obligations under the Rollover Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv).

        The Rollover Agreement will terminate immediately upon the valid termination of the Merger Agreement in accordance with its terms.

Voting Agreement

        Concurrently with the execution and delivery of the Merger Agreement, the Rollover Shareholders entered into a voting agreement (the "Voting Agreement") dated April 15, 2016 with Parent. Pursuant to the Voting Agreement, each Rollover Shareholder agrees, to cause its or his representative(s) to appear at the shareholders' meeting or other annual or special meeting of the shareholders or otherwise cause its or his Shares to be counted as present thereat for purposes of determining whether a quorum is present and vote or cause to be voted all of the Shares of such Rollover Shareholder (i) for the authorization and approval of the Merger Agreement and the transactions contemplated thereby and any other matter necessary to effect the transactions contemplated by the Merger Agreement, (ii) against any competing transaction or any other transaction, proposal, agreement or action made in opposition to approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Rollover Shareholder contained in the Voting Agreement, and (iv) in favor of any adjournment or postponement of the shareholders' meeting as may be reasonably requested by Parent.

        The Voting Agreement will terminate immediately upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to and in compliance with the terms therein.

  Consortium Agreement

        On April 15, 2016, Mr. Zhou, Mr. Shen and SINA (each a "Consortium Member," collectively, the "Consortium Members") entered into a second amended and restated consortium agreement (the "Second Amended Consortium Agreement"), replacing the amended and restated consortium agreement dated November 2, 2015 by and among the Consortium Members, which replaced the consortium agreement dated June 19, 2015 by and among the Consortium Members. Under the Second Amended Consortium Agreement, the Consortium Members have agreed to, among other things, form a consortium to work exclusively with one another to undertake a transaction to acquire the Company which would result in a delisting of the Company from the NYSE and deregistering the Company under the Exchange Act (the "Proposed Transaction"). In addition, the Consortium Members have agreed not to (a) make a competing proposal for the acquisition of control of the Company; or (b) acquire or dispose of any (i) ADSs, (ii) Shares of the Company or (iii) warrants, options or any other securities that are convertible into ADSs or Shares of the Company, other than pursuant to share incentive plans of the Company. Further, the Consortium Members have agreed to incorporate Parent and cause Parent to incorporate a wholly-owned subsidiary of Parent to be merged with and into the Company upon consummation of the Proposed Transaction. Each Consortium Member has agreed to enter into a rollover agreement in customary form pursuant to which such Consortium Member will contribute Shares owned by him/it or his/its affiliates to Parent. Further, the Consortium Members agreed to conduct due diligence with respect to the Company and its business as each Consortium Member deems necessary; engage in discussions with the Company regarding the proposal to the Company's Board of Directors in connection with the Proposed Transaction (the "Proposal"); negotiate in good faith any amendments to the terms of the Proposal, if applicable; negotiate in good faith the terms of the documentation required to implement the Proposed Transaction, including but not limited to a merger agreement, debt financing documents, if any, shareholders' agreement of Parent and certain other agreements that would include provisions in relation to certain special obligations and right of SINA; and if the Proposed Transaction is consummated, be reimbursed by the Surviving Company for certain costs and expenses related to the Proposed Transaction.

Remedies

        The parties to the Merger Agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. Specifically, the Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to enforce Parent's and Merger Sub's obligation to cause the equity financing for the Merger to be funded at the Effective Time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent's and Merger Sub's obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) the Company has irrevocably confirmed in writing that if the equity financing is funded, then the Closing will occur, and (iii) the equity financing has not been funded and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to the Merger Agreement.

        While the parties may pursue both a grant of specific performance (including an injunction and injunctions) and monetary damages until such time as the other party pays a termination fee (as applicable under the Merger Agreement), none of them will be permitted or entitled to receive both a grant of specific performance (including an injunction and injunctions) that results in the Closing and monetary damages.

        Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the Merger Agreement are limited to the Parent termination fee of $20 million and the Company termination fee of $10 million, respectively, and reimbursement of certain expenses accrued in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the Merger Agreement, as the case may be.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Special Committee and our Board with respect to the Merger, you should be aware that each of the Buyer Group has interests in the transaction that are different from, and/or in addition to, the interests of our shareholders generally. The Board and Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and recommend that our shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

  Interests of the Buyer Group

        As a result of the Merger, the Buyer Group will beneficially own 100% of the equity interests in the Surviving Company immediately following the consummation of the Merger.

        Each member of the Buyer Group will directly or indirectly enjoy the benefits from any future earnings and growth of the Surviving Company after the Merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company pursuant to the transactions contemplated by the Merger Agreement. The Buyer Group will also directly bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. The Buyer Group's investment in the Surviving Company will be illiquid, with no public trading market for the Surviving Company's shares and no certainty that an opportunity to sell its shares in the Surviving Company at an attractive price will arise, or that dividends paid by the Surviving Company will be sufficient to recover its original investment pursuant to the Transactions.

        The Merger may also provide additional means to enhance shareholder value for the Buyer Group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to the Buyer Group, such as through dividends or other distributions.

  Treatment of Shares, Company Options, and Restricted Shares Held by Officers and Directors

        As of the date of this proxy statement, the Company's directors and executive officers (as set forth in "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page [126]), as a group and excluding Mr. Zhou, Mr. Shen and their respective affiliates, beneficially own an aggregate of 2,870,163 Shares. These consist of (i) 965,300 issued and outstanding Shares, (ii) issued and outstanding Company Options to purchase 1,464,852 Shares, and (iii) 440,011 Company Restricted Shares. The Company Options to purchase Shares issued pursuant to the Company Share Incentive Plan and held by each of our directors and executive officers have a weighted average exercise price of $5.12 per Share.

        At the Effective Time, the Company will terminate the 2008 Share Incentive Plan of the Company and all amendments and modifications thereto (the "Share Incentive Plan"), terminate all relevant award agreements applicable to the Share Incentive Plan, cancel all options to purchase Shares or ADSs (the "Company Options") and all restricted Shares (the "Company Restricted Shares", collectively with the Company Options, the "Company Share Awards") granted under the Share Incentive Plan that are then outstanding and unexercised, whether or not vested or exercisable.

        Each former holder of a Company Option (other than a former holder of any Company Options that are Excluded Shares), whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of $6.85 over the exercise price of such Company Option and (ii) the number of Shares underlying such Company Option; provided that if the Exercise Price of any such Company Option is equal to or greater than $6.85, such Company Option shall be cancelled without any payment therefor. Each former holder of a Company Restricted Share (other than a former holder of any Company Restricted Shares that are Excluded Shares) that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) $6.85 multiplied by (ii) the number of Company Restricted Shares held by such former holder.

        At the Effective Time, each Company Option and each Company Restricted Share that is an Excluded Share (whether vested or unvested) will be cancelled for no consideration.

        The table below sets forth, as of the date of this proxy statement, for each of our directors and officers:

  •
  the number of issued and outstanding Shares beneficially owned by such person as of the date of this proxy statement;

  •
  the cash payment that will be made in respect of the Shares at the Effective Time;

  •
  the number of Shares issuable under the outstanding Company Options held by such person;

  •
  the cash payment that will be made in respect of the outstanding Company Options held by such person following the Effective Time;

  •
  the number of Company Restricted Shares held by such person;

  •
  the cash payment that will be made in respect of the outstanding Company Restricted Shares held by such person following the Effective Time; and

  •
  the total cash payment that will be made in respect of the outstanding Shares, Company Options and Company Restricted Shares held by such person.

	Shares		Options to Purchase Shares		Restricted Shares
Name	Shares Beneficially Owned	Cash Payment Therefor ($)	Shares Underlying	Cash Payment Therefor ($)	Restricted Shares Held	Cash Payment Therefor ($)	Total Cash Payments ($)
Xin Zhou	31,869,925	—	3,183,000*	—	150,000	—	—
Charles Chao	99,998	684,986.30	712,000*	1,274,480.00	50,002	342,513.70	2,301,980.00
Neil Nanpeng Shen	3,498,813	—	164,550*	—	15,000	—	—
Bing Xiang	15,000	102,750.00	37,800*	57,678.00	15,000	102,750.00	263,178.00
Hongchao Zhu	50,000	342,500.00	57,800*	87,278.00	15,000	102,750.00	532,528.00
Jeffrey Zhijie Zeng	25,000	171,250.00	6,668*	10,268.72	15,000	102,750.00	284,268.72
Winston Li	19,998	136,986.30	—	—	20,002	137,013.70	274,000.00
David Jian Sun	15,000	102,750.00	—	—	15,000	102,750.00	205,500.00
Canhao Huang	99,998	684,986.30	234,550*	357,395.00	50,002	342,513.70	1,384,895.00
Li-Lan Cheng	383,374	2,626,111.90	50,000*	77,000.00	100,001	685,006.85	3,388,118.75
Bin Laurence	167,000	1,143,950.00	—	—	60,000	411,000.00	1,554,950.00
Jianjun Zang	20,185	138,267.25	306,750*	511,602.50	50,002	342,513.70	992,383.45
Zuyu Ding	53,079	363,591.15	59,334*	156,048.42	50,002	342,513.70	862,153.27
Yinyu He	16,668	114,175.80	—	—	—	—	114,175.80
All directors and executive officers as a group	36,334,038	6,612,305.00	4,812,402	2,531,750.64	605,011	3,014,075.35	12,158,130.99

*
The exercise price(s) for the options to purchase Shares is below the Per Share Merger Consideration.

        After the completion of the Merger, the maximum amount of cash payments our directors and executive officers (other than Mr. Zhou and Mr. Shen being members of the Buyer Group) may receive in respect of their Shares, Company Options and Company Restricted Shares is approximately $12,158,131, including approximately $6,612,305 in respect of Shares and approximately $5,545,826 in respect of outstanding Company Options and Company Restricted Shares.

  Indemnification and Insurance

        Pursuant to the Merger Agreement, it has been agreed, among other provisions, that:

  •
  From and after the Effective Time, the Surviving Company will comply with all of its obligations under the memorandum and articles of association of any Group Company to indemnify and hold harmless the present and former officers and directors thereof against all kinds of liabilities incurred in connection with any action arising out of or relating to the services performed by such officers or directors at request of the Group Company.

  •
  The memorandum and articles of association of the Surviving Company will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification is required by law.

  •
  Prior to the Effective Time, the Company will, and, if the Company is unable to, Parent will cause the Surviving Company, as of the Effective Time to, obtain and maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring at or prior to the Effective Time, with terms at least as favorable as the coverage provided under the Company's existing policy, provided that neither Parent or the Surviving Company will be required to expend for such policy an annual premium in excess of 250% of the current annual premium paid by the Company.

  The Special Committee

        On June 9, 2015, the Board established an Special Committee to consider the Proposed Transaction (which at that time comprised of Mr. Zhou and Mr. Shen) and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The Special Committee is composed of four independent directors: Mr. Jin Li, Mr. Bing Xiang, Mr. Hongchao Zhu and Mr. Jeffrey Zeng. All such directors are free from any affiliation with the Buyer Group, and none of such directors is or was ever an employee of the Company or any of its subsidiaries or has any financial interest in the Merger that is different from that of the security holders who are unaffiliated to the Company other than (i) the director's receipt of board compensation in the ordinary course, (ii) Special Committee members' compensation in connection with its evaluation of the Merger (which is not contingent upon the completion of the Merger or the Special Committee's or Board's recommendation of the Merger), and (iii) the director's indemnification and liability insurance rights under the Merger Agreement. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.

        The Company has compensated the members of the Special Committee in exchange for their service in such capacity a monthly amount of $15,000 per member (or, in the case of the chairman of the Special Committee, a monthly amount of $25,000), the payment of which is not contingent upon the completion of the Merger or the Special Committee's or the Board's recommendation of the Merger.

  Position with the Surviving Corporation

        The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Company unless otherwise determined by Parent prior to the Effective Time. It is anticipated that, after the consummation of the Merger, the existing executive officers of the Company will hold positions with the Surviving Company that are substantially similar to their current positions.

Related Party Transactions

        We have adopted an audit committee charter, which requires the audit committee to review and approve all related-party transactions as defined in Item 404 of Regulation S-K on an ongoing basis.

        For a description of significant related-party transactions for the years ended December 31, 2014 and 2015, see "Item 7. Major Shareholders and Related Party Transactions" included in our annual report on Form 20-F for the fiscal year ended December 31, 2015, incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page [131] for a description of how to obtain a copy of our annual report.

Fees and Expenses

        Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the Merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the Merger.

Description	Amount
($ in '000)
Legal fees and expenses
Financing fees and expenses and other professional fees
Special Committee's compensation
ADS cancellation and other related fees(1)
Miscellaneous (including printing, filing fees, and mailing costs)

Total

(1)
Include ADS cancellation fees for ADSs held by a member of the Buyer Group.

        These expenses will not reduce the merger consideration to be received by the Company shareholders and ADS Holders. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, will be paid by the party incurring such costs and expenses, except as otherwise stated in the section entitled "The Merger Agreement—Termination Fee."

Voting by the Buyer Group at the Extraordinary General Meeting

        Pursuant to the Voting Agreement, the Rollover Shareholders have agreed to vote all of the Shares they beneficially own in favor of the approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting of the Company. As of the Share record date, we expect that the Rollover Shareholders collectively will beneficially own, in the aggregate, approximately 64,702,478 outstanding Shares, which represents approximately 44.9% of the total outstanding Shares entitled to vote.

Litigation Related to the Merger

        The Company is not aware of any lawsuit that challenges the Merger, the Merger Agreement or any of the transactions contemplated thereby.

Accounting Treatment of the Merger

        The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, "Business Combinations—Related Issues."

Regulatory Matters

        The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than (i) the approvals, filings or notices required under the federal securities laws, and (ii) the registration of the Plan of Merger (and supporting documentation as specified in the CICL) with the Registrar of Companies of the Cayman Islands and, in the event the Merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub at the time of the filing of the Plan of Merger, and notification of the Merger being published in the Cayman Islands

Government Gazette. See "The Merger Agreement and Plan of Merger—Conditions to the Merger" beginning on page [113] for additional information.

Dissenter Rights

        Please see "Dissenter Rights" beginning on page [119].

Material U.S. Federal Income Tax Consequences

        The following is a general discussion of material U.S. federal income tax consequences to only U.S. Holders (as defined below) of the exchange of Shares for cash pursuant to the Merger Agreement. For purposes of this discussion, except as otherwise noted, references to Shares include ownership interests in Shares through ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and to differing interpretation, which may result in tax consequences different from those described below. This discussion is not binding on the U.S. Internal Revenue Service (the "IRS"), and the IRS or a court in the event of an IRS dispute may challenge any of the conclusions set forth below.

        This discussion does not address any U.S. federal estate, gift, Medicare or other non-income tax, or any state, local, or non-U.S. tax consequences of the Merger. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to all taxpayers or to particular shareholders in light of their individual investment circumstances subject to special tax rules, including (i) holders that are banks, financial institutions, or insurance companies; regulated investment companies, mutual funds, or real estate investment trusts; brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; or tax-exempt organizations, (ii) holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment, (iii) holders that acquired Shares in connection with the exercise of employee share options or otherwise as compensation for services, (iv) holders that have a "functional currency" other than the U.S. dollar, (v) retirement plans, individual retirement accounts, or other tax-deferred accounts, (vi) U.S. expatriates, (vii) holders that are subject to alternative minimum tax, (viii) holders that actually or constructively own 10% or more of our voting stock or (ix) partnerships or other entities classified as partnerships for U.S. federal income tax purposes. This discussion assumes that Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) at all relevant times. This discussion applies only to U.S. Holders who completely terminate their interest in the Company following the Merger, whether such interest is held directly or indirectly, including by application of attribution rules for U.S. federal income tax purposes. Attribution rules may apply, for example, if such U.S. Holder holds interests in the Company indirectly through an interest owned by a family member (subject to certain exceptions and elective procedures) or a partnership or other related entity.

        As used herein, a "U.S. Holder" is any beneficial owner of Shares that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A U.S. Holder that is a partner of a partnership holding Shares is urged to consult its own tax advisor.

        ALL U.S. HOLDERS OF SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR SITUATIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER LAWS.

  Consequences of Participation in the Merger or an Exercise of Dissenter Rights

        The receipt of cash, either as consideration in the Merger or as a result of a U.S. Holder exercising its Dissenter Rights (as described under the section entitled "Dissenter Rights"), will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who so exchanges Shares for cash will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder's adjusted tax basis in the Shares exchanged therefor. Subject to the discussion under "Passive Foreign Investment Company" below, such recognized gain or loss will generally be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder's holding period for the Shares exchanged is greater than one year at the Effective Time.

        Long-term capital gains of non-corporate U.S. Holders are currently subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code. If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares.

        Any gain or loss recognized by U.S. Holders will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. However, in the event that we are deemed to be a PRC "resident enterprise" under the PRC tax law and gain from the disposition of Shares is regarded as gain sourced from the PRC and is subject to tax in the PRC (see "—Material PRC Income Tax Consequences") or you are subject to PRC income tax pursuant to Circular 698 or Bulletin 7 (see "—Material PRC Income Tax Consequences"), you may be eligible to elect to treat such gain as PRC source gain under the income tax treaty between the United States and the PRC (the Agreement Between the Government of the United States of America and the Government of the People's Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion With Respect to Taxes on Income (the "Treaty")). If we are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the exchange of Shares pursuant to the Merger Agreement unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on gain on a disposition of the Shares, including their eligibility for the benefits of the Treaty and the availability of the foreign tax credit under their particular circumstances.

  Passive Foreign Investment Company

        A non-U.S. corporation, such as our company, will be classified as a "passive foreign investment company," or a PFIC, for U.S. federal income tax purposes, for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (as determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the "asset test"). For this purpose, cash and assets readily convertible into cash are categorized as passive assets, and the company's goodwill and other unbooked intangibles are taken into account for determining the value of its assets. Passive income generally includes, among other things, dividends, interest, certain types of rents and royalties, and net gain from the sale or exchange of property producing such income. A non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock.

        While we believe we were not a PFIC for the taxable year ending December 31, 2015, and do not expect to a PFIC for the current taxable year and the foreseeable future, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of our ADSs and ordinary shares may cause us to become a PFIC for the current taxable year or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ADSs from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization. Among other matters, if market capitalization is less than anticipated or subsequently declines, we may be classified as a PFIC for the current or future taxable years.

        If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. Holder held Shares and the U.S. Holder has not made a valid mark-to-market election or qualified electing fund election, any gain recognized by a U.S. Holder on the disposition of a Share generally (a) would be allocated ratably to each day over such U.S. Holder's holding period for the Share, (b) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (c) the amount allocated to each other taxable year would be subject to tax at the highest applicable marginal rate in effect for that year and (d) an additional tax equal to the interest charge at the rate for underpayments of taxes would be imposed on the resulting tax allocated to such period.

        If we were a PFIC in any year in which a U.S. Holder held Shares and certain conditions relating to the regular trading of the Company's Shares have been met in the past, a U.S. Holder of ADSs may have been able to make a so-called "mark-to-market" election with respect to their ADSs. If a U.S. Holder made this election in a timely fashion, then instead of the tax treatment described in the preceding paragraph, any gain recognized by the U.S. Holder in the Merger would generally be treated as ordinary income or ordinary loss (limited to the extent of the net amount of previously included income as a result of the mark-to-market election, if any).

        We did not and do not intend to provide the information U.S. Holders would need to make a qualified electing fund election for the current taxable year, and as such the qualified electing fund election has not been and will not be available to U.S. Holders.

        If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. Holder held Shares, a U.S. Holder generally would be required to file IRS Form 8621 with respect to the disposition of Shares, reporting gains realized with respect to the cash received in the Merger. The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the applicable consequences of the Merger to such U.S. Holder if we are a PFIC or have been a PFIC during any prior year in which such U.S. Holder held Shares.

Material PRC Income Tax Consequences

        Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose "de facto management bodies" are located in the PRC are considered "resident enterprises," and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Regulation on the Implementation of EIT Tax Law, effective as of January 1, 2008, which defines the "de facto management body" as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies ("Circular 82") on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore incorporated enterprise is located in China. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its "de facto management body" in China if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board of directors and shareholders' meetings are located or kept in the PRC; and (d) more than half of the enterprise's directors or senior management with voting rights habitually reside in the PRC. Under the EIT Law and its implementation regulations, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a "non-resident enterprise" from transfer of its equity in a PRC resident enterprise, provided that the "non-resident enterprise" does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC. Under the Individual Income Tax Law, an individual who disposes a capital asset in China is subject to PRC individual income tax at the rate of 20%. Under the Individual Income Tax Law, an individual who disposes a capital asset in China is subject to PRC individual income tax at the rate of 20%. Relief from these taxes may be sought under an applicable income tax treaty with China.

        As there has not been a definitive determination of the Company's status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of consideration for Shares would otherwise be subject to PRC tax to holders of such Shares that are not PRC tax residents.

        In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises' Equity Transfer Income ("Circular 698") issued by the State Administration of Taxation, which became effective as of January 1, 2008, the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non-resident Enterprises ("Bulletin 24") issued by the State Administration of Taxation, which became effective as of April 1, 2011, and the Bulletin on Certain Issues Relating to Indirect Transfer of Assets by Non-resident Enterprises ("Bulletin 7") issued by the State Administration of Taxation, which became effective on February 3, 2015, if any non-resident enterprise transfers equity of a resident enterprise, such non-resident enterprise must report to the tax authorities at the place where the PRC tax resident enterprise is located and may be subject to a 10% PRC income tax on the gain from such equity transfer. In addition, if a non-PRC resident enterprise indirectly transfers so-called PRC Taxable Properties, referring to properties of an establishment or a place of business in China, real estate properties in China and equity investments in a PRC tax resident enterprise, by disposition of the equity interests in an overseas non-resident enterprise without a reasonable commercial purpose and resulting in the avoidance of PRC enterprise income tax, the transfer will be re-characterized as a direct transfer of the PRC Taxable Properties and gains derived from the transfer may be subject to a PRC withholding tax of up to 10%. The transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes. Bulletin 7 has listed several factors to be taken into consideration by the tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, despite these factors, an indirect transfer satisfying all the following criteria will be deemed to lack reasonable commercial purpose and be taxable under the PRC laws: (i) 75% or more of the equity value of the overseas non-resident holding enterprise being transferred is derived directly or indirectly from PRC Taxable Properties; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the overseas non-resident holding (excluding cash) is comprised directly or indirectly of investments in the PRC, or 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the overseas non-resident holding enterprise and any of its subsidiaries that directly or indirectly hold the PRC Taxable Properties are limited and are insufficient to prove their economic substance; and (iv) the tax payable incurred in other jurisdictions other than in the PRC on the gain derived from the indirect transfer of the PRC Taxable Properties is lower than the potential Chinese tax on the direct transfer of those assets. Nevertheless, the indirect transfers falling into the scope of the safe harbor under Bulletin 7 may not be subject to PRC tax. The safe harbor includes qualified group restructurings, exemptions under tax treaties, and public market trades, which refers to a trading of equity interest in which the equity interest to be transferred and the transfer price thereof are determined pursuant to standard trading rules of a public securities market and not by the purchaser and the seller by mutual agreement prior to such transactions. Circular 698 or Bulletin 7 may be determined by the tax authorities to be applicable to the Merger where non-PRC resident corporate shareholders or ADS holders were involved, if the Merger is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if PRC tax authorities were to invoke Circular 698 or Bulletin 7 and impose tax on the receipt of consideration for Shares or ADSs, then any gain recognized on the receipt of consideration for such Shares or ADSs pursuant to the Merger by the Company's shareholders who are non-PRC resident enterprises could be treated as PRC-source income and thus be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief). Parent is entitled under the Merger Agreement to withhold any tax arising in relation to filings required by Circular 698 or Bulletin 7. However, neither Parent nor Merger Sub intends to withhold any PRC taxes on the consideration provided to non-PRC resident shareholders of the Company in connection with the Merger.

        You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for Shares and ADSs under the terms of the Merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought into or executed or produced before a court in the Cayman Islands (for example, for enforcement), (ii) registration fees will be payable to the Registrar of Companies of the Cayman Islands to register the Plan of Merger and (iii) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.

MARKET PRICE OF THE ADSs, DIVIDENDS AND OTHER MATTERS

Market Price of the ADSs

        The following table provides the high and low sales prices for ADSs, each one Share, on NYSE under the symbol "EJ" for (i) each quarter of 2014 and 2015 and (ii) each of the past four months (through April 21, 2016):

	Sales Price Per ADS (in $)
	High	Low
Quarterly:
2014
First quarter	16.09	10.31
Second quarter	12.37	6.88
Third quarter	11.62	8.04
Fourth quarter	9.87	7.10
2015
First quarter	8.48	4.93
Second quarter	7.18	5.44
Third quarter	6.79	4.86
Fourth quarter	6.70	5.78
2016
January	6.27	5.56
February	5.94	5.14
March	6.36	5.86
April (through April 22, 2016)	6.60	6.11

        The Per ADS Merger Consideration of $6.85 represents a 10.5% premium over the Company's closing price of $6.20 per ADS as quoted by the NYSE on October 30, 2015, the last trading day prior to the Company's announcement on November 2, 2015 that it had received a revised non-binding going-private proposal, a 2.1% premium over the Company's closing price of $6.71 per ADS as quoted by the NYSE on June 8, 2015, the last trading day prior to the Company's initial announcement on June 9, 2015 that it had received a non-binding going-private proposal, and a 17.7% premium over the Company's closing price of $5.82 per ADS on June 2, 2015, one week prior to the Company's initial announcement. On April 22, 2016, the most recent practicable date before the date of this proxy statement, the high and low reported sales prices of our ADSs were $6.57 and $6.56, respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.

Dividend Policy

        The Company paid a cash dividend of $0.15 per ordinary share, or $0.15 per ADS on April 23, 2012, a cash dividend of $0.15 per ordinary share, or $0.15 per ADS on May 30, 2013, a cash dividend of $0.20 per ordinary share, or $0.20 per ADS on May 30, 2014, a cash dividend of $0.20 per ordinary shares, or $0.20 per ADS, on January 15, 2015, and a cash dividend of $0.15 per ordinary shares, or $0.15 per ADS, on May 15, 2015. The Company was approved by our board of directors in December 2014 and completed on January 15, 2015 a partial spin-off of Leju by distributing in the form of a dividend of 0.05 ordinary shares, par value $0.001, of Leju, for each of E-House's ordinary shares outstanding as of December 3, 2014, or 0.05 ADSs of Leju, for each of E-House's ADSs outstanding as of December 3, 2014. The Company distributed a total of 7,103,280 ordinary shares of Leju to holders of our ordinary shares in this manner, which include a total of 3,877,658 ordinary shares of Leju in the form of 3,877,658 ADSs of Leju to our ADS holders through our depositary bank. Following the completion of the partial spin-off, the Company owned 93,694,920 ordinary shares of Leju, representing approximately 70% of Leju's total outstanding ordinary shares. The Company will determine future dividend payments based on our future results of operations, cash flow and capital requirements.

        Under the terms of the Merger Agreement, the Company is not permitted to pay any dividends or repurchase any of the Shares pending consummation of the Merger.

        In the event the Merger Agreement is terminated for any reason and the Merger is not consummated, the payment of future dividends will be subject to the discretion of the Board. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company's future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends, the ADS depositary will distribute such payments to the Company's ADS holders to the same extent as holders of the Shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on the Shares, if any, will be paid in U.S. dollars.

        The Company is a holding company incorporated in the Cayman Islands. The Company relies substantially on dividends from our subsidiaries in the PRC to fund our payment of dividends, if any, to our shareholders. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside a certain amount of its accumulated after-tax profits, if any, based on PRC accounting standards each year to their general reserves until the accumulative amount of such reserves reach a certain percent of their registered capital, to fund certain statutory reserves. These reserves may not be distributed as cash dividends. Further, if our subsidiaries in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Cash transfers from our PRC subsidiaries to us are subject further to the PRC government's foreign exchange control policy, and our PRC subsidiaries may not be able to obtain the relevant approvals or complete the requisite registrations for distributing dividends to us. Any failure by any of the Company's shareholders or any beneficial owner of Shares who is a PRC resident to comply with the approval or registration requirements imposed by the State Administration of Foreign Exchange with respect to their investment in us could also subject us to legal sanctions, including a restriction on our PRC subsidiaries' ability to distribute dividends to us. Furthermore, the EIT Law eliminates the exemption of enterprise income tax on dividends derived by foreign investors from foreign invested enterprises and imposes on our subsidiaries in China an obligation to withhold tax on dividend distributions to their non-PRC shareholders, provided that such non-PRC shareholders are not classified as resident enterprises.

 THE EXTRAORDINARY GENERAL MEETING

        We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Board for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

        The extraordinary general meeting will be held on            , 2016, at [10:00 a.m.] (Beijing Time) at            .

Proposals to be Considered at the Extraordinary General Meeting

        At the meeting, you will be asked to consider and vote upon:

  •
  as special resolutions:

        THAT the agreement and Plan of Merger, dated as of April 15, 2016 (the "Merger Agreement") among the Company, Parent and Merger Sub (such Merger Agreement being in the form attached as Annex A to this proxy statement, which will be produced and made available for inspection at the extraordinary general meeting), the Plan of Merger between the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the Merger (the "Plan of Merger") (such Plan of Merger being substantially in the form attached to the Merger Agreement and which will be produced and made available for inspection at the extraordinary general meeting) and any and all transactions contemplated by the Merger Agreement (the "Transactions"), including the Merger and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the Merger, a copy of which is attached as Appendix II to the Plan of Merger, be authorized and approved;

        THAT each of the members of the Special Committee be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

  •
  if necessary, as an ordinary resolution:

        THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

        If the Merger is completed, at the effective time of the Merger (the "Effective Time"), each Share (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time, other than (i) the Shares (including ADSs corresponding to such Shares) and Company Share Awards beneficially owned by the Buyer Group, (ii) Shares held by the Company or any of its subsidiaries, (iii) Shares (including ADSs corresponding to such Shares) held by the ADS depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan, and (iv) Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Islands Companies Law (the "Dissenting Shares") (Shares described under (i) through (iv) above are collectively referred to herein as the "Excluded Shares"), shall be cancelled in exchange for the right to receive $6.85 in cash per Share without interest and net of any applicable withholding taxes or $6.85 in cash per ADS without interest and net of any applicable withholding taxes (less up to $0.05 per ADS cancellation fees pursuant to the terms and conditions of the Deposit Agreement). The Excluded Shares (other than Dissenting Shares) will be cancelled for no merger consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the Cayman Islands Companies Law.

Our Board's Recommendation

        The Board, acting upon the unanimous recommendation of the Special Committee:

  •
  determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its security holders, including security holders unaffiliated to the Company, and declared it advisable, to enter into the Merger Agreement and the transaction agreements contemplated by the Merger Agreement;

  •
  authorized and approved the execution, delivery and performance of the Merger Agreement and the transaction agreements contemplated by the Merger Agreement and the consummation of the contemplated transactions, including the Merger; and

  •
  resolved to direct that the authorization and approval of the Merger Agreement, the Plan of Merger and the Merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger.

Quorum

        The presence, in person or by proxy, of two or more shareholders holding not less than one-third of the nominal value of the total issued and outstanding Shares on the Share record date will constitute a quorum for the extraordinary general meeting.

Record Date; Shares and ADSs Entitled to Vote

        You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name at the close of business in the Cayman Islands on            , 2016, or if you are a holder of ADSs at the close of business in New York City on            , 2016, the Share record date and the ADS record date for voting at the extraordinary general meeting, respectively. If you own ADSs on the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the registered holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than [10:00 a.m.] (New York City Time) on            , 2016 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting by cancelling your ADSs (and certifying you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before              p.m. (New York City Time) on            , 2016 and becoming a holder of Shares prior to the close of business in the Cayman Islands on            , 2016, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote for each Share on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 144,069,568 Shares entitled to be voted at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is            , 2016, at             a.m. (Beijing Time). Please see "—Shareholders and ADS Holders Entitled to Vote; Voting Materials" below for additional information. If the Merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the NYSE. The Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

Vote Required

        We cannot complete the Merger unless the Merger Agreement, Plan of Merger, and the Transactions are authorized and approved by the affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the shareholders' meeting (the "Requisite Company Vote") in accordance with Section 233(6) of the Cayman Islands Companies Law. As of the date of this proxy statement, the Buyer Group collectively beneficially owns approximately 44.9% of the total issued and outstanding Shares of the Company entitled to vote. Pursuant to the terms of the Voting Agreement, these Shares will be voted in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger at the extraordinary general meeting of the Company.

Shareholders and ADS Holders Entitled to Vote; Voting Materials

        Only holders of Shares entered in the register of members of the Company at the close of business on            , 2016 (Cayman Islands Time), the Share record date, will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share record date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after the close of business on the Share record date may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares. Each holder has one vote for each Share held as of the close of business on             , 2016 (Cayman Islands Time). Shareholders wanting to vote by proxy should indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event so that it is received by the Company no later than [10:00 a.m.] on            , 2016 (Beijing Time). Shareholders can also attend the extraordinary general meeting and vote in person.

        Holders of ADSs as of the close of business on            , 2016 (New York City Time), the ADS record date, will receive the final proxy statement and ADS voting instructions card either directly from the ADS depositary (in the case of holders of ADSs who hold the ADSs in certificated form, i.e., in the form of ADRs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who do not hold the ADSs in the form of ADRs). Holders of ADSs as of the ADS record date (who do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS depositary how to vote the Shares underlying the ADSs by completing and signing an ADS voting instructions card provided by the ADS depositary and returning it in accordance with the instructions printed on it. The ADS depositary must receive the ADS voting instructions card no later than             a.m. (New York City Time) on            , 2016. The ADS depositary shall endeavor, in so far as practicable, to vote or cause to be voted the Shares represented by ADSs in accordance with your voting instructions.

        Holders of ADSs may vote at the extraordinary general meeting if they cancel their ADSs and become a holder of Shares by the close of business on            , 2016 (Cayman Islands Time). ADS holders wanting to cancel their ADSs need to make arrangements to deliver their ADSs to the ADS depositary for cancellation before             p.m. (New York City Time) on             , 2016 and complete certain other procedures required by the ADS depositary. Persons who hold ADSs in a brokerage, bank or nominee account, must contact their broker, bank or nominee to find out what actions they need to take to instruct the broker, bank or nominee to cancel the ADSs on their behalf.

        Persons holding ADSs in a brokerage, bank or nominee account should consult with their broker, bank or nominee to obtain directions on how to provide such broker, bank or nominee with instructions on how to vote their ADSs.

        Each ADS represents one Share. As of            , 2016, there were            ADSs outstanding; subject to the cancellation procedures described above, none of the holders of these ADSs may vote in person at the extraordinary general meeting.

        Persons who have acquired Shares and whose names are entered in the Company's register of members before the close of business on             , 2016 (Cayman Islands Time) will receive the proxy form (including the voting material) before the extraordinary general meeting, and persons who are ADS holders as of the close of business on            , 2016 (New York City Time) will receive the ADS voting instructions card from the ADS depositary before the extraordinary general meeting. Shareholders who have acquired Shares after the close of business on             , 2016 (Cayman Islands Time) may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares.

Proxy Holders for Registered Shareholders

        Shareholders registered in the register of members of the Company as of the Share record date who are unable to attend the extraordinary general meeting may appoint another person (including another shareholder, a third party or the chairman of the meeting) as their proxy to attend the meeting and to vote their Shares on their behalf, by completing and returning the proxy card in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Board. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the Company as proxy holder will vote in accordance with the position of the Board.

Voting of Proxies and Failure to Vote

        All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize each of the members of the Special Committee to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. Shareholders who fail to cast their vote in person or by proxy will not have their votes counted.

        The ADS depositary has advised us that, pursuant to Section 12 of the American depositary receipt evidencing your ADSs, the form of which was attached to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Accordingly, Shares represented by ADSs, for which voting instructions fail to specify the manner in which the ADS depositary is to vote or no timely voting instructions are received by the ADS depositary, will not be voted.

Revocability of Proxies

        Registered holders of the Company's Shares may revoke their proxies in one of three ways:

  •
  first, a registered shareholder may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to             ;

  •
  second, a registered shareholder may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

  •
  third, a registered shareholder may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

        If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder's Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.

        Holders of the ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to             a.m. (New York City Time) on             , 2016. A holder of ADSs can do this in one of two ways:

  •
  first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; or

  •
  second, a holder of ADSs can complete, date and submit a new ADS voting instructions card to the ADS depositary bearing a later date than the ADS voting instructions card sought to be revoked.

        If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Rights of Shareholders Who Object to the Merger

        Shareholders who continue to hold their Shares in their own name will have the right to dissent from the Merger and receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote on the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law, which is attached as Annex C to this proxy statement, for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT

GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE [5:00 P.M.] (NEW YORK CITY TIME) ON             , 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN             , 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

Whom to Call for Assistance

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations Department, E-House (China) Holdings Limited, at +86 (21) 6133-0809 or at ir@ehousechina.com..

Solicitation of Proxies

        The Company does not plan to engage a proxy solicitor to assist in the solicitation of proxies. Instead, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of our Shares and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

        We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

THE MERGER AGREEMENT AND PLAN OF MERGER

        This section of the proxy statement describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the Merger Agreement in its entirety because it, and not this proxy statement, is the legal document that governs the Merger. This description of the Merger Agreement has been included to provide you with information regarding its terms.

Structure and Completion of the Merger

        The Merger Agreement provides for the Merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement, with the Company as the surviving company of the Merger (the "Surviving Company"). If the Merger is completed, the Company will cease to be a publicly traded company. Unless otherwise mutually agreed between the Company, Parent and Merger Sub, the Closing will take place as soon as practicable after, and in any event no later than the fifth business day immediately after all the closing conditions have been satisfied or waived (other than those that by their nature are to be satisfied or waived at the closing). At the Closing, Merger Sub and the Company will execute a Plan of Merger and register the Plan of Merger and other related documents with the Registrar of Companies of the Cayman Islands. The merger will become effective on the date specified in the Plan of Merger.

        We expect that the Merger will be completed during the second half of 2016, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived; however, the parties intend to complete the Merger as promptly as practicable.

Memorandum and Articles of Association; Directors and Officers of the Surviving Corporation

        Upon completion of the Merger, the current memorandum and articles of association of the Company will be replaced in their entirety by the memorandum and articles of association in the form attached to the Plan of Merger, which are substantively identical to the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the Merger except that at the Effective Time, all references to the name "E-House Merger Sub Ltd." shall be amended to "E-House (China) Holdings Limited" and all references to the authorized share capital will be amended as necessary to correctly describe the authorized share capital of the Surviving Company as approved in the Plan of Merger. In addition, the directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time will become the initial officers of the Surviving Company.

Merger Consideration

        Under the terms of the Merger Agreement, if the Merger is completed, at the effective time of the Merger (the "Effective Time"), each Share (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall be cancelled in exchange for the right to receive $6.85 in cash per Share without interest and net of any applicable withholding taxes or $6.85 in cash per ADS without interest and net of any applicable withholding taxes (less up to $0.05 per ADS cancellation fees pursuant to the terms and conditions of the Deposit Agreement. The Excluded Shares other than Dissenting Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the Cayman Islands Companies Law.

        At the Effective Time, each ordinary share, par value of $0.001 per share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company.

Treatment of Company Options and Company Restricted Shares

        At the Effective Time, the Company will terminate the Share Incentive Plan, terminate all relevant award agreements applicable to the Share Incentive Plan, cancel all Company Share Awards granted under the Share Incentive Plan that are then outstanding and unexercised, whether or not vested or exercisable.

        Each former holder of a Company Option (other than a former holder of any Company Options that are Excluded Shares), whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of $6.85 over the exercise price of such Company Option and (ii) the number of Shares underlying such Company Option; provided that if the Exercise Price of any such Company Option is equal to or greater than $6.85, such Company Option shall be cancelled without any payment therefor.

        At the Effective Time, each former holder of a Company Restricted Share (other than a former holder of any Company Restricted Shares that are Excluded Shares) that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) $6.85 and (ii) the number of Company Restricted Shares held by such former holder.

        At the Effective Time, each outstanding Company Option and Company Restricted Share that is an Excluded Share (whether vested or unvested) will be cancelled for no consideration.

Treatment of the Notes

        If the Merger is completed, each holder of the Company's Notes will have the option to require the Surviving Company to repurchase such holder's Notes for a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, through but excluding, the applicable fundamental change repurchase date as defined under the indenture agreement.

        Furthermore, after the Effective Time but prior to and including the second business day prior to the fundamental change repurchase date, each holder of the Notes will be entitled, subject to the terms and conditions of the indenture agreement, to convert such holder's Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (i) the per ADS merger consideration and (ii) the increased conversion rate as determined pursuant to the indenture agreement; provided that such holder of the Notes has not delivered or has validly withdrawn a notice to require the Surviving Company to repurchase such holder's Notes. After the second business day prior to the applicable fundamental change repurchase date, each holder of the Notes, to the extent such holder has not exercised its right to require the Surviving Company to repurchase such holder's Notes, will be entitled to convert such Notes into the right to receive an amount in cash for each $1,000 principal amount of the Notes held by such holder equal to the product of (i) the per ADS merger consideration and (ii) the conversion rate as defined in the indenture agreement.

Exchange Procedures

        At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent for the benefit of the holders of the Shares and the ADSs (other than the Excluded Shares) an amount in cash in immediately available funds that is sufficient for the paying agent to make payments under the Merger Agreement. As promptly as reasonably practicable and in any event within five business days following the Effective Time, the Surviving Company shall cause the paying agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the per Share merger consideration (i) a letter of transmittal in customary form specifying how the delivery of the merger consideration to registered holders of Shares (other than Excluded Shares and Dissenting Shares) will be effected; and (ii) instructions for effecting the surrender of share certificates representing the Shares (the "Share Certificates") or affidavits and indemnity of loss in lieu of the Share Certificates, or non-certificated Shares represented by book entry (the "Uncertificated Shares"). Promptly after a dissenting shareholder has effectively withdrawn or lost his, her or its dissenter's rights under the CICL, Parent shall cause the paying agent to mail to such dissenting shareholder such letter of transmittal and instructions. Upon surrender of any Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate) or cancellation of Uncertificated Shares, each registered holder of Shares represented by such Share Certificate and each registered holder of Uncertificated Shares other than holders of Excluded Shares and Dissenting Shares will be entitled to receive in exchange for a check, in an amount equal to (x) the number of Shares (other than the Excluded Shares and Dissenting Shares) represented by such Share Certificate (or affidavit of loss and indemnity in lieu of the Share Certificates) or the number of Uncertificated Shares multiplied by (y) the per share merger consideration.

        Promptly after the Effective Time, the paying agent will transmit to the ADS depositary an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (y) the per ADS merger consideration, and the Depositary will distribute the per ADS merger consideration to ADS holders (other than with respect to ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expense of the Depositary and government charges (including withholding Taxes, if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the per ADS merger consideration to ADS holders. No interest will be paid or accrue on any amount payable in respect of the Shares or ADSs.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risks between the parties to the Merger Agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company were qualified by its public disclosures with the SEC since January 1, 2013 and prior to the date of the Merger Agreement, the Company's publicly listed subsidiary Leju Holdings Limited's public disclosures with the SEC since April 17, 2014 and prior to the date of the Merger Agreement and a disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of the Merger Agreement.

        The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

  •
  due organization, existence, good standing and authority to carry on the businesses of the Company and its subsidiaries (any of which a "Group Company");

  •
  the furnishing by the Company to Parent of accurate memorandum and articles of association, and its compliance with the terms thereof;

  •
  the capitalization of the Company and the absence of preemptive or other similar rights with respect to securities of the Company and its subsidiaries, or any encumbrances on Company securities that would give their holders the right to vote with the Company's shareholders;

  •
  the validity and major terms and conditions of Company Share Awards and the absence of any agreements (other than the Share Incentive Plan or award agreements evidencing the Company Share Awards) binding any Group Company to accelerate the vesting of such awards as a result of the transactions contemplated by the Merger Agreement;

  •
  the absence of contractual obligations of any Group Company to acquire any share capital of any Group Company;

  •
  the due authorization and validity of share capital of the Company's subsidiaries;

  •
  the absence of contracts binding the any Group Company with respect to capital contribution and voting;

  •
  the Company's corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the Merger Agreement, and the enforceability of the Merger Agreement against the Company;

  •
  the required vote of the Company's shareholders to adopt the Merger Agreement;

  •
  the declaration of advisability and recommendation to the shareholders of the Company of the Merger Agreement, the Plan of Merger and the Merger by the Special Committee and by the Board, and the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated under the Merger Agreement, including the Merger, by the Board;

  •
  the receipt of a fairness opinion from the financial advisor to the Independent Committee;

  •
  the absence of violations of or conflict with the governing documents of the Company, applicable laws and certain agreements of the Company as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

  •
  the absence of requirement for any governmental consent and approvals in connection with the transactions contemplated by the Merger Agreement, except compliance with the Exchange Act, rules and regulations of the NYSE and CICL;

  •
  compliance with applicable laws and possession of licenses and permits;

  •
  the completeness and accuracy of the Company's SEC filings since January 1, 2013 and the financial statements included therein;

  •
  the disclosure controls and procedure of the Company;

  •
  compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE;

  •
  the Company's internal control over financial reporting;

  •
  the absence of undisclosed liabilities;

  •
  the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

  •
  the absence of any "Material Adverse Effect" (as defined below) or certain other changes or events since December 31, 2014;

  •
  the absence of material litigation against any Group Company;

  •
  labor and employment matters;

  •
  real property;

  •
  intellectual property;

  •
  tax matters;

  •
  the absence of secured creditors;

  •
  material contracts, validity of material contracts and the absence of any breach thereof which would have a Material Adverse Effect;

  •
  environmental matters;

  •
  insurance matters;

  •
  the absence of a shareholder rights plan and the inapplicability of any anti-takeover law (other than the CICL) to the Merger;

  •
  the absence of any undisclosed broker's or finder's fees; and

  •
  the absence of any other representations and warranties by the Company to Parent and Merger Sub, other than the representations and warranties made by the Company in the Merger Agreement.

        Many of the representations and warranties in the Merger Agreement made by the Company are qualified as to "materiality" or "Material Adverse Effect." For purposes of the Merger Agreement, a "Material Adverse Effect" means any circumstance, event, change, effect or development (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects the Company or any of its subsidiaries) (any such item, an "Effect") that, individually or in the aggregate together with all other Effects, has had or would reasonably be expected to have a material adverse Effect on the financial condition, business, assets or results of operations of the Company and its subsidiaries, taken as a whole, excluding any effect arising out of, relating to or resulting from (i) changes in GAAP, applicable Law or in the regulatory accounting requirements applicable to any industry in which the Company and its subsidiaries operate, (ii) changes in the financial, credit or securities markets or general economic or political conditions in the PRC or United States, (iii) changes or conditions generally affecting the industry in which the Company and its subsidiaries operate, (iv) acts of war, sabotage or terrorism, natural disasters or similar events, (v) the announcement or consummation of the Transactions, including any loss of, or change in, the relationship of the Company or any of its subsidiaries, contractual or otherwise, with its brokers, customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of this Agreement, the consummation of the Transactions or the public announcement of any of the foregoing, (vi) any shareholder litigation relating to this Agreement, (vii) any change in the price of the Shares or the shares of Leju, any change in the trading volume of the Shares or the shares of Leju as quoted on the NYSE (it being understood that, in each case, the underlying cause of any such change in share price or trading volume may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur), (viii) any failure by the Company or any of its subsidiaries to meet any internal or published estimates, expectations, budgets, projections, forecasts or predictions of financial performance for any period or any change or prospective change credit ratings of the Company or any of its subsidiaries, (ix) any action or omission of the Company or any of its subsidiaries with the written consent or at the written request of Parent or Merger Sub, (x) any breach of this Agreement by Parent or Merger Sub, or (xi) any action taken by the Company or any of its subsidiaries that is required, expressly contemplated or permitted pursuant to this Agreement, except, in the case of the foregoing sub-clauses (i), (ii), (iii) and (iv), to the extent the impact of such Effect has a materially disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its subsidiaries operate.

        The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

  •
  their due organization, existence, good standing and corporate power and authority;

  •
  no violation of their memorandum and articles of association;

  •
  the capitalization of Parent and Merger Sub, Parent's ownership of Merger Sub and the operations of Parent and Merger Sub;

  •
  their corporate power and authority to execute, deliver and perform their obligations under and to consummate the transactions contemplated by the Merger Agreement, and the enforceability of the Merger Agreement against them;

  •
  the absence of violations of, or conflicts with, the governing documents of Parent or Merger Sub, applicable laws and certain agreements of Parent or Merger Sub as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement by Parent and Merger Sub;

  •
  the absence of requirement for any governmental consents and approvals in connection with the transactions contemplated by the Merger Agreement, except for compliance with the Exchange Act, NYSE rules and CICL;

  •
  the absence of secured creditors of Merger Sub;

  •
  the absence of material legal proceedings against Parent, Merger Sub;

  •
  the delivery of the financing documents and the absence of any breach or default under the financing documents;

  •
  the financing documents being in full force and effect and their enforceability;

  •
  the absence of side letters or other oral or written contracts related to the debt financing;

  •
  sufficiency of funds to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain conditions set forth in the financing documents;

  •
  [the non-existence of any economic interest in the Company by Parent or Merger Sub other than interests contemplated by the transactions contemplated under the Merger Agreement or the Rollover and Voting Agreement];

  •
  the absence of any undisclosed broker's or finder's fees;

  •
  the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

  •
  other than the Rollover Agreement, the Voting Agreement and the Limited Guarantee, except as entered into with the prior written consent of the Special Committee, there are no contracts (i) between Parent, Merger Sub or any of their affiliates (excluding the Company and its subsidiaries), on the one hand, and any of the Company's or its subsidiaries' directors, officers, employees or shareholders, on the other hand, that relates in any way to the Transactions, or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the merger consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the Merger Agreement or the Merger or has agreed to vote against any superior proposal;

  •
  Limited Guarantee being in full force and effect;

  •
  Parent and Merger Sub having conducted independent investigation on the Company;

  •
  the acknowledgment of the Parent and Merger Sub as to their non-reliance on any estimates, forecasts, projections, plans and budgets provided by the Group Companies; and

  •
  the absence of any other representations and warranties by Parent and Merger Sub, other than those made in the Merger Agreement.

Conduct of Business Pending the Merger

        The Company has agreed that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, it will conduct its business in the ordinary course, use reasonable best efforts to keep available the service of its current officers, key employees and consultants, and preserve its current relationships with key customers, suppliers and any other persons with whom it has material relations.

        From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, without the prior written consent of Parent, the Company will not and will not permit any of its subsidiaries to, among other things:

  •
  amend or otherwise change its memorandum and articles of association or equivalent organizational documents;

  •
  issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of shares of any Group Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any Group Company, except, solely with respect to this sub-clause (i), the issuance of (x) any Shares upon the exercise of Company Options that are outstanding on the date of this Agreement in accordance with the terms thereof and (y) any shares to the Company or any other wholly-owned subsidiary of the Company, or (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of any Group Company with a value in excess of $30 million, except, solely with respect to this sub-clause (ii), pursuant to existing contracts or commitments or in the ordinary course of business and in a manner consistent with past practice;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any subsidiary of the Company to the Company or any of its other subsidiaries consistent with past practice);

  •
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its shares, other than the acquisition by the Company of its securities in connection with the forfeiture of Company Options or repurchase of unvested Company Restricted Shares, the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof or the transfer;

  •
  effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving any Group Company, or create any new subsidiaries;

  •
  directly or indirectly acquire (including, without limitation, by merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or any other business combination) or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof or acquire any significant amount of assets, other than (i) in the ordinary course of business, or (ii) if not in the ordinary course of business, with a value or purchase price (including the value of assumed liabilities) not in excess of $30 million in any transaction or a related series of transactions or acquisitions, in the aggregate;

  •
  incur, assume, alter, amend or modify any indebtedness for borrowed money or guarantees thereof in excess of $30 million in the aggregate, or issue any debt securities or make any loans or advances in excess of $30 million in the aggregate or create of grant any liens on any assets of any Group Company, other than any permitted liens;

  •
  except as otherwise required by Law, (i) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any director, officer, employee or consultant of any Group Company (other than the hiring or termination of any officer or executive), (ii) grant or provide any severance or termination payments or benefits to any director, officer or employee of any Group Company, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of any Group Company except such increases or payments in the ordinary course of business, (iv) establish, adopt, amend or terminate any benefit plan or amend the terms of any outstanding Company Share Awards, (v) issue or grant any Company Share Award to any person under the share incentive plan, or (vi) forgive any loans to directors, officers or employees of any Group Company;

  •
  make any changes with respect to any method of financial accounting, or financial accounting policies or procedures in any material respects, including material changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in GAAP or applicable Law;

  •
  enter into any Contract with any of the directors or officers of the Company, individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual's family;

  •
  terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

  •
  commence or settle (i) any material action involving or against the Company or any of its subsidiaries, (ii) any shareholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions, in each case, other than any settlement in the ordinary course of business or pursuant to existing contracts or commitments;

  •
  permit any item of company owned intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of company owned intellectual property;

  •
  fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

  •
  make or change any material tax election, materially amend any tax return (except as required by applicable Law), enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes or materially change any method of tax accounting; or

  •
  enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Shareholders' Meeting

        As promptly as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and proxy statement filed in connection with the Transactions, the Company will, in accordance with applicable law and the Company's memorandum and articles of association, subject to certain exceptions, take all action necessary to call, give notice of, set a record date for and convene a general meeting of its shareholders for the purpose of obtaining the Requisite Company Vote, which meeting shall be held within 40 days after the date on which this proxy statement is mailed to the shareholders. The Company may postpone or adjourn the general meeting of its shareholders (i) with the consent of Parent, if at the time the shareholders' meeting proceeds to business, there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business, or (ii) to allow reasonable time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined (acting upon the recommendation of the Special Committee) in good faith after consultation with outside counsel is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's shareholders prior to the shareholders' meeting.

        Unless the Board has (i) changed its recommendation to the shareholders relating to the approval of the Merger in a manner adverse to Parent or Merger Sub, (ii) approved any acquisition proposal or fails to publicly recommended against any acquisition proposal, (iii) failed to include the recommendation to the shareholders of the Company to approve the Merger Agreement, the Plan of Merger and the transaction contemplated under the Merger Agreement in this proxy statement, (iv) entered into any letter of intent, contract, memorandum or similar document with respect to any acquisition proposal, or authorized the Company to enter into a definitive agreement with respect to such proposal, (v) taken any other action or made any other public statement that is inconsistent with its recommendation to the shareholders of the Company relating to the approval of the Merger or (vi) if an Intervening Event has occurred (any action described in above (i) through (vi), a "Change in Company Recommendation"), in each case, in accordance with the Merger Agreement, the Board will (a) make a recommendation to the shareholders to approve the Merger Agreement, the Plan of Merger and the Merger, and include such recommendation in this proxy statement and (b) will take all lawful actions to solicit the Requisite Company Vote.

No Solicitation

        From the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement, the Company will not, will instruct its subsidiaries and their respective representatives or employees not to:

  •
  solicit, initiate or encourage (including by way of furnishing nonpublic information with respect to any Group Company), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, any competing transaction,;

  •
  enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information with respect to any Group Company to, any person in furtherance of such inquiries or to obtain a proposal or offer for a competing transaction;

  •
  agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any competing transaction (other than certain acceptable confidentiality agreement); or

  •
  authorize or permit any of the Company or any of its subsidiaries, or any representative retained by or acting directly or indirectly under the direction of the Company or any of its subsidiaries, to take any action set forth above actions.

        The Company will immediately cease and cause to be terminated all discussion with any third parties existing as of the date of the Merger Agreement regarding any competing transaction.

        A "competing transaction" means any of the following (other than the Proposed Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Group Companies, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company.

        Prior to obtaining the Requisite Company Vote, if the Company receives an unsolicited, written and bona fide proposal or offer regarding a competing transaction from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, (i) the Special Committee may directly or indirectly through the Company and its representatives contact such person to clarify the terms and conditions of the proposal so as to determine whether such proposal constitutes or is reasonably expected to result in a superior proposal, and (ii) if the Special Committee determines in good faith, after consultation with and based upon the advice of its financial advisor and outside legal counsel, that such proposal or offer constitutes or is reasonably likely to result in a superior proposal, and in light of such superior proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable law, then the Special Committee may directly or indirectly through the Company and its representatives, pursuant to an executed confidentiality agreement on terms no less favorable to the Company in the aggregate than those contained in the confidentiality agreements between the Company, Mr. Zhou, Mr. Shen and SINA, furnish information to the person who has made such proposal, provided that the Company will concurrently make available to Parent any material information provided to such person that was not previously made available to Parent. An "intervening event" means a material event, development, change or condition that was not known by the Company Board on the date of Merger Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Company Board as of the date of the Merger Agreement), and materially improves the financial condition, business, business outlook or prospects of the Company and its subsidiaries taken, as a whole, other than the receipt, announcement, existence or terms of any Competing Transaction or Superior Proposal."

        Prior to obtaining the Requisite Company Vote, (a) if the Company has received a written bona fide proposal or offer regarding a competing transaction that did not arise or result from a breach of the Company's "no solicitation" obligations described above that is not withdrawn and that the Board determines, upon the recommendation of the Special Committee and in its good faith judgment, that (i) such constitutes a superior proposal, and (ii) the failure to change its recommendation to the Company's shareholders would violate its fiduciary duties to the Company and its shareholders under applicable law (after consultation with its financial advisor and outside legal counsel), or (b) an intervening event has occurred and the failure to change its recommendation to the Company's shareholders would violate its fiduciary duties to the Company and its shareholders under applicable law (after consultation with its financial advisor and outside legal counsel), the Board may change its recommendation and/or authorize the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to any such superior proposal. However, prior to taking any such action, the Board must give Parent at least five business days' prior written notice of its intention to take such action and a description of the material terms and conditions of the superior proposal and identifying the person making such proposal or a reasonably detailed description of the intervening event and all material information related thereto. Further, the Company must provide to Parent any confidential information disclosed to the person making the superior proposal but not previously disclosed to Parent, negotiate in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of the Merger Agreement, so that the proposal would cease to constitute a superior proposal, and permit Parent to make a presentation of any amendments to the Board and the Special Committee (to the extent Parent wishes to make such presentation). A "superior proposal" means an unsolicited, written, bona fide offer or proposal made by a third party to consummate any Competing Transaction (provided that each reference to "20%" in the definition of "Competing Transaction" should be replaced with "50%") that the Company Board determines, in good faith upon the recommendation of the Special Committee (after (x) consultation with a financial advisor of internationally recognized reputation and independent legal counsel, which, for the avoidance of doubt, may include the financial advisor and outside legal counsel to the Special Committee, and (y) taking into consideration, among other things, all of the terms and conditions, including all legal, financial, regulatory (including any required approval of any governmental authority) and other aspects, of such offer or proposal and the Merger Agreement (in each case taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the Person or group making the offer, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances), to be more favorable to the Company shareholders (other than the holders of Excluded Shares) than the Proposed Transactions; provided, however, that any such offer shall not be deemed to be a Superior Proposal if (A) the offer is conditional upon any due diligence review or investigation of the Company or any of the subsidiaries by the third party (which, for the avoidance of doubt, shall not include the inclusion of a customary "access to information" covenant in any documentation for such transaction), (B) any financing required to consummate the transaction contemplated by such offer is not then fully committed to the third party, or (C) the consummation of the transaction contemplated by such offer is conditional upon the obtaining and/or funding of such financing.

Directors' and Officers' Indemnification and Insurance

        Pursuant to the Merger Agreement, it has been agreed, among other provisions, that:

  •
  The memorandum and articles of association of the Surviving Company will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees of the Company, unless such modification is required by law.

  •
  Prior to the Effective Time, the Company will, and, if the Company is unable to, Parent will cause the Surviving Company, as of the Effective Time to, obtain and maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring at or prior to the Effective Time, with terms at least as favorable as the coverage provided under the Company's existing policy, provided that neither Parent or the Surviving Company will be required to expend for such policy an annual premium in excess of 250% of the current annual premium paid by the Company.

  •
  From and after the Effective Time, the Surviving Company will comply with all of its obligations under the memorandum and articles of association of any Group Company to indemnify and hold harmless the present and former officers and directors thereof against all kinds of liabilities incurred in connection with any action arising out of or relating to the services performed by such officers or directors at request of the Group Company.

Financing

        As of the date of the Merger Agreement, Parent has delivered to the Company copies of (a) the Debt Commitment Letter, pursuant to which the Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch provided a term facility of up to $350 million, (b) the Equity Commitment Letters, pursuant to which the Sponsors have agreed to purchase or cause the purchase of equity securities of Parent up to the aggregate amount set forth in such Equity Commitment Letters and the proceeds of which will be used to finance the consummation of the Merger, and (c) the Rollover Agreement and Voting Agreement from the Rollover Shareholders. The Equity Commitment Letters and the Debt Commitment Letter are collectively referred to as "financing commitments."

        Parent and Merger Sub will use their reasonable best efforts to arrange (or cause to be arranged) the financing on the terms and conditions described in the financing commitments in a timely manner including using reasonable best efforts to (i) negotiate (or cause to be negotiated) definitive agreements (the "financing agreements") with respect thereto on the terms and conditions contained therein, (ii) satisfy (or cause to be satisfied) on a timely basis all conditions applicable to Parent or Merger Sub in the financing commitments and the financing agreements that are within their respective control, other than any condition where the failure to be so satisfied is a direct result of the Company's failure to comply with its obligations under the Merger Agreement, and (iii) consummate (or cause to be consummated) the Financing contemplated by the financing commitments at or prior to the closing.

        If Parent or Merger Sub becomes aware that any portion of the debt financing becomes unavailable, Parent and Merger Sub must promptly notify the Company and use their reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount at least equal to the original debt financing amount, with terms and conditions that are not less favorable from the standpoint of the Company in any material respect than as set forth in the financing commitments as promptly as practicable.

        Neither Parent nor Merger Sub shall agree to or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under any financing commitment or financing agreement without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Financing (it being understood that the Debt Financing or the Equity Financing may be reduced so long as the Equity Financing or the Debt Financing is increased by a corresponding amount) or (ii) impose new or additional conditions to the Debt Financing or otherwise expand, amend or modify the Financing in a manner that would reasonably be expected to (A) prevent or materially delay the consummation of the Merger and the other transactions or (B) adversely impact in any material respect the ability of Parent or Merger Sub to enforce its rights against the other parties to any financing commitment or financing agreement.

Other Covenants

        The Merger Agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:

  •
  the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

  •
  reasonable access by Parent and Parent's authorized representatives to the offices, properties, books and records of the Group Companies from the date of the Merger Agreement and until the earlier of the Effective Time and the valid termination of the Merger Agreement (subject to all applicable law and the contractual obligations and restrictions);

  •
  reasonable best efforts of each party to consummate the transactions contemplated by this Merger Agreement;

  •
  ensure the compliance of Merger Sub with its obligations under the Merger Agreement;

  •
  coordination of press releases and other public announcements or filings relating to the Merger;

  •
  notification of certain events;

  •
  participation in litigation relating to the Merger or the Merger Agreement;

  •
  resignation of the directors of the Company and its subsidiaries pursuant to Parent's request;

  •
  matters relating to takeover statutes;

  •
  delisting and deregistration of the Shares;

  •
  treatment of the Notes; and

  •
  exculpation for actions taken at the direction of the Board or any officer of the Company who is a member of the Buyer Group (acting within the scope of the powers and authority exercised by such officer consistent with past practice), in each case, acting without the approval of the members of the Special Committee, or at the written request of Parent or Merger Sub.

Conditions to the Merger

        The obligations of the Company, Parent, and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

  •
  the Merger Agreement, the Plan of Merger and the Transactions being approved by a special resolution by holders of Shares constituting the Requisite Company Vote at the shareholders' meeting; and

  •
  no governmental entity or court of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or order that has the effect of prohibiting or making the Merger illegal or otherwise prohibiting the consummation of the Transactions.

        The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

  •
  (i) other than those regarding capitalization, Company Share Awards and corporate authority and fairness, the representations and warranties of the Company contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), in each case, disregarding for this purpose any limitation or qualification by materiality or Material Adverse Effect, except to the extent such failures to be true and correct would not have a Material Adverse Effect; and (ii) the representations and warranties regarding capitalization, Company Share Awards and corporate authority and fairness being true and correct in all respects (except for de minimus inaccuracies) as of the date of the Merger Agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date);

  •
  the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

  •
  the Company having delivered to Parent a certificate of an executive officer of the Company confirming the above conditions have been satisfied;

  •
  since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect;

  •
  the amount of Dissenting Shares being less than 10% of the total outstanding Shares immediately prior to the Effective time; and

  •
  the Company having an aggregate amount standing to the credit of all of the accounts of the Company and its subsidiaries denominated in United States dollars and available for use of not less than $93 million.

        The obligations of the Company to consummate the Merger are also subject to the satisfaction or waiver at the Closing of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), disregarding for this purpose any limitation or qualification by materiality, except to the extent such failures to be true and correct would not prevent the consummation of any transactions contemplated under the Merger Agreement by Parent and Merger Sub;

  •
  Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the Closing; and

  •
  the Company having received a certificate of an executive officer of Parent confirming the above conditions have been satisfied.

        Prior to March 31, 2017, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth above to be satisfied if such failure was caused by such party's failure to comply with the Merger Agreement and consummate the Transactions as contemplated by the Merger Agreement.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time:

  •
  by mutual written consent of Parent and the Company;

  •
  by either Company or Parent, if:

  •
  the Merger is not consummated by March 31, 2017, provided that this termination right is not available to a party if the failure to consummate the Merger by such date was due to such party's material breach of the Merger Agreement;

  •
  any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any non-appealable order that has or would have the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting the consummation of the Transactions, provided that this termination right is not be available to a party if the circumstances described in the foregoing were primarily due to such party's breach of the Merger Agreement; or

    •
    the Merger Agreement is not approved by Requisite Company Vote at the extraordinary general meeting or any adjournment thereof.

  •
  by the Company, if:

  •
  (i) the Board, acting upon the recommendation of the Special Committee, has effected a change in recommendation or authorizes (upon the recommendation of the Special Committee) the Company to enter into an alternative acquisition agreement and (ii) the Company pays in full a termination fee to Parent concurrently with or immediately after such termination; or

  •
  Parent or Merger Sub has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured (i) within 15 business days following receipt of written notice by Parent or Merger Sub of such breach from the Company or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and March 31, 2017, provided that, the Company will not have this termination right if it is then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the failure to satisfy the corresponding condition to Closing;

  •
  (i) all of the conditions to the Merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the date Closing should have occurred in accordance with the Merger Agreement.

  •
  by Parent, if:

  •
  the Company has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured (i) within 15 business days following receipt of written notice by Parent or Merger Sub of such breach from the Company or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and March 31, 2017, provided that, Parent will not have this termination right if it is then in breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the failure to satisfy the corresponding condition to Closing;

  •
  the Board has changed its recommendation to the shareholders of the Company relating to the approval of the Merger in a manner adverse to Parent or Merger Sub or resolved to do so;

  •
  the Board shall have recommended to the shareholders of the Company a competing transaction or shall have resolved to do so or shall have entered into any alternative acquisition agreement;

    •
    the Board has failed to include the recommendation to the shareholders of the Company to approve the Merger Agreement, the Plan of Merger and the transaction contemplated under the Merger Agreement in this proxy statement;

    •
    the Board has publicly announced its intention to do any of the foregoing; or

    •
    a tender offer or exchange offer for 20% or more of the outstanding Shares has been commenced, and within ten business days the Board has failed to recommend against acceptance of such tender offer or exchange offer by the Company's shareholders.

Termination Fee

        The Company will pay to Parent or its designees a termination fee of $10.0 million, if the Merger Agreement is terminated:

  •
  by Parent where (i) the Company has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period, or (ii) (a) the Board has changed its recommendation to the shareholders of the Company relating to the approval of the Merger in a manner adverse to Parent or Merger Sub or resolved to do so, (b) the Board shall have recommended to the shareholders of the Company a competing transaction or shall have resolved to do so or shall have entered into any alternative acquisition agreement, (c) the Board has failed to include the recommendation to the shareholders of the Company to approve the Merger Agreement, the Plan of Merger and the transaction contemplated under the Merger Agreement in this proxy statement; (d) the Board has publicly announced its intention to do any of the foregoing; or (e) a tender offer or exchange offer for 20% or more of the outstanding Shares has been commenced, and within ten business days the Board has failed to recommend against acceptance of such tender offer or exchange offer by the Company's shareholders;

  •
  by the Company where the Board, acting upon the recommendation of the Special Committee, has effected a change in recommendation or authorizes (upon the recommendation of the Special Committee) the Company to enter into an alternative acquisition agreement;

  •
  by the Company or Parent where either (i) the Merger is not consummated by 11:59 p.m. on March 31, 2017 (Hong Kong Time), or (ii) the Requisite Company Vote is not obtained, and where (a) neither Parent nor Merger Sub has breached any representation, warranty or covenant under the Merger Agreement in any material respect, and (b) at or prior to the time of such termination, the Company has received a bona fide proposal or offer regarding a competing transaction from a third party that is not withdrawn and enters into a definitive agreement with respect to such acquisition proposal within 12 months following such termination; or

        Parent will pay to the Company a termination fee of $20.0 million, if the Merger Agreement is terminated:

  •
  by the Company where Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period; or

  •
  by the Company where (i) all of the conditions to the Merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the delivery of such notice.

Remedies

        The parties to the Merger Agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. Specifically, the Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to enforce Parent's and Merger Sub's obligation to cause the equity financing for the Merger to be funded at the Effective Time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent's and Merger Sub's obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to the Merger Agreement, (iii) the debt financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iv) the Company has irrevocably confirmed in writing that all conditions to the Company's obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived and if the equity and debt financing is funded, the Company is ready, willing and able to consummate the Transactions.

        While the parties may pursue both a grant of specific performance (including an injunction and injunctions) and monetary damages until such time as the other party pays a termination fee (as applicable under the Merger Agreement), none of them will be permitted or entitled to receive both a grant of specific performance (including an injunction and injunctions) that results in the Closing and monetary damages.

        Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the Merger Agreement are limited to the Parent termination fee of $20 million and the Company termination fee of $10 million, respectively, and reimbursement of certain expenses accrued in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the Merger Agreement, as the case may be.

Amendment

        The Merger Agreement may be amended by the parties by action taken by or on behalf of their respective boards of directors (and in the case of the Company, upon the prior recommendation of the Special Committee) at any time prior to the Effective Time; provided that, after the approval of the Merger Agreement and the transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. The Merger Agreement may only be amended by an instrument in writing signed by the Company and Parent.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

        No provision has been made to (a) grant the unaffiliated security holders access to corporate files of the Company or any member of the Buyer Group or (b) to obtain counsel or appraisal services at the expense of the Company or any member of the Buyer Group.

DISSENTER RIGHTS

        The following is a brief summary of the rights of holders of the Shares to dissent from the Merger and receive payment of the fair value of their Shares ("Dissenter Rights"). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the CICL, a copy of which is attached as Annex C to this proxy statement. If you are contemplating the possibility of dissenting from the Merger, you should carefully review the text of Annex C, particularly the procedural steps required to exercise Dissenter Rights. These procedures are complex and you should consult your Cayman Islands legal counsel if you are considering exercising such rights. If you do not fully and precisely satisfy the procedural requirements of the CICL, you will lose your Dissenter Rights.

Requirements for Exercising Dissenter Rights

        A dissenting registered shareholder of the Company is entitled to payment of the fair value of his or her Shares upon dissenting from the Merger.

        The valid exercise of your Dissenter Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the Merger is void or unlawful. To exercise your Dissenter Rights, the following procedures must be followed:

  •
  you must give written notice of objection to the Merger ("Notice of Objection") to the Company prior to the vote to authorize the Merger. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the vote at the extraordinary general meeting;

  •
  within 20 days immediately following the date on which the vote authorizing the Merger is made, the Company must give written notice of the authorization ("Approval Notice") to all Dissenting Shareholders who have served a Notice of Objection. The Merger Agreement also provided that the company has agreed to serve any Approval Notice within five days of the approval of the Merger by shareholders;

  •
  within 20 days immediately following the date on which the Approval Notice is given (the "Dissent Period"), the Dissenting Shareholder must give to the Company a written notice of his decision to dissent (a "Notice of Dissent") stating his name and address, the number and class of the Shares with respect to which he dissents and demanding payment of the fair value of his Shares. A Dissenting Shareholder must dissent in respect of all the Shares which he holds; the Dissenting Shareholder will cease to have any rights as a shareholder upon the giving of such Notice of Dissent, except for (a) the right to be paid the fair value of his or her Shares, (b) the right to participate in the court proceedings to determine the fair value of his or her Shares, and (c) the right to institute proceedings on the grounds that the Merger is unlawful or void;

  •
  within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Company, as the Surviving Corporation, must make a written offer (a "Fair Value Offer") to each Dissenting Shareholder to purchase their Shares at a price determined by the Company to be the fair value of such Shares. The Merger Agreement also provides that the Company has agreed that the per Share merger consideration represents the fair value of the Shares;

  •
  if, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on a price at which the Company will acquire the

    Dissenting Shareholder's Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the Dissenting Shareholder may, file a petition with the Grand Court of the Cayman Islands (the "Grand Court") for a determination of the fair value of the Shares held by all Dissenting Shareholders The petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed upon the fair value of their Shares with the Company, and if a Dissenting Shareholder files a petition the Company must file such verified list within 10 days of service of such petition; and

  •
  if a petition is timely filed and served, the Grand Court will determine at a hearing at which Dissenting Shareholders are entitled to participate (a) the fair value of the Shares held by those Dissenting Shareholders together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

        Once you have given a Notice of Dissent to the Company, you will cease to have any of the rights of a shareholder except the right to be paid the fair value of your Shares (and the right to participate in the proceedings to determine their fair value, and the right to seek relief on the grounds that the Merger is void or unlawful). The enforcement of your Dissenter Rights will preclude the enforcement of any other rights to which you might otherwise be entitled by virtue of your holding Shares, other than the rights referred to in the preceding sentence.

        All notices and petitions must be executed by the registered shareholder or a person duly authorized on behalf of the Dissenting Shareholder, fully and correctly, as such shareholder's name appears on the register of members of the Company. If the Shares are held by a fiduciary, such as by a trustee, guardian or custodian, these notices must be executed by a duly authorized person on behalf of the fiduciary. If the Shares are held by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in exercising the notice, he is acting as a duly authorized agent for the registered holder. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise whatever Dissenter Rights attached to the Shares.

        You must be a registered holder of Shares in order to exercise your Dissenter Rights in respect of such Shares. A holder of ADSs who wishes to dissent must surrender his or her ADSs to the ADS depositary and pay the fee of ADS depositary to withdraw his or her Shares and then become a registered holder of such Shares and comply with the procedures described above in order to exercise the Dissenter Rights with respect to the Shares prior to the extraordinary general meeting. The ADS depositary will not exercise Dissenter Rights on behalf of a holder of ADSs, and any Notice of Objection or Notice of Dissent delivered to the ADS depositary will not be effective under the CICL. If you wish to cancel your ADSs, please contact the ADS depositary's via email at adr_china_i&c@jpmorgan.com, Tel No. +1 302 552 0230, Attention: JPMorgan Chase Bank N.A. If the Merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the NYSE. The Company's Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting or to exercise Dissenter Rights, and the Merger is not completed and you wish to be able sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

        If you do not satisfy each of the above requirements and otherwise comply strictly with the procedures required by the CICL with regard to the exercise of Dissenter Rights, you will not be entitled to exercise your Dissenter Rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, will not alone entitle you to exercise your Dissenter Rights. You must send all notices to the Company to the Company's offices at 11/F, Qiushi Building, 383 Guangyan Road, Shanghai 200072, People's Republic of China, attention: Investor Relations Department.

        If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the CICL could be more than, the same as, or less than the $6.85 in cash without interest for each Share of the Company that you would otherwise receive as consideration in the Merger. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Buyer Group intend to assert that the per Share merger consideration of $6.85 is equal to the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings pursuant to the exercise of Dissenter Rights.

        The provisions of Section 238 of the CICL are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenter Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenter Rights.

FINANCIAL INFORMATION

        The Company's reporting and financial statements are expressed in the U.S. dollar, which is its reporting and functional currency. However, the Company's business is conducted in China and substantially all of its revenues are denominated in Renminbi. This proxy statement contains translations of RMB into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this section were made at a rate of RMB6.4778 to $1.00, the exchange rate on December 31, 2015 as set forth in the H.10 statistical release published by the Federal Reserve Board. The Company makes no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign currency and through restrictions on foreign exchange activities.

Selected Historical Financial Information

        The following table presents our selected consolidated financial information. The selected consolidated statements of operating data for the three years ended December 31, 2013, 2014 and 2015 and the selected consolidated balance sheet data as of December 31, 2014 and 2015 have been derived from the audited consolidated financial statements of the Company, which are included in the Company's annual report on Form 20-F for the year ended December 31, 2015, beginning on page F-1. The Company's historical results do not necessarily indicate results expected for any future periods. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Company's audited consolidated financial statements and related notes and "Item 5. Operating and Financial Review and Prospects" in the Company's annual report on Form 20-F for the year ended December 31, 2015, which are incorporated into this proxy statement by reference. See "Where You Can Find More Information" for a description of how to obtain a copy of such annual report.

        The following table sets forth selected consolidated statement of operations data for the three years ended December 31, 2013, 2014 and 2015:

	For the Years Ended December 31,
	2013	2014	2015
	(in thousands of $, except share, per share and per ADS data)
Consolidated Statement of Operations Data:
Total revenues	731,079	904,499	1,023,657
Cost of revenues	(274,036)	(306,133)	(329,761)
Selling, general and administrative expenses	(400,947)	(545,492)	(706,050)
Other operating income	4,918	8,787	6,757
Income (loss) from operations	61,014	61,661	(5,397)
Net income (loss)	51,086	52,338	(55,300)
Less: net income (loss) attributable to non-controlling interest	(871)	12,336	(15,429)
Net income (loss) attributable to E-House shareholders	51,957	40,002	(39,871)
Earnings (loss) per ordinary share and ADS(1):
Basic	$0.40	$0.29	$(0.28)
Diluted	$0.38	$0.26	$(0.28)
Dividends per ordinary share:
Basic	0.15	0.35	0.15
Weighted average number of ordinary shares used in per share calculations:
Basic	130,163,165	139,211,442	142,615,258
Diluted	135,779,997	146,687,835	142,615,258

        The following table sets forth selected consolidated balance sheet data as of December 31, 2014 and 2015:

	As of and for the Years Ended December 31,
	2014	2015
	(in thousands of $)
Consolidated Balance Sheet Data:
Cash and cash equivalents	630,617	465,184
Total assets	1,776,923	1,784,502
Total current liabilities	455,145	618,383
Total E-House shareholders' equity	1,007,790	907,702

Ratio of Earnings to Fixed Charges

	For the Years Ended December 31,
	2013	2014	2015
Ratio of Earnings to Fixed Charges(1)	8.0	5.3	1.6

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income tax expenses from continuing operations before adjustment for equity in losses of affiliated companies, adding fixed charges and distributed income of equity investees. Fixed charges are interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. The ratio of earnings to fixed charges should be read in conjunction with "Item 5. Operating and Financial Review and Prospects" and the consolidated financial statements, related notes and other financial information included in the Company's Annual Report on Form 20-F for the year ended December 31, 2015, which are incorporated into this proxy statement by reference. Please see "Where You Can Find More Information" for a description of how to obtain a copy of such Annual Report.

Net Book Value per Share of the Shares

        The net book value per Share as of December 31, 2015 was $6.31 based on 143,924,959 issued and outstanding Shares as of December 31, 2015.

TRANSACTIONS IN THE SHARES AND ADSs

Purchases by the Company

        The Company has not repurchased any Shares or ADSs at any time within past two years.

Purchases by the Buyer Group

        In August 2014, Mr. Zhou purchased 120,000 Shares through cashless exercise of his Company Options at the exercise price of $0.74 per Share.

        In September 2014, Mr. Zhou purchased 325,000 Shares and 755,000 Shares through cashless exercise of his Company Options at the exercise price of $0.74 per Share and $3.38 per Share, respectively.

        Except as described above, no member of the Buyer Group nor any of their respective affiliates has purchased any Shares or ADSs at any time within the past two years.

Prior Public Offerings

        The ADSs, each representing one Share, have been listed on the NYSE since August 8, 2007 under the symbol "EJ." In August, 2007, the Company completed its initial public offering, in which, including the exercise of an over-allotment option, the Company issued and sold a total of 13,167,500 ADSs, representing 13,167,500 ordinary shares, and the selling shareholders sold an additional 3,622,500 ADSs, representing 3,622,500 ordinary shares, in each case at an initial public offering price of $13.80 per ADS. In February, 2008, the Company completed its second public offering, in which the Company issued and sold a total of 6,000,000 ADSs, representing 6,000,000 ordinary shares, and a selling shareholder sold an additional 900,000 ADSs, representing 900,000 ordinary shares, in each case at a public offering price of $17.00 per ADS. The Company did not make any underwritten public offering of its securities during the past three years.

Transactions in Prior 60 Days

        Except as described above and other than the Merger Agreement and the agreements entered into in connection with the Merger Agreement, including the Limited Guarantee, the Debt Commitment Letter, the Equity Commitment Letters and the Consortium Agreement, there have been no transactions in Shares or ADSs during the prior 60 days by the Company, any of the Company's officers or directors, any of the Buyer Group, or any other person with respect to which disclosure is provided in Annex D or any associate or majority-owned subsidiary of the foregoing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

        The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Company's ordinary shares, as of the date of this proxy statement, by:

  •
  each of the Company's directors and executive officers who beneficially own the Company's ordinary shares;

  •
  all directors and executive officers as a group; and

  •
  each person known to us to beneficially own more than 5.0% of the Company's ordinary shares.

        As of the date of this proxy statement, we have 144,069,568 Shares issued and outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we have included Shares that the person has the right to acquire within 60 days from the date of this proxy statement, including through the exercise of any option or other right or the conversion of any other security. These Shares, however, are not included in the computation of the percentage ownership of any other person.

	Shares Beneficially Owned#
	Number	%
Directors and Officers:
Xin Zhou(1)(†)	35,052,925	23.8
Charles Chao	*	*
Neil Nanpeng Shen(2)	3,663,363	2.5
Bing Xiang	*	*
Hongchao Zhu	*	*
Jeffrey Zhijie Zeng	*	*
Winston Li	*	*
David Jian Sun	*	*
Canhao Huang(†)	*	*
Li-Lan Cheng(†)	*	*
Bin Laurence(†)	*	*
Jianjun Zang(3)(†)	3,048,632	2.1
Zuyu Ding(†)	*	*
Yinyu He(†)	*	*
All Directors and Executive Officers as a Group(†)	41,146,440	27.6
Principal Shareholders:
SINA Corporation(4)	29,333,740	20.4
Kanrich Holdings Limited(5)	17,790,125	12.3
GIC Private Limited(6)	12,299,188	8.5
Jun Heng Investment Limited(7)(†)	9,665,000	6.7

Notes:

#
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the securities and outstanding share options exercisable, and restricted shares vesting, within 60 days from the date of this proxy statement.

*
Less than 1% of our total outstanding shares.

(†)
Each of these directors and executive officers is a beneficial owner of our shares through On Chance Inc., or On Chance, Jun Heng Investment Limited, or Jun Heng, and/or Kanrich Holdings Limited, or Kanrich, as the case may be. On Chance is also a shareholder of Jun Heng.

(1)
Includes (i) 350,000 ordinary shares that Mr. Zhou personally held, (ii) 3,183,000 ordinary shares that Mr. Zhou has the right to acquire upon exercise of options within 60 days after the date of this proxy statement, (iii) 4,064,800 shares beneficially owned by On Chance, (iv) 9,665,000 shares beneficially owned by Jun Heng, and (v) 17,790,125 ordinary shares held by Kanrich. Each of On Chance, Jun Heng and Kanrich is a company incorporated in British Virgin Islands and controlled by Mr. Zhou. Mr. Zhou disclaims beneficial ownership of the ordinary shares owned by On Chance, Jun Heng and Kanrich except to the extent of his pecuniary interest therein.

(2)
Includes 2,084,874 ordinary shares directly held by Smart Create Group Limited, a British Virgin Islands company solely owned and controlled by Mr. Shen, 1,363,939 ordinary shares directly held by Smart Master International Limited, a British Virgin Islands company solely owned and controlled by Mr. Shen, 50,000 ordinary shares that Mr. Shen personally held, and 164,550 ordinary shares that Mr. Shen has the right to acquire upon exercise of options within 60 days after the date of this proxy statement. The business address of Mr. Shen is Suite 2215, 22/F, Two Pacific Place, 88 Queensway Road, Hong Kong.

(3)
Includes (i) 20,185 ordinary shares that Mr. Zang personally held, (ii) 306,750 ordinary shares that Mr. Zang has the right to acquire upon exercise of options within 60 days after the date of this proxy statement, (iii) 2,632,746 ordinary shares held by Jun Heng which is approximately 27.24% owned by Mr. Zang, and (iv) 88,951 ordinary shares held by Kanrich which is 0.5% owned by Mr. Zang.

(4)
Includes 28,600,000 ordinary shares and 733,740 ADSs. SINA Corporation is a company incorporated in Cayman Islands, and its business address is Room 1802, United Plaza, 1468 Nan Jing Road West, Shanghai 200040, People's Republic of China.

(5)
Kanrich is a company incorporated in British Virgin Islands and controlled by Xin Zhou. The registered office of Kanrich is Commence Chambers, P.O. Box 2208, Road Town, Tortola, British Virgin Islands.

(6)
Based on Schedule 13G filed by GIC Private Limited on February 2, 2016. GIC Private Limited is a fund manager and only has two clients—the Government of Singapore and the Monetary Authority of Singapore. GIC Private Limited may be deemed to have voting and dispositive power with respect to the shares held by the Government of Singapore and the Monetary Authority of Singapore. Accordingly, GIC Private Limited beneficially owns an aggregate of 12,299,188 ordinary shares in the form of ADSs. The business address of GIC Private Limited is 168 Robinson Road, #37-01, Capital Tower, Singapore 068912.

(7)
Includes 9,665,000 ordinary shares. Jun Heng is a company incorporated in British Virgin Islands and controlled by Xin Zhou. The registered address of Jun Heng is Beaufort House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

FUTURE SHAREHOLDER PROPOSALS

        If the Merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders' meeting. However, if the Merger is not completed, an annual general meeting is expected to be held later in 2016.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "predicts," "projects," "will," "would" and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward- looking statements.

        The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:

  •
  the satisfaction of the conditions to completion of the Merger, including the authorization and approval of the Merger Agreement by our shareholders;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

  •
  the cash position of the Company and its subsidiaries at the Effective Time;

  •
  equity financing may not be funded at the Effective Time because of the failure of Parent to meet the closing conditions or for other reasons, which may result in the Merger not being completed promptly or at all;

  •
  the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

  •
  the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

  •
  diversion of our management's attention from our ongoing business operations;

  •
  loss of our senior management;

  •
  the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger;

  •
  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger or any other matters; and

  •
  other risks detailed in our filings with the SEC, including the information set forth under the caption "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2015. Please see "Where You Can Find More Information" beginning on page [131] for additional information.

        Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC's website at http://www.sec.gov.

        You also may obtain free copies of the documents the Company files with the SEC by going to our website at [http://www.ehousechina.com]. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Because the Merger is a going-private transaction, the Company and the Buyer Group have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. Information that we later file with the SEC may update and supersede the information in this proxy statement where it is provided in a manner reasonably calculated to inform security holders. The Company's Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on April 22, 2016 is incorporated herein by reference.

        The Company's reports on Form 6-K filed with the SEC on April 15, 2016 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going-private transaction described in this proxy statement.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to Investor Relations Department, E-House (China) Holdings Limited, at +86(21) 6133-0809 or at ir@ehousechina.com.

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations Department, E-House (China) Holdings Limited, at +86 (21) 6133-0809 or at ir@ehousechina.com..

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION

THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED MAY 27, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

EXECUTION VERSION

ANNEX A:

AGREEMENT AND PLAN OF MERGER

among

E-HOUSE HOLDINGS LTD.,

E-HOUSE MERGER SUB LTD.

and

E-HOUSE (CHINA) HOLDINGS LIMITED

Dated April 15, 2016

ANNEX A PLAN OF MERGER	Annex A-1

        AGREEMENT AND PLAN OF MERGER, dated April 15, 2016 (this "Agreement"), among E-HOUSE HOLDINGS LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), E-HOUSE MERGER SUB LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and E-HOUSE (CHINA) HOLDINGS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) (the "CICL"), the parties hereto will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of the Special Committee of the Company Board (the "Special Committee"), has (i) determined that it is in the best interests of the Company and its shareholders (other than the holders of the Excluded Shares), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company at the Shareholders' Meeting (as defined below);

        WHEREAS, each of the boards of directors of Parent and Merger Sub has (i) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement, the Plan of Merger and the consummation of the Transactions, and (ii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and the Plan of Merger, and the sole member of Merger Sub has approved this Agreement, the Plan of Merger and the Transactions by special resolution;

        WHEREAS, as an inducement to Parent's and Merger Sub's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) each of the Rollover Shareholders has executed and delivered to Parent a rollover agreement, dated the date hereof, providing that, among other things and subject to the terms and conditions set forth therein, the Rollover Shareholders each agree to receive no consideration for the cancellation of certain Shares (as defined below) held by each of them as set forth therein, and will subscribe for or otherwise receive newly issued shares of Parent, at or immediately prior to the Effective Time (the "Rollover Agreement"), and (ii) the Rollover Shareholders have executed and delivered to Parent a voting agreement, dated the date hereof, providing that, among other things and subject to the terms and conditions set forth therein, the Rollover Shareholders will vote their respective Shares in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions (the "Voting Agreement"); and

        WHEREAS, as a condition to and inducement of the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a limited guarantee by each of Mr. Xin Zhou, Mr. Neil Nanpeng Shen and SINA, dated as of the date hereof, in favor of the Company to guarantee the discharge of certain payment obligations of Parent under this Agreement (the "Limited Guarantee").

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.01    The Merger.

        Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CICL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Company") under the laws of the Cayman Islands as a wholly-owned subsidiary of Parent.

        Section 1.02    Closing; Closing Date.

        Unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the closing for the Merger (the "Closing") shall take place at 10:00 a.m. (Hong Kong time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 42/F Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong as soon as practicable after, and in any event no later than the seventh Business Day following, the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement (such date being the "Closing Date").

        Section 1.03    Effective Time.

        Subject to the provisions of this Agreement, as early as practical on the Closing Date, Merger Sub and the Company shall execute a plan of merger (the "Plan of Merger") substantially in the form set out in Annex A and the parties shall file the Plan of Merger and other documents required under the CICL to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICL. The Merger shall become effective on the date the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or such later date falling within 90 days after the date of registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands, as specified in the Plan of Merger in accordance with the CICL (the "Effective Time").

        Section 1.04    Effects of the Merger.

        At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and in the applicable provisions of the CICL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Company shall succeed to and assume all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges, mortgages, charges or security interests and all contracts, obligations, claims, debts and liabilities of the Merger and Merger Sub in accordance with the CICL.

        Section 1.05    Memorandum and Articles of Association of Surviving Company.

        At the Effective Time, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the memorandum and articles of association of the Surviving Company until thereafter amended in accordance with the CICL and such memorandum and articles of association; provided, however, that, at the Effective Time, Article I of the memorandum of association of the Surviving Company shall be amended to read as follows: "The name of the corporation is E-House (China) Holdings Limited," and the articles of association of the Surviving

Company shall be amended to refer to the name of the Surviving Company as "E-House (China) Holdings Limited."

        Section 1.06    Directors and Officers.

        The parties hereto shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company upon the Effective Time, and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company upon the Effective Time, in each case, except as otherwise determined by Parent prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.

ARTICLE II

EFFECT ON ISSUED SECURITIES; EXCHANGE OF CERTIFICATES

        Section 2.01    Effect of Merger on Issued Securities.

        At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

          (a)   each ordinary share, par value US$0.001 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (as defined below)) shall be cancelled in consideration for the right to receive US$6.85 in cash per Share without interest (the "Per Share Merger Consideration") payable in the manner provided in Section 2.04;

          (b)   each American Depositary Share, representing one (1) Share (an "ADS" or collectively, the "ADSs"), issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) shall be cancelled in consideration for the right to receive US$6.85 in cash per ADS without interest (the "Per ADS Merger Consideration"), pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail;

          (c)   all of the Shares, including Shares represented by ADSs (other than the Excluded Shares and the Dissenting Shares), shall cease to exist and shall thereafter represent only the right to receive the Per Share Merger Consideration or Per ADS Merger Consideration without interest;

          (d)   each of the Excluded Shares and ADSs representing the Excluded Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and shall cease to exist without payment of any consideration or distribution therefor;

          (e)   each of the Dissenting Shares shall be cancelled in accordance with Section 2.03;

          (f)    each ordinary share, par value US$0.01 each, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value US$0.01 each, of the Surviving Company. Such ordinary shares shall constitute the only issued and outstanding share capital of the Surviving Company; and

          (g)   the register of members of the Surviving Company shall be amended to reflect the transactions set forth in this Section 2.01.

        Section 2.02    Share Incentive Plan and Outstanding Share Awards.

          (a)   At or immediately prior to the Effective Time, the Company shall (i) terminate the Company's Share Incentive Plan, and any relevant award agreements applicable to the Share Incentive Plan, and (ii) cancel each Company Share Award that is then outstanding and unexercised, whether or not vested or exercisable.

          (b)   Each former holder of a Company Option (other than a former holder of any Company Options that are Excluded Shares), whether vested or unvested, that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its Subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the Exercise Price of such Company Option and (ii) the number of Shares underlying such Company Option; provided that if the Exercise Price of any such Company Option is equal to or greater than the Per Share Merger Consideration, such Company Option shall be cancelled without any payment therefor.

          (c)   Each former holder of a Company Restricted Share (other than a former holder of any Company Restricted Shares that are Excluded Shares) that is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Company or one of its Subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Company Restricted Shares held by such former holder.

          (d)   Any payment under this Section 2.02 shall be subject to all applicable Taxes and tax withholding requirements, and each former holder of any Company Share Award shall be personally responsible for the proper reporting and payment of all Taxes related to any distribution contemplated by this Section 2.02.

          (e)   At or prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall pass any resolutions and take any actions which are reasonably necessary, including, if necessary, obtaining the consent of the individual holders of Company Share Awards, to effectuate the provisions of this Section 2.02. As promptly as reasonably practicable following the date hereof, the Company shall deliver written notice to each holder of Company Share Awards, informing such holder of the effect of the Merger on their Company Share Awards.

        Section 2.03    Dissenting Shares.

          (a)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICL, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 238 of the CICL (collectively, the "Dissenting Shares"; holders of Dissenting Shares being referred to as "Dissenting Shareholders") shall be cancelled at the Effective Time and the Dissenting Shareholders shall not be entitled to receive the Per Share Merger Consideration and shall instead be entitled to receive only the payment of the fair value of such Shares held by them determined in accordance with the provisions of Section 238 of the CICL, except that all Shares held by Dissenting Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to dissent from the Merger under Section 238 of the CICL shall thereupon (i) not be deemed to be Dissenting Shares and (ii) be and be deemed to have been cancelled and converted into, and to have become exchanged for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, in the manner provided in Section 2.04.

          (b)   The Company shall give Parent (i) prompt notice of any notices of objection, notice of dissent or demands for appraisal, under Section 238 of the CICL received by the Company,

  attempted withdrawals of such notices or demands, and any other instruments served pursuant to applicable Law and received by the Company relating to its shareholders' rights to dissent from the Merger and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CICL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any exercise by a shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands, except as may be required by applicable Law.

          (c)   In the event that any written notices of objection to the Merger are served by any shareholders of the Company pursuant to section 238(2) of the CICL, the Company shall serve written notice of the authorization of the Merger on such shareholders pursuant to section 238(4) of the CICL within five (5) days of obtaining the Requisite Company Vote at the Shareholders' Meeting.

        Section 2.04    Exchange of Share Certificates, etc.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall appoint a bank or trust company which shall be reasonably acceptable to the Special Committee to act as paying agent (the "Paying Agent") for all payments required to be made pursuant to Sections 2.01(a) and 2.01(b) (collectively, the "Merger Consideration"). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares and ADSs (other than Excluded Shares), cash in an amount of immediately available funds sufficient for the Paying Agent to pay the Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund"). For the avoidance of doubt, if any shareholder who has taken any step to exercise its dissenter's rights pursuant to Section 238 of the CICL (e.g., the giving of a written objection pursuant to Section 238(2) of the CICL) subsequently withdraws or loses its dissenter's rights pursuant to the CICL (whether due to its failure to comply with any procedural requirements of Section 238 of the CICL or otherwise) with respect to any Dissenting Shares, (i) such Shares shall not be subject to Section 2.03 and (ii) Parent or the Surviving Corporation shall promptly deposit or cause to be deposited cash in immediately available funds into the Exchange Fund in an amount equal to the product of (x) the number of Shares for which such Shareholder has lost its dissenter's rights pursuant to the CICL and (y) the Per Share Merger Consideration. The Exchange Fund shall not be used for any purpose other than to fund payments or to be invested pursuant to this Section 2.04.

          (b)    Exchange Procedures.    As promptly as reasonably practicable and in any event within five (5) Business Days following the Effective Time, the Surviving Company shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form for a company incorporated in the Cayman Islands reasonably acceptable to Parent and the Company, and shall specify the manner in which the delivery of the Exchange Fund to registered holders of Shares (other than Excluded Shares and Dissenting Shares) shall be effected and contain such other provisions as Parent and the Company may reasonably agree); and (ii) instructions for use in effecting the surrender of any issued share certificates representing Shares (the "Share Certificates") (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)) or non-certificated Shares represented by book entry (the "Uncertificated Shares") and/or such other documents as may be required in exchange for the Per Share Merger Consideration. As promptly as reasonably practicable after a Dissenting Shareholder has effectively withdrawn or lost his, her or its dissenter's rights under the CICL, Parent shall cause the Paying Agent to mail to such Dissenting Shareholder such letter of transmittal and instructions. Upon surrender of, if applicable, any Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) or Uncertificated Shares and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each registered holder of Shares represented by such Share Certificate and each registered holder of Uncertificated Shares (other than holders of Excluded Shares and Dissenting Shares) shall be entitled to receive in exchange therefor a check, in the amount equal to (x) the number of Shares represented by such Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) or the number of Uncertificated Shares multiplied by (y) the Per Share Merger Consideration, and any Share Certificate so surrendered shall forthwith be marked as cancelled. Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (A) the Paying Agent will transmit to the Depositary promptly and in any event within five (5) Business Days following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) and (y) the Per ADS Merger Consideration, and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing the Excluded Shares) upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding taxes, if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the Per ADS Merger Consideration to holders of ADSs. No interest shall be paid or will accrue on any amount payable in respect of the Shares or ADSs pursuant to the provisions of this Article II. In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, a check for any cash to be exchanged upon due surrender of the Share Certificate may be issued to such transferee if the Share Certificates, if any, which immediately prior to the Effective Time represented such Shares are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

          (c)    Lost Certificates.    If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Company or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as the Surviving Company or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in respect of such lost, stolen or destroyed Share Certificate an amount equal to the Per Share Merger Consideration multiplied by the number of Shares (other than the Excluded Shares and the Dissenting Shares) represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01.

          (d)    Untraceable Shareholders.    Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (i) such Person has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, as applicable, or (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such Person either (x) has been sent to such Person and has been returned undelivered or has not been cashed, or (y) has not been sent to such Person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or (iii) notice of the Shareholders' Meeting convened to vote on the Merger has been sent to such Person and has been returned undelivered. Dissenting Shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Company.

          (e)    Adjustments to Merger Consideration.    The Per Share Merger Consideration and the Per ADS Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares occurring on or after the date hereof and prior to the Effective Time and to provide to the holders of Shares (including Shares represented by ADSs), Company Options and Company Restricted Shares the same economic effect as contemplated by this Agreement prior to such action.

          (f)    Investment of Exchange Fund.    The Exchange Fund, pending its disbursement to the holders of Shares and ADSs, shall be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Company in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services, or (iv) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding US$1 billion. Any interest and other income resulting from such investments shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable under Article II shall be returned to the Surviving Corporation or Parent (as directed by Parent). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment of Merger Consideration, Parent shall, or shall cause the Surviving Corporation to, promptly deposit cash into the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments of Merger Consideration.

          (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Shares or ADSs for six (6) months after the Effective Time shall be delivered to the Surviving Company upon demand, and any holders of Shares and ADSs who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company for the cash amount to which they are entitled pursuant to this Article II, without interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of Shares and ADSs as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any Person previously entitled thereto.

          (h)    No Liability.    None of the Paying Agent, the Rollover Shareholders, Parent, the Surviving Company or the Depositary shall be liable to any former holder of Shares for any such Shares (including Shares represented by ADSs) (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (i)    Withholding Rights.    Each of Parent, the Surviving Company, the Paying Agent and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, ADSs or Company Share Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. In the event that Parent, the Surviving Company, the Paying Agent or the Depositary determines that any deduction or withholding is required to be made from any amounts payable pursuant to this Agreement, Parent, the Surviving Company, the Paying Agent or the Depositary, as applicable, shall inform the Company and Parent of such determination and consult with the Company and Parent in good faith regarding such determination. To the extent that amounts are so withheld by Parent, the Surviving Company, the Paying Agent or the Depositary, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, ADSs or Company Share Awards in respect of which such deduction and withholding was made by Parent, the Surviving Company, the Paying Agent or the Depositary, as the case may be. As of the date hereof, neither Parent nor Merger Sub intends that any deduction or withholding shall be made from the Per ADS Merger Consideration or the Per Share Merger Consideration payable to any non-PRC-resident shareholders of the Company pursuant to this Article II in respect of Taxes in the PRC.

        Section 2.05    No Transfers.     From and after the Effective Time, (a) no transfers of Shares shall be effected in the register of members of the Company, and (b) the holders of Shares (including Shares represented by ADSs) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by applicable Law. On or after the Effective Time, any Share Certificates presented to the Paying Agent, Parent or the Surviving Company for transfer or any other reason shall be canceled (except for the Excluded Shares and the Dissenting Shares) in exchange for the right to receive the cash consideration to which the holders thereof are entitled pursuant to this Article II.

        Section 2.06    Termination of Deposit Agreement.     As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to JPMorgan Chase Bank, N.A. (the "Depositary") to terminate the deposit agreement, dated August 7, 2007 between the Company, the Depositary and all holders from time to time of ADSs issued thereunder (the "Deposit Agreement") in accordance with its terms.

        Section 2.07    Agreement of Fair Value.     Parent, Merger Sub and the Company respectively agree that the Per Share Merger Consideration represents the fair value of the Shares for the purposes of Section 238(8) of the CICL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the Company Disclosure Schedule, (ii) as disclosed in the Company SEC Reports or the Leju SEC Reports prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Reports or the Leju SEC Reports, as the case may be, filed on or after the date hereof and excluding disclosures in the Company SEC Reports or the Leju SEC Reports, as the case may be, contained in the "Risk Factors" and "Forward Looking Statements" sections to the extent they are general, nonspecific, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein), or (iii) for any matters with respect to which Parent has knowledge, the Company hereby represents and warrants to Parent and Merger Sub that:

        Section 3.01    Organization and Qualification.

          (a)   Each of the Group Companies is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted. Each Group Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be duly qualified, licensed or in good standing would not have a Material Adverse Effect.

          (b)   Except for the Company's Subsidiaries disclosed in the Company SEC Reports, as of the date hereof, (i) there are no other corporations, partnerships, joint ventures, associations, or entities through which any Group Company conducts business, or other entities in which a Group Company controls or owns, of record or beneficially, any direct or indirect equity or other interest or right (contingent or otherwise) to acquire the same, and (ii) no Group Company is a participant in (nor is any part of their businesses conducted through) any joint venture, partnership, or similar arrangement.

        Section 3.02    Memorandum and Articles of Association.

        The Company has heretofore furnished to Parent a complete and correct copy of the memorandum and articles of association or equivalent organizational documents, each as amended to date, of each Group Company. Such memorandum and articles of association or equivalent organizational documents are in full force and effect. No Group Company is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents in any material respect.

        Section 3.03    Capitalization.

          (a)   The authorized share capital of the Company is $1,000,000, divided into 1,000,000,000 Shares of a par value of US$0.001 per share. As of March 31, 2016, (i) 143,991,468 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (ii) no Shares are held in the treasury of the Company, and (iii) 4,843,362 Shares have been issued to the Depositary and are held in the Company's name and reserved for future issuance pursuant to outstanding Company Share Awards granted pursuant to the Share Incentive Plan (and for the avoidance of doubt, are not included in the number of issued and outstanding Shares set forth in clause (i) above). Except as set forth in this Section 3.03 and the Notes issued and outstanding pursuant to the Indenture, there are no options, warrants, preemptive rights, conversion rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which any Group Company is bound relating to the issued or unissued share capital of any Group Company or obligating any Group Company to issue or sell any shares or securities of, or other equity interests in, any Group Company. Other than the Notes, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

          (b)   Section 3.03(b) of the Company Disclosure Schedule sets forth, as of March 31, 2016, a list of the issued and outstanding Company Share Awards, and with respect to each batch of Company Share Awards (i) the number of Shares subject to each such Company Share Award, (ii) the exercise or purchase price of such Company Share Award, if applicable, (iii) the vesting schedule and other vesting conditions (if any) of such Company Share Award, (iv) the date on which such Company Share Award expires and (v) other material terms and conditions of such Company Share Award, in the case of clauses (iii) and (v) above, by attachment of the forms of Company Share Award grant agreement. The grant of each outstanding Company Share Award was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with the terms of the Share Incentive Plan and all applicable Laws and recorded on the financial statements of the Company contained in the Company SEC Reports in accordance with GAAP consistently applied. Except as required pursuant to the Share Incentive Plan or set forth in Section 3.03(b) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Share Award as a result of the Transactions.

          (c)   All Shares subject to issuance under the Company Share Awards, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The Company has made available to Parent accurate and complete copies of (x) the Share Incentive Plan pursuant to which the Company has granted the Company Share Awards that are currently outstanding, and (y) the form of all award agreements evidencing such Company Share Awards.

          (d)   There are no outstanding contractual obligations of any Group Company to repurchase, redeem or otherwise acquire any share capital or registered capital, as the case may be, of any Group Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of the Company's Subsidiaries or any other Person.

          (e)   The outstanding share capital or registered capital, as the case may be, of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and the portion of the outstanding share capital or registered capital, as the case may be, of each of the Company's Subsidiaries and each such other entity is owned by the relevant Group Company free and clear of all Liens, except Permitted Liens. Such Group Company has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all such equity securities.

        Section 3.04    Authority Relative to This Agreement; Fairness.

          (a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the Requisite Company Vote, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the Plan of Merger and the consummation by it of the Transactions, in each case, subject only to the approval of this Agreement, the Plan of Merger and the Transactions, including the Merger, by the affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the Shareholders' Meeting (the "Requisite Company Vote") in accordance with Section 233(6) of the CICL and the memorandum and articles of association of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (the "Bankruptcy and Equity Exception").

          (b)   The Special Committee comprises four (4) members of the Company Board each of whom is not affiliated with Parent or Merger Sub, is not a member of the Company's management. The Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that this Agreement, Plan of the Merger and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are fair to, and it is in the best interests of, the Company and its shareholders (other than the holders of the Excluded Shares), and declared it advisable, to enter into this Agreement, the Plan of Merger and the Transactions, including the Merger, (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, (iii) directed that this Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to the holders of Shares for authorization and approval, and (iv) resolved to recommend authorization and approval of this Agreement, the Plan of Merger and the Transactions, including the Merger, to the holders of Shares (the "Company Recommendation").

          (c)   The Special Committee has received the written opinion of Duff & Phelps, LLC (the "Financial Advisor"), to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by holders of Shares and ADSs (in each case, other than the holders of Excluded Shares and the Dissenting Shares) is fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement for informational purposes only. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement.

        Section 3.05    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) assuming that the Requisite Company Vote is obtained, conflict with or violate the memorandum and articles of association of the Company or any equivalent organizational documents of any other Group Company, (ii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) that the matters referred to in Section 3.05(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Authority ("Law") applicable to any Group Company or by which any property or asset of any Group Company is bound or affected, except for any such conflicts or violations which would not reasonably have a Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, except Permitted Lien, on any property or asset of any Group Company pursuant to, any Contract or obligation to which such Group Company is a party or by which any of their respective properties or assets are bound, except for any such breach or default which would not have a Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any nation or government, any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal (each, a "Governmental Authority"), except (i) for compliance with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3 which shall incorporate by reference the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the Securities and Exchange Commission (the "SEC"), if any, on such documents), (ii) for compliance with the rules and regulations of the New York Stock Exchange ("NYSE"), (iii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL, and (iv) such other consent, approval, authorization, permit, filing or notification the failure to make or obtain would not have a Material Adverse Effect.

        Section 3.06    Permits; Compliance with Laws.

          (a)   Each Group Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted (the "Material Company Permits"), all such Material Company Permits are valid and in full force and effect, no Group Company is in breach or violation of the terms of such Material Company Permits, and no suspension or cancellation of any of the Material Company Permits is pending or, to the knowledge of the Company, threatened in writing, except, in each case, where the failure to be in possession of any Material Company Permit, any Material Company Permits invalidity, any breach or violation of such any Material Company Permit or the suspension or cancellation of any Material Company Permit would not have a Material Adverse Effect.

          (b)   No Group Company is in default, breach or violation of any Law applicable to it (including without limitation, (i) any Laws applicable to its business, (ii) any Tax Laws, and (iii) any Laws related to the protection of personal data) or by which any of its share, security, equity interest, property or asset is bound or affected, except, in each case, for any default, breach or violation which would not have a Material Adverse Effect. No Group Company has received any notice or communication of any material non-compliance with any applicable Laws that has not been cured, except for any non-compliance, defaults, breach or violations that would not have a Material Adverse Effect.

        Section 3.07    SEC Filings; Financial Statements.

          (a)   The Company has timely filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2013 (collectively, and including any forms, reports and documents filed subsequent to the date hereof, including any amendments thereto, the "Company SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, each as in effect on the dates such forms, reports and documents were filed. Except for Leju and China Real Estate Information Corporation, no Subsidiary of the Company has filed, or is required to file, any form, report or other document with the SEC. The Company SEC Reports did not contain, when filed, any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Reports were and will be, if filed subsequent to the date hereof, prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with GAAP, Regulation S-X of the SEC and the rules and standards of the Public Company Accounting Oversight Board, except as may be noted therein.

          (c)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

          (d)   The Company has implemented disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be included in reports filed under the Exchange Act is made known to the Company's chief executive officer and chief financial officer or other Persons performing similar functions by others within those entities. The Company's certifying officers have evaluated the effectiveness of the

  Company's disclosure controls and procedures as of the end of the period covered by the Company's most recently filed periodic report under the Exchange Act, and based on such evaluation, the Company's certifying officer concluded that such disclosure controls and procedures are effective. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Neither the Company nor, to the Company's knowledge, the Company's independent registered public accounting firm, has identified or been made aware of "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls and procedures which could reasonably adversely affect the Company's ability to record, process, summarize or report financial data, in each case which has not been subsequently remediated.

          (e)   Except as and to the extent set forth on the audited annual report of the Group Companies filed with the SEC on April 21, 2015, including the notes thereto, no Group Company has outstanding (i) any Indebtedness or any commitments therefor, or (ii) any liability or obligation of any nature (whether accrued, absolute, determined, determinable, fixed, contingent or otherwise), in each case that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries, except for liabilities and obligations (x) incurred in the ordinary course of business consistent with past practice that would not have a Material Adverse Effect, or (y) incurred pursuant to this Agreement or in connection with the Transactions.

        Section 3.08    Proxy Statement.

        The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders' Meeting (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 relating to the approval of this Agreement, the Plan of Merger and the Transactions, including the Merger, by the shareholders of the Company shall not, (i) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders' Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements made therein not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting or any subject matter which has become misleading, or (ii) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

        Section 3.09    Absence of Certain Changes or Events.

        Except for the execution and performance of this Agreement, since December 31, 2014, (i) the Group Companies have conducted their respective businesses in all material respects in the ordinary course of business and in a manner consistent with past practice and (ii) there has not been any change in the financial condition, business or results of their operations or any circumstance, occurrence or development which would have a Material Adverse Effect.

        Section 3.10    Absence of Litigation.

        As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened in writing against any Group Company, or any property or asset of any Group Company, before any Governmental Authority, except for any such Action that would not have a Material Adverse Effect. No Group Company, nor any share, security, equity interest, or material property or asset of any Group Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order of any Governmental Authority, except as would not have a Material Adverse Effect.

        Section 3.11    Employment Matters.

          (a)   The Company has provided or otherwise made available to Parent (including through the Company SEC Reports) true and complete copies of all material benefit and compensation plans (the "Company Benefit Plans") covering employees of the Group Companies, including all material amendments thereto, other than any Company Benefit Plans mandated by applicable Law to which the sole liability of the Company and its Subsidiaries is to make contributions required by Law including plans or programs maintained by a Governmental Authority requiring the payment of social insurance taxes or similar contributions by the Company or its Subsidiaries to a fund of a Governmental Authority with respect to wages of an employee.

          (b)   Except as expressly contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former director or current or former employee of the Company or any of its Subsidiaries under any of the Company Benefit Plans or otherwise; (ii) increase any benefits otherwise payable under any of the Company Benefit Plans; or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

          (c)   Except as would not have a Material Adverse Effect, (i) each Group Company is in compliance with all applicable Laws relating to employment and employment practices, including those related to wages, work hours, shifts, overtime, holidays and leave, collective bargaining terms and conditions of employment and the payment and withholding of social security Taxes or any other Taxes and other sums as required by the appropriate Governmental Authority; (ii) each Group Company has withheld and paid in full to the appropriate Governmental Authority, or is holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from or paid with respect to Employees (including the withholding and payment of all individual income Taxes), and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (iii) each Group Company has paid in full to all of its Employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Employees and there is no claim with respect to payment of wages, salary, commission or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed or engaged by any Group Company; (iv) no Group Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to persons employed or engaged by it or their labor or employment practices; (v) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to any Group Company; and (vi) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before any Governmental Authority in any jurisdiction in which any Group Company has employed or employ any person.

          (d)   With respect to the each Company Benefit Plan, (i) all material payments due from the Company or Subsidiaries to the date hereof have been made and all amounts properly accrued to the date hereof, or as of the Closing Date, as liabilities of the Company and Subsidiaries that have not been paid have been properly recorded on the books of the Company and (ii) there are no claims, legal proceedings or outstanding order by any Governmental Authority pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan. Each Company Benefit Plan is and has at all times been operated and administered in compliance with the provisions thereof and all applicable Law. Each contribution or other payment that is required to have been accrued or made under or with respect to each Company Benefit Plan has been duly accrued and made on a timely basis.

        Section 3.12    Labor Matters.

        Except as would not have a Material Adverse Effect, as of the date hereof: (i) there is no dispute with the directors of the Company or any of its Subsidiaries or with any of the employees or former employees of the Company or any of its Subsidiaries, (ii) each of the Group Companies is in compliance in all material respects with all applicable Laws of the PRC relating to employment, termination, wages and hours and social security, in each case, with respect to each of their current (including those on layoff, disability or leave of absence, whether paid or unpaid), former, or retired employees, officers, consultants, independent contractors providing individual services, agents or directors of the Company or any Subsidiary of the Company (collectively, "Employees"); (iii) neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for Employees; and (iv) there are no labor or collective bargaining agreements which pertain to Employees of the Company or any of its Subsidiaries.

        Section 3.13    Real Property; Title to Assets.

          (a)   The Company SEC Reports and Section 3.13(a) of the Company Disclosure Schedule set forth all Owned Real Property as of December 31, 2015. With respect to each Owned Real Property, (i) each of the relevant Group Companies has good and marketable title to such Owned Real Property, free and clear of all Liens, except Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion of such Owned Real Property or interest therein, except, in each case, as would not have a Material Adverse Effect.

          (b)   The Company has made available to Parent copies of all Real Property Leases. (i) Each Real Property Lease constitutes a valid and legally binding obligation of the Company or its Subsidiaries, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and is in full force and effect, (ii) all rent and other sums and charges payable by the Group Companies as tenants under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease, (iii) each of the Group Companies has a good and valid leasehold interest in each parcel of Leased Real Property, free and clear of all Liens, except Permitted Liens, and (iv) no party to any Real Property Leases has given notice to the Company or any of its Subsidiaries of or made a claim against the Company or any of its Subsidiaries with respect to any material breach or default thereunder, except, in each case, as would not have a Material Adverse Effect.

          (c)   Except as would not have a Material Adverse Effect, the Group Companies have good and marketable title to, or a valid and binding leasehold interest in, all other properties and assets

  (excluding Owned Real Property, Leased Real Property and Intellectual Property), in each case free and clear of all Liens, except Permitted Liens.

        Section 3.14    Intellectual Property.

          (a)   Each Group Company either owns or has the right to use (free and clear of any Liens, except for Permitted Liens), all Intellectual Property material to the conduct of its business, which, as currently conducted, does not, to the knowledge of the Company, infringe upon or misappropriate the Intellectual Property rights or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party. No claim has been asserted in writing to any Group Company or to the knowledge of the Company, has been threatened against any Group Company that the conduct of the business of any Group Company as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party. With respect to each item of Intellectual Property owned by any Group Company ("Company Owned Intellectual Property"), except as would not have a Material Adverse Effect, (i) such Group Company is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property free and clear of all encumbrances, and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business, (ii) the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part, and (iii) to the knowledge of the Company, no Person is engaging in any activity that infringes upon the Company Owned Intellectual Property.

          (b)   With respect to each item of Intellectual Property licensed to any Group Company that is material to the business, financial condition or results of operations of the Group Companies taken as a whole ("Company Licensed Intellectual Property"), except as would not have a Material Adverse Effect, (i) such Group Company has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, (ii) each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and (ii) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

          (c)   Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, all registrations with and applications to any Governmental Authority in respect of the Company Owned Intellectual Property and the Company Licensed Intellectual Property necessary for the protection of such Intellectual Property rights under applicable Laws have been made, are valid and in full force and effect.

          (d)   Neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect in any material respect any Group Company's rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

          (e)   There are no pending or, to the knowledge of the Company, threatened Actions by any person alleging the validity, enforceability, ownership of or the right to use any Company Owned Intellectual Property or any Company Licensed Intellectual Property, except where such Action would not have a Material Adverse Effect.

          (f)    The conduct of the business of each Group Company as currently conducted does not infringe upon or misappropriate any Intellectual Property rights or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, in any material respect, and no claim has been asserted to any Group Company that the conduct of the business of any Group Company as currently conducted infringes upon or may infringe upon or misappropriates any Intellectual Property rights or other proprietary rights of any third party. There are no pending or threatened Actions by any Person alleging infringement, dilution, unauthorized disclosure, or misappropriation by any Group Company of the Intellectual Property rights of such Person, demands or unsolicited offers to license any Intellectual Property, or challenges to the validity, enforceability or ownership of, or the right to use, any Intellectual Property owned by the Group Companies. To the knowledge of the Company, no Person has infringed, diluted or misappropriated any Intellectual Property owned by the Group Companies.

        Section 3.15    Taxes.

          (a)   Each Group Company has timely filed all Tax returns and reports required to be filed by it and has paid and discharged all Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings. All such Tax returns are true, accurate and complete. No taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against any Group Company any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. There are no pending Actions, or to the knowledge of the Company, Actions threatened in writing, for the assessment or collection of Taxes against any Group Company. Each Group Company has properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law.

          (b)   No Group Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no Tax liens upon any shares, securities, equity interests, property or assets of any Group Company except liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings. No claim has been made by a Governmental Authority since January 1, 2012 in a jurisdiction where any Group Company does not file Tax returns that such Group Company is or may be subject to taxation by that jurisdiction.

        Section 3.16    No Secured Creditors; Solvency.

          (a)   No Group Company has any secured creditors holding a fixed or floating charge or security interest.

          (b)   No Group Company has taken any steps to seek protection pursuant to any bankruptcy or insolvency law, nor does the Company have any knowledge that any creditors of any Group Company intend to initiate any involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. Each Group Company and the Group Companies on a consolidated basis are not, as of the date hereof, and after giving effect to the Transactions to occur at the Closing will not be, Insolvent.

        Section 3.17    Material Contracts.

          (a)   Except for (i) this Agreement, (ii) Contracts filed as exhibits to the Company SEC Reports or the Leju SEC Reports, as the case may be, that are available to Parent prior to the date hereof, and (iii) Contracts set forth in Section 3.17 of the Company Disclosure Schedule (each Contract of the type described in this Section 3.17(a) is referred to herein as a "Material Contracts"), as of the date hereof, none of the Company or its Subsidiaries is a party to or bound by any Contract that:

              (i)  would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act;

             (ii)  relates to any credit, loan or facility arrangement, guarantee or other security arrangement, or Indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of any Group Company) in excess of US$20,000,000 (or an equivalent amount in RMB);

            (iii)  relates to joint venture, strategic cooperation or partnership (including cooperation or long-term agency contracts entered into at the corporate headquarters level with insurance companies), or other agreements involving a sharing of profits, losses, costs or liabilities by any Group Company, in each case, that is material to the business of the Group Companies, taken as a whole;

            (iv)  is material to the business of the Group Companies, taken as a whole, and relates to the purchase or sale of any shares or securities of, or other equity interests in, any Group Company;

             (v)  limits, or purports to limit, the ability of any Group Company to compete in any line of business or with any Person or in any geographic area or during any period of time, subjects the Company or any of its Subsidiaries to "most favored nation," "benchmarking" or "price downward adjustment" obligations, or could require the Company or any of its Subsidiaries to transfer any of its assets or operations to a third party;

            (vi)  involves any directors, officers or shareholders of the Company holding more than 5% of the share capital of the Company, or any of their respective Affiliates (other than the Group Companies) or immediate family members;

           (vii)  is material to the business of the Group Companies, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in Intellectual Property or licenses out Intellectual Property owned by the Company or its Subsidiaries (other than license agreements for commercially available software on standard terms); and

          (viii)  provides for any change of control or similar payments.

          (b)   Except as would not have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and no Group Company is in material breach or violation of, or default under, any Material Contract, (ii) no Material Contract has been canceled by the other party; (iii) to the Company's knowledge, no other party is in material breach or violation of, or default under, any Material Contract; (iv) no Group Company has received any claim of material default under any such Material Contract and, to the Company's knowledge, no fact or event exists that could give rise to any claim of material default under any Material Contract; and (v) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of any Group Company under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

        Section 3.18    Environmental Matters.

        Except as would not have a Material Adverse Effect, (i) each Group Company is in compliance with all applicable Environmental Laws and has obtained and possess all material permits, licenses and other authorizations currently required for their establishment and their operation under any Environmental Law, and all such permits, licenses and other authorizations are in full force and effect, (ii) no property currently owned or operated by any Group Company has been contaminated with or is releasing any Hazardous Substance in a manner that would reasonably be expected to require remediation or other action pursuant to any Environmental Law, (iii) to the knowledge of the Company, no Group Company has received any written notice, demand, letter, claim or request for information alleging that any Group Company is in violation of or liable under any Environmental Law, and (iv) no Group Company is subject to any order of any Governmental Authority or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Substances.

        Section 3.19    Insurance.

        The Group Companies maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Group Companies (taking into account the cost and availability of such insurance), including, but not limited to, directors and officers insurance. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. To the Company's knowledge, none of the Group Companies (i) have received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies, or (ii) been denied any insurance coverage which it has sought or for which it has applied.

        Section 3.20    Anti-Takeover Provisions.

        The Company is not party to a shareholder rights agreement, "poison pill" or similar anti-takeover agreement or plan. No takeover, anti-takeover, moratorium, "fair price," "control share" or other similar Laws enacted under any Laws applicable to the Company other than the CICL (each, a "Takeover Statute") is applicable to this Agreement or the Transactions.

        Section 3.21    Brokers.

        Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

        Section 3.22    No Additional Representations

        Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any Group Company or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent or Merger Sub or any of their Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent or Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and each of Parent and Merger Sub acknowledges the foregoing. Neither the Company nor any other person will have or be subject to any liability or indemnity obligations to Parent, Merger Sub or any other person resulting from the distribution or disclosure or failure to distribute or disclose to Parent, Merger Sub or any of its Affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

        Section 4.01    Corporate Organization.

        Each of Parent and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their obligations under this Agreement in any material respect. Neither Parent nor Merger Sub is in violation of any of the provisions of its memorandum and articles of association or other equivalent organizational documents in any material respect.

        Section 4.02    Capitalization.

          (a)   As of the date hereof, the authorized share capital of Parent consists of 5,000,000 ordinary shares, par value US$0.01 per share, and one ordinary share of Parent is issued and outstanding. All the outstanding ordinary shares of Parent are duly authorized, validly issued, fully paid and non-assessable. Parent was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation or capitalization, or pursuant to this Agreement, or related to the Transactions.

          (b)   As of the date hereof, the authorized share capital of Merger Sub consists of 5,000,000 ordinary shares, par value US$0.01 per share, and one ordinary share of Merger Sub is issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation or capitalization, or pursuant to this Agreement, or related to the Transactions. Merger Sub does not have any Subsidiaries.

        Section 4.03    Authority Relative to This Agreement.

        Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Plan of Merger or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.04(b)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the board of directors of Parent and Merger Sub and Parent as the sole shareholder of Merger Sub have duly and validly approved by resolution and authorized the execution, delivery and performance of this Agreement and the consummation of the Transactions by Parent and Merger Sub, as the case may be, and taken all such actions as may be required to be taken by the board of directors of Parent and Merger Sub, and Parent as the sole shareholder of Merger Sub to effect the Transactions.

        Section 4.04    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement and the Plan of Merger by Parent and Merger Sub do not, and the performance of this Agreement and the Plan of Merger by Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their obligations under this Agreement in any material respect.

          (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (ii) for compliance with the rules and regulations of NYSE, and (iii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL.

          (c)   Merger Sub has no secured creditors holding a fixed or floating security interest.

        Section 4.05    Financing.

          (a)   As of the date of this Agreement, Parent has delivered to the Company true and complete a copy of (i) the executed debt commitment letter, dated as of the date hereof, from Shanghai Pudong Development Bank Co., Ltd., Nanhui Sub-Branch to Merger Sub (the "Debt Commitment Letter") pursuant to which the Debt Financing Sources thereto have agreed to provide the financing in the aggregate amount set forth in such Debt Commitment Letter, subject to the terms and conditions therein, the proceeds of which shall be used to finance the consummation of the Merger and the other Transactions (the "Debt Financing"), (ii) an executed equity commitment letter, dated as of the date hereof, from each of SINA, Mr. Xin Zhou and Mr. Neil Nanpeng Shen (the "Equity Commitment Letters" and together with the Debt Commitment Letter, the "Financing Commitments") regarding the proposed equity investments set forth therein (the "Equity Financing" and together with the Debt Financing, the "Financing"), and (iii) the Rollover Agreement. Assuming (x) the Financing is funded in accordance with the Financing Commitments, (y) the Shares held by the Rollover Shareholders are cancelled in accordance with the Rollover Agreement, and (z) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02 or the waiver of such conditions, Parent and Merger Sub will have available to them, as of or immediately after the Effective Time, all funds necessary for the payment to the Paying Agent of the aggregate amount of the Exchange Fund and any other amounts required to be paid in connection with the consummation of the Merger, the Debt Financing and the other Transactions (including any applicable consideration to the holders of the Notes to repurchase such Notes in accordance with the terms of the Indenture pursuant to Section 6.15), and to pay all related fees and expenses.

          (b)   As of the date of this Agreement, each of the Financing Commitments, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of, as applicable, Parent, Merger Sub and the other parties thereto. As of the date of this Agreement, the Financing Commitments have not been amended or modified, no such amendment or modification is contemplated, the obligations and commitments contained in the Financing Commitments have not been withdrawn, terminated or rescinded in any respect and, to the knowledge of Parent, no such withdrawal, termination or restriction is contemplated. Parent or Merger Sub has fully paid any and all fees, if any, that are payable on or prior to the date hereof under the Debt Commitment

  Letter and will pay when due all other fees arising under the Debt Commitment Letter as and when they become due and payable thereunder. Parent has also delivered to the Company true, complete and correct copies of all executed fee letters in connection with the Debt Commitment Letter (it being understood that any such fee letter provided to the Company may be redacted, such fee letters, the "Fee Letters").

          (c)   As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would be reasonably expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Financing Commitments. As of the date of this Agreement, subject to the accuracy of the representations and warranties of the Company set forth in Article III hereof and the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 hereof, Parent and Merger Sub do not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub at the Effective Time. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent or Merger Sub, as applicable, on the terms therein.

          (d)   There are no side letters or other oral or written Contracts related to the funding of the full amount of the Debt Financing to which Parent or any of its Affiliates is a party other than (i) as expressly set forth in the Debt Commitment Letter and (ii) customary engagement letter(s), Fee Letter(s) and non-disclosure agreement(s).

        Section 4.06    Brokers.

        No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.07    Proxy Statement

        None of the information provided by Parent or Merger Sub with respect to itself or its Affiliates or Representatives for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement will, in the case of the Schedule 13E-3, as of the date of its filing and the date of each amendment or supplement thereto and, in the case of the Proxy Statement, (i) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto to the shareholders of the Company and (ii) at the time of the Shareholders' Meeting, contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.08    Absence of Litigation.

        There is no Action pending or, to the knowledge of Parent or Merger Sub, threatened in writing against Parent, Merger Sub or any of their respective Affiliates before any Governmental Authority. Neither Parent nor Merger Sub nor any of their Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent or Merger Sub, continuing investigation by, any Governmental Authority, or any order of any Governmental Authority.

        Section 4.09    Limited Guarantee.

        The Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of each Rollover Shareholder, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of any Rollover Shareholder under the Limited Guarantee.

        Section 4.10    Buyer Group Contracts.

          (a)   Parent has delivered to the Company a true, correct and complete copy of each of the Buyer Group Contracts entered into as of or prior to the date hereof. As of the date hereof, other than such Buyer Group Contracts, there are no side letters or other Contracts relating to the Transactions between any of the Buyer Group Parties.

          (b)   Other than the Buyer Group Contracts, except as entered into with the prior written consent of the Special Committee, there are no Contracts (i) between Parent, Merger Sub or any of their Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any of the Company's or its Subsidiaries' directors, officers, employees or shareholders, on the other hand, that relate in any way to the Transactions, or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

        Section 4.11    Independent Investigation.

        Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis were performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that it, and its Affiliates and their respective Representatives have been provided reasonable access to the personnel, properties, facilities and records of the Group Companies for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except for the representations and warranties of the Company set forth in Article III and in any certificate delivered pursuant to this Agreement).

        Section 4.12    No Reliance on Company Estimates.

        The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Group Companies and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Group Companies or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto, other than fraud in connection therewith.

        Section 4.13    No Additional Representations.

        Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent nor Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.01    Conduct of Business by the Company Pending the Merger.

        The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, except (x) as expressly contemplated by any other provision of this Agreement, (y) as required by applicable Law, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts, consistent with past practice, to (i) conduct the business of the Group Companies in the ordinary course in all material respects, (ii) preserve substantially intact the business organization of the Group Companies, to keep available the services of the current officers, employees, consultants, contractors, subcontractors and agents of the Group Companies and (iii) preserve the current relationships of the Group Companies with Governmental Authorities, customers, suppliers and other Persons with which any Group Companies has material relations.

        Without limiting the generality of the foregoing paragraph, except (x) as expressly contemplated by any other provision of this Agreement, (y) as required by applicable Law, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), no Group Company shall, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, directly or indirectly, do, or propose to do, any of the following:

          (a)   amend or otherwise change its memorandum and articles of association or equivalent organizational documents;

          (b)   issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of shares of any Group Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any Group Company, except, solely with respect to this sub-clause (i), the issuance of (x) any Shares upon the exercise of Company Options that are outstanding on the date of this Agreement in accordance with the terms thereof and (y) any shares to the Company or any other wholly-owned Subsidiary of the Company, or (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of any Group Company with a value in excess of US$30,000,000, except, solely with respect to this sub-clause (ii), pursuant to existing contracts or commitments or in the ordinary course of business and in a manner consistent with past practice;

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any Subsidiary of the Company to the Company or any of its other Subsidiaries consistent with past practice);

          (d)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its shares, other than the acquisition by the Company of its securities in connection with the forfeiture of Company Options or repurchase of unvested Company Restricted Shares, the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof or the transfer;

          (e)   effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving any Group Company, or create any new Subsidiaries;

          (f)    directly or indirectly acquire (including, without limitation, by merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or any other business combination) or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof or acquire any significant amount of assets, other than (i) in the ordinary course of business, or (ii) if not in the ordinary course of business, with a value or purchase price (including the value of assumed liabilities) not in excess of US$30,000,000 in any transaction or a related series of transactions or acquisitions, in the aggregate;

          (g)   incur, assume, alter, amend or modify any indebtedness for borrowed money or guarantees thereof in excess of US$30,000,000 in the aggregate, or issue any debt securities or make any loans or advances in excess of US$30,000,000 in the aggregate or create of grant any Liens on any assets of any Group Company, other than any Permitted Liens;

          (h)   except as otherwise required by Law, (i) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any director, officer, employee or consultant of any Group Company (other than the hiring or termination of any officer or executive), (ii) grant or provide any severance or termination payments or benefits to any director, officer or employee of any Group Company, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of any Group Company except such increases or payments in the ordinary course of business, (iv) establish, adopt, amend or terminate any benefit plan or amend the terms of any outstanding Company Share Awards, (v) issue or grant any Company Share Award to any person under the Share Incentive Plan, or (vi) forgive any loans to directors, officers or employees of any Group Company;

          (i)    make any changes with respect to any method of financial accounting, or financial accounting policies or procedures in any material respects, including material changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in GAAP or applicable Law;

          (j)    enter into any Contract with any of the directors or officers of the Company, individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual's family;

          (k)   terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

          (l)    commence or settle (i) any material Action involving or against the Company or any of its Subsidiaries, (ii) any shareholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions, in each case, other than any settlement in the ordinary course of business or pursuant to existing contracts or commitments;

          (m)  permit any item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property;

          (n)   fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (o)   make or change any material Tax election, materially amend any Tax return (except as required by applicable Law), enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes or materially change any method of Tax accounting; or

          (p)   enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.01    Proxy Statement and Schedule 13E-3.

        As promptly as reasonably practicable, following the date of this Agreement, the Company, with the cooperation and assistance of Parent and Merger Sub, shall prepare a proxy statement relating to the approval of this Agreement and the Plan of Merger by the shareholders of the Company (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"). Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall jointly prepare a Schedule 13E-3. The Company, Parent and Merger Sub shall use their reasonable best efforts to cause the initial Schedule 13E-3 to be filed with the SEC (with the initial Proxy Statement filed as an exhibit) as promptly as reasonably practicable after the date of this Agreement. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Schedule 13E-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Proxy Statement and Schedule 13E-3. Each of the Company, Parent and Merger Sub shall promptly furnish all information concerning such party to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, Schedule 13E-3 and the responses to comments from the SEC. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and Schedule 13E-3 and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Schedule 13E-3 or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and Merger Sub and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent and Merger Sub, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Shareholders' Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that the Proxy Statement and Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

        Section 6.02    Company Shareholders' Meeting.

          (a)   Subject to Section 6.04(a), the Company shall, as promptly as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and in accordance with applicable Law and the Company's memorandum and articles of association, (i) establish a record date for determining shareholders of the Company entitled to vote at the Shareholders' Meeting, (ii) mail or cause to be mailed (any in any event within twenty (20) days following such confirmation by the SEC) the Proxy Statement to the holders of Shares as of the record date established for the shareholders' meeting, which meeting the Company shall duly convene and cause to occur no later than forty (40) days after the notice of such meeting is issued (the "Shareholders' Meeting"), for the purpose of voting upon the approval of this Agreement, the Plan of Merger and the Transactions, and (iii) instruct or otherwise cause the Depositary to (A) fix a record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Shares represented by ADSs (the "Record ADS Holders") within three (3) Business Days following such confirmation by the SEC, (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders. Notwithstanding the foregoing, the Company may postpone or adjourn the Shareholders' Meeting to a later day (but in any event no later than five (5) Business Days prior to the Termination Date) (i) with the consent of Parent, (ii) if at the time the Shareholders' Meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business, or (iii) to allow reasonable time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined (acting upon the recommendation of the Special Committee) in good faith after consultation with outside counsel is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's shareholders prior to the Shareholders' Meeting.

          (b)   Unless there has been a Change in the Company Recommendation pursuant to Section 6.04(c), (i) the Company Board shall recommend to holders of the Shares that they approve this Agreement, the Plan of Merger and the Transactions, and shall include such recommendation in the Proxy Statement, and (ii) the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, the Plan of Merger and the Transactions and shall take all other action necessary or advisable to secure the Requisite Company Vote in accordance with applicable Law and the Company's memorandum and articles of association. Upon the reasonable request of Parent, the Company shall use reasonable best efforts to advise Parent on a daily basis on each of the last ten (10) Business Days prior to the date of the Shareholders' Meeting as to the aggregate tally of the proxies received by the Company with respect to the approval of this Agreement, the Plan of Merger and the Transactions. For the avoidance of doubt, in the event that subsequent to the date hereof, the Company Board makes a Change in the Company Recommendation and the Company terminates this Agreement pursuant to Section 8.03(a), the Company shall not be required to convene the Shareholders' Meeting or submit this Agreement to the holders of the Shares for approval.

          (c)   At the Shareholders' Meeting, and any other meeting of the shareholders of the Company called to seek the Requisite Company Vote or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to this Agreement, the Plan of Merger or the Transactions is sought, Parent and/or Merger Sub shall vote, and shall cause the other Buyer Group Parties to vote, or cause to be voted, all Shares held directly or indirectly by them and their respective Affiliates as of the date hereof, including the Rollover Shares pursuant to the terms of the Support Agreements, in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions.

        Section 6.03    Access to Information.

          (a)   From the date hereof until earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII and subject to applicable Law, the Confidentiality Agreement and the terms of any Contract to which any Group Company is a party, upon reasonable advance notice from Parent, the Company shall and shall cause its Subsidiaries to (i) provide to Parent (and Parent's officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources and other representatives, collectively, "Representatives") reasonable access during normal business hours to the offices, properties, books and records of any Group Company, (ii) furnish to Parent and its Representatives such existing financial and operating data and other existing information as such Persons may reasonably request, and (iii) instruct its and its Subsidiaries' Representatives to reasonably cooperate with Parent and its Representatives in their investigation. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure could (x) result in the loss of attorney-client or other legal privilege of the Company or any of its Subsidiaries, (y) contravene any applicable Law or requirements of any Governmental Authority, or (z) violate any binding agreement entered into prior to the date of this Agreement (provided, however, that at the request of Parent, the Company shall use its reasonable best efforts to obtain a waiver from the party to such binding agreement).

          (b)   No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        Section 6.04    No Solicitation of Transactions.

          (a)   The Company agrees that neither it nor any of its Subsidiaries nor any of the directors, officers or employees of any Group Company will, and that it will cause its and its Subsidiaries' agents, advisors and other Representatives (including, without limitation, any investment banker, attorney or accountant retained by any Group Company), not to, in each case, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information with respect to any Group Company), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, any Competing Transaction, or (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information with respect to any Group Company to, any Person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction (other than any Acceptable Confidentiality Agreement), or (iv) authorize or permit any of the Company or any of its Subsidiaries, or any Representative retained by or acting directly or indirectly under the direction of the Company or any of its Subsidiaries, to take any action set forth in clauses (a)(i) - (a)(iii) of this Section 6.04. The Company shall not release any Third Party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall notify Parent as promptly as practicable (and in any event within 24 hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, request of information, inquiry or discussion regarding a Competing Transaction or that would reasonably be expected to lead to a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written requests, proposals or offers, including proposed agreements, and (y) the identity of the party making such proposal or offer or inquiry or contact. The Company shall keep Parent informed, on a reasonably current basis (and in any event within 24 hours of the occurrence of any material changes, developments, discussions or negotiations), of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Third Party subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent, or release any Third Party from, or waive any provision of, any confidentiality or standstill agreement in connection with a Competing Transaction. Except as otherwise provided in Section 6.04(b), immediately upon the execution and delivery of this Agreement, the Company shall cease and cause to be terminated all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any possible Competing Transaction.

          (b)   Notwithstanding anything to the contrary in this Section 6.04, at any time prior to the time the Required Company Vote is obtained, but not after, the Company may furnish information to, and enter into discussions or negotiations with, any Person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction; provided that such bona fide proposal or offer shall not have been obtained in violation of Section 6.04(a) and the Company shall have complied with the requirements of Section 6.04(a) with respect to such proposal or offer), and that the Company Board has (i) determined, in good faith upon the recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal, (ii) determined, in good faith, upon the recommendation of the Special Committee (upon advice by outside legal counsel), that, in light of such Superior Proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (iii) provided written notice to Parent at least one (1) Business Day prior to taking any such action, and (iv) obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement) (an "Acceptable Confidentiality Agreement"); provided further that the Company shall concurrently make available to Parent any material information concerning the Company and the Subsidiaries that is provided to any such Person and that was not previously made available to Parent or its Representatives.

          (c)   Except as set forth in Section 6.04(d), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, (B) approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company, a Competing Transaction, (C) fail to include the Company Recommendation in the Proxy Statement, or (D) if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company subject to Regulation 14D under the Exchange Act which constitutes a Competing Transaction is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the shareholders of the Company (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer, provided that a customary "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Company Board has received and is currently evaluating such Competing Transaction shall not be prohibited), within ten (10) Business Days after such commencement (a "Change in the Company Recommendation"), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or Contract with respect to any Competing Transaction (other than an

  Acceptable Confidentiality Agreement entered into in compliance with Section 6.04(b)) (an "Alternative Acquisition Agreement").

          (d)   Notwithstanding the foregoing but subject to compliance by the Company with this Section 6.04, at any time prior to obtaining the Requisite Company Vote, the Company Board, upon the recommendation of the Special Committee, may (x) if an Intervening Event has occurred, effect a Change in the Company Recommendation, or (y) if the Company has received an unsolicited, written, bona fide proposal or offer with respect to a Competing Transaction that did not result from a breach of this Section 6.04, the Company Board (upon the recommendation of the Special Committee) determines in good faith (after having received the advice of a financial advisor of internationally recognized reputation and of outside legal counsel, which for the avoidance of doubt, may include the financial advisor and outside legal counsel to the Special Committee) that such proposal or offer constitutes a Superior Proposal, (i) effect a Change in the Company Recommendation, or (ii) authorize the Company to terminate this Agreement pursuant to Section 8.03(a) to enter into an Alternative Acquisition Agreement; provided, that prior to taking any action contemplated by clause (x) or (y) of this Section 6.04(d), (A) the Company Board (upon the recommendation of the Special Committee), and upon advice by independent legal counsel, shall have determined that failure to make a Change in the Company Recommendation would be inconsistent with its fiduciary duties to the Company under applicable Law, (B) the Company has provided at least five (5) Business Days' written notice to Parent (a "Section 6.04 Notice") advising Parent that the Company Board is prepared to effect a Change in the Company Recommendation or authorize the Company to terminate this Agreement pursuant to Section 8.03(a) to enter into an Alternative Acquisition Agreement (as applicable) and (1) in the case of an Intervening Event, providing a reasonably detailed description of the Intervening Event and all material information related thereto, and (2) in the case of a Competing Transaction, specifying the information required to be included in any notice required to be delivered to Parent under Section 6.04(a), (C) the Company shall have negotiated, and shall have caused its financial and legal advisors to negotiate, during the five (5) Business Day period following receipt by Parent of the Section 6.04 Notice (the "Notice Period"), with Parent and its Representatives in good faith (to the extent that Parent desires to negotiate), to make such adjustments in the terms and conditions of this Agreement so that (1) in the case of an Intervening Event, such Intervening Event no longer requires a Change in Company Recommendation, or (2) in the case of a proposal or offer with respect to a Competing Transaction that was determined to constitute a Superior Proposal, such proposal or offer with respect to a Competing Transaction would cease to constitute a Superior Proposal or so that the failure to effect a Change in the Company Recommendation would no longer be inconsistent with the directors' fiduciary duties to the Company under applicable Law, provided that any material amendment to the terms of such Competing Transaction during the Notice Period shall require a new Section 6.04 Notice from the Company with respect to the terms of such amended Competing Transaction and an additional Notice Period that satisfies this Section 6.04(d), provided, further, that with respect to the new Section 6.04 Notice from the Company, the Notice Period shall be deemed to be a two (2) Business Day period rather than the five (5) Business Day period first described above), and (D) following the end of the Notice Period, the Company Board (upon the recommendation of the Special Committee) shall have determined in good faith (after having received the advice of a financial advisor of internationally recognized reputation and outside legal counsel, which, for the avoidance of doubt, may include the financial advisor and outside legal counsel to the Special Committee) that ((1) with respect to a Change in Company Recommendation, failure to make a Change in the Company Recommendation would still be inconsistent with its fiduciary duties to the Company under applicable Law or (2) with respect to a termination of this Agreement to enter into an Alternative Acquisition Agreement in connection with an unsolicited, written, bona fide proposal or offer with respect to a Competing Transaction, such proposal or offer continues to constitute a

  Superior Proposal (taking into account all changes proposed by Parent), and the Company shall have paid, or caused the payment of, the Company Termination Fee in accordance with Section 8.06(a).

          (e)   A "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Group Companies, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company.

          (f)    A "Superior Proposal" means an unsolicited, written, bona fide offer or proposal made by a Third Party to consummate any Competing Transaction (provided that each reference to "20%" in the definition of "Competing Transaction" should be replaced with "50%") that the Company Board determines, in good faith upon the recommendation of the Special Committee (after (x) consultation with a financial advisor of internationally recognized reputation and independent legal counsel, which, for the avoidance of doubt, may include the financial advisor and outside legal counsel to the Special Committee, and (y) taking into consideration, among other things, all of the terms and conditions, including all legal, financial, regulatory (including any required approval of any Governmental Authority) and other aspects, of such offer or proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent pursuant to Section 6.04(d) or otherwise prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the Person or group making the offer, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances), to be more favorable to the Company shareholders (other than the holders of Excluded Shares) than the Transactions; provided, however, that any such offer shall not be deemed to be a Superior Proposal if (A) the offer is conditional upon any due diligence review or investigation of the Company or any of the Subsidiaries by the Third Party (which, for the avoidance of doubt, shall not include the inclusion of a customary "access to information" covenant such as Section 6.03 in any documentation for such transaction), (B) any financing required to consummate the transaction contemplated by such offer is not then fully committed to the Third Party, or (C) the consummation of the transaction contemplated by such offer is conditional upon the obtaining and/or funding of such financing.

          (g)   An "Intervening Event" means a material event, development, change or condition that was not known by the Company Board on the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Company Board as of the date hereof), and materially improves the financial condition, business, business outlook or prospects of the Company and its Subsidiaries taken, as a whole, other than the receipt, announcement, existence or terms of any Competing Transaction or Superior Proposal.

          (h)   Nothing contained in this Section 6.04 shall be deemed to prohibit the Company, the Company Board or the Special Committee from complying with its disclosure obligations under United States federal or state Law, or other applicable Laws, with regard to a Competing Transaction, including taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange

  Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided that if such disclosure includes a Change in the Company Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure shall be deemed to be a Change in the Company Recommendation for all purposes under this Agreement (it being understood that a statement by the Company that describes the Company's receipt of a proposal or offer with respect to a Competing Transaction and the operation of this Agreement with respect thereto, or any "stop, look or listen" communication that contains only the information set forth in Rule 14d-9(f) under the Exchange Act shall not be deemed a Change in the Company Recommendation or be deemed to have the substantive effect of withdrawing or adversely modifying the Company Recommendation).

          (i)    In no event shall Parent or Merger Sub or any of their respective Affiliates, enter into or seek to enter into any arrangements that are effective prior to obtaining the Requisite Company Vote with any member of the Company's or its Subsidiaries' management or any other Company or Subsidiary employee that contain any terms that prohibit or restrict such member of management or such employee from discussing, negotiating or entering into any arrangements on behalf of the Company or any of its Subsidiaries with any third party in connection with an Competing Transaction in compliance with this Section 6.04.

        Section 6.05    Directors' and Officers' Indemnification and Insurance.

          (a)   The memorandum and articles of association of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, and Parent shall cause such provisions not to be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers or employees of the Company, unless such modification shall be required by Law. During such six (6) year period, the Surviving Company shall (and Parent shall cause the Surviving Company to) honor and fulfill the obligations of the Company under (i) any indemnification, advancement of expenses and exculpation provision set forth in the memorandum and articles of association of the Company as in effect on the date of this Agreement and (ii) all indemnification agreements between the Company and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company prior to the Effective Time. During such six-year period, such indemnification agreements shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of such indemnified parties thereunder.

          (b)   The Company may and, at Parent's request, the Company shall, purchase a six (6)-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors' and officers' liability insurance maintained by the Company. If such "tail" prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder. In the event that the Company does not purchase such "tail" prepaid policies prior to the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the "Indemnified Parties"); provided, however, that the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Parties, and provided, further, that in no event shall the Surviving Company be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance.

          (c)   Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Company shall comply with all of its obligations, and shall cause its Subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) each Indemnified Party against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with (i) the fact that such person is or was a director or officer of the Company or such Subsidiary or (ii) any acts or omissions occurring or alleged to have occurred prior to or at the Effective Time, to the extent provided under the Company's or such Subsidiaries' respective organizational and governing documents or agreements in effect on the date hereof and to the extent permitted by the CICL or any other applicable Law, including the approval of this Agreement, the Transactions or arising out of or pertaining to the Transactions, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

          (d)   Upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Action which may result in the payment or advancement of any amounts under this Section 6.05(d), any Group Company's organizational and governing documents, or any existing indemnification agreements, the person seeking indemnification shall notify the Surviving Company as promptly as practicable. The Surviving Company (or a Subsidiary nominated by it) shall have the right to participate in any such Action and, at its option, assume the defense of such Action, in each case at its own expense; provided that (i) prior to assuming control of such defense, the Surviving Company must acknowledge that it would have an indemnity obligation for all claims, losses and damages resulting from such Action as provided under this Section 6.05, and (ii) the Surviving Company (or its nominated Subsidiary) shall obtain the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, before entering into any settlement of such Action; provided further that the Surviving Company (or its nominated Subsidiary) shall not be entitled to assume or maintain control of the defense of any Action and shall pay the fees and expenses of counsel retained by the Indemnified Party if (x) such Action relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (y) the Action seeks an injunction or equitable relief against the Indemnified Party or any of its affiliates or (z) the Surviving Company (or its nominated Subsidiary) has failed or is failing to prosecute or defend vigorously the Action. The person seeking indemnification shall have the right to effectively participate in the defense and/or settlement of such Action, including receiving copies of all correspondence and participating in all meetings and teleconferences concerning the Action, and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by the Surviving Company.

          (e)   In the event the Company or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.05.

          (f)    The agreements and covenants contained in this Section 6.05 shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association of the Company or any of its Subsidiaries (or equivalent constitutional documents), or any agreement between an Indemnified Party and the Company or any of its Subsidiaries, under the CICL or other applicable Law, or otherwise. The provisions of this Section 6.05 shall survive the consummation of the Merger and shall be binding on all successors and assigns of Parent and the Surviving Company and their respective Subsidiaries, and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third-party beneficiary of the provisions of this Section 6.05. The obligations of Parent and the Surviving Company under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party without the consent of such Indemnified Party.

          (g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

        Section 6.06    Notification of Certain Matters.

        Each of the Company and Parent shall promptly notify the other in writing of:

          (a)   any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (b)   any written notice or other communication from any Governmental Authority in connection with the Transactions;

          (c)   any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such party pursuant to any of such party's representations and warranties contained herein, or that relate to such party's ability to consummate the Transactions; and

          (d)   if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of such party set forth in this Agreement shall have occurred that would cause the conditions set forth in Sections 7.01, 7.02 and 7.03 not to be satisfied; together, in each case, with a copy of any such notice, communication or Action; provided that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, further, that failure to give notice pursuant to this Section 6.06 shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.

        Section 6.07    Further Action; Reasonable Best Efforts.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including, without limitation, (A) notifying the other parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions, (B) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority, and (C) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, taking any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition Law that may be asserted by any Governmental Authority so as to enable the parties hereto to expeditiously consummate the Transactions, including, without limitation, committing to and effecting, by consent decree, hold separate orders, or otherwise, the restructuring, reorganization, sale, divestiture or disposition of such of its assets, properties or businesses; provided, that the Company shall not agree to take any such steps (including any hold separate, restructuring, reorganization, sale, divestiture or disposition) without the prior written consent of Parent; provided further, that nothing herein shall prohibit the Company from taking or committing to any action pursuant to Section 6.04(d). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

          (b)   Each party hereto shall, upon the reasonable request by any other party, furnish such other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective subsidiaries to any Third Party and/or any Governmental Authority in connection with the Transactions.

        Section 6.08    Obligations of Merger Sub.

        Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

        Section 6.09    Participation in Litigation.

        Prior to the Effective Time, the Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company of any Actions commenced or, to the knowledge of the Company on the one hand and the knowledge of Parent on the other hand, threatened in writing, against such party and/or its directors, which relate to this Agreement or the Transactions. Each of the Company and Parent shall give each other reasonable opportunity to participate in the defense or settlement of any shareholder Action against it and/or its directors relating to this Agreement or the Transactions, and neither the Company nor Parent shall take any action to adversely affect or prejudice any such Action, without the other party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). No such Action shall be settled or compromised by the Company or Parent without the other Party's prior written consent.

        Section 6.10    Resignations.

        To the extent requested by Parent in writing at least two (2) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of any Group Company designated by Parent, which shall include a waiver of any claims against any Group Company.

        Section 6.11    Public Announcements.

        Except as may be required by applicable Law, the initial press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, at any time prior to earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, unless otherwise required by applicable Law or rules and policies of the NYSE, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law or rules and policies of the NYSE, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

        Section 6.12    Stock Exchange Delisting.

        Each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE or the SEC to enable the delisting of the Surviving Company from NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        Section 6.13    Takeover Statutes.

        The parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (b) if any Takeover Statute is or becomes applicable to any of the Transactions, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to lawfully eliminate or minimize the effects of such Takeover Statute in the Company's memorandum and articles of association on the Transactions.

        Section 6.14    Fees and Expenses.

        Subject to Section 6.17 and Section 8.06, whether or not the Merger is consummated, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

        Section 6.15    Convertible Notes.

        Within five (5) Business Days following the Effective Time, the Company shall deliver the Fundamental Change Company Notice (as such term is defined in the Indenture) to all Holders and the Trustee (as each such term is defined in the Indenture) in accordance with the Indenture. The Surviving Company shall follow the procedures set forth in the Indenture with respect to any repurchase or conversion, as applicable, of a Holder's outstanding Notes, in accordance with the terms and conditions set forth in the Indentures.

        Section 6.16    Financing.

          (a)   Parent and Merger Sub shall use their reasonable best efforts to arrange (or cause to be arranged) the Financing on the terms and conditions described in the Financing Commitments in a timely manner including using reasonable best efforts to (i) negotiate (or cause to be negotiated) definitive agreements (the "Financing Agreements") with respect thereto on the terms and conditions contained therein, (ii) satisfy (or cause to be satisfied) on a timely basis all conditions applicable to Parent or Merger Sub in the Financing Commitments and the Financing Agreements

  that are within their respective control, other than any condition where the failure to be so satisfied is a direct result of the Company's failure to comply with its obligations under this Agreement, and (iii) consummate (or cause to be consummated) the Financing contemplated by the Financing Commitments at or prior to the Closing.

          (b)   If Parent or Merger Sub becomes aware that any portion of the Debt Financing has become, or is reasonably likely to be, unavailable on the terms and conditions contemplated in the Debt Commitment Letter or the definitive agreements with respect thereto (the "Debt Financing Agreements"), (A) Parent shall promptly so notify the Company, and (B) each of Parent and Merger Sub shall use its reasonable best efforts to arrange to obtain alternative debt financing from the same or alternate sources, as promptly as practicable following the occurrence of such event (and in any event not later than five (5) Business Days prior to the Termination Date), on terms and conditions (including flex provisions) not materially less favorable, in the aggregate, from the standpoint of the Company, to Parent and Merger Sub than those contained in the Debt Commitment Letter, in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the "Alternative Debt Financing"), and to enter into new definitive agreements with respect to such Alternative Debt Financing (the "Alternative Debt Financing Agreements" and together with the Debt Commitment Letter and the Debt Financing Agreements, each a "Debt Financing Document") which shall replace the existing Debt Financing Commitments; provided that Parent and Merger Sub shall not be required to execute any Alternative Debt Financing Agreement or arrange for such Alternate Debt Financing on terms and conditions (including flex provisions) which are materially less favorable, in the aggregate, to Parent and Merger Sub than those included in the Debt Financing Commitments and the Debt Financing Agreements. Parent shall deliver to the Company as promptly as practicable (and no later than two (2) Business Days) after such execution, a true and complete copy of each such Alternative Debt Financing Agreement (except for customary engagement letters, Fee Letters and non-disclosure agreements). Any reference in this Agreement to (A) the "Debt Financing" shall be deemed to include the debt financing contemplated by the Debt Financing Documents to the extent so amended, restated, supplemented, replaced, substituted or modified pursuant to this Section 6.16, including any Alternative Debt Financing, (B) the "Debt Commitment Letter" shall be deemed to include the Debt Commitment Letter to the extent so amended, restated, supplemented, replaced, substituted or modified (including any Debt Financing Documents to the extent then in effect) and (C) any reference in this Agreement to "Fee Letter" shall be deemed to include any Fee Letter relating to the Debt Commitment Letter to the extent so amended, restated, supplemented, replaced, substituted or modified (including in connection with any Debt Financing Documents to the extent then in effect).

          (c)   Neither Parent nor Merger Sub shall agree to or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under any Financing Commitment or Financing Agreement without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Financing (it being understood that the Debt Financing or the Equity Financing may be reduced so long as the Equity Financing or the Debt Financing is increased by a corresponding amount) or (ii) impose new or additional conditions to the Debt Financing or otherwise expand, amend or modify the Financing in a manner that would reasonably be expected to (A) prevent or materially delay the consummation of the Merger and the other Transactions or (B) adversely impact in any material respect the ability of Parent or Merger Sub to enforce its rights against the other parties to any Financing Commitment or Financing Agreement. Without limiting the generality of the foregoing, neither Parent nor Merger Sub shall release or consent to the termination of the obligations of the Rollover Shareholders or the Debt Financing Sources under any Financing Commitment except as expressly contemplated hereby. Parent shall (i) prior to the Closing, give the Company prompt notice (A) upon becoming aware of any material breach of any provision of, or termination by any party to, any Debt Financing Document, or (B) upon the receipt of any written notice or other written communication from any person with respect to any threatened material breach or threatened termination by any party to any Debt Financing Document, and (ii) prior to the Closing, otherwise keep the Company informed on a reasonably current basis of the status of Parent and Merger Sub's efforts to arrange the Debt Financing or Alternative Debt Financing.

          (d)   Each of Parent and Merger Sub acknowledges and agrees that the obtaining of the Financing or Alternative Debt Financing shall not be a condition to the Closing, and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing or Alternative Debt Financing, subject to the applicable conditions set forth in Article VII, the breach of which obligation will give rise to the remedies set forth in Article VIII.

          (e)   Nothing in this Section 6.16 or any other provision of this Agreement shall require, and in no event shall the "reasonable best efforts" of Parent or Merger Sub be deemed or construed to require, Parent or Merger Sub to (i) waive any term or condition of this Agreement, (ii) pay any fees in excess of those contemplated by the Debt Financing (whether to secure waiver of any conditions contained therein or otherwise), or (iii) commence any legal action or proceeding against any Debt Financing Source.

        Section 6.17    Financing Assistance

        Prior to the Closing, the Company agrees to provide, and shall use reasonable best efforts to cause each of its Subsidiaries and each of their respective officers, employees and Representatives to provide, to Parent and Merger Sub, all reasonable cooperation as may be requested by Parent or its Representatives in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the operations of the Company and its Subsidiaries), including, without limitation, to the extent customary and reasonable for the Debt Financing, (i) participation in a reasonable number of meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings, including arranging for reasonable direct contact between senior management, representatives and advisors of the Company with representatives of Parent and its Debt Financing Sources, (ii) assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents reasonably requested by Parent or its representatives in connection with the Debt Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and delivery of one or more customary representation letters), (iii) as promptly as reasonably practicable, furnishing Parent and its Debt Financing Sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent and its Debt Financing Sources (the information required to be delivered in this clause (iii), the "Required Information"), (iv) cooperating with advisors, consultants and accountants of Parent or its Debt Financing Sources with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any Subsidiary, including for the purpose of establishing collateral eligibility and values, (v) facilitating the securing or pledging of collateral and executing and delivering any pledge and security documents, commitment letters, underwriting or placement agreements or other definitive financing documents, provided that the effectiveness of any collateral or security granted hereunder and any obligations of the Company or any of its Subsidiaries under any such definitive documents shall be contingent upon the occurrence of the Effective Time, (vi) furnishing Parent, Merger Sub and its Representatives promptly with all documentation and other information required with respect to the Debt Financing under applicable "know your customer" and anti-money laundering rules and regulations, and (vii) taking all corporate actions reasonably necessary to permit the consummation of the Debt Financing, including without limitations the execution and delivery of any other certificates, instruments or documents and establishing bank and other accounts, and to permit the proceeds thereof, to be made available to Merger Sub on the Closing Date to consummate the Merger. The Company will periodically update any such Required Information to be included in an offering document to be used in connection with such Debt Financing in order to ensure that such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading. Neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 6.17 or otherwise in connection with any Debt Financing, (x) to pay any commitment or other similar fee prior to the Effective Time, or (y) to incur any out-of-pocket expense unless such expense is reimbursed by Parent promptly after incurrence thereof. Parent shall promptly, upon the termination of this Agreement, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.17 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities or losses suffered or incurred by any of them in connection with the arrangement of the Debt Financing, or if applicable, the Alternative Debt Financing, and any information used in connection therewith (except with respect to any information provided by or on behalf of the Company or any of its Subsidiaries), except in the event such liabilities or losses arose out of or result from the willful misconduct of the Company, its Subsidiaries or any of their respective Representatives. Parent and Merger Sub acknowledge and agree that the Company and its Subsidiaries and their respective Representatives shall not, prior to the Effective Time, incur any liability to any person under any Debt Financing or Alternative Debt Financing that Parent and Merger Sub may raise in connection with the Transactions.

        Section 6.18    No Amendment to Buyer Group Contracts.

        After the date of this Agreement and prior to the Effective Time, without the Special Committee's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Parent and Merger Sub shall not, and shall cause the Buyer Group Parties not to, except as otherwise permitted under this Agreement, (A) amend, modify, waive, withdraw or terminate any Buyer Group Contract, or (B) enter into any other Contract pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or to vote against any Superior Proposal.

        Section 6.19    Actions Taken at Direction of Buyer Group Parties.

        Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including, without limitation, Article III, Article V and Article VI hereof, if the alleged breach is the proximate result of action taken by the Company or any of its Subsidiaries, or a failure of the Company or any of its Subsidiaries to take action, (i) at the direction of Company Board (acting without the approval of the members of the Special Committee), (ii) at the direction of any officer of the Company who is a Buyer Group Party, acting within the scope of powers and authority exercised by such officer consistent with past practice (acting without the approval of the members of the Special Committee), or (iii) at the written request of Parent or Merger Sub.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.01    Conditions to the Obligations of Each Party.

        The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approval.    This Agreement, the Plan of Merger and the Transactions shall have been authorized and approved by holders of Shares constituting the Requisite Company Vote at the Shareholders' Meeting in accordance with the CICL and the Company's memorandum and articles of association.

          (b)    No Injunction.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order which is then in effect (whether temporary, preliminary or permanent) and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Transactions (an "Order").

        Section 7.02    Conditions to the Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    (i) Other than the representations and warranties of the Company contained in Sections 3.03 and 3.04, the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification by materiality or Material Adverse Effect) shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date (other than representations and warranties that by their terms address matters only as of a specified date, which shall be true and correct only as of such date), except to the extent such failures to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect; and (ii) the representations and warranties set forth in Sections 3.03 and 3.04 shall be true and correct in all respects (except for de minimis inaccuracies), as of the date hereof and as of the Closing Date, as though made on and as of such date (other than representations and warranties that by their terms address matters only as of a specified date, which shall be true and correct only as of such date).

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (c)    Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

          (d)    Material Adverse Effect.    No Material Adverse Effect shall have occurred since the date of this Agreement.

          (e)    Dissenting Shareholders.    The holders of Shares who have validly served a written objection under Section 238(2) of the CICL shall hold no more than 10% of the Shares.

          (f)    Minimum Cash Amount.    The Company shall have delivered to Parent and Merger Sub, copies of bank statements or alternatively, other written evidence, in form and substance reasonably satisfactory to Parent, that the aggregate amount standing to the credit of all of the accounts of the Company and its Subsidiaries that is denominated in United States dollars and available for use is not less than US$93,000,000, which written evidence shall be certified as of the Closing Date as true and correct by the chief financial officer of the Company.

        Section 7.03    Conditions to the Obligations of the Company.

        The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification by materiality) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date (other than representations and warranties that by their terms address matters only as of a specified date, which shall be true and correct only as of such date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the Transactions.

          (b)    Agreements and Covenants.    Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (c)    Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

        Section 7.04    Frustration of Closing Conditions.

        Prior to the Termination Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party's failure to comply with this Agreement and consummate the Transactions as contemplated by this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.01    Termination by Mutual Consent.

        This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective boards of directors (in the case of the Company Board, upon the approval of the Special Committee).

        Section 8.02    Termination by Either the Company or Parent.

        This Agreement may be terminated by either the Company (upon the approval of the Special Committee) or Parent at any time prior to the Effective Time, if:

          (a)   the Merger shall not have been consummated on or before March 31, 2017 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party if the failure of the Merger to have been consummated on or before the Termination Date was due to such party's breach or failure of to perform in any material respect any of its obligations under this Agreement;

          (b)   any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any final or non-appealable Order which has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting the consummation of the Transactions provided, that the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to such party's breach or failure to perform in any material respect any of its obligations under this Agreement; or

          (c)   the Requisite Company Vote shall not have been obtained at the Shareholders' Meeting duly convened therefor and concluded or at any adjournment or postponement thereof; provided that the right to terminate this Agreement pursuant to this Section 8.02(c) shall not be available to any party if the failure to obtain the Requisite Company Vote was due to such party's breach or failure to perform in any material respect any of its obligations under Sections 6.01, 6.02 or 6.04.

        Section 8.03    Termination by the Company.

        This Agreement may be terminated by the Company (upon the approval of the Special Committee) at any time prior to the Effective Time, if:

          (a)   (i) the Company Board, acting upon the recommendation of the Special Committee, has effected a Change in the Company Recommendation, or (ii) the Company Board authorizes (upon the recommendation of the Special Committee) the Company, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement; provided that concurrently with or immediately after such termination, the Company pays the Company Termination Fee payable pursuant to Section 8.06(a); and provided further that the Company shall have complied with the procedure set forth in Section 6.04(d);

          (b)   a breach or failure in any material respect of any representation, warranty, agreement or covenant of Parent or Merger Sub set forth in this Agreement, shall have occurred, which breach or failure would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured (x) within fifteen (15) Business Days following receipt of written notice by Parent and Merger Sub of such breach or failure to perform from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 8.03(b) or (y) any shorter period of time that remains between the date the Company provides written notice of such breach and the Termination Date; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(b) if the Company is then in material breach of any representations, warranties, agreements or covenants hereunder that would result in the conditions to Closing set forth in Section 7.01 or Section 7.02 not being satisfied; or

          (c)   (i) all of the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived by Parent and Merger Sub, (ii) the Company has irrevocably confirmed by notice to Parent that all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or that it is willing to waive any unsatisfied conditions in Section 7.03 and that the Company is ready, willing and able to consummate the Closing, and (iii) the Merger shall not have been consummated within ten (10) Business Days after the date the Closing should have occurred pursuant to Section 1.02.

        Section 8.04    Termination by Parent.

        This Agreement may be terminated by Parent at any time prior to the Effective Time, if:

          (a)   a breach or failure in any material respect of any representation, warranty, agreement or covenant of the Company set forth in this Agreement shall have occurred, which breach or failure would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the

  Termination Date, or if capable of being cured, shall not have been cured (x) within fifteen (15) Business Days following receipt of written notice by the Company of such breach or failure to perform from Parent stating Parent's intention to terminate this Agreement pursuant to this Section 8.04(a) or (y) any shorter period of time that remains between the date Parent provides written notice of such breach and the Termination Date; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if either Parent or Merger Sub is then in material breach of any representations, warranties, agreements or covenants hereunder that would result in the conditions to Closing set forth in Section 7.01 or Section 7.03 not being satisfied; or

          (b)   a Company Triggering Event shall have occurred.

        Section 8.05    Effect of Termination.

        In the event of the valid termination of this Agreement pursuant to this Article VIII, written notice thereof shall be given to the other party or parties, specifying the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; provided, however, that the terms of Section 6.11, Section 6.14, Section 6.17, Article VIII and Article IX shall survive any termination of this Agreement.

        Section 8.06    Termination Fees.

          (a)   The Company will pay, or cause to be paid, to one or more designees of Parent an amount equal to US$10,000,000 (the "Company Termination Fee") if this Agreement is terminated (i) by Parent pursuant to Section 8.04 or (ii) by the Company pursuant to Section 8.03(a) or (iii) by the Company or Parent pursuant to Section 8.02(a) or Section 8.02(c), if at or prior to the time of such termination, a Competing Transaction shall have been made known to the Company, or shall have been publicly announced or publicly made known, and not withdrawn, and, within twelve (12) months after such termination, the Company or any of its Subsidiaries enters into a definitive agreement in connection with any Competing Transaction (provided that for purposes of this Section 8.06(a), all references to "20%" in the definition of "Competing Transaction" shall be deemed to be references to "50%"); such payment to be made, in the case of termination pursuant to sub-section (i) or (ii) above, promptly and in any event within two (2) Business Days following such termination, and, in the case of termination pursuant to sub-section (iii) above, promptly and in any event within two (2) Business Days following the entry by the Company into a definitive agreement in connection with a Competing Transaction.

          (b)   Parent will pay, or cause to be paid, to the Company an amount equal to US$20,000,000 (the "Parent Termination Fee") if this Agreement is terminated by the Company pursuant to Section 8.03(b) or Section 8.03(c), such payment to be made as promptly as possible (but in any event within two (2) Business Days) following such termination. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

          (c)   In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for all expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at the annual rate of one point five percent (1.5%) plus the prime rate as published in the Wall Street Journal Table of Money Rates on the date such payment was required to be made. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

          (d)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the parties hereto would not have entered into this Agreement.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.01    Non-Survival of Representations, Warranties and Agreements.

        None of the representations and warranties in this Agreement or in any schedule or certificate delivered pursuant to this Agreement shall survive beyond the Effective Time. None of the covenants and agreements in this Agreement or in any schedule or certificate delivered pursuant to this Agreement shall survive beyond the Effective Time, other than the covenants and agreements contained in this Article IX, the agreements of the Company, Parent and Merger Sub contained in Article I, Article II, Section 6.05 and Article VIII and those other covenants and agreements of the parties which by their terms apply or contemplate performance in whole or in part after the Effective Time until fully performed.

        Section 9.02    Notices.

        All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

  if to Parent or Merger Sub:

    E-House Holdings Ltd.
    c/o 11/F Qiushi Building
    No. 383 Guangyan Road
    Zhabei District
    Shanghai 200072
    People's Republic of China
    Attention: Mr. Xin Zhou
    Email: zhouxin@ehousechina.com

  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom,
    42/F Edinburgh Tower, The Landmark,
    15 Queen's Road Central, Hong Kong
    Attention: Z. Julie Gao / Haiping Li
    Email: julie.gao@skadden.com / haiping.li@skadden.com

  if to the Company:

    E-House (China) Holdings Limited
    383 Guangyan Road
    Qiushi Building, 11/F
    Shanghai 200072
    People's Republic of China
    Attention: Li-Lan Cheng
    Email: chenglilan@ehousechina.com

  with a copy to:

    Davis Polk & Wardwell
    Hong Kong Club Building
    3A Chater Road, Hong Kong
    Attention: Miranda So / Sam Kelso
    E-mail: miranda.so@davispolk.com / sam.kelso@davispolk.com

        Section 9.03    Definitions.

          (a)   For purposes of this Agreement:

        "Affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in the Cayman Islands, the PRC or New York are authorized or required by applicable Law to close.

        "Buyer Group Contracts" means the Rollover Agreement, the Voting Agreement, the Limited Guarantee and any other Contracts relating to the Transactions between or among any Buyer Group Parties, including all amendments thereto or modifications thereof.

        "Buyer Group Party" means Parent, Merger Sub, the Rollover Shareholders and each of their respective Affiliates, excluding the Company and its Subsidiaries.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to and accepted by Parent and Merger Sub prior to or on the date hereof.

        "Company Option" means each option to purchase Shares under the Share Incentive Plan.

        "Company Restricted Share" means each restricted share award granted by the Company under the Share Incentive Plan.

        "Company Share Award" means each Company Option and each Company Restricted Share granted by the Company under the Share Incentive Plan.

        "Company Triggering Event" shall be deemed to have occurred if (i) there shall have been a Change in the Company Recommendation or the Company Board shall have resolved to make a Change in Company Recommendation; (ii) the Company Board shall have recommended to the shareholders of the Company a Competing Transaction or shall have resolved to do so or shall have entered into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.04(b)); (iii) the Company shall have failed to include in the Proxy Statement the Company Recommendation; (iv) the Company Board shall have publicly announced its intention to do any of the foregoing; or (v) a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and within ten (10) Business Days after the public announcement of the commencement of such tender offer or exchange offer the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders).

        "Confidentiality Agreement" means the confidentiality agreements between the Company and each of the Rollover Shareholders, dated August 25, 2015.

        "Contract" means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other legally binding instrument.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.

        "Debt Financing Sources" means the parties (other than Merger Sub) to the Debt Commitment Letter with respect to the Debt Financing or the Alternative Debt Financing and their respective successors and assigns.

        "Environmental Law" means any applicable PRC local, provincial or national Law relating to (i) the protection of health, safety or the environment or (ii) the handling, use, transportation, disposal, release or threatened release of any Hazardous Substance.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Shares" means, collectively, (i) the Shares (including ADSs corresponding to such Shares) and Company Share Awards beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by the Rollover Shareholders; (ii) Shares held by the Company or any of its Subsidiaries; and (iii) Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan.

        "Exercise Price" means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option.

        "Group Company" means any of the Company and its Subsidiaries.

        "Hazardous Substance" means any chemical, pollutant, waste or substance that is (i) listed, classified or regulated under any Environmental Law as hazardous substance, toxic substance, pollutant, contaminant or oil or (ii) any petroleum product or by product, asbestos containing hazardous material, polychlorinated biphenyls or radioactive material.

        "Indebtedness" means, with respect to any Person, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all obligations of such Person under currency, interest rate or other swaps, and all hedging and other obligations of such Person under other derivative instruments, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (viii) all Indebtedness of others referred to in clauses (i) through (viii) above guaranteed directly or indirectly in any manner by such Person, and (x) all Indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "Indenture" means the indenture dated as of December 17, 2013 between the Company and The Bank of New York Mellon, as trustee, with respect to the issuance by the Company of US$135,000,000 principal amount of 2.75% Convertible Senior Notes due 2018 (the "Notes").

        "Insolvent" means, with respect to any Person (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

        "Intellectual Property" means trademarks, service marks, trade names, logos, mask works, inventions, patents, trade secrets, copyrights, software registrations, know-how, domain names (including any registrations or applications for registration of any of the foregoing and actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all right to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto) or any other similar type of proprietary intellectual property rights.

        "knowledge" means, with respect to the Company, the knowledge of the members of the Special Committee and any of the individuals listed in Section 9.03(a) of the Company Disclosure Schedule, after reasonable inquiry, and with respect to Parent or Merger Sub, the knowledge of the members of the Company Board and Mr. Xin Zhou, after reasonable inquiry.

        "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.

        "Leju" means Leju Holdings Limited.

        "Leju SEC Reports" means all forms, reports and documents required to be filed by Leju with the SEC since April 17, 2014 collectively, and including any forms, reports and documents filed subsequent to the date hereof, including any amendments thereto.

        "Lien" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Material Adverse Effect" means, with respect to the Company, any circumstance, event, change, effect or development (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects the Company or any of its Subsidiaries) (any such item, an "Effect") that, individually or in the aggregate together with all other Effects, has had or would reasonably be expected to have a material adverse Effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect arising out of, relating to or resulting from (i) changes in GAAP, applicable Law or in the regulatory accounting requirements applicable to any industry in which the Company and its Subsidiaries operate, (ii) changes in the financial, credit or securities markets or general economic or political conditions in the PRC or United States, (iii) changes or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (iv) acts of war, sabotage or terrorism, natural disasters or similar events, (v) the announcement or consummation of the Transactions, including any loss of, or change in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its brokers, customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of this Agreement, the consummation of the Transactions or the public announcement of any of the foregoing, (vi) any shareholder litigation relating to this Agreement, (vii) any change in the price of the Shares or the shares of Leju, any change in the trading volume of the Shares or the shares of Leju as quoted on the NYSE (it being understood that, in each case, the underlying cause of any such change in share price or trading volume may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur), (viii) any failure by the Company or any of its Subsidiaries to meet any internal or published estimates, expectations, budgets, projections, forecasts or predictions of financial performance for any period or any change or prospective change credit ratings of the Company or any of its Subsidiaries, (ix) any action or omission of the Company or any of its Subsidiaries with the written consent or at the written request of Parent or Merger Sub, (x) any breach of this Agreement by Parent or Merger Sub, or (xi) any action taken by the Company or any of its Subsidiaries that is required, expressly contemplated or permitted pursuant to this Agreement, except, in the case of the foregoing sub-clauses (i), (ii), (iii) and (iv), to the extent the impact of such Effect has a materially disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate.

        "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Group Company.

        "Permitted Liens" means: (i) Taxes, assessments and other governmental levies, fees or charges which are not due and payable as of the Closing Date, or which are being contested in good faith by appropriate proceedings, and for which adequate reserves have been reflected on the books of the Company or its Subsidiaries in accordance with GAAP; (ii) mechanics', carriers', workmen's and repairmen's liens and other similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts which are not due and payable, and as to which there is no default on the part of the Company or any of its Subsidiaries or that secure a liquidated amount that are being contested in good faith by appropriate proceedings; (iii) leases and subleases (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable Law; (v) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, in each case, in the ordinary course of business; (vi) pledges or deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case, in the ordinary course of business; (vii) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (viii) Liens that are disclosed in the Company SEC Reports or the Leju SEC Reports filed or furnished prior to the date hereof; (ix) Liens securing Indebtedness or liabilities that (A) are reflected in the Company SEC Reports or the Leju SEC Reports filed or furnished prior to the date hereof or (B) have been disclosed in Section 9.3(a) of the Company Disclosure Schedule; (x) matters which would be disclosed by an accurate survey or inspection of the real property which do not, individually or in the aggregate, materially impair the occupancy or current use of such real property which they encumber; (xi) outbound license agreements entered into in the ordinary course of business; (xii) standard survey and title exceptions; and (xiii) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "PRC" means the People's Republic of China.

        "Real Property Lease" means all leases, subleases, licenses, concessions and other agreements, including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Group Company.

        "Rollover Shareholders" means, collectively, Mr. Xin Zhou, Kanrich Holdings Limited, a British Virgin Islands company, On Chance, Inc., a British Virgin Islands company, Jun Heng Investment Limited, a British Virgin Islands company, Mr. Neil Nanpeng Shen, Smart Create Group Limited, a British Virgin Islands company, Smart Master International Limited, a British Virgin Islands company and SINA.

        "Share Incentive Plan" means, collectively, the 2008 Share Incentive Plan of the Company and all amendments and modifications thereto.

        "SINA" means SINA Corporation, a Cayman Islands company.

        "Subsidiary" means, with respect to any Person, any Person: of which (i) such party or any other Subsidiary of such party is a general partner, (ii) at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (iii) of which such party or any other Subsidiary of such party controls through contractual arrangements.

        "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, occupation, property, real estate, deed, land use, sales, use, capital stock, payroll, severance, employment (including withholding obligations imposed on employer/payer), social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding (as payor or payee), ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

        "Third Party" means any Person or "group" (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

          (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acceptable Confidentiality Agreement	Section 6.04(b)
Action	Section 3.10
ADS	Section 2.01(b)
ADSs	Section 2.01(b)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.04(c)
Alternative Debt Financing	Section 6.16(b)
Alternative Debt Financing Agreements	Section 6.16(b)
Bankruptcy and Equity Exception	Section 3.04(a)
Change in the Company Recommendation	Section 6.04(c)

Defined Term	Location of Definition
CICL	Recitals
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Board	Recitals
Company Licensed Intellectual Property	Section 3.14(b)
Company Owned Intellectual Property	Section 3.14(a)
Company Recommendation	Section 3.04(b)
Company SEC Reports	Section 3.07(a)
Company Termination Fee	Section 8.06(a)
Competing Transaction	Section 6.04(e)
Damages	Section 6.05(c)
Debt Commitment Letter	Section 4.05(a)
Debt Financing	Section 4.05(a)
Debt Financing Agreements	Section 6.16(b)
Debt Financing Document	Section 6.16(b)
Deposit Agreement	Section 2.06
Depositary	Section 2.06
Dissenting Shareholders	Section 2.03(a)
Dissenting Shares	Section 2.03(a)
Effective Time	Section 1.03
Employees	Section 3.12
Exchange Fund	Section 2.04(a)
Fee Letter	Section 6.16(b)
Fee Letters	Section 4.05(b)
Financial Advisor	Section 3.04(c)
GAAP	Section 3.07(b)
Governmental Authority	Section 3.05(b)
Indemnified Parties	Section 6.05(b)
Law	Section 3.05(a)
Material Company Permits	Section 3.06(a)
Merger	Recitals
Merger Consideration	Section 2.04(a)
Merger Sub	Preamble
Notice Period	Section 6.04(d)
NYSE	Section 3.05(b)
Order	Section 7.01(b)
Parent	Preamble
Parent Termination Fee	Section 8.06(b)
Paying Agent	Section 2.04(a)
Per ADS Merger Consideration	Section 2.01(b)
Per Share Merger Consideration	Section 2.01(a)
Plan of Merger	Section 1.03
Proxy Statement	Section 6.01
Record ADS Holders	Section 6.02(a)
Representatives	Section 6.03(a)
Required Information	Section 6.16
Requisite Company Vote	Section 3.04(a)
Rollover Agreement	Recitals
SEC	Section 3.05(b)

Defined Term	Location of Definition
Section 6.04 Notice	Section 6.04(d)
Securities Act	Section 3.07(a)
Share	Section 2.01(a)
Share Certificates	Section 2.04(b)
Shareholders' Meeting	Section 6.02(a)
Shares	Section 2.01(a)
Special Committee	Recitals
Superior Proposal	Section 6.04(f)
Surviving Company	Section 1.01
Takeover Statute	Section 3.20
Termination Date	Section 8.02(a)
Transactions	Recitals
Uncertificated Shares	Section 2.04(b)
Voting Agreement	Recitals

        Section 9.04    Severability.

        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the fullest extent possible.

        Section 9.05    Interpretation.

        When a reference is made in this Agreement to a Section, Article, Annex or Exhibit, such reference shall be to a Section, Article, Annex or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Annex or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Annexes and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified.

        Section 9.06    Entire Agreement; Assignment.

        This Agreement (including the Company Disclosure Letter and any exhibits, schedules and annexes thereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Without the consent of the other party or parties, this Agreement shall not be assigned by a party (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to (a) any wholly-owned Subsidiary of Parent or (b) any Debt Financing Sources for the Debt Financing pursuant to the terms thereof (to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such Debt Financing), provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment not permitted under this Section 9.06 shall be null and void ab initio.

        Section 9.07    Parties in Interest.

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons); provided, however, that in no event shall any holders of Shares (including Shares represented by ADSs) or holders of Company Share Awards, in each case in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 9.08    Specific Performance.

          (a)   The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties hereto. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, including the Company's right to seek or obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, with respect to causing Parent and/or Merger Sub to cause the Equity Financing to be funded in accordance with the terms of the Equity Commitment Letters, in each case in accordance with this Section 9.08, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.08. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms of this Section 9.08. The Company shall act at the direction of the Special Committee with respect to any exercise of its rights to seek specific performance or other relief under this Section 9.08. If any party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other party, the Termination Date shall automatically be extended by (x) the amount of time during which such Action is pending, plus twenty (20) Business Days or (y) such other time period established by the applicable court presiding over such Action.

          (b)   Until such time as the Company pays the Company Termination Fee, the remedies available to each of Parent and Merger Sub pursuant to this Section 9.08 shall be in addition to any other remedy to which they are entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Parent or Merger Sub from, in the alternative, seeking to terminate this Agreement and collect the Company Termination Fee under Section 8.06. For the avoidance of doubt, under no circumstances shall Parent be permitted or entitled to receive both (i) a grant of injunction, specific performance or other equitable relief under this Section 9.08 that results in a Closing and (ii) monetary damages, including all or any portion of the Company Termination Fee.

          (c)   Until such time as Parent pays the Parent Termination Fee, the remedies available to the Company pursuant to this Section 9.08 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Parent Termination Fee under Section 8.06. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both (i) a grant of injunction, specific performance or other equitable relief under this Section 9.08 that results in a Closing and (ii) monetary damages, including all or any portion of the Parent Termination Fee.

          (d)   Notwithstanding the foregoing, the Company's right to seek or obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, with respect to causing Parent and/or Merger Sub to cause the Equity Financing to be funded at any time and/or to effect the Closing in accordance with Section 1.02, on the terms and subject to the conditions in this Agreement, shall be subject to the satisfaction of each of the following conditions: (i) all conditions in Section 7.01 and Section 7.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, (iii) the Debt Financing or (if applicable, Alternative Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iv) the Company has irrevocably confirmed in writing that (A) all conditions set forth in Section 7.03 have been satisfied or that it is willing to waive any of the conditions to the extent not so satisfied in Section 7.03 and (B) if the Financing (and any Alternate Debt Financing, if applicable) is funded, the Company is ready, willing and able to consummate the transactions contemplated by this Agreement to occur. For the avoidance of doubt, in no event shall the Company be entitled to specific performance to cause Parent and/or Merger Sub to cause the Equity Financing to be funded and/or to effect the Closing in accordance with Section 1.02 if the Debt Financing (or, if applicable, Alternative Debt Financing) has not been funded (or will not be funded at the Closing even if the Equity Financing is funded at the Closing).

        Section 9.09    Governing Law.

          (a)   This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of Merger Sub in the Surviving Corporation, the cancellation of the Shares, the rights provided for in Section 238 of the CICL with respect to any Dissenting Shares, the fiduciary or other duties of the Company Board (and the Special Committee) and the directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub.

          (b)   All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of the City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto hereby (i) irrevocably submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (A) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.09, (B) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable Law, any claim that (1) the Action in such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.02 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.

        Section 9.10    Waiver of Jury Trial.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.11    Amendment.

        This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors (and in the case of the Company, upon the prior recommendation of the Special Committee) at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 9.12    Waiver.

        At any time prior to the Effective Time, any party hereto (and in the case of the Company, upon the prior recommendation of the Special Committee) may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 9.13    Counterparts.

        This Agreement may be executed and delivered (including by pdf electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 9.14    Disclosure Schedule.

        The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

E-HOUSE HOLDINGS LTD.
By	/s/ XIN ZHOU
	Name:	Xin Zhou
	Title:	Director
E-HOUSE MERGER SUB LTD.
By	/s/ XIN ZHOU
	Name:	Xin Zhou
	Title:	Director
E-HOUSE (CHINA) HOLDINGS LIMITED
By	/s/ WINSTON LI
	Name:	Winston Li
	Title:	Director

[Signature Page to Merger Agreement]

ANNEX A

PLAN OF MERGER

THIS PLAN OF MERGER is made on [DATE].

BETWEEN

(1)
E-House Merger Sub Ltd., an exempted company incorporated under the laws of the Cayman Islands on 30 July 2015, with its registered office situated at International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands ("Merger Sub"); and

(2)
E-House (China) Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands on 27 August 2004, with its registered office situated at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Company" or "Surviving Company" and together with Merger Sub, the "Constituent Companies").

WHEREAS

(A)
Merger Sub and the Company have agreed to merge (the "Merger") on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the "Agreement") dated April 15, 2016 made between Parent, Merger Sub and the Company, a copy of which is attached as Annex A to this Plan of Merger and under the provisions of Part XVI of the Companies Law (as amended) (the "Companies Law").

(B)
This Plan of Merger is made in accordance with Section 233 of the Companies Law.

(C)
Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

W I T N E S S E T H

CONSTITUENT COMPANIES

1.
The constituent companies (as defined in the Companies Law) to the Merger are Merger Sub and the Company.

NAME OF THE SURVIVING COMPANY

2.
The surviving company (as defined in the Companies Law) is the Surviving Company which shall continue to be named E-House (China) Holdings Limited.

REGISTERED OFFICE

3.
The Surviving Company shall have its registered office at International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.

AUTHORISED AND ISSUED SHARE CAPITAL

4.
Immediately prior to the Effective Date (as defined below) the authorized share capital of Merger Sub was US$50,000 divided into 5,000,000 ordinary shares of US$0.01 par value per share of which one (1) share has been issued.

5.
Immediately prior to the Effective Date the authorized share capital of the Company was US$1,000,000 divided into 1,000,000,000 ordinary shares of a nominal or par value of US$0.001 each of which [            ] ordinary shares had been issued and fully paid.

Annex A-1

6.
On the Effective Date the authorized share capital of the Surviving Company shall be US$[            ] divided into [            ] ordinary shares of US$[0.01] par value per share of which [            ] shares shall be in issue credited as fully paid.

7.
On the Effective Date and in accordance with the terms and conditions of the Agreement:

(a)
Each ordinary share, par value US$0.001 per share, of the Company issued and outstanding immediately prior to the Effective Date, other than the Excluded Shares (as defined in the Agreement) and the Dissenting Shares (as defined in the Agreement) shall be cancelled and cease to exist, in exchange for the right of the holder of such share to receive the Per Share Merger Consideration (as defined in the Agreement).

(b)
Each Excluded Share issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist for no consideration, and no payment or distribution shall be made with respect thereto.

(c)
Dissenting Shares issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist in exchange for payment of their fair value in accordance with the procedure in Section 238 of the Companies Law, except that all shares held by Dissenting Shareholders (as defined in the Agreement) who shall have failed to perfect or who effectively shall have withdrawn or lost their dissenter rights in respect of such shares under Section 238 of the Companies Law shall be deemed to have been cancelled and cease to exist, as of the Effective Date, in consideration for the right of the holder thereof to receive the Per Share Merger Consideration, without any interest thereon, in the manner provided in paragraph 7(a) above.

(d)
Each ordinary share, par value $[0.01] per share, of Merger Sub issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist, in exchange for the right to receive one validly issued, fully paid and non-assessable ordinary share, par value $[0.001] per share, of the Surviving Company.

EFFECTIVE DATE

8.
In accordance with section 233(13) of the Companies Law, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar (the "Effective Date").

PROPERTY

9.
On the Effective Date the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or, security interests and all, contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

TERMS AND CONDITIONS; SHARE RIGHTS

10.
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement.

11.
The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

Annex A-2

MEMORANDUM AND ARTICLES OF ASSOCIATION

12.
The Memorandum of Association and Articles of Association of the Surviving Company shall be amended and restated in the form attached as Annex B to this Plan of Merger on the Effective Date.

DIRECTORS BENEFITS

13.
There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTOR OF THE SURVIVING COMPANY

14.
The name and address of the directors of the Surviving Company are as follows:

NAME	ADDRESS
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

SECURED CREDITORS

15.
(a)   Merger Sub has no secured creditors and has not granted any other fixed or floating security interests as at the date of this Plan of Merger; and

(b)
The Company has no secured creditors and has not granted any other fixed or floating security interests as at the date of this Plan of Merger.

RIGHT OF TERMINATION

16.
This Plan of Merger may be terminated or amended pursuant to the terms and conditions of the Agreement.

APPROVAL AND AUTHORIZATION

17.
This Plan of Merger has been approved by the board of directors of each of Merger Sub and the Company pursuant to Section 233(3) of the Companies Law.

18.
This Plan of Merger has been authorised by the shareholders of each of Merger Sub and the Company pursuant to Section 233(6) of the Companies Law.

COUNTERPARTS

19.
This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

20.
This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Signature Page Follows]

Annex A-3

        In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Duly authorised for and on behalf of E-House Merger Sub Ltd.

Name:	Xin Zhou
Title:	Director
Duly authorised for and on behalf of E-House (China) Holdings Limited

Name:	[ ]
Title:	Director

[Signature Page to Plan of Merger]

Annex A

(Agreement and Plan of Merger)

Annex B

(Amended and Restated Memorandum of Association and Articles of Association of the
Surviving Company)

ANNEX B:

Opinion of Duff & Phelps as Financial Advisor

Confidential	April 15, 2016

Special Committee of the Board of Directors
E-House (China) Holdings Limited
Qiushi Building, 11/F,
383 Guangyan Road, Zhabei District
Shanghai, China, 200072

Dear Members of the Special Committee:

E-House (China) Holdings Limited ("E-House" or the "Company") and the special committee of independent directors (the "Special Committee") of the board of directors (the "Board of Directors") of the Company have engaged Duff & Phelps, LLC ("Duff & Phelps") to serve as an independent financial advisor to the Special Committee (solely in its capacity as the Special Committee) to provide an opinion (this "Opinion") as of the date hereof as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.001 per share, of the Company (each, a "Share" and collectively, the "Shares"), other than the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing one Share (each, an "ADS" and collectively, "ADSs"), other than the ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs).

Duff & Phelps, LLC	T +1 312 697 4600	www.duffandphelps.com
311 South Wacker Drive	F +1 312 697 0112
Suite 4200 Chicago, IL 60606

Description of the Proposed Transaction

It is Duff & Phelps' understanding that the Company, E-HOUSE HOLDINGS LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), and E-HOUSE MERGER SUB LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), the latest draft of which was dated as of April 14, 2016. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company will be the surviving corporation, and in connection with such merger each Share issued and outstanding immediately prior to the effective time (the "Effective Time") of the merger (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) will be cancelled in exchange for the right to receive US $6.85 in cash per Share without interest (the "Per Share Merger Consideration") and each ADS issued and outstanding immediately prior to the Effective Time of the merger (other than ADSs representing the Excluded Shares) will be cancelled in exchange for the right to receive US $6.85 in cash per ADS without interest (the "Per ADS Merger Consideration", and together with the Per Share Merger Consideration, the "Merger Consideration") (collectively, the "Proposed Transaction"). Each outstanding and unexercised option to purchase Shares (other than Excluded Shares) granted by the Company under the Share Incentive Plan (as defined in the Merger Agreement) (each, an "Option") shall be cancelled and converted into the right to receive, as soon as practicable after the Effective Time (without interest), a cash amount equal to the excess, if any, of the Per Share Merger Consideration over the excise price of such Option; provided that if the exercise price of any such Option is equal to or greater than the Per Share Merger Consideration, such Option shall be cancelled without any payment therefor. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

For purposes of this Opinion, (i) "Excluded Shares" means, collectively, (i) the Shares (including ADSs corresponding to such Shares) and Company Share Awards (as defined in the Merger Agreement) beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the Rollover Shareholders (as defined in the Merger Agreement); (ii) Shares held by the Company or any of its Subsidiaries (as defined in the Merger Agreement); and (iii) Shares (including ADSs corresponding to such Shares) held by the Depositary (as defined in the Merger Agreement) and reserved for issuance and allocation pursuant to the Share Incentive Plan.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.
Reviewed the following documents:

a.
The Company's annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2013 and December 31, 2014;

b.
Leju Holding Limited ("LEJU")'s, also known as the real estate online services segment of the Company, annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2013 and December 31, 2014;

  c.
  Prospectuses for the initial public offerings of LEJU and Jupai Holdings Limited ("JP") respectively filed with the SEC;

  d.
  Unaudited financial statements of the Company and unaudited financial statements of LEJU, each for the year ended December 31, 2015;

  e.
  Unaudited financial statements of the community value-added services segment of the Company ("Shi Hui) and unaudited financial statements of the real estate financial services segment of the Company ("Fang Jin Suo"), each for the year ended December 31, 2014 and December 31, 2015;

  f.
  A detailed financial projection model for LEJU and EJ Core (defined below) businesses, for the years ending December 31, 2016 through December 31, 2020, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with the Special Committee's consent, in performing its analysis (collectively, the "Management Projections");

  g.
  Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company as well as of its relevant business segments, provided to Duff & Phelps by management of the Company;

  h.
  A letter dated April 13, 2016 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the "Management Representation Letter"); and

  i.
  Documents related to the Proposed Transaction, including the Merger Agreement.

    For purposes of this Opinion, "EJ Core" shall mean the combination of the Company's real estate brokerage services, real estate information and consulting services, real estate advertising and promotional event services, and headquarter function. The descriptions for various businesses of EJ are more fully set forth in the Company's most recent Form 20-F filed with SEC.

2.
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.
Discussed with Company management its plans and intentions with respect to the management and operation of the business;

4.
Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

5.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant; and

6.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps:

1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management;

2.
Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

4.
Assumed that information supplied to Duff & Phelps and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction, did not and does not omit to state a material fact in respect of the Company and the Proposed Transaction necessary to make the information not misleading in light of the circumstances under which the information was provided;

5.
Assumed that the representations and warranties made by all parties in the Merger Agreement and in the Management Representation Letter are true and correct and that each party to the Merger Agreement will fully and timely perform all covenants and agreements required to be performed by such party;

6.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed;

7.
Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

Duff & Phelps did not independently verify any such information or its accuracy or completeness, and pursuant to its engagement letter with the Special Committee, did not assume any obligation to undertake any such independent verification. To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps' analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in this Opinion, including as to the reasonableness of such assumptions.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon the information made available to Duff & Phelps as of the date hereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to (i) advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof; or (ii) update, revise or reaffirm this Opinion after the date hereof.

Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets, properties or liabilities (contingent or otherwise) of the Company, nor was Duff & Phelps provided with any such appraisal or evaluation. Duff & Phelps did not estimate, and express no opinion regarding, the liquidation value of any entity or business. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company's perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Duff & Phelps is not expressing any opinion as to the market price or value of Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company's credit worthiness, as tax advice, or as accounting advice.

Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by the Company's officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation. In addition, this Opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of Shares (excluding the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and ADSs (excluding ADSs representing the Excluded Shares).

This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' prior written consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors, the Company or any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed

Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps' liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps, DPS (as defined below), the Company, and the Special Committee dated June 25, 2015 (the "Engagement Letter"). This Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps' affiliate, Duff & Phelps Securities, LLC ("DPS") has acted as financial advisor to the Special Committee providing such financial and market related advice and assistance as requested by the Special Committee in connection with the Proposed Transaction, and will receive a fee for such investment banking services. Duff & Phelps has acted as financial advisor to the Special Committee (solely in its capacity as the Special Committee) and will receive a fee for its services. In addition, pursuant to the Engagement Letter the Company has agreed to reimburse certain expenses of Duff & Phelps and DPS (subject to a cap) and to indemnify Duff & Phelps and DPS for certain liabilities. No portion of Duff & Phelps' fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps' fee is payable upon execution of the Engagement Letter, and a portion of Duff & Phelps' fee is payable upon Duff & Phelps' rendering of its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps or any of its affiliate has not had any material relationship with any party to the Proposed Transaction or any affiliate of the Company for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. For these prior engagements, Duff & Phelps received customary fees, expense reimbursement, and indemnification.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Proposed Transaction is fair from a financial point of view to such holders (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC

Duff & Phelps, LLC

ANNEX C:

Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238

238. Rights of dissenters

(1)
A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2)
A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the Merger or consolidation, written objection to the action.

(3)
An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the Merger or consolidation is authorized by the vote.

(4)
Within twenty days immediately following the date on which the vote of members giving authorization for the Merger or consolidation is made, the constituent company shall give written notice of the authorization to each member who made a written objection.

(5)
A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating

(a)
his name and address;

(b)
the number and classes of shares in respect of which he dissents; and

(c)
a demand for payment of the fair value of his shares.

(6)
A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7)
Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8)
Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the Plan of Merger or consolidation is filed, whichever is later, the constituent company, the Surviving Company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9)
If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires

(a)
the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)
the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

C-1

(10)
A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11)
At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12)
Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)
The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)
Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a Surviving Company, they shall be available for re-issue.

(16)
The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the Merger or consolidation is void or unlawful.

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ANNEX D:

Directors and Executive Officers of Each Filing Person

I.     Directors and Executive Officers of the Company

        The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Company's business address is at 11/F, Qiushi Building, 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China and its telephone number is +86 21 6133 0808.

        The name, present principal employment, business address and citizenship of each director and executive officer of the Company are set forth below.

Name	Present Principal Employment	Business Address	Citizenship
Xin Zhou	Co-Chairman and Chief Executive Officer of the Company(1)	*	PRC
Charles Chao	Co-Chairman of the Company; Chairman and chief executive officer of SINA; and Chairman of Weibo Corporation(2)	20/F Ideal International Plaza, No. 58 North 4th Ring Road West Haidian District, Beijing, PRC	United States of America
Neil Nanpeng Shen	Independent Director of the Company; and Founding Managing Partner of Sequoia Capital China(3)	Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong	Hong Kong
Bing Xiang	Independent director of the Company; and Professor of accounting and Dean at the Cheung Kong Graduate School of Business(4)	*	Hong Kong
Hongchao Zhu	Independent Director of the Company; and Managing Partner of Shanghai United Law Firm(5)	*	PRC
Jeffrey Zhijie Zeng	Independent Director of the Company; Senior Managing Director of CITIC Capital Holdings Limited; and General Manager and Managing Partner of Kaixin Investment(6)	*	PRC
Winston Li	Independent Director of the Company; and Independent Director of Leju Holdings Limited(7)	*	PRC
David Jian Sun	Independent Director of the Company; and Director and Chief Executive Officer of Homeinns Hotel Group(8)	*	PRC
Canhao Huang	Director of the Company; and Director of Leju Holdings Limited(9)	*	PRC
Li-Lan Cheng	Chief Operating Officer of the Company; and Executive Director of Leju Holdings Limited(10)	*	United States of America
Bin Laurence	Chief Financial Officer of the Company(11)	*	United States of America
Jianjun Zang	Co-president of the Company(12)	*	PRC
Zuyu Ding	Co-president of the Company(13)	*	PRC
Yinyu He	Co-president of the Company; Chief Executive Officer of Leju Holdings Limited(14)	*	PRC

(1)
Mr. Xin Zhou is one of the co-founders of the company and co-chairman of the board of directors of the Company. He has served as the chairman of the Company since its inception. Mr. Zhou has served as executive chairman of Leju Holdings Limited since its inception.

(2)
Mr. Charles Chao has served as a co-chairman of the board of directors of the Company since April 2012. Mr. Chao has served as a director of Leju Holdings Limited since April 2014, and currently serves as the chairman and chief executive officer of SINA and the chairman of Weibo Corporation.

(3)
Mr. Neil Nanpeng Shen has served as a director of the Company since January 2005 and has been determined by the board of directors of the Company to be an independent director since March 2012. Mr. Shen is the founding managing partner of Sequoia Capital China and has been with Sequoia Capital China since its inception in October 2005. Currently, Mr. Shen is a director and co-chairman of Homeinns Hotel Group, an independent director of Ctrip, a director of Qihoo 360 Technology Co. Ltd., an independent director of Momo Inc., and a director of Noah Holdings Limited.

(4)
Mr. Bing Xiang has served as an independent director of the Company since August 2007. Mr. Xiang is a Professor of accounting and Dean at the Cheung Kong Graduate School of Business. Mr. Xiang is an independent director of Perfect World Co., Ltd., HC International, Inc., Dan Form Holdings Co., Ltd., Enerchina Holdings Ltd., Sinolink Worldwide Holdings Ltd., China Dongxiang (Group) Co., Ltd., Longfor Properties Co., Ltd. and Peak Sport Products Co., Limited, Shaanxi Qinchuan Machinery Development Co., Ltd. and Yunnan Baiyao Group Co., Ltd.

(5)
Mr. Hongchao Zhu has served as an independent director of the Company since August 2007. Mr. Zhu is the managing partner of Shanghai United Law Firm and has been practicing with Shanghai United Law Firm since 1986. Mr. Zhu currently serves as an independent director of Jupai Holdings Limited.

(6)
Mr. Jeffrey Zhijie Zeng has served as an independent director of the Company since August 2008. Mr. Zeng is the senior managing director of CITIC Capital Holdings Limited, and the general manager and managing partner of Kaixin Investment. Mr. Zeng serves as an independent director of Vimicro International Corporation, Chinasoft International Ltd. and Great Wall Technology Company Limited.

(7)
Mr. Winston Li has served as an independent director of the Company since March 2014. Mr. Li has served as an independent director of Leju Holdings Limited since April 2014.

(8)
Mr. David Jian Sun has served as an independent director of the Company since March 2014. Mr. Sun has served as an independent director of Leju Holdings Limited since April 2014. Mr. Sun also serves as director and the chief executive officer of Homeinns Hotel Group. In addition, Mr. Sun has served as an independent director of eHai Car Services Ltd.

(9)
Mr. Canhao Huang has served as a director of the Company since April 2006. He has served as a director of Leju Holdings Limited since March 2014.

(10)
Mr. Li-Lan Cheng has served as the chief operating officer of the Company since April 2012. Mr. Cheng has served as executive director of Leju Holdings Limited since March 2014. Mr. Cheng is an independent director of Country Style Cooking Restaurant Chain Co., Ltd. and 51job, Inc.

(11)
Ms. Bin Laurence has served as the chief financial officer of the Company since April 2012. Ms. Laurence is an independent director of ChinaCache International Holdings Ltd.

(12)
Mr. Jianjun Zang has served as the co-president of the Company since April 2012.

(13)
Mr. Zuyu Ding has served as the co-president of the Company since April 2012. Mr. Ding currently also serves as vice principal of the E-House Research and Training Institute, and independent director of Shanghai Chengtou Holding Co., Ltd., Sanxiang Co., Ltd., and Powerlong Real Estate Holdings limited, a company listed on Hong Kong Stock Exchange.

(14)
Mr. Yinyu He has served as the co-president of the Company since January 2014 and as chief executive officer of Leju Holdings Limited since September 2011.

*
11/F, Qiushi Building, 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China

        During the last five years, none of the Company or any of our directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

II.    Directors and Executive Officers of Parent and Merger Sub

        Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands, with its registered office at the offices of International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, and its telephone number is +86 21 6133 0808.

        The director of Parent is Mr. Xin Zhou, whose name, business address, present principal employment and citizenship are set forth in the table in "—I. Directors and Executive Officers of the Company."

        Merger Sub is an exempted company with limited liability incorporated under the laws of the Cayman Islands, with its registered office at the offices of International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, and its telephone number is +86 21 6133 0808.

        The director of Merger Sub is Mr. Xin Zhou, whose name, business address, present principal employment and citizenship are set forth in the table in "—I. Directors and Executive Officers of the Company."[During the last five years, none of Parent, Merger Sub or any of their respective directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

III.  Directors and Executive Officers of Mr. Zhou's Affiliate Buyer Group Members

        Kanrich Holdings Limited is a company incorporated under the laws of the British Virgin Islands, with its business address at 11/F, Qiushi Building, 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China and its telephone number is +86 21 6133 0808.

        The directors of Kanrich Holdings Limited are Mr. Xin Zhou and Mr. Canhao Huang, whose name, business address, present principal employment and citizenship are set forth in the table in "—I. Directors and Executive Officers of the Company."

        On Chance Inc. is a company incorporated under the laws of the British Virgin Islands, with its business address at 11/F, Qiushi Building, 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China and its telephone number is +86 21 6133 0808.

        The director of On Chance Inc. is Mr. Xin Zhou, whose name, business address, present principal employment and citizenship are set forth in the table in "—I. Directors and Executive Officers of the Company."

        Jun Heng Investment Limited is a company incorporated under the laws of the British Virgin Islands, with its business address at 11/F, Qiushi Building, 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China and its telephone number is +86 21 6133 0808.

        The name, present principal employment, business address and citizenship of each director and executive officer of Jun Heng Investment Limited are set forth below.

Name	Present Principal Employment	Business Address	Citizenship
Xin Zhou	Co-Chairman and Chief Executive Officer of the Company(1)	*	PRC
Jianjun Zang	Co-president of the Company(1)	*	PRC
Xudong Zhu	President of the Community Value-Added Services Group of the Company(2)	*	PRC
Bin Wu	Vice President of the Real Estate Brokerage Services Group of the Company(3)	*	PRC
Canhao Huang	Director of the Company; and	*	PRC
Director of Leju Holdings Limited(1)
Zuyu Ding	Co-president of the Company(1)	*	PRC

(1)
Please see the disclosure in the table in "—I. Directors and Executive Officers of the Company."

(2)
Mr. Xudong Zhu has served as the president of the community value-added services group of the Company since 2014. Mr. Zhu also has served as the head of the offline advertising group of the Company since 2009.

(3)
Mr. Bin Wu has served as the vice president of the real estate brokerage services group of the Company since the inception of the Company.

*
11/F, Qiushi Building, 383 Guangyan Road, Zhabei District, Shanghai 200072, People's Republic of China

        During the last five years, none of Kanrich Holdings Limited, On Chance Inc., Jun Heng Investment Limited or any of their respective directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

III.  Directors and Executive Officers of Mr. Shen's Affiliate Buyer Group Members

        Smart Create Group Limited is a company incorporated under the laws of the British Virgin Islands, with its business address at Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and its telephone number is +852 2501 8989.

        The directors of Smart Create Group Limited is Mr. Neil Nanpeng Shen, whose name, business address, present principal employment and citizenship are set forth in the table in "—I. Directors and Executive Officers of the Company."

        Smart Master International Limited is a company incorporated under the laws of the British Virgin Islands, with its business address at Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and its telephone number is +852 2501 8989.

        The directors of Smart Master International Limited is Mr. Neil Nanpeng Shen, whose name, business address, present principal employment and citizenship are set forth in the table in "—I. Directors and Executive Officers of the Company."

        During the last five years, none of Smart Create Group Limited, Smart Master International Limited, or any of their respective directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

IV.    Directors and Executive Officers of SINA

        SINA is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Company's business address is at 37F, Jin Mao Tower, 88 Century Boulevard, Pudong, Shanghai, People's Republic of China and its telephone number is +86 10 8262 8888.

        The name, present principal employment, business address and citizenship of each director and executive officer of the Company are set forth below.

Name	Present Principal Employment	Business Address	Citizenship
Charles Chao	Co-Chairman of the Company; Chairman and chief executive officer of SINA; and Chairman of Weibo Corporation(1)	*	United States of America
Bonnie Yi Zhang	Chief Financial Officer of SINA(2)	*	United States of America
Hong Du	President of SINA; and Chief Operating Officer of SINA(3)	*	PRC
Arthur Jianglei Wei	Senior Vice President of SINA(4)	*	PRC
Bin Zheng	Vice President of Human Resources of SINA(5)	*	PRC
Ter Fung Tsao	Independent Director of SINA; and Chairman of Standard Foods Corporation(6)	c/o Standard Foods Corporation, 5th Floor, No. 136 Jen Ai Road, Section 3, Taipei 10657, Taiwan	Taiwan
Yan Wang	Independent Director of SINA(7)	*	PRC
Song-Yi Zhang	Independent Director of SINA; and Chairman of Mandra Capital(8)	c/o Mandra Capital, 10/F, Fung House, 19-20 Connaught Road, Central Hong Kong	Hong Kong
Yichen Zhang	Independent of SINA; and Chairman and Chief Executive Officer of CITIC Capital Holdings Limited(9)	c/o CITIC 26/F CITIC Tower, Tim Mei Avenue, Central Hong Kong	Hong Kong

(1)
Please see the disclosure in the table in "—I. Directors and Executive Officers of the Company."

(2)
Ms. Bonnie Yi Zhang has served as the chief financial officer of SINA since March 2015.

(3)
Ms. Hong Du has served as the president and chief operating officer of SINA since February 2013 and as a director of Weibo since January 2014.

(4)
Mr. Arthur Jianglei Wei has served as the senior vice president of SINA since February 2015.

(5)
Ms. Bin Zheng has served as the vice president of human resources of SINA since November 2013.

(6)
Mr. Ter Fung Tsao has served as an independent director of SINA since March 1999. Mr. Tsao has served as Chairman of Standard Foods Corporation (formerly known as Standard Foods Taiwan Ltd.) since 1986.

(7)
Mr. Yan Wang has served as an independent director of SINA since May 2003.

(8)
Mr. Song-Yi Zhang has served as an independent director of SINA since April 2004. Mr. Zhang currently serves as the chairman of Mandra Capital and a director of China Longyuan Power Group Corporation Limited.

(9)
Mr. Yichen Zhang has served as an independent director since May 2002 and as a director of Weibo Corporation since January 2014. Since 2003, Mr. Zhang has been the chairman and chief executive officer of CITIC Capital Holdings Limited ("CCHL," formerly known as CITIC Capital Markets Holdings Ltd.)

*
20/F Ideal International Plaza, No. 58 North 4th Ring Road West Haidian District, Beijing, PRC

        During the last five years, none of SINA or any of its directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

ANNEX E:

PROXY CARD—SHAREHOLDERS ONLY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF E-HOUSE (CHINA) HOLDINGS LIMITED
FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [            ], 2016

The undersigned being the registered shareholder of                         ordinary shares(1), par value $0.001 per share, of E-House (China) Holdings Limited, a Cayman Islands company (the "Company"), hereby acknowledges receipt of the notice of extraordinary general meeting of shareholders and proxy statement, each dated [            ], 2016, and hereby appoints the chairman of the extraordinary general meeting as proxy, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the extraordinary general meeting of shareholders of the Company to be held on [            ], 2016 at [            ] a.m. (Beijing Time), at the Company's office at [            ], and at any adjournment or adjournments thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below and (ii) in the discretion of the proxy upon such other business as may properly come before the meeting, all as set forth in the notice of extraordinary general meeting and in the proxy statement furnished herewith.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the following proposals:

PROPOSAL 1: As a special resolution, authorize and approve the agreement and Plan of Merger, dated as of April 15, 2016 (the "Merger Agreement") among the Company, E-House Holdings Ltd. and E-House Merger Sub Ltd. ("Merger Sub") (such Merger Agreement being substantially in the form attached to the proxy statement and which will be produced and made available for inspection at the extraordinary general meeting), the Plan of Merger between the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (the "Plan of Merger") (such Plan of Merger being substantially in the form attached to the Merger Agreement and which will be produced and made available for inspection at the extraordinary general meeting) and any and all transactions contemplated by the Merger Agreement (the "Transactions"), including the merger, and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the Merger, a copy of which is attached as Appendix II to the Plan of Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 2: As a special resolution, authorize each of the members of the Special Committee of the board of directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 3: As an ordinary resolution, instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional

(1)
Please insert the number of shares registered in your name to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares in the Company registered in your name

E-1

proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Dated:            ,

Shareholder Name:	Co-Owner Name (if applicable):
Shareholder Signature	Co-Owner Signature

This Proxy Card must be signed by the person registered in the register of members at the close of business on [            ], 2016 (Cayman Islands Time). In the case of a corporation, this Proxy Card must be executed by a duly authorized officer or attorney.

E-2

ANNEX F:

FORM OF ADS VOTING INSTRUCTION CARD

F-1

E-House (China) Holdings Limited

E-House (China) Holdings Limited
JPMorgan Chase Bank, N.A., Depositary
P.O. Box 64507, St. Paul, MN 55164-0507

Voting Instruction Card

JPMorgan Chase Bank, N.A. (the "**Depositary**") has received advice that an Extraordinary General Meeting (the "**Meeting**") of shareholders of E-House (China) Holdings Limited a Cayman Islands company (the "**Company**") will be held at the xxxxxxxxx xxxxxxxxxxx, on Xxxx, Xxxx xx, 2016, at 10:00 a.m. (Beijing Time).

If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy or proxies to vote the ordinary shares represented by your American Depositary Receipts (the "**ADRs**") for or against or to abstain from the Resolutions to be proposed at the Meeting, kindly execute and forward to JPMorgan Chase Bank, N.A., the attached Voting Instruction Card. The enclosed postage paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such manner as to show clearly whether you desire the Nominee or the Nominees of the Depositary to vote for or against or to abstain from the Resolutions. Alternatively, you may include instructions to give a discretionary proxy to the Chairman of the Meeting. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 12:00 p.m. (New York City Time), Xxxx xx, 2016. Only the registered holders of record at the close of business on Xxxx xx, 2016, will be entitled to execute the attached Voting Instruction Card.

Completion and delivery of the Voting Instruction Card will not preclude you from attending the Meeting if you cancel your American Depositary Shares and become registered in the **Company's** register of members as the holder of ordinary shares of the Company prior to the close of business in the Cayman Islands on Xxxx xx, 2016.

The signatory, a holder of record on Xxxx xx, 2016, of ADRs representing ordinary shares of the Company, hereby requests and authorises JPMorgan Chase Bank, N.A., Depositary, through its Nominee or Nominees, to vote or execute a proxy or proxies to vote the underlying ordinary shares of the Company, represented by ADRs, registered in the name of the signatory at the Meeting of the Company to be held on Xxxx xx, 2016, at 10:00 a.m. (Beijing Time), or at any adjournment thereof.

These instructions, when properly signed and dated, will be voted in the manner directed herein. If you mark the box to indicate that you wish to give a discretionary proxy to the Chairman of the Meeting, the underlying ordinary shares represented by your ADRs will be voted by the Chairman of the Meeting in his or her discretion.

NOTE: In order to have the aforesaid ordinary shares voted, this Voting Instruction Card MUST be returned to the Depositary before 12:00 p.m. (New York City Time), Xxxx xx, 2016.

JPMorgan Chase Bank, N.A., Depositary

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please see reverse side for Voting Instructions.

F-2